As filed with the Securities and Exchange Commission on September 2, 2010

Registration Statement No. 333-168065

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
to

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TOPS HOLDING CORPORATION
TOPS MARKETS, LLC
(Exact Name of Registrant as Specified in Its Charter)

Delaware New York (State or Other Jurisdiction of Incorporation or Organization)	5411 5411 (Primary Standard Industrial Classification Code Number)	26-1252536 16-1592810 (I.R.S. Employer Identification No.)

6363 Main Street, Williamsville, New York 14221
Telephone: (716) 635-5000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

See Table of Additional Registrant Guarantors Continued on the Next Page

Kevin Darrington
Tops Markets, LLC
P.O. Box 1027
Buffalo, NY 14240-1027
Telephone: (716) 635-5000
(Name, address, including zip code, and telephone number, including area code, of agent of service)

with a copy to:
Michael Benjamin
Stephen T. Giove
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
Telephone: (212) 848-4000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

         The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industry Classification Number	I.R.S. Employer Identification No.
Tops PT, LLC(1)	New York	5411	27-1702050
Tops Gift Card Company, LLC(1)	Virginia	5411	26-3346105

(1)
Registrant's address is 6363 Main Street, Williamsville, New York 14221.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 2, 2010.

Prospectus

Tops Holding Corporation

Tops Markets, LLC

Offer to Exchange

all outstanding unregistered 10.125% Senior Secured Notes due 2015 ($350,000,000 aggregate principal amount)
for
10.125% Senior Secured Notes due 2015 that have been registered under the Securities Act of 1933, as amended (the "Securities Act")

Fully and unconditionally guaranteed as to payment of principal and interest by the guarantors

        This prospectus and accompanying letter of transmittal relate to our proposed offer to exchange up to $350,000,000 aggregate principal amount of 10.125% Senior Secured Notes due 2015, which are registered under the Securities Act, for any and all of our unregistered 10.125% Senior Secured Notes due 2015, $275,000,000 of which were issued on October 9, 2009 and $75,000,000 of which were issued on February 12, 2010. The exchange notes are guaranteed as to payment of principal and interest by all of our domestic subsidiaries (the "guarantors"). The unregistered notes have certain transfer restrictions. The exchange notes will be freely transferable.

        The principal features of the exchange offer are as follows:

  •
  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                , 2010, UNLESS WE EXTEND THE OFFER.

  •
  You may withdraw tendered outstanding unregistered notes at any time prior to the expiration of the exchange offer.

  •
  We will exchange all outstanding unregistered notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer for an equal principal amount of exchange notes.

  •
  The terms of the exchange notes to be issued are substantially similar to the unregistered notes, except they are registered under the Securities Act, do not have any transfer restrictions and do not have registration rights or rights to additional interest.

  •
  The exchange of unregistered notes for exchange notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes.

  •
  We will not receive any proceeds from the exchange offer.

  •
  We do not intend to apply for listing of the exchange notes on any securities exchange or automated quotation system.

        We are not asking you for a proxy and you are not required to send us a proxy.

        Please see "Risk Factors" beginning on page 12 for a discussion of certain factors you should consider in connection with the exchange offer.

        Neither the U.S. Securities and Exchange Commission (the "SEC") nor any other federal or state agency has approved or disapproved of these securities to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2010.

        Each holder of an unregistered note wishing to accept the exchange offer must deliver the unregistered note to be exchanged, together with the letter of transmittal that accompanies this prospectus and any other required documentation, to the exchange agent identified in this prospectus. Alternatively, you may effect a tender of unregistered notes by book-entry transfer into the exchange agent's account at The Depository Trust Company ("DTC"). All deliveries are at the risk of the holder. You can find detailed instructions concerning delivery in the section called "The Exchange Offer" in this prospectus and in the accompanying letter of transmittal.

        If you are a broker-dealer that receives exchange notes for your own account, you must acknowledge that you will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal accompanying this prospectus states that, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act. You may use this prospectus, as we may amend or supplement it in the future, for your resales of exchange notes. We will use commercially reasonable efforts to have the registration statement, of which this prospectus forms a part, remain effective until 180 days after                , 2010 for use by the participating broker-dealers. We will also amend or supplement this prospectus during this 180-day period, if requested by one or more participating broker-dealers, in order to expedite or facilitate such resales.

 ABOUT THIS PROSPECTUS

        In this prospectus, references to "we," "our," "us" and the "Company" are to Tops Holding Corporation and each of its consolidated subsidiaries, and references to the "issuers" are to Tops Holding Corporation and Tops Markets, LLC and not to any of their subsidiaries, except in each case where otherwise indicated or the context otherwise requires.

        You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since this date.

        The fiscal periods presented in this prospectus are: the 28-week periods ended July 17, 2010 and July 11, 2009, the 53-week period from December 28, 2008 to January 2, 2010, which we refer to as "Fiscal 2009"; the 52-week period from December 30, 2007 to December 27, 2008, which we refer to as "Fiscal 2008"; the four-week period from December 2, 2007 to December 29, 2007 and the 48-week period from December 31, 2006 to December 1, 2007, which we refer to as "Fiscal 2007 Successor Period" and "Fiscal 2007 Predecessor Period," respectively; and the 52-week period from January 1, 2006 to December 30, 2006, which we refer to as "Fiscal 2006."

        Whenever we refer in this prospectus to the 10.125% Senior Secured Notes due 2015 issued on October 9, 2009 and February 12, 2010, we will refer to them as the "unregistered notes." Whenever we refer in this prospectus to the registered 10.125% Senior Secured Notes due 2015, we will refer to them as the "exchange notes." The unregistered notes and the exchange notes are collectively referred to as the "notes."

i

 TRADEMARKS

        In this prospectus, we refer (without the ownership notation) to (1) several trademarks that we own or license, including Tops and Tops Friendly Markets; (2) the P&C and Quality Markets trademarks we acquired from The Penn Traffic Company ("Penn Traffic") in January 2010; and (3) the Bi-Lo trademark which we license from C&S Wholesale Grocers ("C&S") subsequent to the Penn Traffic acquisition. All brand names or other trademarks appearing in this prospectus are the property of their respective owners.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus includes forward-looking statements about future events. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will," "could," "may," "plan," "potential" and similar expressions identify forward-looking statements, which generally are not historical in nature.

        Important assumptions relating to these forward-looking statements include, among others, assumptions regarding:

  •
  our ability to successfully integrate the acquisition of the assets of Penn Traffic;

  •
  the severity of the current economic conditions and the impact on consumer demand and spending and our pricing strategy;

  •
  pricing, market strategies, the expansion, consolidation and other activities of competitors, and our ability to respond to the promotional practices of competitors;

  •
  our ability to effectively increase or maintain our profit margins;

  •
  the success of our expansion and renovation plans;

  •
  fluctuations in utility, fuel and commodity prices, which could impact consumer spending and buying habits and the cost of doing business;

  •
  our exposure to the local economy and other adverse conditions due to our geographic concentration;

  •
  risks of natural disasters and severe weather conditions;

  •
  supply problems with our suppliers and vendors;

  •
  our relationships with unions and unionized employees, and the terms of future collective bargaining agreements or labor strikes;

  •
  increased operating costs resulting from rising employee benefit costs or pension funding obligations;

  •
  changes in, or the failure or inability to comply with, laws and governmental regulations, applicable to the operation of our pharmacy and other businesses;

  •
  the adequacy of our insurance coverage against claims of our consumers in connection with our pharmacy services;

  •
  estimates of the amount and timing of payments under our self-insurance policies;

  •
  risks of liability under environmental laws and regulations;

  •
  risks inherent in our motor fuel operations;

ii

  •
  events that give rise to actual or potential food contamination, drug contamination or food-borne illness or any adverse publicity relating to these types of concerns, whether or not valid;

  •
  our ability to retain key personnel;

  •
  our ability to maintain and improve our information technology systems;

  •
  litigation claims or legal proceedings against us;

  •
  decisions by our controlling shareholders that may conflict with the interests of the holders of our notes;

  •
  our ability to divest unwanted assets acquired in the acquisition of the assets of Penn Traffic; and

  •
  other factors discussed under "Risk Factors" and elsewhere in this prospectus.

        Forward-looking statements reflect our current expectations, based on currently available information, and are not guarantees of performance. Although we believe that the expectations reflected in such forward-looking statements are reasonable, these expectations could prove inaccurate as such statements involve risks and uncertainties, many of which are beyond our ability to control or predict. Should one or more of these risks or uncertainties, or other risks or uncertainties not currently known to us or that we currently deem to be immaterial, materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Important factors relating to these risks and uncertainties include, but are not limited to, those described under the heading "Risk Factors" in this prospectus. We caution that one should not place undue reliance on forward-looking statements, which speak only as of the date on which they are made. You should carefully read this prospectus in its entirety as it contains important information about our business and the risks we face.

iii

SUMMARY

        The following summary contains basic information about us and the exchange offer. It may not contain all of the information that is important to you. Before you make an investment decision, you should review this prospectus in its entirety, including the risk factors, our financial statements and the related notes appearing elsewhere in this prospectus.

 Company Overview

        We are a leading supermarket retailer in our Upstate New York and Northern Pennsylvania markets. Introduced in 1962, our Tops brand is widely recognized as a strong retail supermarket brand name in Upstate New York supported by strong customer loyalty and attractive supermarket locations. We currently operate 127 corporate retail locations with an additional five franchise locations. We are headquartered in Williamsville, New York. Tops Holding Corporation was incorporated in October 2007 as a Delaware corporation. Tops Markets, LLC was founded in September 2000 as a New York limited liability company. Our principal executive offices are located at 6363 Main Street, Williamsville, New York 14221, and our telephone number is (716) 635-5000.

Our Acquisition of Penn Traffic

        On January 29, 2010, we completed the acquisition of substantially all assets of The Penn Traffic Company and its subsidiaries, including Penn Traffic's 79 stores, in exchange for $85.0 million in cash and the assumption of certain specified liabilities (the "Acquisition"). We financed the Acquisition with the proceeds from an equity investment made by our equity holders, borrowings under our asset based revolving credit facility (the "ABL Facility") and borrowings under a bridge loan facility entered into in connection with the Acquisition. As of the date of this prospectus, we have retained 55 stores. In August 2010, the Federal Trade Commission ("FTC") issued a Proposed Order that would require us to sell seven of these retained supermarkets. The Proposed Order is subject to public comment until September 7, 2010, after which time the FTC is expected to approve a Final Order. The remaining 24 stores have been closed, sold or liquidated.

Debt Refinancing Transactions

        On October 9, 2009, we issued $275.0 million of unregistered notes. We received proceeds from the unregistered notes issuance, net of a $4.5 million original issue discount, of $270.5 million. The proceeds from the unregistered notes issued were utilized to repay the outstanding debt related to our previous first lien credit agreement and warehouse mortgage, pay a dividend to our owners, settle our outstanding interest rate swap arrangement, and pay fees and expenses related to the financing transactions.

        On February 12, 2010, we issued an additional $75.0 million of unregistered notes under the same terms of the October 2009 issuance. We received proceeds of $76.1 million from this issuance, including a $1.1 million original issue premium. The proceeds were used, in part, to repay in full short-term borrowings that were entered into in order to finance the Acquisition.

        The October 9, 2009 and February 12, 2010 debt refinancing transactions are collectively referred to herein as the "Financing Transactions."

Dividend

        On July 26, 2010, we paid a dividend to our owners totaling $30.0 million, or $207.22 per share of common stock outstanding.

 Our Acquisition Led by MSPE in 2007

        We were acquired by a group of investors led by Morgan Stanley Private Equity ("MSPE") in December 2007. Tops Holding Corporation was incorporated in connection with this acquisition; its sole purpose is the ownership of Tops Markets, LLC and it has no other business operations. For more information on our corporate structure, see "—Corporate Information." Prior to the December 2007 acquisition, Tops Markets, LLC was a wholly-owned indirect subsidiary of Koninklijke Ahold N.V. ("Ahold"), which is headquartered in The Netherlands and operates retail businesses in Europe and the United States. In this prospectus, the period from December 31, 2006 to December 1, 2007, the date of the closing of the acquisition, is referred to as the "Fiscal 2007 Predecessor Period."

Our Majority Sponsor

        MSPE is a part of Morgan Stanley and is the firm's primary business unit for investing in large and middle-market private equity transactions on behalf of its clients. MSPE's team of investment professionals brings expertise in structuring complex financial transactions and a dedication to partnering with experienced management teams. Morgan Stanley has a long history of private equity investing, and has invested over $7 billion in private equity transactions on a global basis since 1985. With offices in New York, London, Hong Kong, Mumbai, Seoul and Tokyo, MSPE seeks out investment opportunities around the world and employs a global approach with local market and industry knowledge.

Corporate Information

        Our corporate structure is as follows:

(1)
Our shareholders include the following entities and individuals: various funds affiliated with MSPE (71.6%), private equity affiliates of HSBC Private Equity Advisors LLC ("HSBC") (19.9%), Turbic, Inc. (5.0%), Begain Company Limited (3.1%) and Frank Curci (less than 1%).

(2)
Owns the assets we acquired in the Acquisition, including the 55 supermarkets we have retained as of the date of this prospectus.

Summary of the Exchange Offer

        On October 9, 2009 and February 12, 2010, we issued $275 million and $75 million aggregate principal amount, respectively, of unregistered 10.125% Senior Secured Notes due 2015, which together constitute a single series of notes. The unregistered notes are fully and unconditionally guaranteed as to payment of principal and interest by each of the guarantors. On each of October 9, 2009 and February 12, 2010, we and the initial purchasers of the unregistered notes entered into a registration rights agreement in which we agreed that you, as a holder of unregistered notes, would be entitled to exchange your unregistered notes for exchange notes registered under the Securities Act. This exchange offer is intended to satisfy these rights. After the exchange offer is completed, you will no longer be entitled to any registration rights with respect to your notes. The exchange notes will be our obligations and will be entitled to the benefits of the indenture relating to the notes. The exchange notes will also be fully and unconditionally guaranteed as to payment of principal and interest by each of the guarantors listed in the Table of Additional Registrants. The form and terms of the exchange notes are identical in all material respects to the form and terms of the unregistered notes, except that:

  •
  the exchange notes have been registered under the Securities Act and, therefore, will contain no restrictive legends;

  •
  the exchange notes will not have registration rights; and

  •
  the exchange notes will not have rights to additional interest.

The Exchange Offer	We are offering to exchange any and all of our 10.125% Senior Secured Notes due 2015, which have been registered under the Securities Act, for any and all of our outstanding unregistered 10.125% Senior Secured Notes due 2015 that were issued on October 9, 2009 and February 12, 2010. As of the date of this prospectus, $350 million in aggregate principal amount of our unregistered 10.125% Senior Secured Notes due 2015 are outstanding. You may tender some or all of your unregistered notes only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Expiration of the Exchange Offer	The exchange offer will expire at 5:00 p.m., New York City time, on , 2010, unless we decide to extend the exchange offer.
Conditions of the Exchange Offer	We will not be required to accept for exchange any unregistered notes, and may amend or terminate the exchange offer if any of the following conditions or events occurs:
• the exchange offer or the making of any exchange by a holder of unregistered notes violates applicable law or SEC policy;

•       any action or proceeding shall have been instituted or threatened with respect to the exchange offer which, in our reasonable judgment, would impair our ability to proceed with the exchange offer; and

• any laws, rules or regulations or applicable interpretations of the staff of the SEC are issued or promulgated which, in our good faith determination, do not permit us to effect the exchange offer.

We will give oral or written notice of any non-acceptance, amendment or termination to the registered holders of the unregistered notes as promptly as practicable. We reserve the right to waive any conditions of the exchange offer.

Resale of the Exchange Notes

Based on interpretative letters of the SEC staff to third parties unrelated to us, we believe that you can resell and transfer the exchange notes you receive pursuant to this exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

• any exchange notes to be received by you will be acquired in the ordinary course of your business;
• you are not engaged in, do not intend to engage in and have no arrangement or understanding with any person to engage in, the distribution of the unregistered notes or exchange notes;

•       you are not an "affiliate" (as defined in Rule 405 under the Securities Act) of ours, or, if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

• if you are a broker-dealer, you have not entered into any arrangement or understanding with us or any of our "affiliates" to distribute the exchange notes; and
• you are not acting on behalf of any person or entity that could not truthfully make these representations.
If you wish to participate in the exchange offer, you must represent to us that these conditions have been met.

If you are a broker-dealer and you will receive exchange notes for your own account in exchange for unregistered notes that were acquired as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of the exchange notes. See "Plan of Distribution" for a description of the prospectus delivery obligations of broker-dealers.

Accrued Interest on the Exchange Notes and Unregistered Notes

The unregistered notes accrue interest from and including October 9, 2009. The first interest payment on the unregistered notes was made on April 15, 2010. The exchange notes will accrue interest from and including April 15, 2010. We will pay interest on the exchange notes semiannually on April 15 and October 15 of each year, commencing October 15, 2010.

Holders of unregistered notes that are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest accrued from the date of the last interest payment date in respect of the unregistered notes until the date of the issuance of the exchange notes. Consequently, holders of exchange notes will receive the same interest payments that they would have received had they not accepted the exchange offer.

Procedures for Tendering Unregistered Notes	If you wish to participate in the exchange offer, you must:

•       transmit a properly completed and signed letter of transmittal, and all other documents required by the letter of transmittal, to the exchange agent at the address set forth in the letter of transmittal. These materials must be received by the exchange agent before 5:00 p.m., New York City time, on , 2010, the expiration date of the exchange offer. You must also provide physical delivery of your unregistered notes to the exchange agent's address as set forth in the letter of transmittal. The letter of transmittal must also contain the representations you must make to us as described under "The Exchange Offer—Procedures for Tendering"; or

•       you may effect a tender of unregistered notes electronically by book-entry transfer into the exchange agent's account at DTC. By tendering the unregistered notes by book-entry transfer, you must agree to be bound by the terms of the letter of transmittal.

Special Procedures for Beneficial Owners

If you are a beneficial owner of unregistered notes that are held through a broker, dealer, commercial bank, trust company or other nominee and you wish to tender such unregistered notes, you should contact the registered holder promptly and instruct them to tender your unregistered notes on your behalf.

Guaranteed Delivery Procedures for Unregistered Notes

If you cannot meet the expiration deadline, or you cannot deliver on time your unregistered notes, the letter of transmittal or any other required documentation, or comply on time with DTC's standard operating procedures for electronic tenders, you may tender your unregistered notes according to the guaranteed delivery procedures set forth under "The Exchange Offer—Guaranteed Delivery Procedures."

Acceptance of Outstanding Notes and Delivery of Exchange Notes

Subject to customary conditions, we will accept outstanding unregistered notes that are properly tendered in the exchange offer and not withdrawn prior to the expiration date. The exchange notes will be delivered promptly following the expiration date.

Withdrawal Rights	You may withdraw the tender of your unregistered notes at any time prior to 5:00 p.m., New York City time, on , 2010, the expiration date.
Consequences of Failure to Exchange

If you are eligible to participate in this exchange offer and you do not tender your unregistered notes as described in this prospectus, your unregistered notes will continue to be subject to transfer restrictions. As a result of the transfer restrictions and the availability of exchange notes, the market for the unregistered notes is likely to be much less liquid than before this exchange offer. The unregistered notes will, after this exchange offer, bear interest at the same rate as the exchange notes. The unregistered notes will not retain any rights under the registration rights agreements.

Material U.S. Federal Income Tax Considerations

The exchange of the unregistered notes for exchange notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. See "Material U.S. Federal Income Tax Considerations."

Exchange Agent

U.S. Bank National Association, the trustee under the indenture, is serving as exchange agent in connection with the exchange offer. For the exchange agent's contact information, see "The Exchange Offer—Exchange Agent".

Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes in the exchange offer.

 Summary Description of the Exchange Notes

        The following is a brief summary of some of the terms of the exchange notes. For a more complete description of the terms of the exchange notes, see "Description of the Exchange Notes" in this prospectus.

Issuers	Tops Holding Corporation and Tops Markets, LLC.
Exchange Notes	$350,000,000 aggregate principal amount of 10.125% Senior Secured Notes due 2015, which are registered under the Securities Act.
Maturity Date	October 15, 2015.
Interest Payment Dates	April 15 and October 15 of each year, commencing October 15, 2010.
Subsidiary Guarantees

On the issue date, each of our subsidiaries will guarantee the exchange notes. The exchange notes will be guaranteed following the issue date by certain additional domestic restricted subsidiaries. See "Description of the Exchange Notes—Certain Covenants—Additional Guarantees."

Ranking	The exchange notes and the guarantees will be senior secured obligations of the issuers and the guarantors secured to the extent described below. The exchange notes and the guarantees will rank:
• pari passu with any senior indebtedness of the issuers and the guarantors;
• senior to any indebtedness, if any, of the issuers and the guarantors that is expressly subordinated to the exchange notes and the guarantees;

•       effectively senior to any unsecured indebtedness or indebtedness with a junior lien to the liens securing the exchange notes and the guarantees to the extent of the value of the collateral securing the exchange notes and the guarantees;

•       effectively junior to any secured indebtedness which is either secured by assets that are not collateral for the exchange notes and the guarantees or which is secured by a prior lien in the collateral for the exchange notes and the guarantees, in each case, to the extent of the value of the assets securing such indebtedness; and

• effectively junior to all obligations of our subsidiaries, if any, that are not guarantors.

Security

The exchange notes and the guarantees will be secured (i) on a first-priority basis, subject to certain exceptions and permitted liens, by a lien on our warehouse distribution facility in Lancaster, New York, certain owned real property acquired by us and the guarantors following the issue date of the exchange notes, intellectual property, equipment, stock of subsidiaries and substantially all of our and the guarantors' other assets (other than leasehold interests in real property) other than assets securing the ABL Facility on a first priority basis and (ii) on a second-priority basis, subject to certain exceptions and permitted liens, by a lien on our assets and the guarantors' assets that secure the ABL Facility on a first-priority basis including present and future receivables, inventory, prescription lists, deposit accounts and certain related rights and proceeds relating thereto. The ABL Facility is secured on a second-priority basis by a lien on the collateral securing the exchange notes and the guarantees on a first-priority basis. See "Description of the Exchange Notes—Security."

Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer.
Optional Redemption	On or after October 15, 2012, we may redeem some or all of the exchange notes at any time at the redemption prices specified under "Description of the Exchange Notes—Optional Redemption."

Before October 15, 2012, we may redeem some or all of the exchange notes at a redemption price equal to 100% of the principal amount of each note to be redeemed plus a make-whole premium described in "Description of the Exchange Notes—Optional Redemption."

In addition, at any time prior to October 15, 2012, we may redeem up to 35% of the exchange notes with the net cash proceeds from specified equity offerings at a redemption price equal to 110.125% of the principal amount of each note to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption.

Change of Control

Upon a change of control (as defined in "Description of the Exchange Notes—Certain Definitions"), we must offer to repurchase the exchange notes at 101% of the principal amount, plus accrued interest to the purchase date.

Certain Covenants	The indenture that governs the notes contains certain covenants, including limitations and restrictions on our ability to:
• incur additional indebtedness;
• make dividend payments or other restricted payments;
• create liens;
• sell assets;
• sell securities of our subsidiaries;
• enter into certain types of transactions with shareholders and affiliates; and
• enter into mergers, consolidations, or sales of all or substantially all of our assets.
These covenants are subject to important exceptions and qualifications, which are described in "Description of the Exchange Notes—Certain Covenants."
Material U.S. Federal Income Tax Considerations

The exchange of the unregistered notes for exchange notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. The unregistered notes were issued with original issue discount for U.S. federal income tax purposes. As a result, in addition to the stated interest on the notes, depending upon the amount a U.S. holder pays for a note, a U.S. holder may be required to include amounts representing the remaining original issue discount in gross income (as ordinary income) on a constant yield basis for U.S. federal income tax purposes in advance of the receipt of cash payments to which such income is attributable, regardless of such holder's method of tax accounting. See "Material U.S. Federal Income Tax Consequences."

Transfer Restrictions

There is currently no established public trading market for the exchange notes. See "Risk Factors—Risks Related to the Exchange Notes and the Exchange Offer." Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.

Risk Factors	See "Risk Factors" for a discussion of risk factors related to our business and to the exchange notes and the exchange offer.

Summary Historical Condensed Consolidated Financial and Operating Data

        The following table sets forth our summary historical consolidated financial and operating data. The summary historical condensed consolidated financial and operating data for the 336 days ended December 1, 2007 ("Fiscal 2007 Predecessor Period"), as of and for the 28 days ended December 29, 2007 ("Fiscal 2007 Successor Period"), as of and for the fiscal year ended December 27, 2008 ("Fiscal 2008") and as of and for the fiscal year ended January 2, 2010 ("Fiscal 2009") have been derived from our audited consolidated financial statements prepared in accordance with generally accepted accounting principles in the United States ("GAAP").

        The summary historical condensed consolidated financial and operating data as of and for the 28-week periods ended July 11, 2009 and July 17, 2010, respectively, presented below, have been derived from our unaudited condensed consolidated financial statements, which are also included elsewhere in this prospectus. Such unaudited financial information has been prepared on a basis consistent with our annual audited financial statements. In the opinion of management, such unaudited financial information reflects all adjustments, consisting exclusively of normal and recurring adjustments necessary for a fair presentation of the results for those periods. The results for any interim period are not necessarily indicative of the results that may be achieved for a full fiscal year.

        This information is a summary and should be read in conjunction with "Risk Factors," "Capitalization," "Selected Historical Consolidated Financial and Operating Data," "Unaudited Pro Forma Condensed Combined Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited and unaudited financial statements and related notes included elsewhere in this prospectus.

	Tops Holding Corporation					Tops Markets, LLC
	28-Week Periods Ended
					Fiscal 2007 Successor Period (4 weeks)	Fiscal 2007 Predecessor Period (48 weeks)(2)
	July 17, 2010	July 11, 2009	Fiscal 2009 (53 weeks)	Fiscal 2008 (52 weeks)
Statements of Operations Data:
Inside sales	$1,130,966	$843,437	$1,579,448	$1,542,054	$126,079	$1,406,794
Gasoline sales	75,882	54,508	116,160	158,178	10,732	119,966

Net sales	1,206,848	897,945	1,695,608	1,700,232	136,811	1,526,760
Operating income (loss)	2,491	21,812	34,490	28,779	4,786	(6,812)
Net income (loss)	3,048	(527)	(25,693)	(10,844)	984	(52,097)
Balance Sheet Data:
Total assets	720,063	600,380	592,848	619,694	641,102	N/A
Long-term liabilities; including obligations under capital lease and financing obligations	549,536	381,019	486,305	400,313	407,103	N/A
Total shareholders' (deficit) equity	(5,327)	88,250	(38,801)	87,729	100,581	N/A
Supermarket Operating Data:
Number of supermarkets at end of period	126	71	71	71	71	71
Average weekly inside ID sales per supermarket(1)	423,024	423,023	418,511	416,434	442,668	411,752
Inside ID sales increase(1)	0.0%	1.8%	0.5%	1.2%	N/A	N/A
Number of fuel stations at end of period	33	28	31	28	26	26
Motor fuel gallons sold (in thousands)	29,561	27,852	52,540	50,124	3,668	45,793
Other Financial Data:
Net cash provided by (used in):
Operating activities	$25,285	$32,407	$66,813	$81,067	$24,572	$21,677
Investing activities	(86,599)	(16,672)	(36,693)	(56,237)	(298,172)	(6,988)
Financing activities	82,669	(26,252)	(40,717)	(28,437)	307,526	(30,141)
Total depreciation and amortization	40,710	34,117	65,285	55,530	3,760	42,368
Capital expenditures	19,059	14,672	28,080	35,298	198	7,201

(1)
We define "inside ID sales" as the change in year-over-year inside sales (net sales excluding gasoline sales), excluding franchise revenue, for "ID stores". We include a supermarket in the "inside ID sales" base in its thirteenth full month of operation.

(2)
The operating results during this period represent those of Tops Markets, LLC under the ownership of Koninklijke Ahold N.V.

 Ratio of Earnings to Fixed Charges

        The following table sets forth our ratio of consolidated earnings to consolidated fixed charges for the 28-week periods ended July 17, 2010 and July 11, 2009, and for Fiscal 2009, Fiscal 2008, the Fiscal 2007 Successor Period, the Fiscal 2007 Predecessor Period and Fiscal 2006.

Tops Holding Corporation
	28-Week Periods Ended					Tops Markets, LLC
					Fiscal 2007 Successor Period (4 weeks)	Fiscal 2007 Predecessor Period (48 weeks)(1)
	July 17, 2010	July 11, 2009	Fiscal 2009 (53 weeks)	Fiscal 2008 (52 weeks)			Fiscal 2006(1)
Ratio of earnings to fixed charges	A	B	C	D	1.62	E	F

A
Due to registrant's loss in the 28-week period ended July 17, 2010, the ratio coverage was less than 1:1. The registrant must generate additional earnings of $9,926 to achieve a coverage ratio of 1:1.

B
Due to registrant's loss in the 28-week period ended July 11, 2009, the ratio coverage was less than 1:1. The registrant must generate additional earnings of $503 to achieve a coverage ratio of 1:1.

C
Due to the registrant's loss in Fiscal 2009, the ratio coverage was less than 1:1. The registrant must generate additional earnings of $20,039 to achieve a coverage ratio of 1:1.

D
Due to the registrant's loss in Fiscal 2008, the ratio coverage was less than 1:1. The registrant must generate additional earnings of $17,492 to achieve a coverage ratio of 1:1.

E
Due to the registrant's loss in the Fiscal 2007 Predecessor Period, the ratio coverage was less than 1:1. The registrant must generate additional earnings of $54,748 to achieve a coverage ratio of 1:1.

F
Due to the registrant's loss in Fiscal 2006, the ratio coverage was less than 1:1. The registrant must generate additional earnings of $25,737 to achieve a coverage ratio of 1:1.

(1)
The operating results during these periods represent those of Tops Markets, LLC under the ownership of Koninklijke Ahold N.V.

RISK FACTORS

        You should carefully consider the risks described below before making a decision to participate in the exchange offer. You should also consider the other information included in this prospectus before making a decision to participate in the exchange offer. Any of the following risks, as well as other risks and uncertainties, could harm our business and financial results and cause the value of the exchange notes to decline, which in turn could cause you to lose all or part of your investment.

Risks Related to Our Business

         The operations of Penn Traffic may not be successfully integrated with our existing operations and we may not realize any of the anticipated benefits, synergies or cost savings to the extent or in the time frame contemplated, if at all, or such benefits, synergies or cost savings may require higher expenditures than anticipated.

        As a result of the closing of the Acquisition, we need to successfully integrate the operations of Penn Traffic with our business operations. Integrating the operations of Penn Traffic with ours will be a complex and time-consuming process. Prior to the Acquisition, Penn Traffic operated independently, with its own business, corporate culture, locations, employees and systems. Completion of the integration involves a number of risks, including, but not limited to, the following:

  •
  difficulties in detecting all significant risks and liabilities;

  •
  the diversion of management's attention from the management of our daily operations;

  •
  the assimilation and retention of certain Penn Traffic employees;

  •
  difficulties in the efficient coordination of departments, information technology systems, accounting and billing systems and technologies, as well as in maintaining uniform standards and controls, including internal controls, procedures and policies and compliance activities;

  •
  our ability to generate sufficient cash to fund our planned capital expenditures and inventory expansion at the Penn Traffic stores acquired in the Acquisition;

  •
  our increased indebtedness;

  •
  higher than anticipated integration costs; and

  •
  the inability to divest unwanted stores.

        Notwithstanding the terms of, and injunctions provided for in, the bankruptcy court order, dated January 25, 2010, authorizing and approving the Acquisition (the "Acquisition Order"), a creditor (including any governmental agency) of Penn Traffic or any of its subsidiaries (collectively, the "Debtors") may attempt to assert against us or the assets we acquired from the Debtors its existing lien, claim, interest, or encumbrance against such Debtors. In addition, there can be no guaranty that any potential remedies against the Debtors will in fact be sufficient to fully protect or compensate us with respect to any liens, claims, interests, or encumbrances held by a party who did not receive notice of the proposed Acquisition prior to the entry of the Acquisition Order, that are not subsequently removed by the bankruptcy court in connection with the Acquisition. Accordingly, the holders of any liens that are not so removed may seek to assert a higher priority lien or interest on the particular asset in question. In addition, further notwithstanding the terms of the Acquisition Order or the applicable provisions of the United States Bankruptcy Code, it is possible that parties-in-interest in the Debtors' bankruptcy cases may later attempt to challenge the terms or validity of the Acquisition.

        The Penn Traffic purchase agreement does not provide for any indemnification of any losses or liabilities we may incur as a result of the Acquisition. In addition, we may not be able to maintain the levels of revenue or earnings that the two companies have achieved or might achieve separately. Furthermore, Penn Traffic filed for bankruptcy three times during the past eleven years. Penn Traffic has a history of operating losses and there is no assurance that Penn Traffic's operations will contribute positively to our financial performance or financial condition as a result of the Acquisition. Penn Traffic's stores suffered a significant deterioration in results of operations during its bankruptcy case and there can be no assurances our strategy to improve the performance of these stores will be successful. Additionally, successful coordination with Penn Traffic's operations will depend on our ability to maximize efficiencies between the Penn Traffic supermarkets and our operations, realize opportunities for revenue growth and eliminate redundant and excess costs.

         There can be no assurance that we will achieve anticipated synergies from our acquisition of Penn Traffic.

        We consummated the Acquisition with the expectation that it will result in beneficial synergies, such as cost savings and enhanced growth. Any success in realizing these benefits and the timing of this realization, if any, depend upon the successful integration of the operations of Penn Traffic into ours, and upon general and industry-specific economic factors. As a result, we may not achieve synergies in amounts anticipated or at all and any savings may be more costly to achieve than we planned. The anticipated savings opportunities are based on projections and assumptions, all of which are subject to change. We cannot guarantee, however, that we will be able to achieve our expected cost savings and any other cost savings opportunities, that any identified cost savings will be achieved in a timely manner or that other unexpected costs will not offset any savings we do achieve. A variety of risks could cause us not to achieve the expected cost savings, including among others:

  •
  higher than expected severance costs related to staff reductions;

  •
  higher than expected retention costs for employees that will be retained;

  •
  delays in the anticipated timing of activities related to our cost savings plan;

  •
  other unexpected costs associated with operating the business; and

  •
  the inability to divest unwanted assets.

        Our failure to achieve our expected annual cost savings could have a material adverse effect on our financial condition, results of operations and liquidity.

         General economic conditions that impact consumer spending could adversely affect us.

        The retail food business is sensitive to changes in general economic conditions, both nationally and locally. Recessionary economic cycles, higher interest rates, higher fuel and other energy costs, inflation, increases in commodity prices, higher levels of unemployment, higher consumer debt levels, higher tax rates and other changes in tax laws or other economic factors that may affect consumer spending or buying habits may materially adversely affect the demand for products we sell in our supermarkets. The United States economy and financial markets have recently declined and experienced volatility due to uncertainties related to energy prices, availability of credit, difficulties in the banking and financial services sectors, the decline in the housing market, diminished market liquidity, falling consumer confidence and rising unemployment rates. As a result, consumers are more cautious. This may lead to additional reductions in consumer spending, to consumers trading down to a less expensive mix of products or to consumers trading down to discounters for grocery items, all of which may affect our financial condition and results of operations. Food deflation could reduce sales growth, while food inflation, combined with reduced consumer spending, could reduce gross profit margins.

        Furthermore, we may experience additional reductions in traffic in our supermarkets or limitations on the prices we can charge for our products, either of which may reduce our sales and profit margins and have a material adverse affect on our financial condition, results of operations and cash flows. Also, economic factors such as those listed above and increased transportation costs, higher costs of labor, insurance and healthcare, and changes in other laws and regulations may increase our costs of sales and our operating, selling, general and administrative expenses, and otherwise materially adversely affect the financial condition and results of operations of the retail food business.

         Increased competition could adversely affect us.

        The supermarket industry is highly competitive. We compete with various types of retailers, including local, regional and national supermarket retailers, convenience stores, retail drug chains, national general merchandisers and discount retailers, membership clubs, warehouse stores and independent and specialty grocers. Our competitors include national and regional supermarket chains which compete on the basis of location, quality of products, service, price, product variety and store condition. These competitors have attempted to increase market share through expanding their footprint and discount pricing, creating a more difficult environment in which to consistently increase year-over-year sales. We also face heightened competition from restaurants and fast food chains due to the increasing portion of household food expenditures directed to the purchase of food prepared outside the home. In addition, other national or international supermarket or comparable store operators could enter our markets.

        Our marketing areas in Upstate New York and Northern Pennsylvania continues to be highly competitive. Our markets change as competitors open and close supermarket locations and introduce new pricing strategies. We face increased competitive pressure from existing competitors and from the threatened entry by one or more major new competitors. The supermarket industry could undergo substantial consolidation in future years, resulting in competitors with increased financial resources and purchasing power. Some of our competitors have greater resources than us and are not unionized, resulting in potentially lower labor and benefit costs. These competitors could use these resources to take measures which could materially adversely affect our competitive position. In addition, we face competitive pressures from existing "big box" format retailers.

         Low profit margins could adversely affect us.

        Profit margins in the grocery industry are very narrow. In order to increase or maintain our profit margins, strategies are used to reduce costs, such as productivity improvements, shrink reduction, distribution center efficiencies, energy efficiency programs and other similar strategies. Changes in product mix also may negatively affect certain financial measures. If we are unable to effectively manage costs there may be a material adverse effect on our business and financial performance.

         Unsuccessful expansion and renovation plans could adversely affect us.

        We have spent, and intend to continue to spend, significant capital and management resources on the development and implementation of our renovation and expansion plans. These plans, if implemented, may not be successful, may not improve operating results and may have an adverse effect on cash flow and management resources due to the significant amount of capital invested and management time expended.

        The level of sales and profit margins in our existing stores may not be duplicated in new stores and expenditures to renovate existing stores may not generate a return on that capital, depending on factors such as prevailing competition, development cost, and market position in the surrounding community. These factors could have a material adverse affect on our business, financial condition, results of operations and/or cash flows.

         Increases in utility, fuel and commodity prices could adversely affect us.

        We are dependent on the use of trucks to distribute goods to our markets. Therefore, fluctuations in the price of fuel affect our overall cost of doing business. Additionally, increases in the cost of electricity and other utilities affect the cost of illuminating and operating our stores and warehouse and distribution facilities, and the cost of goods sold by us, including plastic bags, can be significantly impacted by increases in commodity prices. Oil prices also directly affect our product transportation costs. We may not be able to recover these rising costs through increased prices charged to our customers and our results of operations and cash flows could be materially adversely affected by increases in the cost of one or more of these resources.

         Availability and wholesale price of gasoline and retail gasoline prices could adversely affect us.

        Fuel stations are operated at 36 of our store locations (including two franchise locations). We obtain gasoline and diesel fuel from a number of different suppliers. Long term disruption in the availability and wholesale price of gasoline for resale could have a material adverse effect on us, our financial condition, results of operations and/or cash flows.

        Crude oil and domestic wholesale petroleum markets are volatile. General political conditions, acts of war or terrorism, instability in oil producing regions, particularly in the Middle East, Russia and South America and disasters such as the recent oil spill in the Gulf Coast could significantly impact crude oil supplies and wholesale petroleum costs. Significant increases and volatility in wholesale petroleum costs could result in significant increases in our retail price of gasoline and could have an adverse effect on our total gasoline sales (both in terms of dollars and gallons sold), the profitability of gasoline sales, or our plans to develop additional fuel centers. Also, retail gas price volatility could diminish customer usage of fueling centers and, thus, materially adversely affect customer traffic at our stores.

         The geographic concentration of our supermarkets creates a heavy exposure to the risks of the local economy and other local adverse conditions.

        We operate in Upstate New York and Northern Pennsylvania and therefore are vulnerable to economic downturns in those regions. Our headquarters, warehouse and distribution facilities and a significant number of our stores are located within a relatively limited geographic area. As a result, we are more susceptible to regional conditions than the operations of more geographically diversified competitors and any unforeseen events or circumstances that affect the area could also materially adversely affect our revenues and profitability. These factors include, among other things, changes in the economy, weather conditions, demographics and population.

         Severe weather, natural disasters and adverse climate changes may materially adversely affect our financial condition and results of operations.

        Severe weather conditions and other natural disasters in areas in which we have stores or distribution facilities or from which we obtain products may materially adversely affect our results of operations. Such conditions may result in physical damage to our properties, closure of one or more of our stores or distribution facilities, inadequate work force in our markets, temporary disruption in the supply of products, delays in the delivery of goods to our stores and a reduction in the availability of products in our stores. In addition, adverse climate conditions and adverse weather patterns, such as drought or flood, that impact growing conditions and the quantity and quality of crops may materially adversely affect the availability or cost of certain products within the grocery supply chain. Any of these factors may disrupt our businesses and materially adversely affect our financial condition, results of operations and cash flows.

         We rely on a principal supplier for a substantial amount of our products.

        Pursuant to the terms of a long term supply agreement, we currently acquire substantially all of our grocery, frozen and perishable merchandise requirements from C&S Wholesale Grocers. During Fiscal 2009 and the 28-week period ended July 17, 2010, products supplied from C&S accounted for approximately 60% and 61%, respectively, of our inventory purchases. As a result of the Acquisition, we expect this percentage to increase as C&S supplied the majority of Penn Traffic's grocery, frozen and perishable requirements. We have a contract with C&S until September 24, 2016, during which we expect to acquire a substantial portion of our saleable inventory from C&S. In addition, we entered into new agreements with C&S in connection with the Acquisition. See "Business—Sources of Supply." Although we have not experienced difficulty in the supply of these products to date, supply interruptions by C&S could occur in the future. Any significant interruption in this supply stream, either as a result of disruptions at C&S or if our supply agreement with C&S were terminated or not renewed for any reason, could have a material adverse effect on our business and results of operations.

        We are therefore subject to the risks of C&S's business, including potential labor disruptions at C&S's facilities, increased regulatory obligations and distribution problems which may affect C&S's ability to obtain products. Other suppliers that could provide similar products are limited in number and there is no assurance that we would be able to secure an alternative supplier on commercially reasonable terms. In addition, a change in suppliers could cause a delay in distribution and a possible loss of sales, which would materially adversely affect our operating results and cash flows.

         Prolonged labor disputes with unionized employees and increases in labor costs could adversely affect us.

        Our largest operating costs are attributable to labor costs and, therefore, our financial performance is greatly influenced by increases in wage and benefit costs, including pension and health care costs, a competitive labor market and the risk of labor disruption of our unionized work force.

        Approximately 91% of our employees are represented by unions and covered by collective bargaining or similar agreements that are subject to periodic renegotiation. Our renegotiations of expiring collective bargaining agreements and new collective bargaining agreements may not prove successful, may result in a significant increase in labor costs, or may result in a disruption to our operations. We expect that we would incur additional costs and face increased competition if we lost customers during a work stoppage or labor disturbance.

        We currently have five collective bargaining agreements with United Food and Commercial Workers District Union Local One (the "UFCW" or "Local One"), all of which are scheduled to expire between April 2011 and July 2011. Additionally, we are a party to two collective bargaining agreements with unions that represented certain of the employees of the retained Penn Traffic stores. These agreements are scheduled to expire in March 2012 and April 2013.

        In the renegotiation of our current contracts (and the negotiation of our new contracts), rising health care and pension costs and the nature and structure of work rules will be important issues. As a result of the Acquisition, our contributions to Local One's multiemployer pension plan comprise a substantial majority of all contributions to the plan, which could have an impact on the terms of the renegotiated collective bargaining agreements. The terms of the renegotiated collective bargaining agreements could create either a financial advantage or disadvantage for us as compared to our major competitors and could have a material adverse effect on our results of operations and financial condition. We cannot guarantee that our labor negotiations will conclude successfully or that any work stoppage or labor disturbances will not occur. A prolonged work stoppage affecting a substantial number of stores could have a material adverse effect on our financial condition, results of operations and cash flows. We also expect that in the event of a work stoppage or labor disturbance, we could incur additional costs and face increased competition for customers.

         Our contribution obligations to the Local One multiemployer pension plan (the "Local One Plan") to which we contribute will likely increase, and we are contingently liable for withdrawal liability to the extent we withdraw, either completely or partially, from the multiemployer plan. The amount of multiemployer plan withdrawal liability for which we are contingently liable has increased as a result of the Acquisition.

        We understand, based on information provided to us by the plan administrator of Local One, that as of December 31, 2008, the Local One Plan was underfunded on a current liability basis. Tops received notice from the plan administrator of the Local One Plan that, for purposes of the federal laws regulating multiemployer pension plans, the Local One Plan is in "critical status" for the plan year beginning January 1, 2009, and it expects that the Local One Plan will continue to be in critical status for the plan year beginning January 1, 2010. The trustees of the Local One Plan adopted a rehabilitation plan, and Tops had previously negotiated amended terms to its collective bargaining agreements that comply with the requirements of the rehabilitation plan, including annual ten percent increases in contribution rates. There is no assurance, however, that the rehabilitation plan will be sufficient to move the Local One Plan from its critical status, so further contribution increases and/or benefit reductions will likely be required in future years.

        In connection with the Acquisition, Tops has agreed to contribute to the Local One Plan with respect to the stores located in Local One's jurisdiction through at least April 2011, to the extent these stores remain open and are not sold (or their leases rejected as part of Penn Traffic's bankruptcy proceedings). As a result of this agreement, the Local One Plan now covers more of our employees, and our annual contributions to the Local One Plan have increased.

        If we withdraw from the Local One Plan, either completely or partially, we would likely incur withdrawal liability with respect to our share of the Local One Plan's unfunded vested benefits. The actuary for the Local One Plan had previously estimated that, as of December 31, 2008, Tops' withdrawal liability (before taking into account the Acquisition) would be approximately $97.7 million in the event of its complete withdrawal from the Local One Plan during the 2009 plan year. In addition, because of the Acquisition, we will also be contingently liable to the Local One Plan for a substantial portion of Penn Traffic's share of the plan's unfunded vested benefits in the event of our withdrawal from the Local One Plan. The actuary for the Local One Plan had previously estimated for Penn Traffic that, as of December 31, 2008, Penn Traffic's withdrawal liability would be approximately $49.8 million in the event of its complete withdrawal from the Local One Plan during the 2009 plan year. Even without regard to the Acquisition, a portion of that withdrawal liability would have been reallocated to Tops to the extent Penn Traffic had withdrawn from the Local One Plan and a portion of its withdrawal liability was uncollectible due to Penn Traffic's bankruptcy proceedings. We have not received the year-end 2009 final actuarial estimates for the Local One Plan from the plan administrator, and we expect to receive updated actuarial data and withdrawal liability estimates from the plan administrator later this year. We anticipate that the estimates for withdrawals occurring in 2010 will increase from the 2009 estimates noted above. Any withdrawal liability assessed against us in connection with a complete or partial withdrawal would generally be payable to the Local One Plan over an amortization schedule under which our aggregate annual payments would be capped based on a formula that takes into account our highest contribution rates in the last ten years. These withdrawal liability payments would be in addition to pension contributions to any new pension plan adopted or contributed to by us to replace the Local One Plan.

        As a result of the Acquisition, if we withdraw from the Local One Plan, there is an increased risk that our complete withdrawal could be considered a mass withdrawal, in which case our aggregate withdrawal liability obligations could be higher than those described above. Changes to pension laws and regulations could alter the likelihood and amount of any liabilities arising under the Local One Plan.

         Various aspects of our business are subject to federal, state and local laws and regulations. Our compliance with these regulations may require additional capital expenditures and could materially adversely affect our ability to conduct our business as planned.

        We are subject to federal, state and local laws and regulations relating to zoning, land use, environmental protection, work place safety, public health, community right-to-know, alcoholic beverage sales, tobacco sales and pharmaceutical sales. The state of New York and several local jurisdictions regulate the licensing of supermarkets, including alcoholic beverage license grants. In addition, certain local regulations may limit our ability to sell alcoholic beverages at certain times. A variety of state programs regulate the production and sale of milk, including the price of raw milk, through federal market orders and price support programs. The price of raw milk can fluctuate widely, which could materially adversely affect our business, financial condition, results of operations and cash flows. We are also subject to laws governing our relationship with employees, including minimum wage requirements, overtime, working conditions, disabled access and work permit requirements. Compliance with, or changes in, these laws or new laws could reduce the revenue and profitability of our supermarkets and could otherwise materially adversely affect our business, financial condition or results of operations. A number of federal, state and local laws impose requirements or restrictions on business owners with respect to access by disabled persons. Our compliance with these laws may result in modifications to our properties, or prevent us from performing certain further renovations.

        Our pharmacy business is subject to, and influenced by, certain government laws and regulations, including those administered and enforced by Medicare, Medicaid, the Drug Enforcement Administration (the "DEA"), the Consumer Product Safety Commission, the U.S. Federal Trade Commission and the U.S. Food and Drug Administration. For example, the conversion of various prescription drugs to over-the-counter medications may reduce our pharmacy sales, and if the rate at which new prescription drugs become available slows or if new prescription drugs that are introduced into the market fail to achieve popularity, our pharmacy sales may be materially adversely affected. The withdrawal of certain drugs from the market may also materially adversely affect our pharmacy business. Changes in third party reimbursement levels for prescription drugs, including changes in Medicare or state Medicaid programs, could also reduce our margins and have a material adverse effect on our business. In order to dispense controlled substances, we are required to register our pharmacies with the DEA and to comply with security, recordkeeping, inventory control and labeling standards.

        In addition, our pharmacy business is subject to local regulations in the states where our pharmacies are located, applicable Medicare and Medicaid regulations and state and federal prohibitions against certain payments intended to induce referrals of patients or other health care business. Failure to properly adhere to these and other applicable regulations could result in the imposition of civil, administrative and criminal penalties including suspension of payments from government programs; loss of required government certifications; loss of authorizations to participate in, or exclusion from, government reimbursement programs such as Medicare and Medicaid; loss of licenses; significant fines or monetary penalties for anti-kickback law violations, submission of false claims or other failures to meet reimbursement program requirements and could materially adversely affect the continued operation of our business. Our pharmacy business is also subject to the Health Insurance Portability and Accountability Act, including its obligations to protect the confidentiality of certain patient information and other obligations. Failure to properly adhere to these requirements could result in the imposition of civil as well as criminal penalties.

        We are also subject to various federal, state, and local environmental requirements applicable to our supermarkets, fuel stations, distribution facilities and handling of regulated materials such as gasoline. As a result of these laws, we could be responsible for remediation of environmental conditions and may be subject to associated liabilities.

         Certain risks are inherent in providing pharmacy services, and our insurance may not be adequate to cover any claims against us.

        Pharmacies are exposed to risks inherent in the packaging and distribution of pharmaceuticals and other healthcare products, such as risks of liability for products which cause harm to consumers. Although we maintain professional liability insurance and errors and omissions liability insurance, we cannot guarantee that the coverage limits under our insurance programs will be adequate to protect us against future claims, or that we will be able to maintain this insurance on acceptable terms in the future, or at all. Our results of operations, financial condition or cash flows may be materially adversely affected if in the future our insurance coverage proves to be inadequate or unavailable, or there is an increase in the liability for which we self-insure, or we suffer harm to our reputation as a result of an error or omission.

         If the number or severity of claims for which we are self-insured increases, or we are required to accrue or pay additional amounts because the claims prove to be more severe than our recorded liabilities, our financial condition and results of operations may be materially adversely affected.

        We use a combination of insurance and self-insurance to provide for potential liabilities for workers' compensation, automobile and general liability, property insurance and employee healthcare benefits. We estimate the liabilities associated with the risks retained by us, in part, by considering historical claims experience, demographic and severity factors and other actuarial assumptions which, by their nature, are subject to a degree of variability. Any actuarial projection of losses concerning workers' compensation and general and automobile liability is subject to a degree of variability. Among the causes of this variability are unpredictable external factors affecting future inflation rates, discount rates, litigation trends, legal interpretations, benefit level changes and actual claim settlement patterns.

        Some of the many sources of uncertainty in our reserve estimates include changes in benefit levels, medical fee schedules, medical utilization guidelines, vocation rehabilitation and apportionment. If the number or severity of claims for which we are self-insured increases, or we are required to accrue or pay additional amounts because the claims prove to be more severe than our original assessments, our financial condition, results of operations and cash flows may be materially adversely affected.

        Our policy is to discount our self-insurance liabilities at a risk-free interest rate, which is appropriate based on our ability to reliably estimate the amount and timing of cash payments. If, in the future, we were to experience significant volatility in the amount and timing of cash payments compared to our earlier estimates, we would assess whether it is appropriate to continue to discount these liabilities.

         Compliance with and potential liability under environmental laws could have a material adverse effect on us.

        Our operations subject us to various laws and regulations relating to the protection of the environment, including those governing the management and disposal of hazardous materials and the cleanup of contaminated sites. Some environmental laws, such as CERCLA and similar state statutes, impose strict, and under certain circumstances joint and several, liability for the entire cost of investigation, removal or remediation of a contaminated site, and also impose liability for any related damages to natural resources upon any current or former site owners or operators, or upon any party who sent waste to the site.

        We may also be subject to third-party claims alleging property damage and/or personal injury in connection with releases of or exposure to hazardous substances at, from or in the vicinity of our current or former properties or off-site waste disposal sites. The costs associated with the investigation and remediation of contamination, as well as any associated third-party claims, could be substantial, and could have a material adverse effect on our business and results of operations and our ability to service our outstanding indebtedness. In addition, the presence or failure to remediate identified or unidentified contamination at our properties could potentially materially adversely affect our ability to sell or rent such property or to borrow money using such property as collateral.

        We are required to make financial expenditures to comply with regulations governing underground storage tanks adopted by federal, state and local regulatory agencies. Compliance with existing and future environmental laws regulating underground storage tank systems of the kind we use may require significant capital expenditures in the future. These expenditures may include upgrades, modifications, and the replacement of underground storage tanks and related piping to comply with current and future regulatory requirements designed to ensure the detection, prevention, investigation and remediation of leaks and spills.

        In addition, the Federal Clean Air Act and similar state laws impose requirements on emissions to the air from motor fueling activities in certain areas of the country, including those that do not meet state or national ambient air quality standards. These laws may require the installation of vapor recovery systems to control emissions of volatile organic compounds to the air during the motor fueling process. The regulatory requirements with respect to underground storage tank systems of the kind we use may become more stringent or apply to an increased number of underground storage tanks in the future, which require additional, potentially material, expenditures.

        We cannot assure you that violations of environmental requirements that are applicable to us will not occur. We may not have identified all of the environmental liabilities at all of our current and former locations; material environmental conditions not known to us may exist; future law, ordinances or regulations may impose material environmental liability or compliance costs on us; or a material environmental condition may otherwise exist as to any one or more of our locations. In the future, we may incur substantial expenditures for remediation of contamination that has not been discovered at existing locations or locations that we may acquire. Furthermore, new laws, new interpretations of existing laws, increased governmental enforcement of existing laws or other developments could require us to make additional capital expenditures or incur additional liabilities. The occurrence of any of these events could have a material adverse effect on our business, results of operations and cash flows.

         The dangers inherent in the storage of motor fuel could cause disruptions and could expose us to potentially significant losses, costs or liabilities, and insurance, if available, may not adequately cover any such exposure.

        We operate retail outlets that sell refined petroleum products. We store motor fuel in underground storage tanks at these locations. Our operations are subject to significant hazards and risks inherent in storing motor fuel. These hazards and risks include, but are not limited to, fires, explosions, traffic accidents, spills, discharges and other releases, any of which could result in distribution difficulties and disruptions, environmental pollution, governmentally-imposed fines or clean-up obligations, personal injury or wrongful death claims and other damage to our properties and the properties of others. Insurance is not available against all operational risks, especially environmental risks, and there is no assurance that insurance will be available in the future. In addition, as a result of factors affecting insurance providers, insurance premiums with respect to renewed insurance policies may increase significantly compared to what we currently pay. The occurrence of a significant event that is not fully insured could have a material adverse effect on our business, results of operations and cash flows.

         Food and drug safety concerns and related unfavorable publicity may materially adversely affect our sales and results of operations.

        We could be materially adversely affected if consumers lose confidence in the safety and quality of the food supply chain. Adverse publicity about these concerns, whether or not ultimately based on fact, and whether or not involving products sold at our stores, could discourage consumers from buying our products. The real or perceived sale of contaminated food products by us could result in a loss of consumer confidence and product liability claims, which could have a material adverse effect on our sales and operations.

        To the extent that we are unable to maintain appropriate sanitation and quality standards in our stores, food safety and quality issues could involve expense and damage to our various brand names. Additionally, concerns about the safety or effectiveness of certain drugs or negative publicity surrounding certain categories of drugs may have a negative impact on our pharmacy sales.

         Threats or potential threats to security or the occurrence of a widespread health epidemic may materially adversely affect our financial condition and results of operations.

        Our business may be severely impacted by wartime activities, threats or acts of terror or a widespread regional, national or global health epidemic, such as pandemic flu. Such activities, threats or epidemics may materially adversely impact our business by disrupting production and delivery of products to our supermarkets or to our independent retail customers, by affecting our ability to appropriately staff our supermarkets and by causing customers to avoid public gathering places or otherwise change their shopping behaviors.

        Additionally, data theft, information espionage or other criminal activity directed at the retail industry or computer or communications systems may materially adversely affect our businesses by causing us to implement costly security measures in recognition of actual or potential threats, by requiring us to expend significant time and expense developing, maintaining or upgrading our information technology systems and by causing us to incur significant costs to reimburse third parties for damages. Such activities may also materially adversely affect our financial condition, results of operations and cash flows by reducing consumer confidence in the marketplace and by modifying consumer spending habits.

         We are heavily dependent on our key personnel.

        Our success is largely dependent upon the efforts and skills of our senior management team and other key managers. The loss of the services of one or more of such persons could have a material adverse effect on our business and results of operations. In addition, we compete with other potential employers for employees, and we may not succeed in hiring or retaining the executives and other employees that we need.

         Any difficulties we experience with respect to our information technology systems could lead to significant costs or losses.

        We have large, complex information technology systems that are important to our business operations. We could encounter difficulties developing new systems or maintaining and upgrading existing systems. Such difficulties could lead to significant expenses or losses due to disruption in our business operations.

        Despite our considerable efforts to secure and maintain our computer network, security could be compromised, confidential information could be misappropriated, or system disruptions could occur. This could lead to disruption of operations, loss of sales or profits or cause us to incur significant costs to reimburse third parties for damages.

        We have outsourced our information technology services to HP Enterprise Services, LLC ("HP") (formerly known as Electronic Data Systems, LLC). Our information technology ("IT") hub is located in North Carolina. Any disruption caused by financial distress, adverse weather conditions, any legal actions affecting HP, or other factors affecting our relationship with HP could result in a material disruption to our business.

         If we experience a data security breach and confidential customer information is disclosed, we may be subject to penalties, and experience negative publicity, which could affect our customer relationships and have a material adverse effect on our business.

        We and our customers could suffer harm if customer information were accessed by third parties due to a security failure in our systems. The collection of data and processing of transactions require us to receive and store a large amount of personally identifiable data. This type of data is subject to legislation and regulation in various jurisdictions. Recently, data security breaches suffered by well-known companies and institutions have attracted a substantial amount of media attention, prompting state and federal legislative proposals addressing data privacy and security. If some of the current proposals are adopted, we may be subject to more extensive requirements to protect the customer information that we process in connection with the purchases of our products. We may become exposed to potential liabilities with respect to the data that we collect, manage and process, and may incur legal costs if our information security policies and procedures are not effective or if we are required to defend our methods of collection, processing and storage of personal data. Future investigations, lawsuits or adverse publicity relating to our methods of handling personal data could adversely affect our business, results of operations, financial condition and cash flows due to the costs and negative market reaction relating to such developments.

         Litigation may materially adversely affect our businesses, financial condition and results of operations.

        Our operations are characterized by a high volume of customer traffic and by transactions involving a wide variety of product selections. These operations carry a higher exposure to consumer litigation risk when compared to the operations of companies operating in many other industries. Consequently, we may be a party to individual personal injury, bad fuel, products liability and other legal actions in the ordinary course of our business, including litigation arising from food-related illness. The outcome of litigation, particularly class action lawsuits and regulatory actions, is difficult to assess or quantify. Plaintiffs in these types of lawsuits may seek recovery of very large or indeterminate amounts, and the magnitude of the potential loss relating to such lawsuits may remain unknown for substantial periods of time. The cost to defend future litigation may be significant. There may also be adverse publicity associated with litigation that may decrease consumer confidence in our businesses, regardless of whether the allegations are valid or whether we are ultimately found liable. As a result, litigation may materially adversely affect our businesses, financial condition, results of operations and cash flows.

         Morgan Stanley Private Equity ("MSPE") and private equity affiliates of HSBC Private Equity Advisors LLC ("HSBC") own the majority of our capital stock, which allows them to have significant influence over substantially all matters requiring shareholder approval.

        Various funds affiliated with MSPE and HSBC, hold 71.6% and 19.9%, respectively, of our issued and outstanding capital stock. As a result of this equity ownership and our Amended and Restated Shareholders' Agreement dated as of January 29, 2010 with MSPE, HSBC and certain other persons named therein, MSPE and HSBC have the power to significantly influence the results of stockholder votes, as well as transactions involving a potential change of control of us. MSPE also controls the election of our Board of Directors. So long as MSPE retains sufficient ownership of our voting power, it has rights to board representation, as well as consent rights in connection with certain major company actions including changes to company policies and organizational documents, dispositions and financing activity.

        The interests of MSPE and HSBC, as our controlling shareholders, could conflict with the interests of the holders of the notes. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, the interests of MSPE and HSBC as holders of our equity might conflict with the noteholders' interests. MSPE and HSBC may also have an interest in pursuing acquisitions, divestitures, financings or other transactions that would enhance the value of the equity position of MSPE and HSBC in us, even though such transactions might involve risks to the noteholders. Corporate opportunities may arise in the area of potential competitive business activities that may be attractive to us as well as to MSPE, HSBC or their affiliates, including potential acquisitions by MSPE, HSBC or their affiliates of competing businesses. Any competition could intensify if an affiliate or subsidiary of MSPE or HSBC were to enter into or acquire a business similar to our business. MSPE, HSBC or their affiliates may direct relevant corporate opportunities to other entities which they control rather than to us. Further, neither MSPE nor HSBC has any obligation to provide us with any equity or debt financing in the future in excess of certain capital calls up to a cap.

Risks Related to the Exchange Notes and the Exchange Offer

         Our substantial indebtedness could materially adversely affect our financial health and prevent us from fulfilling our obligations under the exchange notes.

        As of July 17, 2010, we had $538.0 million of indebtedness outstanding (inclusive of $184.2 million of capital leases), and $76.0 million of unused commitments under the ABL Facility (after giving effect to $11.0 million of letters of credit outstanding thereunder).

        Our substantial amount of indebtedness could have important consequences for you. For example, it could:

  •
  make it more difficult for us to satisfy our obligations with respect to the exchange notes;

  •
  limit our ability to borrow additional funds, or to sell assets to raise funds, if needed, for working capital, capital expenditures, acquisitions or other purposes;

  •
  increase our vulnerability to adverse economic and industry conditions;

  •
  require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for operations, future business opportunities or other purposes, such as funding our working capital and capital expenditures;

  •
  limit our flexibility in planning for, or reacting to, changes in the business and industry in which we operate;

  •
  limit our ability to service our indebtedness;

  •
  place us at a competitive disadvantage compared to any less leveraged competitors; and

  •
  prevent us from raising the funds necessary to repurchase all exchange notes tendered to us upon the occurrence of certain changes of control, which would constitute a default under the indenture governing the notes.

        The occurrence of any one of these events could have a material adverse effect on our business, financial condition, results of operations, prospects or ability to satisfy our obligations under the exchange notes.

        Subject to restrictions in the indenture governing the notes and restrictions in the ABL Facility, we may incur additional indebtedness, which could increase the risks associated with our already substantial indebtedness. The terms of the indenture permit us to incur additional debt, including additional secured debt. If we incur any additional indebtedness secured by liens that rank equally with those securing the exchange notes, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us.

         Our ability to generate cash depends on many factors beyond our control, and we may not be able to generate the cash required to service our debt.

        Our ability to make payments on and refinance our indebtedness, including the exchange notes, and to fund our operations will depend on our ability to generate cash in the future. Our historical financial results have been, and our future financial results are expected to be, subject to substantial fluctuations, and will depend upon general economic conditions and financial, competitive, legislative, regulatory and other factors that are beyond our control. If we are unable to meet our debt service obligations or fund our other liquidity needs, we may need to refinance all or a portion of our debt, including the exchange notes, before maturity, seek additional equity capital, reduce or delay scheduled expansions and capital expenditures or sell material assets or operations. We cannot assure you that we will be able to pay our debt or refinance it on commercially reasonable terms, or at all, or to fund our liquidity needs.

        If for any reason we are unable to meet our debt service obligations, we would be in default under the terms of the agreements governing our outstanding debt. If such a default were to occur, the lenders under the ABL Facility could elect to declare all amounts outstanding under the ABL Facility immediately due and payable, and the lenders would not be obligated to continue to advance funds under the ABL Facility. If the amounts outstanding are accelerated, we cannot assure you that our assets will be sufficient to repay in full the money owed to the banks or to our debt holders, including holders of exchange notes.

         The indenture governing the notes and the ABL Facility contains various covenants limiting the discretion of our management in operating our business and could prevent us from capitalizing on business opportunities and taking some corporate actions.

        The indenture governing the notes and the ABL Facility impose significant operating and financial restrictions on us. These restrictions limit or restrict, among other things, our ability and the ability of our restricted subsidiaries to:

  •
  incur additional indebtedness;

  •
  make restricted payments (including paying dividends on, redeeming, repurchasing or retiring our capital stock);

  •
  make investments;

  •
  create liens;

  •
  sell assets;

  •
  enter into agreements restricting our subsidiaries' ability to pay dividends, make loans or transfer assets to us;

  •
  engage in transactions with affiliates; and

  •
  consolidate, merge or sell all or substantially all of our assets.

        These covenants are subject to important exceptions and qualifications and, with respect to the exchange notes, are described under the heading "Description of the Exchange Notes—Certain Covenants" in this prospectus. In addition, the ABL Facility requires us, under certain circumstances, to maintain compliance with a financial covenant. Our ability to comply with this covenant may be affected by events beyond our control, including those described in this "Risk Factors" section. A breach of any of the covenants contained in the ABL Facility including our inability to comply with the financial covenant could result in an event of default, which would allow the lenders under the ABL Facility to declare all borrowings outstanding to be due and payable, which would in turn trigger an event of default under the indenture governing the notes and, potentially, our other indebtedness. At maturity or in the event of an acceleration of payment obligations, we would likely be unable to pay our outstanding indebtedness with our cash and cash equivalents then on hand. We would, therefore, be required to seek alternative sources of funding, which may not be available on commercially reasonable terms, terms as favorable as our current agreements or at all, or face bankruptcy. If we are unable to refinance our indebtedness or find alternative means of financing our operations, we may be required to curtail our operations or take other actions that are inconsistent with our current business practices or strategy.

         Holders of our indebtedness secured by liens ranking prior to the lien securing the exchange notes will have rights senior to the rights of the holders of the exchange notes with respect to the collateral securing such other secured indebtedness.

        Obligations under the ABL Facility and certain hedging and cash management obligations are secured by a first-priority lien on the "ABL Priority Collateral" as defined in the "Description of the

Exchange Notes—Certain Definitions." The exchange notes and the related guarantees are secured by a second-priority lien in the collateral securing indebtedness under the ABL Facility. Any rights to payment and claims by the holders of the exchange notes will, therefore, be subject to the rights to payment or claims by our lenders under the ABL Facility and the holders of any such hedging and cash management obligations with respect to distributions of such collateral. Only when our obligations under the ABL Facility and such hedging and cash management obligations are satisfied in full will the proceeds of ABL Priority Collateral be available to repay the exchange notes on a pari passu basis.

         Certain assets are excluded from the collateral.

        Certain assets are excluded from the collateral securing the exchange notes as described under "Description of the Exchange Notes—Security" including, without limitation, the following:

  •
  any capital stock or other securities of any subsidiary of Tops Holding Corporation (including Tops Markets, LLC) to the extent that the pledge of that capital stock or other securities results in our being required to file separate financial statements of such subsidiary with the SEC;

  •
  the voting capital stock of any of our foreign restricted subsidiaries in excess of 65% of the voting rights of all such capital stock in such subsidiary, and any capital stock of an entity that is not our subsidiary to the extent a pledge of such capital stock is prohibited by such entity's organizational documents or any shareholders agreement or joint venture agreement relating to such capital stock;

  •
  owned real property with an individual fair market value of $5.0 million or less and leased real property (other than our warehouse distribution facility located in Lancaster, New York);

  •
  any property as to which the grant of a security interest would violate applicable law, require a consent not obtained of any governmental authority, or breach, result in a default or termination under, or require a consent not obtained under, any document evidencing such property; and

  •
  other "excluded assets" described under "Description of the Exchange Notes—Security."

        If an event of default occurs and the exchange notes are accelerated, the exchange notes will rank equally with the holders of all of our other unsubordinated and unsecured indebtedness and other liabilities with respect to such excluded assets. As a result, if the value of the assets securing the exchange notes and the guarantees (taking into account any secured indebtedness with a prior security interest on such assets) is less than the aggregate amount of the claims of the holders of the exchange notes, no assurance can be provided that the holders of the exchange notes would receive any substantial recovery from the excluded assets.

         The pledge of the securities of our subsidiaries that secures the exchange notes will exclude capital stock or any other securities of any of our subsidiaries in excess of the maximum amount of such capital stock or securities that could be included in the collateral without creating a requirement to file separate financial statements with the SEC for that subsidiary.

        The exchange notes are secured by a pledge of the stock and other securities of our subsidiaries held by the issuers or the guarantors. Under the SEC regulations in effect as of the issue date of the exchange notes, if the par value, book value as carried by us or market value (whichever is greatest) of the capital stock, other securities or similar ownership interests of a subsidiary of Tops Holding Corporation (including Tops Markets, LLC) pledged as part of the collateral is greater than or equal to 20% of the aggregate principal amount of the exchange notes then outstanding, such a subsidiary would be required to provide separate financial statements to the SEC. Therefore, the indenture governing the notes and the security agreement provide that any capital stock and other securities of any of Tops Holding Corporation's subsidiaries will be excluded from the collateral to the extent such capital stock or other securities exceed the maximum amount that could be included without causing such subsidiary to be required to file separate financial statements with the SEC pursuant to Rule 3-16 of

Regulation S-X or another similar rule. As a result, holders of the exchange notes could lose a portion of or all of their security interest in the capital stock or other securities of those subsidiaries during that period. It may be more difficult, costly and time consuming for holders of the exchange notes to foreclose on the assets of a subsidiary than to foreclose on its capital stock or other securities, so the proceeds realized upon any such foreclosure could be significantly less than those that would have been received upon any sale of the capital stock or other securities of such subsidiary.

         The value of the note holders' security interest in the collateral may not be sufficient to satisfy all our obligations under the exchange notes.

        In the event of a foreclosure on the collateral securing the ABL Facility on a first-priority basis (or a distribution in respect thereof in a bankruptcy or insolvency proceeding), the proceeds from such collateral securing the ABL Facility on which the exchange notes have a second-priority lien may not be sufficient to satisfy the exchange notes because such proceeds would, under the intercreditor agreement, first be applied to satisfy our obligations under the ABL Facility and certain hedging and cash management obligations. Only after all of our obligations under the ABL Facility and such other obligations have been satisfied will proceeds from such collateral be applied to satisfy our obligations under the exchange notes. In addition, in the event of a foreclosure on the collateral securing the exchange notes on which the exchange notes have a first priority lien, the proceeds from such foreclosure may not be sufficient to satisfy our obligations under the exchange notes. In particular, we have not obtained any valuation for the collateral securing the exchange notes in connection with this exchange offer.

        The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral. By its nature, some or all of the collateral may be illiquid and may have no readily ascertainable market value. The value of the assets pledged as collateral for the exchange notes could be impaired in the future as a result of changing economic conditions, competition, distressed sale circumstances or other future trends. In addition, to the extent that liens, rights or easements granted to third parties (including tenants) encumber assets or encumber properties owned by us, such third parties have or may exercise rights and remedies with respect to the property or assets subject to such liens that could adversely affect the value of the collateral and the ability of the collateral agent to foreclose on the collateral. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, no assurance can be given that:

  •
  the proceeds from any sale or liquidation of the collateral securing our obligations under the ABL Facility on a first-priority basis will be sufficient to pay our obligations under the exchange notes, in full or at all, after first satisfying our obligations in full under the ABL Facility and certain hedging and cash management obligations; or

  •
  the collateral will be saleable, and, even if saleable, the timing of its liquidation would be uncertain.

        Although the security documents governing the exchange notes contain a covenant requiring us to take certain steps to perfect liens in after-acquired assets (including those acquired pursuant to the Acquisition), no assurance can be given that such liens will be perfected on a timely basis. Accordingly, there may not be sufficient collateral to pay all or any of the amounts due on the exchange notes. Any claim for the difference between the amount, if any, realized by holders of the exchange notes from the sale of the collateral securing the exchange notes and the obligations under the exchange notes will rank equally in right of payment with all of our other unsecured unsubordinated indebtedness and other obligations, including trade payables.

        With respect to some of the collateral, the collateral agent's security interest and ability to foreclose will also be limited by the need to meet certain requirements, such as obtaining third-party consents and making additional filings. If we are unable to obtain these consents or make these filings, the security interests may be invalid and the holders will not be entitled to the collateral or any recovery with respect thereto. We cannot assure you that any such required consents can be obtained by the completion of this exchange offer on a timely basis or at all. These requirements may limit the number of potential bidders for certain collateral in any foreclosure and may delay any sale, either of which events may have an adverse effect on the sale price of the collateral. Therefore, the practical value of realizing on the collateral may, without the appropriate consents and filings, be limited.

         The imposition of certain permitted liens could materially adversely affect the value of the collateral.

        The collateral securing the exchange notes may also be subject to liens permitted under the terms of the indenture governing the notes, whether arising on or after the date the exchange notes are issued. The existence of any permitted liens could materially adversely affect the value of the collateral that could be realized by the holders of the exchange notes as well as the ability of the Collateral Agent to realize or foreclose on such collateral. The collateral that secures the exchange notes may also secure our and the guarantors' future indebtedness and other obligations to the extent permitted by the indenture and the security documents. Your rights to the collateral would be diluted by any increase in the indebtedness secured by the collateral.

         Rights of holders of notes in the collateral may be materially adversely affected by the failure to perfect liens on certain collateral acquired in the future.

        Applicable law requires that certain property and rights acquired after the grant of a general security interest or lien can only be perfected at the time such property and rights are acquired and identified. There can be no assurance that the trustee or the collateral agent will monitor, or that we will inform the collateral agent or the administrative agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the lien on such after-acquired collateral. The collateral agent for the exchange notes has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interests therein. Such failure may result in the loss of security interests or the practical benefits of the liens thereon or of the priority of the liens securing the exchange notes.

         Claims of creditors of any future subsidiaries which do not guarantee the exchange notes will be structurally senior and have priority over holders of the exchange notes with respect to the assets and earnings of such subsidiaries.

        All liabilities of any of our future subsidiaries that do not guarantee the exchange notes will be effectively senior to the exchange notes to the extent of the value of such non-guarantor subsidiaries. Accordingly, claims of holders of the exchange notes will be structurally subordinate to the claims of creditors of such non-guarantor subsidiaries, including trade creditors. All obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the exchange notes.

         Fraudulent conveyance laws may permit courts to void the subsidiary guarantees of the exchange notes in specific circumstances, which would interfere with the payment of the subsidiary guarantees and realization upon collateral owned by the guarantors.

        Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, any guarantee made by any of our subsidiaries could be voided, or claims under the guarantee made by any of our subsidiaries could be subordinated to all other obligations of any such subsidiary, if the subsidiary, at the time it incurred the obligations under any guarantee:

  •
  incurred the obligations with the intent to hinder, delay or defraud creditors; or

  •
  received less than reasonably equivalent value in exchange for incurring those obligations; and

    (1)
    was insolvent or rendered insolvent by reason of that incurrence;

    (2)
    was engaged in a business or transaction for which the subsidiary's remaining assets constituted unreasonably small capital; or

    (3)
    intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

        The indenture limits the liability of each guarantor on its guarantee to the maximum amount that such guarantor can incur without risk that its guarantee will be subject to avoidance as a fraudulent transfer. We cannot assure you that this limitation will protect such guarantees from fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the guarantees would suffice, if necessary, to pay the exchange notes in full when due. In a recent Florida bankruptcy case, this kind of provision was found to be ineffective to protect the guarantees. Further, the value of any collateral pledged by a guarantor that may be realized by the holders of the exchange notes will be limited to the maximum claim such holders have under the guarantee.

        A legal challenge to the obligations under any guarantee on fraudulent conveyance grounds could focus on any benefits received in exchange for the incurrence of those obligations. We believe that each of our subsidiaries making a guarantee received reasonably equivalent value for incurring the guarantee, but a court may disagree with our conclusion or elect to apply a different standard in making its determination. A court could thus void the obligations under a guarantee, subordinate it to a guarantor's other debt or take other action detrimental to the holders of the exchange notes.

        The measures of insolvency for purposes of the fraudulent transfer laws vary depending on the law applied in the proceeding to determine whether a fraudulent transfer has occurred. Generally, however, an entity would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, is greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets is less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it cannot pay its debts as they become due.

         The intercreditor agreement in connection with the indenture governing the notes may limit the rights of the holders of the exchange notes and their control with respect to the collateral securing the exchange notes.

        The rights of the holders of the exchange notes with respect to the collateral securing the ABL Facility on a first-priority basis may be substantially limited pursuant to the terms of the intercreditor agreement. Under the intercreditor agreement, if amounts or commitments remain outstanding under the ABL Facility and certain hedging and cash management obligations, actions taken in respect of collateral securing our obligations under the ABL Facility and such other obligations on a first-priority basis, including the ability to cause the commencement of enforcement proceedings against such collateral and to control the conduct of these proceedings, will be at the sole direction of the holders of the obligations secured by the first-priority liens, subject to certain limitations. As a result, the collateral agent, on behalf of the holders of the exchange notes, may not have the ability to control or direct these actions, even if the rights of the holders of the exchange notes are adversely affected. Additionally, the agent for the lenders under the ABL Facility generally has a right to access and use the collateral securing the exchange notes on a first-priority basis for a period of 270 days (subject to certain extensions) following any foreclosure by the collateral agent on such collateral. See "Description of the Exchange Notes—Intercreditor Agreement."

         Any future pledge of collateral might be avoidable in bankruptcy.

        Any future pledge of collateral in favor of the collateral agent, including pursuant to security documents delivered after the date of the indenture governing the notes, might be avoidable by the pledgor (as debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the exchange notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period.

         The collateral securing the exchange notes is subject to casualty risks.

        We intend to maintain insurance or otherwise insure against hazards in a manner appropriate and customary for our business. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. Insurance proceeds may not compensate us fully for our losses. If there is a complete or partial loss of any of the collateral, the insurance proceeds may not be sufficient to satisfy all of the secured obligations, including the exchange notes and the guarantees. In the event of a total or partial loss to any of the mortgaged facilities, certain items of equipment may not be easily replaced.

         In the event of a bankruptcy, the ability of the holders of the exchange notes to realize upon the collateral will be subject to certain bankruptcy law limitations.

        Bankruptcy law could prevent the collateral agent from repossessing and disposing of, or otherwise exercising remedies in respect of, the collateral upon the occurrence of an event of default if a bankruptcy proceeding were to be commenced by or against us or the guarantors prior to the collateral agent having repossessed and disposed of, or otherwise exercised remedies in respect of, the collateral. Under the U.S. Bankruptcy Code, a secured creditor such as the collateral agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the U.S. Bankruptcy Code permits the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instrument; provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to the circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral. The court may find "adequate protection" if the debtor pays cash or grants additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the collateral during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments with respect to the exchange notes could be delayed following commencement of a bankruptcy case, whether or when the trustee could repossess or dispose of the collateral or whether or to what extent holders would be compensated for any delay in payment or loss of value of the collateral through the requirement of "adequate protection."

         In the event of a bankruptcy, holders may not have a claim with respect to original issue discount on the exchange notes constituting "unmatured interest" under the U.S. Bankruptcy Code.

        Under the U.S. Bankruptcy Code, the principal amount of each note in excess of its issue price is treated as unmatured interest. The claim of a holder of a note in a bankruptcy proceeding in respect of the exchange notes with respect to this original issue discount would be limited to the portion thereof that had accreted prior to the date of the commencement of the bankruptcy case. Holders of notes would not be entitled to receive any additional portion of the original issue discount that accreted during the commencement of a bankruptcy proceeding except to the extent the exchange notes are over secured by their security interest in the collateral.

         We will incur increased costs as a result of being a public company.

        As a result of completing this exchange offer, we may incur significant legal, accounting and other expenses that we did not incur as a private company. We expect that compliance with these public company requirements will increase our costs and make some activities more time-consuming. For example, public companies are required to maintain internal controls and disclosure controls and procedures. In addition, we will incur additional expenses associated with our SEC reporting requirements. A number of those requirements will require us to carry out activities we have not done previously. For example, under Section 404 of the Sarbanes-Oxley Act and the indenture governing the notes, for our annual report on Form 10-K for fiscal year 2011, we may need to document and test our internal control procedures and our management may need to assess and report on our internal control over financial reporting. Furthermore, if we identify any issues in complying with those requirements (for example, if we identify a material weakness or significant deficiency in our internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect us, our reputation or investor perceptions of us. We also expect that it will be expensive to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as executive officers.

         We may be unable to repurchase the exchange notes upon a change of control as required by the indenture governing the notes.

        Upon the occurrence of certain specific kinds of change of control events specified in "Description of the Exchange Notes," we must offer to repurchase all outstanding exchange notes. In such circumstances, we cannot assure you that we would have sufficient funds available to repay all of our senior indebtedness and any other indebtedness that would become payable upon a change of control and to repurchase all of the exchange notes. Our failure to purchase the exchange notes would be a default under the indenture governing the notes, which would in turn trigger a default under the ABL Facility.

         You may be required to recognize taxable income on the exchange notes in a taxable year in excess of cash payments made to you on the exchange notes.

        The unregistered notes were issued with a net original issue discount ("OID") for U.S. federal income tax purposes. As a result, in addition to the stated interest on the exchange notes, depending upon the amount a U.S. holder pays for a note, a U.S. holder may be required to include amounts representing the remaining OID in gross income (as ordinary income) on a constant yield basis for U.S. federal income tax purposes in advance of the receipt of cash payments to which such income is attributable, regardless of such holder's method of tax accounting. See "Material U.S. Federal Income Tax Considerations."

         If you do not properly tender your unregistered notes, your ability to transfer such outstanding notes will be adversely affected.

        We will only issue exchange notes in exchange for unregistered notes that are timely received by the exchange agent, together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the unregistered notes and you should carefully follow the instructions on how to tender your unregistered notes. None of the issuers, the guarantors or the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the unregistered notes. If you do not tender your unregistered notes or if your tender of unregistered notes is not accepted because you did not tender your unregistered notes properly, then, after consummation of the exchange offer, you will continue to hold unregistered notes that are subject to the existing transfer restrictions. After the exchange offer is consummated, if you continue to hold any unregistered notes, you may have difficulty selling them because there will be fewer unregistered notes remaining and the market for such unregistered notes, if any, will be much more limited than it is currently. In particular, the trading market for unexchanged unregistered notes could become more limited than the existing trading market for the unregistered notes and could cease to exist altogether due to the reduction in the amount of the unregistered notes remaining upon consummation of the exchange offer. A more limited trading market might adversely affect the liquidity, market price and price volatility of such untendered unregistered notes.

         If you are a broker-dealer or participating in a distribution of the exchange notes, you may be required to deliver prospectuses and comply with other requirements.

        If you tender your unregistered notes for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. If you are a broker-dealer that receives exchange notes for your own account in exchange for unregistered notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such exchange notes.

         Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.

        The exchange notes are a new issue of securities for which there is no existing trading market. Although when the notes were initially issued the initial purchasers advised us that they intended to make a market in the notes, they are not obligated to do so, and the initial purchasers may cease their market making activity at any time without notice. In addition, we are controlled by MSPE, an affiliate of Morgan Stanley & Co. Incorporated, one of the initial purchasers of the outstanding unregistered notes. As a result of this affiliate relationship, if Morgan Stanley & Co. Incorporated conducts any market making activities with respect to the notes, Morgan Stanley & Co. Incorporated will be required to deliver a market making prospectus when effecting offers and sales of the notes. For as long as a market making prospectus is required to be delivered, the ability of Morgan Stanley & Co. Incorporated to make a market in the notes may, in part, be dependent on our ability to maintain a current market making prospectus for its use. If we are unable to maintain a current market making prospectus, Morgan Stanley & Co. Incorporated may be required to discontinue its market making activities without notice. Therefore, we cannot assure you that an active market for the exchange notes will develop or, if developed, that it will continue. Historically, the market for non-investment grade debt, such as the exchange notes, has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. We cannot assure you that the market, if any, for the exchange notes will be free from similar disruptions, and any such disruptions may adversely affect the prices at which you may sell your notes. Future trading prices of the exchange notes will depend on many factors, including prevailing interest rates, the market for similar notes, our performance or other factors.

USE OF PROCEEDS

        The exchange offer is intended to satisfy our obligations under the registration rights agreements. We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive a like principal amount of the unregistered notes, the terms of which are identical in all material respects to the exchange notes, except as otherwise noted in this prospectus. We will retire and cancel all of the unregistered notes tendered in the exchange offer. Accordingly, the issuance of the exchange notes will not result in any change in our indebtedness or capitalization.

 CAPITALIZATION

        The following table sets forth our consolidated cash and cash equivalents and capitalization as of July 17, 2010:

  •
  on an actual basis; and

  •
  on an adjusted basis to give effect to the $30.0 million dividend paid on July 26, 2010.

        This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our unaudited financial statements and the related notes thereto included elsewhere in this prospectus.

	As of July 17, 2010
	Actual	As Adjusted
	(Unaudited) (Dollars in millions)
Cash and cash equivalents	$41.1	$11.1

Debt:
ABL Facility(1)
Revolving credit facility	$—	$—
10.125% Senior Secured Notes due 2015(2)	350.0	350.0
Capital leases	184.2	184.2
Other debt(3)	3.8	3.8

Total debt	538.0	538.0
Shareholders' deficit	(5.3)	(35.3)

Total capitalization	$532.7	$502.7

(1)
The ABL Facility bears interest at a rate of, at our option, either LIBOR or the Prime Rate (as defined in the ABL Facility), plus in either case an applicable margin. Borrowings under the ABL facility will mature on October 9, 2013. See "Description of Other Indebtedness—The ABL Facility."

(2)
The $275.0 million of unregistered notes issued on October 9, 2009 were issued with a $4.5 million original issue discount. The $75.0 million of unregistered notes issued on February 12, 2010 were issued with a $1.1 million original issue premium. The net original issue discount of $3.4 million will be amortized over the life of the notes as additional interest expense.

(3)
Other debt includes governmental loans and mortgages.

 SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA

        The following table sets forth our selected historical consolidated financial and operating data. The selected historical condensed consolidated financial and operating data for the 336 days ended December 1, 2007 ("Fiscal 2007 Predecessor Period"), as of and for the 28 days ended December 29, 2007 ("Fiscal 2007 Successor Period"), and as of and for the fiscal year ended December 27, 2008 ("Fiscal 2008") as of and for the fiscal year ended January 2, 2010 ("Fiscal 2009") have been derived from our audited consolidated financial statements prepared in accordance with generally accepted accounting principles in the United States ("GAAP").

        The selected historical condensed consolidated financial and operating data as of and for the 28-week periods ended July 11, 2009 and July 17, 2010, respectively, presented below, have been derived from our unaudited condensed consolidated financial statements, which are included elsewhere in this prospectus. Such unaudited financial information has been prepared on a basis consistent with our annual audited financial statements. In the opinion of management, such unaudited financial information reflects all adjustments, consisting exclusively of normal and recurring adjustments necessary for a fair presentation of the results for those periods. The results for any interim period are not necessarily indicative of the results that may be achieved for a full fiscal year.

        The selected financial data as of and for the year ended December 31, 2005 has been omitted from the table below. A combination of factors results in our inability to provide the 2005 selected balance sheet and statement of operations information without unreasonable effort and expense. These factors include: (1) we were part of Ahold prior to December 2, 2007; (2) we did not prepare standalone financial statements for the year ended December 31, 2005 as there was no requirement to complete such financial statements as part of our sale to MSPE; and (3) we are not in a position to ascertain whether certain information necessary to calculate the standalone carve-out financial information continues to be available from Ahold. We believe the omission of this financial data does not have a material impact on the understanding of our results of operations, financial condition, liquidity and related trends.

        The information set forth below should be read in conjunction with "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited consolidated financial statements and related notes included elsewhere in this prospectus.

	Tops Holding Corporation
						Tops Markets, LLC
	28-Week Periods Ended
					Fiscal 2007 Successor Period (4 weeks)	Fiscal 2007 Predecessor Period (48 weeks)(2)
	July 17, 2010	July 11, 2009	Fiscal 2009 (53 weeks)	Fiscal 2008 (52 weeks)			Fiscal 2006 (52 weeks)(2)
(Dollars in thousands)
Statements of Operations Data:
Inside sales	$1,130,966	$843,437	$1,579,448	$1,542,054	$126,079	$1,406,794	$1,523,063
Gasoline sales	75,882	54,508	116,160	158,178	10,732	119,966	110,697

Net sales	1,206,848	897,945	1,695,608	1,700,232	136,811	1,526,760	1,633,760
Operating income (loss)	2,491	21,812	34,490	28,779	4,786	(6,812)	8,741
Net income (loss)	3,048	(527)	(25,693)	(10,844)	984	(52,097)	(115,815)
Balance Sheet Data:
Total assets	720,063	600,380	592,848	619,694	641,102	N/A	673,563
Long-term liabilities; including obligations under capital lease and financing obligations	549,536	381,019	486,305	400,313	407,103	N/A	458,418
Total shareholders' (deficit) equity	(5,327)	88,250	(38,801)	87,729	100,581	N/A	(118,818)
Supermarket Operating Data:
Number of supermarkets at end of period	126	71	71	71	71	71	72
Average weekly inside ID sales per supermarket(1)	423,024	423,023	418,511	416,434	442,668	411,752	405,161
Inside ID sales increase(1)	0.0%	1.8%	0.5%	1.2%	N/A	N/A	N/A
Number of fuel stations at end of period	33	28	31	28	26	26	26
Motor fuel gallons sold (in thousands)	29,561	27,852	52,540	50,124	3,668	45,793	29,681
Other Financial Data:
Net cash provided by (used in):
Operating activities	$25,285	$32,407	$66,813	$81,067	$24,572	$21,677	$(3,491)
Investing activities	(86,599)	(16,672)	(36,693)	(56,237)	(298,172)	(6,988)	7,586
Financing activities	82,669	(26,252)	(40,717)	(28,437)	307,526	(30,141)	(29,485)
Total depreciation and amortization	40,710	34,117	65,285	55,530	3,760	42,368	56,048
Capital expenditures	19,059	14,672	28,080	35,298	198	7,201	41,753

(1)
We define "inside ID sales" as the change in year-over-year inside sales (net sales excluding gasoline sales), excluding franchise revenue, for "ID stores". We include a supermarket in the "inside ID sales" base in its thirteenth full month of operation.

(2)
The operating results during these periods represent those of Tops Markets, LLC under the ownership of Koninklijke Ahold N.V.

UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION

        The following unaudited pro forma condensed combined financial information has been prepared to reflect:

  •
  the January 29, 2010 acquisition of substantially all assets and assumption of certain specified liabilities of The Penn Traffic Company (the "Acquisition"). The assets not acquired include stores closed by The Penn Traffic Company prior to the Acquisition, its wholesale food distribution business and franchisee arrangements. The Acquisition is accounted for using the acquisition method of accounting in accordance with Accounting Standards Codification ("ASC") 805, "Business Combinations", with Tops Holding Corporation as the "acquirer" and The Penn Traffic Company as the acquired company;

  •
  the sale or closure of 24 acquired supermarkets subsequent to the Acquisition;

  •
  the effect of the October 9, 2009 and February 12, 2010 debt refinancing transactions ("Financing Transactions") of Tops Holding Corporation and Tops Markets, LLC; and

  •
  the July 26, 2010 payment of a $30.0 million dividend to the Company's shareholders.

        The unaudited pro forma condensed combined statements of operations combine the historical consolidated statements of operations for Tops Holding Corporation and The Penn Traffic Company to give effect to the Acquisition, subsequent sale and closure activities and Financing Transactions as if they occurred on December 28, 2008. These pro forma condensed combined financial statements should be read in conjunction with the:

  •
  accompanying notes to the unaudited pro forma condensed combined financial information;

  •
  separate audited historical consolidated financial statements of Tops Holding Corporation as of and for the year ended January 2, 2010, and related notes beginning on page F-4 of this prospectus;

  •
  separate unaudited historical condensed consolidated financial statements of Tops Holding Corporation as of and for the 28-week period ended July 17, 2010, and related notes beginning on page F-61 of this prospectus;

  •
  separate unaudited historical financial statements of The Penn Traffic Company as of and for the 39-week period ended October 31, 2009, and related notes beginning on page F-118 of this prospectus; and

  •
  separate audited historical consolidated financial statements of The Penn Traffic Company as of and for the year ended January 31, 2009, and related notes beginning on page F-84 of this prospectus.

        This pro forma financial information does not contemplate the cost savings expected to be realized from the achievement of certain synergies, including, without limitation, purchasing savings by leveraging Tops' relationships with its suppliers, and the reduction of duplicative selling, general and administrative expenses.

        The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting with Tops Holding Corporation treated as the accounting acquirer. Accordingly, Tops Holding Corporation has made adjustments to the historical consolidated financial information of The Penn Traffic Company to give effect to the impact of the consideration paid in connection with the Acquisition. The unaudited pro forma condensed combined statements of operations also include certain acquisition accounting adjustments, including items expected to have a continuing impact on the combined results.

        The unaudited pro forma condensed combined financial information should not be considered indicative of actual results that would have been achieved had the Acquisition, subsequent sale and closure activities and Financing Transactions been consummated prior to the periods presented and do not purport to indicate results of operations for any future period.

TOPS HOLDING CORPORATION
Unaudited Pro Forma Condensed Combined Balance Sheet
As of July 17, 2010
(Dollars in thousands, except share and per share amounts)

	Historical Tops Holding Corporation	Dividend Pro Forma Adjustments	Note	Pro Forma Tops Holding Corporation
Assets
Current assets:
Cash and cash equivalents	$41,077	$(30,000)	8	$11,077
Accounts receivable, net	59,554	—		59,554
Inventory, net	118,387	—		118,387
Prepaid expenses and other current assets	12,167	—		12,167
Income taxes refundable	546	—		546
Current deferred tax assets	5,601	—		5,601

Total current assets	237,332	(30,000)		207,332
Property and equipment, net	385,381	—		385,381
Intangible assets, net	82,890	—		82,890
Other assets	14,460	—		14,460

Total assets	$720,063	$(30,000)		$690,063

Liabilities and Shareholders' Deficit
Current liabilities:
Accounts payable	$83,564	$—		$83,564
Accrued expenses and other current liabilities	81,518	—		81,518
Current portion of capital lease obligations	10,383	—		10,383
Current portion of long-term debt	389	—		389

Total current liabilities	175,854	—		175,854
Capital lease obligations	173,805	—		173,805
Long-term debt	350,290	—		350,290
Other long-term liabilities	19,840	—		19,840
Non-current deferred tax liabilities	5,601	—		5,601

Total liabilities	725,390	—		725,390

Shareholders' deficit:
Common shares ($0.001 par value; 300,000 authorized shares at July 17, 2010, 200,000 authorized shares at January 2, 2010, 144,776 shares issued & outstanding at July 17, 2010, 100,000 shares issued & outstanding at January 2, 2010)	—	—		—
Additional paid-in capital (deficit)	27,043	(30,000)	8	(2,957)
Accumulated deficit	(32,505)	—		(32,505)
Accumulated other comprehensive income, net of tax	135	—		135

Total shareholders' deficit	(5,327)	(30,000)		(35,327)

Total liabilities and shareholders' deficit	$720,063	$(30,000)		$690,063

The accompanying notes are an integral part of the
Unaudited Pro Forma Condensed Combined Financial Information.

TOPS HOLDING CORPORATION

Unaudited Pro Forma Condensed Combined Statement of Operations

28-Week Period Ended July 17, 2010

(Dollars in thousands)

	Historical Tops Holding Corporation	Financing Transactions Pro Forma Adjustments	Note	Pro Forma Tops Holding Corporation	Historical The Penn Traffic Company	Post- Acquisition Store Sales / Closures Pro Forma Adjustments	Note	Other Acquisition Pro Forma Adjustments	Note	As Adjusted Pro Forma Combined
Net sales	$1,206,848	$—		$1,206,848	$57,575	$(48,185)	5	$—		$1,216,238
Cost of goods sold (excluding distribution costs)	(838,946)	—		(838,946)	(37,727)	32,206	5	—		(844,467)
Distribution costs	(23,510)	—		(23,510)	(2,724)	1,477	5	123	6	(24,634)

Gross profit	344,392	—		344,392	17,124	(14,502)		123		347,137
Wages, salaries and benefits	(167,506)	—		(167,506)	(11,192)	9,197	5	—		(169,501)
Selling and general expenses (excluding advertising)	(55,807)	—		(55,807)	(3,367)	3,640	5	—		(55,534)
Administrative expenses	(62,502)	—		(62,502)	(5,566)	1,148	5	4,989	6	(61,931)
Rent expense	(10,017)	—		(10,017)	(1,744)	1,213	5	—		(10,548)
Depreciation and amortization	(33,714)	—		(33,714)	(452)	1,406	5	(289)	6	(33,049)
Advertising	(12,355)	—		(12,355)	(561)	469	5	—		(12,447)

Total operating expenses	(341,901)	—		(341,901)	(22,882)	17,073		4,700		(343,010)
Operating income (loss)	2,491	—		2,491	(5,758)	2,571		4,823		4,127
Gain on bargain purchase (Note 2)	20,921	—		20,921	—	—		(20,921)		—
Loss on debt extinguishment	(1,008)	1,008	3	—	—	—		—		—
Interest expense, net	(32,484)	(370)	3	(32,854)	(875)	—		856	3	(32,873)

Loss before income taxes	(10,080)	638		(9,442)	(6,633)	2,571		(15,242)		(28,746)
Income tax benefit	13,128	—	7	13,128	2,280	—	7	(13,717)	7	1,691

Net income (loss)	$3,048	$638		$3,686	$(4,353)	$2,571		$(28,959)		$(27,055)

The accompanying notes are an integral part of the
Unaudited Pro Forma Condensed Combined Financial Information.

TOPS HOLDING CORPORATION

Unaudited Pro Forma Condensed Combined Statement of Operations

Fiscal 2009

(Dollars in thousands)

	Historical Tops Holding Corporation	Financing Transactions Pro Forma Adjustments	Note	Pro Forma Tops Holding Corporation	Historical The Penn Traffic Company	Non-Acquired Operations Pro Forma Adjustments	Note	Post- Acquisition Store Sales / Closures Pro Forma Adjustments	Note	Other Acquisition Pro Forma Adjustments	Note	As Adjusted Pro Forma Combined
Net sales	$1,695,608	$—		$1,695,608	$782,009	$(32,985)	4	$(187,400)	5	$—		$2,257,232
Cost of goods sold (excluding distribution costs)	(1,185,344)	—		(1,185,344)	(495,768)	2,806	4	123,760	5	—		(1,554,546)
Distribution costs	(33,852)	—		(33,852)	(48,285)	19,538	4	7,949	5	1,280	6	(53,370)

Gross profit	476,412	—		476,412	237,956	(10,641)		(55,691)		1,280		649,316
Wages, salaries and benefits	(224,958)	—		(224,958)	(125,015)	703	4	33,175	5	—		(316,095)
Selling and general expenses (excluding advertising)	(73,474)	—		(73,474)	(42,862)	266	4	12,509	5	—		(103,561)
Administrative expenses	(65,013)	—		(65,013)	(57,884)	213	4	—		4,186	6	(118,498)
Rent expense	(13,219)	—		(13,219)	(18,374)	68	4	5,195	5	—		(26,330)
Depreciation and amortization	(52,727)	—		(52,727)	(13,187)	169	4	3,163	5	1,233	6	(61,349)
Advertising	(12,531)	—		(12,531)	(8,018)	163	4	—		—		(20,386)

Total operating expenses	(441,922)	—		(441,922)	(265,340)	1,582		54,042		5,419		(646,219)
Operating income (loss)	34,490	—		34,490	(27,384)	(9,059)		(1,649)		6,699		3,097
Loss on debt extinguishment	(6,770)	6,770	3	—	—	—		—		—		—
Interest expense, net	(48,028)	(13,899)	3	(61,927)	(7,533)	—		—		7,284	3	(62,176)
Reorganization and other expenses	—	—		—	(5,427)	—		—		—		(5,427)

Loss before income taxes	(20,308)	(7,129)		(27,437)	(40,344)	(9,059)		(1,649)		13,983		(64,506)
Income tax expense	(5,385)	—	7	(5,385)	(303)	—	7	—	7	—	7	(5,688)

Net loss	$(25,693)	$(7,129)		$(32,822)	$(40,647)	$(9,059)		$(1,649)		$13,983		$(70,194)

The accompanying notes are an integral part of the
Unaudited Pro Forma Condensed Combined Financial Information.

TOPS HOLDING CORPORATION

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1. BASIS OF PRESENTATION

        This unaudited pro forma condensed combined financial information ("pro forma financial information") has been prepared based upon historical financial statements of Tops Holding Corporation ("Holding" or "Company") and The Penn Traffic Company ("Penn Traffic"), giving effect to the Acquisition, subsequent sale and closure activities and Financing Transactions and other related adjustments described in these footnotes, but does not include all disclosures required by accounting principles generally accepted in the United States of America. This pro forma financial information should be read in conjunction with the historical financial statements of Holding and Penn Traffic included elsewhere in this prospectus. The unaudited pro forma condensed combined financial information is provided for informational purposes only.

        This pro forma financial information and adjustments is based on preliminary internal estimates and assumptions made by management and have been made solely for purposes of developing this pro forma information for illustrative purposes necessary to comply with the requirements of the SEC. This pro forma financial information is not necessarily indicative of the results of operations that would have been achieved had the Acquisition, subsequent sale and closure activities and Financing Transactions actually taken place at the date indicated and does not purport to be indicative of future financial position or operating results. The actual results reported by the combined company in periods following the Acquisition, subsequent sale and closure activities and Financing Transactions may differ materially from that reflected in this pro forma financial information.

        The unaudited pro forma condensed combined statement of operations for Fiscal 2009 was prepared using the historical consolidated statement of operations of Holding for the 53-week period ended January 2, 2010 and the historical consolidated statement of operations of Penn Traffic for the period from February 1, 2009 to January 29, 2010 (acquisition date). The unaudited pro forma condensed combined statement of operations for the 28-week period ended July 17, 2010 was prepared using the historical consolidated statement of operations of Holding for the 28-week period ended July 17, 2010, and the historical consolidated statement of operations of Penn Traffic for the 5-week period ended January 29, 2010. Due to the timing difference between the reporting periods of Holding and Penn Traffic, this 5-week period is included in the unaudited pro forma condensed combined statements of operations for both Fiscal 2009 and the 28-week period ended July 17, 2010. The net sales and operating loss included in the historical Penn Traffic results for this period, before the effects of pro forma adjustments, were $57.6 million and $5.8 million, respectively. As the Acquisition occurred on January 29, 2010, the historical Holding results for the period from January 30, 2010 to July 17, 2010 include the results of the supermarkets acquired from Penn Traffic. The pro forma adjustments give effect to the Acquisition, subsequent sale and closure activities and Financing Transactions as if they occurred on December 28, 2008.

2. ACQUISITION

        On January 29, 2010, Holding completed the Acquisition of substantially all assets and certain liabilities of Penn Traffic, including Penn Traffic's 79 retail supermarkets. As a result of the preliminary allocation of the purchase price, the assets acquired and liabilities assumed from Penn Traffic were recorded at their respective fair values as of the acquisition date. Due to the size and timing of the Acquisition, the preliminary allocation of the purchase price is based on management's best estimates of fair value as of the date of this prospectus and is subject to adjustments. The valuations will be finalized within 12 months of the closing of the Acquisition. As the valuations are finalized, any changes to the preliminary valuation of assets acquired or liabilities assumed may result in material

TOPS HOLDING CORPORATION

Notes to Unaudited Pro Forma Condensed Combined Financial Information (Continued)

2. ACQUISITION (Continued)

adjustments to the fair value of property and equipment, inventory and identifiable intangible assets acquired and will be adjusted retrospectively, as well as the gain on bargain purchase described below.

        The fair values of buildings, personal property, and site improvements, all of which are included in property and equipment below, were determined using the cost approach. The fair value of land was determined using the market approach. The fair values of intangible assets were primarily determined using the income approach which, for the tradenames, is based upon a present value of the economic royalty savings associated with the tradenames and revenue projections attributed to the tradenames. For the customer relationships, the fair value is based upon an excess earnings approach which is equal to the present value of incremental after-tax cash flows. The amortization period is four to five years and two to five years for the tradenames and customer relationships, respectively. Tradenames are being amortized on straight-line basis, while the customer relationships are being amortized on an accelerated basis based upon the level of expected attrition.

        The following table summarizes the preliminary allocation of the purchase price to the assets acquired and liabilities assumed (dollars in thousands):

Initial Estimate
Assets acquired:
Inventory	$32,792
Prepaid expenses	2,354
Property and equipment	63,878
Favorable/unfavorable lease rights	6,589
Tradenames	4,200
Customer relationships	1,100
Assets held for sale	22,791

Total assets acquired	133,704
Liabilities assumed:
Accrued expenses and other current liabilities	5,891
Liabilities held for sale	1,585
Deferred tax liability	13,717
Other long-term liabilities	253
Capital lease obligations	6,314

Total liabilities assumed	27,760
Gain on bargain purchase	(20,921)

Acquisition price	$85,023

        The difference between the book basis and tax basis of the net assets acquired resulted in a deferred tax liability of $13.7 million. The excess of net assets acquired over the purchase price of $20.9 million has been recognized as a gain in the historical Holding statement of operations for the 28-week period ended July 17, 2010. This gain on bargain purchase was attributable to the distressed status of Penn Traffic due to historical operating results, which led to a November 2009 bankruptcy filing. As this gain on bargain purchase represented a one-time gain directly related to the Acquisition,

TOPS HOLDING CORPORATION

Notes to Unaudited Pro Forma Condensed Combined Financial Information (Continued)

2. ACQUISITION (Continued)

this amount has been eliminated from the pro forma condensed combined statement of operations for the 28-week period ended July 17, 2010.

3. FINANCING TRANSACTIONS

        On October 9, 2009, the Company issued $275.0 million of Senior Notes, bearing annual interest of 10.125%. The Company received proceeds from the Senior Notes issuance, net of a $4.5 million original issue discount, of $270.5 million. The Senior Notes mature October 15, 2015 and require semi-annual interest payments beginning April 15, 2010.

        Also effective October 9, 2009, the Company entered into an ABL Facility that expires on October 9, 2013. The ABL Facility allowed a maximum borrowing capacity of $70.0 million, including a sub-limit for the issuance of letters of credit, subject to a borrowing base calculation. The Company's ABL Facility was amended on January 29, 2010 to increase its borrowing capacity by up to $41.0 million, consisting of an increase in the amount available under the revolving credit facility of $30.0 million and a new Term Loan of $11.0 million.

        On January 29, 2010, the Company entered into a $25.0 million Bridge Loan with Morgan Stanley Senior Funding, Inc. and Banc of America Bridge LLC.

        On February 12, 2010, the Company issued an additional $75.0 million of Senior Notes on the same terms as the October 2009 issuance. The Company received proceeds of $76.1 million from the additional unregistered notes issuance, including a $1.1 million original issue premium. The proceeds were used, in part, to repay in full the ABL Term Loan and Bridge Loan.

        Pro forma interest expense related to the combined $350.0 million of Senior Notes of $36.1 million and $19.1 million has been included in the pro forma condensed combined statements of operations for Fiscal 2009 and the 28-week period ended July 17, 2010, respectively.

        The capitalized financing costs related to the Senior Notes are being amortized using the effective interest method, while the capitalized costs related to the ABL revolving credit facility are being amortized on a straight-line basis. Total pro forma amortization related to these capitalized costs of $2.3 million and $1.2 million has been included in interest expense in the pro forma condensed combined statements of operations for Fiscal 2009 and the 28-week period ended July 17, 2010, respectively.

        The net original issue discount of $3.4 million related to the two Senior Notes issuances is being amortized using the effective interest method. Total pro forma amortization related to the net original issue discount of $0.3 million and $0.2 million has been included in interest expense in the pro forma condensed combined statements of operations for Fiscal 2009 and the 28-week period ended July 17, 2010, respectively.

        Interest expense associated with the Company's prior senior secured credit facility, warehouse mortgage facility, ABL Facility, Bridge Loan and settled interest rate swap totaling $23.4 million and $10.4 million in Fiscal 2009 and the 28-week period ended July 17, 2010, respectively, has been eliminated from the pro forma condensed combined statements of operations.

        The amortization of capitalized financing costs related to the Company's prior senior secured credit facility, warehouse mortgage facility, ABL Term Loan and Bridge Loan of $1.2 million and $0.1 million have been eliminated from interest expense in the pro forma condensed combined

TOPS HOLDING CORPORATION

Notes to Unaudited Pro Forma Condensed Combined Financial Information (Continued)

3. FINANCING TRANSACTIONS (Continued)

statements of operations for Fiscal 2009 and the 28-week period ended July 17, 2010, respectively. Additionally, the loss on debt extinguishment amounts of $6.8 million and $1.0 million related to write-off of unamortized deferred financing costs associated with the extinguishment of certain of these debt arrangements have been eliminated from the pro forma condensed combined statements of operations for Fiscal 2009 and the 28-week period ended July 17, 2010, respectively.

        Interest expense associated with long-term debt and capital lease obligations of Penn Traffic not assumed by us totaling $7.3 million and $0.9 million in Fiscal 2009 and the 28-week period ended July 17, 2010, respectively, has been eliminated from the pro forma condensed combined statements of operations.

4. NON-ACQUIRED OPERATIONS

        The pro forma condensed combined statements of operations eliminate net sales and certain expenses of Penn Traffic that relate to assets not acquired by Tops. Such items include net sales, cost of goods sold, distribution costs and other direct expenses associated with three stores closed by Penn Traffic prior to the Acquisition and Penn Traffic's wholesale food distribution business. Additionally, income related to Penn Traffic's franchisee arrangements has been eliminated, as these assets were not acquired.

5. POST ACQUISITION STORE SALES/CLOSURES

        The pro forma condensed combined statements of operations eliminate net sales, cost of goods sold, distribution costs and other direct expenses associated with the 24 acquired supermarkets that have been closed, sold or liquidated by us subsequent to the Acquisition. As of the date of this prospectus, the Company has retained 55 supermarkets. In August 2010, the Federal Trade Commission ("FTC") issued a Proposed Order that would require Tops to sell seven of these retained supermarkets. The Proposed Order is subject to public comment, until September 7, 2010, after which time the FTC is expected to approve a Final Order. Due to the preliminary nature of the FTC's decision, the pro forma condensed combined statements of operations have not been adjusted to eliminate the impact of these seven supermarkets. Net sales and operating income for these supermarkets were $27.4 million and $0.7 million, respectively, during the 28-week period ended July 17, 2010.

6. OTHER PRO FORMA ADJUSTMENTS

        Rent expense related to Penn Traffic's combined warehouse and corporate office location in Syracuse, New York, classified in distribution costs and administrative expenses, respectively, has been eliminated from the pro forma condensed combined statements of operations as this location was closed by the Company subsequent to the Acquisition. Additionally, depreciation and amortization associated with the 55 retained supermarkets has been adjusted to reflect the preliminary results of acquisition accounting. Depreciation and amortization has been calculated using weighted average useful lives of 9 years for depreciable property and equipment and 7 years for intangible assets. A change in the weighted average useful lives utilized would not have a material impact on the periods presented.

TOPS HOLDING CORPORATION

Notes to Unaudited Pro Forma Condensed Combined Financial Information (Continued)

7. INCOME TAX (EXPENSE) BENEFIT

        During Fiscal 2009, the Company determined that there were uncertainties relative to the ability to utilize its net deferred tax assets. In recognition of these uncertainties, the Company provided a full valuation allowance on its net deferred income tax assets. Accordingly, except as described below, the pro forma condensed combined statements of operations do not include income tax effects related to the pre-tax pro forma adjustments.

        The income tax benefit within the historical Holding statement of operations for the 28-week period ended July 17, 2010 includes a $13.7 million reversal of the valuation allowance that was established in Fiscal 2009. The reversal of the valuation allowance was the result of the recognition of a deferred tax liability attributable to the bargain purchase gain associated with the Acquisition. As this valuation allowance reversal represented a one-time gain directly related to the Acquisition, this amount has been eliminated from the pro forma condensed combined statement of operations for the 28-week period ended July 17, 2010.

8. DIVIDEND

        On July 26, 2010, the Company paid a dividend to its shareholders totaling $30.0 million, or $207.22 per share of common stock outstanding.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion should be read in conjunction with our audited and unaudited consolidated financial statements and related notes and other financial information appearing elsewhere in this prospectus. This prospectus contains forward looking statements that involve risks and uncertainties. Our actual results may differ from those indicated in the forward looking statements. See "Forward-Looking Statements" and "Risk Factors." The following does not include any discussion on the results of operations or financial condition of Penn Traffic and its subsidiaries.

Company Overview

        We are a leading supermarket retailer in our Upstate New York and Northern Pennsylvania markets. Introduced in 1962, our Tops brand is widely recognized as a strong retail supermarket brand name in our markets supported by strong customer loyalty and attractive supermarket locations. We are headquartered in Williamsville, New York and have approximately 12,700 associates.

        On January 29, 2010, we completed the "Acquisition" of substantially all assets and certain specified liabilities of The Penn Traffic Company ("Penn Traffic") and its subsidiaries, including its 79 retail supermarkets. These supermarkets now operate under the banners of Tops, P&C, Quality Markets and Bi-Lo in Upstate New York and Northern Pennsylvania. As of the date of this prospectus, we have retained 55 supermarkets. In August 2010, the Federal Trade Commission ("FTC") issued a Proposed Order that would require us to sell seven of these retained supermarkets. The Proposed Order is subject to public comment until September 7, 2010, after which time the FTC is expected to approve a Final Order. The remaining 24 supermarkets have been closed, sold or liquidated. We currently operate 127 corporate retail supermarkets with an additional five franchise supermarkets. We intend to convert the remaining retained Penn Traffic supermarkets still operating under the P&C, Quality Markets and Bi-Lo banners to the Tops banner, substantially all of which are expected to be rebannered by the conclusion of 2010.

Basis of Presentation

        We operate on a 52/53 week fiscal year ending on the Saturday closest to December 31. Our fiscal years include 13 four-week reporting periods, with an additional week in the thirteenth reporting period for 53 week fiscal years. Our first quarter of each fiscal year includes four reporting periods, while the remaining quarters include three reporting periods. Fiscal 2009 consisted of the 53 weeks from December 28, 2008 to January 2, 2010. Fiscal 2008 consisted of the 52 weeks from December 30, 2007 to December 27, 2008. The "Fiscal 2007 Successor Period" consisted of the four weeks from December 2, 2007 to December 29, 2007. The "Fiscal 2007 Predecessor Period" consisted of the 48 weeks from December 31, 2006 to December 1, 2007.

        The summary condensed consolidated information for the 28-week periods ended July 17, 2010 and July 11, 2009 has been derived from our unaudited condensed consolidated financial statements. The condensed consolidated financial statements of Tops Holding Corporation for the 28-week periods ended July 17, 2010 and July 11, 2009 are unaudited, and, in the opinion of management, contain all adjustments that are of a normal and recurring nature necessary for a fair statement of financial position and results of operations for such periods.

Recent and Future Events Affecting Our Results of Operations and the Comparability of Reported Results of Operations

  Acquisition of Penn Traffic

        On January 29, 2010, we completed the acquisition of Penn Traffic, including Penn Traffic's 79 retail supermarkets. As of the date of this prospectus, we have retained 55 supermarkets. In August 2010, the FTC issued a Proposed Order that would require Tops to sell seven of these retained supermarkets. The Proposed Order is subject to public comment, until September 7, 2010, after which time the FTC is expected to approve a Final Order. Net sales and operating income for these seven stores were $27.4 million and $0.7 million, respectively, for the 28-week period ended July 17, 2010. The remaining 24 supermarkets have been closed, sold or liquidated. Net sales and operating loss for these 24 stores were $33.9 million and $2.3 million, respectively, during the 28-week period ended July 17, 2010. Also included in our results during the 28-week period ended July 17, 2010 were $16.5 million of integration costs, and $4.7 million of one-time legal and professional fees related to the Acquisition. Additionally, we incurred $2.0 million of legal expenses associated with the FTC's review of the acquired stores during the 28-week period ended July 17, 2010. Additional depreciation and amortization of $4.0 million was incurred during the 28-week period ended July 17, 2010 associated with acquired property, equipment and intangible assets.

        As a result of the preliminary allocation of the purchase price, the assets acquired and liabilities assumed from Penn Traffic were recorded at their respective fair values as of the acquisition date. Due to the size and timing of the Acquisition, the preliminary allocation of the purchase price is based on management's best estimates of fair value as of the date of this prospectus and is subject to adjustments. The valuations will be finalized within 12 months of the closing of the Acquisition. As the valuations are finalized, any changes to the preliminary valuation of assets acquired or liabilities assumed may result in material adjustments to the fair value of property and equipment, inventory and identifiable intangible assets acquired and will be adjusted retrospectively.

        The excess of net assets acquired over the purchase price of $20.9 million has been recognized as a gain on bargain purchase in the condensed consolidated statement of operations for the 28-week period ended July 17, 2010. This gain on bargain purchase was attributable to the distressed status of Penn Traffic due to historical operating results, which led to a November 2009 bankruptcy filing.

  Debt Refinancing

        On October 9, 2009, we issued $275.0 million of unregistered notes, bearing annual interest of 10.125%. We received proceeds from the unregistered notes issuance, net of a $4.5 million original issue discount, of $270.5 million. The unregistered notes mature on October 15, 2015 and require semi-annual interest payments beginning April 15, 2010. The proceeds from the unregistered notes issued were utilized to repay the outstanding debt related to our previous first lien credit agreement and warehouse mortgage, pay a dividend to our owners, settle our outstanding interest rate swap arrangement, and pay fees and expenses related to the financing transactions.

        On February 12, 2010, we issued an additional $75.0 million of unregistered notes under the same terms as the October 2009 issuance. We received proceeds of $76.1 million from this issuance, including a $1.1 million original issue premium. The proceeds were used, in part, to repay in full short-term borrowings that were entered into to finance the Acquisition.

  Dividend

        On July 26, 2010, we paid a dividend to our owners totaling $30.0 million, or $207.22 per share of common stock outstanding.

  Acquisition of Tops Markets, LLC

        In connection with the acquisition of Tops Markets, LLC led by Morgan Stanley Private Equity ("MSPE") in December 2007, we allocated the purchase price to the fair value of assets and liabilities acquired. The most significant impact of this allocation resulted in an increased valuation of property and equipment, the recognition of intangible assets and the adjustment of capital lease obligation amounts. The revaluation of property and equipment and the recognition of intangible assets resulted in an increase in depreciation and amortization expense for Fiscal 2009 and Fiscal 2008 of $8.1 million and $7.9 million, respectively, relative to the combined Fiscal 2007 Predecessor Period and Fiscal 2007 Successor Period.

  General Economic Conditions

        The United States economy and financial markets have declined and experienced volatility due to uncertainties related to energy prices, availability of credit, difficulties in the banking and financial services sectors, the decline in the housing market, falling consumer confidence and rising unemployment rates. As a result, consumers are more cautious, possibly leading to additional reductions in consumer spending, to consumers trading down to a less expensive mix of products, or to consumers trading down to discounts for grocery items, all of which may affect our financial condition and results of operations.

        Furthermore, because of economic conditions, we may experience reductions in traffic in our stores or limitations on the prices we can charge for our products, either of which may reduce our sales and profit margins and have a material adverse affect on our financial condition and results of operations. Other economic factors, energy costs, increased transportation costs, higher costs of labor, insurance and healthcare, and changes in other laws and regulations may increase our costs of sales and our operating expenses, and otherwise adversely affect our financial condition and results of operations. In Fiscal 2010, Fiscal 2009 and Fiscal 2008, we experienced the effects of some of these economic factors.

  Transition from Ahold

        In connection with our acquisition led by MSPE in December 2007, we entered into a Transition Services Agreement ("TSA") with an affiliate of Ahold, our former parent, to provide certain services to Tops, including services related to accounts receivable and payable, accounting and financial reporting, data processing, information technology systems, leveraged lease transactions and corporate functions. We recorded approximately $4.8 million and $33.6 million of expenses related to these services during Fiscal 2009 and Fiscal 2008, respectively. While receiving services under the TSA, we were also establishing internal departments and infrastructure to support these functions on an independent basis. As a result, during Fiscal 2009 and Fiscal 2008, we incurred costs of $3.1 million and $16.5 million, respectively, that were either duplicative or in excess of costs that would have been incurred on a standalone basis. The TSA expired in March 2009.

Results of Operations

  28-Week Period Ended July 17, 2010 Compared with 28-Week Period Ended July 11, 2009

  Executive Summary

        The results of operations during the 28-week period ended July 17, 2010 when compared with the 28-week period ended July 11, 2009 were impacted primarily by our January 29, 2010 acquisition of 79 Penn Traffic stores, of which 55 stores had been retained and operated through July 17, 2010.

  Net Sales

        The following table includes a comparison of the components of our net sales for the 28-week periods ended July 17, 2010 and July 11, 2009.

	28-week periods ended
(Dollars in thousands)	July 17, 2010	July 11, 2009	$ Change	% Change
Inside sales	$1,130,966	$843,437	$287,529	34.1%
Gasoline sales	75,882	54,508	21,374	39.2%

Net sales	$1,206,848	$897,945	$308,903	34.4%

        Inside sales increased 34.1% in the 28-week period ended July 17, 2010 compared with the 28-week period ended July 11, 2009, primarily attributable to net sales of $287.6 million related to the acquired Penn Traffic supermarkets. Net sales for the 24 stores which have been closed, sold or liquidated were $33.9 million during the 28-week period ended July 17, 2010.

        Gasoline sales increased 39.2% in the 28-week period ended July 17, 2010 compared with the 28-week period ended July 11, 2009 due to a 32.7% increase in the retail price per gallon. The number of gallons sold increased 6.1%, primarily due to the addition of five new fuel stations since July 11, 2009.

  Gross Profit

        The following table includes a comparison of cost of goods sold, distribution costs and gross profit for the 28-week periods ended July 17, 2010 and July 11, 2009.

(Dollars in thousands)	28-week period ended July 17, 2010	% of Net Sales	28-week period ended July 11, 2009	% of Net Sales	$ Change	% Change
Cost of goods sold	$(838,946)	69.5%	$(624,172)	69.5%	$214,774	34.4%
Distribution costs	(23,510)	1.9%	(18,013)	2.0%	5,497	30.5%

Gross profit	$344,392	28.5%	$255,760	28.5%	$88,632	34.7%

        As a percentage of net sales, cost of goods sold, distribution costs, and gross profit remained consistent for the 28-week period ended July 17, 2010 compared with the 28-week period ended July 11, 2009.

  Operating Expenses

        The following table includes a comparison of operating expenses for the 28-week periods ended July 17, 2010 and July 11, 2009.

(Dollars in thousands)	28-week period ended July 17, 2010	% of Net Sales	28-week period ended July 11, 2009	% of Net Sales	$ Change	% Change
Wages, salaries and benefits	$167,506	13.9%	$120,486	13.4%	$47,020	39.0%
Selling and general expenses	55,807	4.6%	38,937	4.3%	16,870	43.3%
Administrative expenses	62,502	5.2%	33,970	3.8%	28,532	84.0%
Rent expense	10,017	0.8%	6,734	0.7%	3,283	48.8%
Depreciation and amortization	33,714	2.8%	27,733	3.1%	5,981	21.6%
Advertising	12,355	1.0%	6,088	0.7%	6,267	102.9%

Total	$341,901	28.3%	$233,948	26.0%	$107,953	46.1%

  Wages, Salaries and Benefits

        As a percentage of net sales, the increase in wages, salaries and benefits for the 28-week period ended July 17, 2010 compared with the 28-week period ended July 11, 2009 is attributable to investments in labor during the rebannering and grand re-openings of the retained Penn Traffic supermarkets. As the inside sales related to these supermarkets is expected to continue on a positive trend, we expect a similar leveraging of labor expenses in the future as compared to our legacy supermarkets. Additionally, the comparative percentage is impacted by the fact that none of the acquired stores have fuel stations, for which related sales require less labor expense than inside sales. We have also experienced a 10% year-over-year increase in pension and health and welfare costs, as dictated by our collective bargaining agreements. We expect an additional 10% increase in pension and health and welfare costs in 2011.

  Selling and General Expenses

        As a percentage of net sales, selling and general expenses increased for the 28-week period ended July 17, 2010 compared with the 28-week period ended July 11, 2009 due to a $1.6 million decrease in general liability self-insurance expense based upon actuarial results during the 28-week period ended July 11, 2009, combined with $0.3 million of integration costs included in selling and general expenses during the 28-week period ended July 17, 2010, as well as an increase in electricity costs due to the warmer temperatures in 2010 and higher commodity prices.

  Administrative Expenses

        The increase in administrative expenses for the 28-week period ended July 17, 2010 compared with the 28-week period ended July 11, 2009 was primarily attributable to $20.7 million of integration costs, one-time legal and professional fees related to the Acquisition and legal expenses associated with the FTC's review of the acquired stores, combined with $7.6 million related to incremental head count associated with increased corporate activities following the Acquisition and normal wage rate increases.

  Rent Expense

        Rent expense reflects our rental expense for our supermarkets under operating lease arrangements, net of income we receive from various entities that rent space in our supermarkets under subleasing arrangements. As a percentage of net sales, rent expense remained relatively consistent for the 28-week period ended July 17, 2010 compared with the 28-week period ended July 11, 2009.

  Depreciation and Amortization

        The increase in depreciation and amortization from the 28-week period ended July 17, 2010 compared with the 28-week period ended July 11, 2009 was largely attributable to $4.0 million of additional depreciation and amortization associated with property, equipment and intangible assets acquired in the Acquisition, as well incremental depreciation related to Fiscal 2010 and Fiscal 2009 capital expenditures.

  Advertising

        The increase in advertising expenses for the 28-week period ended July 17, 2010 compared with the 28-week period ended July 11, 2009 was primarily attributable to $1.7 million associated with the Monopoly® promotion that was run during early Fiscal 2010, $1.5 million in costs associated with the communication of the Acquisition to our customers and the promotion of the grand re-openings related to the rebannered supermarkets, increased circular costs of $1.1 million due to enhancements made to our circulars, as well as an increased store base and expanded geographic area, $0.8 million related to our radio and television campaign, and incremental cost of $0.5 million due to duplicative circulars produced under the P&C, Quality Markets and Bi-Lo banners subsequent to the Acquisition. We expect to incur additional costs associated with the promotion of grand re-openings as we complete the rebannering of the retained Penn Traffic supermarkets throughout the remainder of Fiscal 2010.

  Gain on Bargain Purchase

        The excess of net assets acquired over the purchase price of $20.9 million has been recognized as a gain in the condensed consolidated statement of operations for the 28-week period ended July 17, 2010. This gain on bargain purchase was attributable to the distressed status of Penn Traffic due to historical operating results, which led to a November 2009 bankruptcy filing.

  (Loss) Gain on Debt Extinguishment

        On January 29, 2010, we entered into a $25.0 million bridge loan and an $11.0 million term loan and capitalized related financing costs. As both the bridge loan and term loan were repaid in full on February 12, 2010 with the proceeds from the issuance of the additional $75.0 million of unregistered notes, unamortized costs of $0.7 and $0.3 million, respectively, were recorded as a loss on debt extinguishment in our condensed consolidated statement of operations for the 28-week period ended July 17, 2010.

        During the 28-week period ended July 11, 2009, we prepaid $20.0 million of long-term debt under our previous senior secured credit facility, which triggered the forgiveness of an additional $0.8 million of indebtedness under this agreement. This gain, net of the write-off of deferred financing fees of $0.3 million related to repaid debt, has been recognized as a gain on debt extinguishment in the condensed consolidated statement of operations.

  Interest Expense, Net

        The $9.5 million increase in interest expense during the 28-week period ended July 17, 2010 compared with the 28-week period ended July 11, 2009 reflects a $11.8 million increase in interest on our outstanding indebtedness as a result of our October 2009 and February 2010 financing activities, as well as an increase of $0.8 million attributable to deferred financing fees and bond discount amortization (net of premium amortization). These factors were partially offset by a $3.0 million decrease in interest expense related to our interest rate swap that was settled in October 2009.

  Income Tax Benefit

        The income tax benefit for the 28-week period ended July 17, 2010 primarily reflects net valuation allowance adjustments, including a $13.7 million reversal of valuation allowance that was established in Fiscal 2009. The reversal of the valuation allowance was the result of the recognition of a deferred tax liability that resulted from the bargain purchase gain associated with the Penn Traffic acquisition. The timing of taxable income resulting from the amortization of the gain for tax purposes provides sufficient future taxable income to support the future deductibility of the Company's deferred tax assets. The overall effective rate for the 28-week period ended July 17, 2010 was (130.2)%. The effective tax rate would have been 40.1% without the impact of adjustments to the valuation allowance, bargain purchase gain and discrete charges. The income tax benefit for the 28-week period ended July 11, 2009 of was primary attributable to the pre-tax loss and the impact of permanent tax items. The overall effective rate for the 28-week period ended July 11, 2009 was 19.8%.

  Net Income (Loss)

        Our net loss of $0.5 million for the 28-week period ended July 11, 2009 improved to net income of $3.0 million for the 28-week period ended July 17, 2010. The change in net income (loss) was attributable to the factors discussed above.

  Fiscal 2009 Compared with Fiscal 2008

  Executive Summary

        Our results of operations during Fiscal 2009 when compared with Fiscal 2008 were influenced by lower selling and general expenses attributable to decreases in utility costs and legal expenses, as well as the additional week in Fiscal 2009. Net sales were primarily impacted by increased average customer order size and customer count, partially offset by lower retail gasoline prices and deflation within certain categories of inside sales.

  Net Sales

        The following table includes a comparison of the components of our net sales for Fiscal 2009 and Fiscal 2008.

(Dollars in thousands)	Fiscal 2009 (53 weeks)	Fiscal 2008 (52 weeks)	$ Change	% Change
Inside sales	$1,579,448	$1,542,054	$37,394	2.4%
Gasoline sales	116,160	158,178	(42,018)	(26.6)%

Net sales	$1,695,608	$1,700,232	$(4,624)	(0.3)%

        The increase in inside sales is primarily due to $29.8 million of net sales attributable to the additional week in Fiscal 2009. Adjusted to reflect a 52-week period in Fiscal 2009, inside sales increased approximately $7.6 million, or 0.5%, due to a 0.4% increase in average customer order size and a 0.1% increase in our average customer count. The increase in average order size was despite deflationary prices in certain categories.

        Gasoline sales decreased 26.6% from Fiscal 2008 to Fiscal 2009 due to a 29.9% decrease in the retail price per gallon. This decrease was partially offset by a 4.8% increase in the number of gallons sold. This was primarily due to the addition of three new fuel stations in Fiscal 2009, which represented 2.1% of total gallons sold, a full-year of operation for two fuel stations added in Fiscal 2008, for which the incremental gallons represented 1.6% of total gallons sold, and the additional week of gasoline sales in Fiscal 2009, which accounted for 1.9% of total gallons sold.

  Gross Profit

        The following table includes a comparison of cost of goods sold, distribution costs and gross profit for Fiscal 2009 and Fiscal 2008.

(Dollars in thousands)	Fiscal 2009 (53 weeks)	% of Net Sales	Fiscal 2008 (52 weeks)	% of Net Sales	$ Change	% Change
Cost of goods sold	$(1,185,344)	69.9%	$(1,195,850)	70.3%	$(10,506)	(0.9)%
Distribution costs	(33,852)	2.0%	(32,882)	1.9%	970	2.9%

Gross profit	$476,412	28.1%	$471,500	27.7%	$4,912	1.0%

        Cost of goods sold declined as a result of a $37.7 million, or 25.9%, decrease in the cost of gasoline and a $6.7 million decrease in non-cash last-in, first-out ("LIFO") inventory valuation adjustments from $6.9 million in Fiscal 2008 to $0.2 million in Fiscal 2009, partially offset by the impact of incremental inside sales.

        Distribution costs as a percentage of net sales were consistent between Fiscal 2009 and Fiscal 2008.

        The increase in gross profit was primarily the result of the $6.7 million decrease in LIFO adjustments.

  Operating Expenses

        The following table includes a comparison of operating expenses for Fiscal 2009 and Fiscal 2008.

(Dollars in thousands)	Fiscal 2009 (53 weeks)	% of Net Sales	Fiscal 2008 (52 weeks)	% of Net Sales	$ Change	% Change
Wages, salaries and benefits	$224,958	13.3%	$223,014	13.1%	$1,944	0.9%
Selling and general expenses	73,474	4.3%	81,587	4.8%	(8,113)	(9.9)%
Administrative expenses	65,013	3.8%	63,575	3.7%	1,438	2.3%
Rent expense	13,219	0.8%	13,114	0.8%	105	0.8%
Depreciation and amortization	52,727	3.1%	50,732	3.0%	1,995	3.9%
Advertising	12,531	0.8%	10,699	0.6%	1,832	17.1%

Total	$441,922	26.1%	$442,721	26.0%	$(799)	(0.2)%

  Wages, Salaries and Benefits

        The increase in wages, salaries and benefits was primarily attributable to a $5.0 million increase in wages related to negotiated union labor rates and the additional week in Fiscal 2009, combined with a $3.2 million increase in health and welfare benefits due to rising healthcare costs and the 53rd week of Fiscal 2009. These factors were partially offset by a $6.3 million decrease in vacation expense due to a change in the vacation policy for union store employees. We expect a remaining benefit of approximately $2 million to $4 million related to this vacation policy change during Fiscal 2010.

  Selling and General Expenses

        The decrease in selling and general expenses was primarily attributable to a $5.4 million decrease in utility costs due to lower commodity prices and increased conservation efforts in our stores, a $4.2 million decrease in legal fees, largely associated with a potential acquisition that was not consummated in Fiscal 2008, a $2.6 million decrease in general liability and workers' compensation insurance expense and a $0.9 million decrease in supplies expense. These factors were partially offset by a $1.2 million decrease in gift card breakage income, as $1.3 million of initial income was recognized in Fiscal 2008 upon the establishment of a new gift card company, $1.1 million of Penn Traffic acquisition costs, a $0.8 million decrease in cardboard income due to declining prices during Fiscal 2009, a $0.6 million increase in software maintenance contract expense and a combined increase of $1.4 million related to real estate taxes, store equipment and debit card fees due to the additional week of expenses in Fiscal 2009.

  Administrative Expenses

        The increase in administrative expenses from Fiscal 2008 to Fiscal 2009 was primarily attributable to a $6.1 million increase in depreciation expense and a $1.5 million increase in software maintenance due to our establishment of a stand alone IT infrastructure, $1.8 million of expense related to a modification of the terms of outstanding stock option grants during Fiscal 2009, a $2.1 million legal settlement gain recognized in Fiscal 2008 and an overall increase of $1.1 million attributable to the additional week in Fiscal 2009. These increases were largely offset by the reduction of duplicative or excess costs associated with the TSA of $8.1 million, a $2.0 million reduction of normal bonus expense, as well as a $1.5 million decrease in vacation expense due to a change in the vacation policy for non-union corporate employees.

  Rent Expense

        As a percentage of net sales, rent expense remained relatively consistent for Fiscal 2009 compared with Fiscal 2008.

  Depreciation and Amortization

        The increase in depreciation and amortization was due to incremental depreciation related to Fiscal 2008 and Fiscal 2009 capital expenditures, as well as the additional week of depreciation and amortization expense in Fiscal 2009.

  Advertising

        The increase in advertising expenses was primarily attributable to an expanded sponsorship with the Buffalo Bills National Football League franchise for the 2009-2010 season of $0.7 million, an increased investment in radio advertising of $0.5 million and $0.5 million related to enhanced circulars during Fiscal 2009. In addition, we have increased the reach of our advertising efforts to include more local newspapers and magazines.

  Loss on Debt Extinguishment

        In connection with prepayments of $20.0 million related to our previous first lien credit agreement during Fiscal 2009, $0.8 million of additional debt was forgiven. This amount, net of the write-off of $0.3 of unamortized deferred financing fees, was recorded as a gain on debt extinguishment. Effective October 9, 2009, we issued $275.0 million of unregistered notes and simultaneously entered into the $70.0 million revolving ABL Facility. The proceeds from such unregistered notes and the ABL Facility were used, in part, to retire the outstanding balances related to our previous first lien credit agreement and warehouse mortgage. In connection with these retirements, we wrote off unamortized deferred financing fees and incurred additional costs totaling $7.3 million, which were recorded as a loss on debt extinguishment.

        During Fiscal 2008, we recorded a $2.2 million loss on debt extinguishment related to the write-off of unamortized deferred financing costs associated with our previous second lien credit agreement, which was repaid in full.

  Interest Expense, Net

        The increase in interest expense from $43.7 million in Fiscal 2008 to $48.0 million in Fiscal 2009 reflects the impact of the October 2009 refinancing activities, including an increase of $4.2 million related to the amortization of the increase in the fair value of the Company's interest rate swap that was previously recognized in Accumulated Other Comprehensive Income ("AOCI") on our balance sheet. This increase largely resulted from the acceleration of amortization upon the settlement of the interest rate swap in October 2009.

  Income Taxes

        The change from the income tax benefit of $6.3 million in Fiscal 2008 to the income tax expense of $5.4 million in Fiscal 2009 is primarily attributable to the $13.9 million valuation allowance established in Fiscal 2009 related to our deferred tax assets. The resulting effective tax rate for Fiscal 2009 was (26.5)% compared to an effective tax rate for Fiscal 2008 of 36.8%.

        Deferred income tax assets or liabilities reflect temporary differences between amounts of assets and liabilities, including net operating loss, or "NOL," carryforwards, for financial and tax reporting. Such amounts are adjusted as appropriate to reflect changes in the tax rates expected to be in effect when the temporary differences reverse. A valuation allowance is established for any deferred income tax asset for which realization is uncertain.

        We consider all available positive and negative evidence, including future reversals of existing temporary differences, projected future taxable income and recent financial operations, to determine whether, based on the weight of that evidence, a valuation allowance is needed for some portion or all of a net deferred income tax asset. Judgment is used in considering the relative impact of negative and positive evidence. In arriving at these judgments, the weight given to the potential effect of negative and positive evidence is commensurate with the extent to which such evidence can be objectively verified. In evaluating the objective evidence provided by historical results, we considered the past three years.

        Based on an assessment of the available positive and negative evidence, including our historical results, we determined that there are uncertainties relative to our ability to utilize the net deferred tax assets. In recognition of these uncertainties, we have provided a valuation allowance of $13.9 million on the net deferred income tax assets as of January 2, 2010, representing a charge to income tax expense during Fiscal 2009. If we were to determine that we could realize our deferred tax assets in the future in excess of their net recorded amount, we would make an adjustment to the valuation allowance.

  Net Loss

        Our net loss increased $14.9 million, or 138.5%, from Fiscal 2008 to Fiscal 2009. The increase in net loss is attributable to the factors discussed above.

  Fiscal 2008 Compared with the Fiscal 2007 Successor Period and the Fiscal 2007 Predecessor Period

  Executive Summary

        Our results of operations during Fiscal 2008 when compared with the combined Fiscal 2007 Successor Period and Fiscal 2007 Predecessor Period reflects an increase in gross profit attributable to incremental net sales, while successfully reducing our distribution costs. Additionally, we experienced a reduction in overall operating expenses, largely due to one-time losses totaling $19.5 million recorded in selling and general expenses during the Fiscal 2007 Predecessor Period. These factors were partially offset by an increase in depreciation and amortization related to acquisition accounting in connection with our acquisition led by MSPE.

  Net Sales

        The following table includes the components of our net sales for Fiscal 2008, the Fiscal 2007 Successor Period and the Fiscal 2007 Predecessor Period.

	Tops Holding Corporation		Tops Markets, LLC
(Dollars in thousands)	Fiscal 2008 (52 weeks)	Fiscal 2007 Successor Period (4 weeks)	Fiscal 2007 Predecessor Period (48 weeks)
Inside sales	$1,542,054	$126,079	$1,406,794
Gasoline sales	158,178	10,732	119,966

Net sales	$1,700,232	$136,811	$1,526,760

        Inside sales increased approximately $9.2 million in Fiscal 2008 from the combined inside sales for the Fiscal 2007 Successor Period and Fiscal 2007 Predecessor Period due to a 2.0% increase in average customer order size, partially offset by a 0.9% decrease in our average customer count. We believe that customer count was negatively impacted, and customer order size was positively impacted, by higher gasoline prices which influenced customers to drive to our stores less frequently.

        Gasoline sales increased 21.0% in Fiscal 2008 from the combined gasoline sales for the Fiscal 2007 Successor Period and the Fiscal 2007 Predecessor Period due to a 19.4% increase in the retail price per gallon, partially offset by a 3.7% decrease in the number of gallons sold at existing fuel stations. In addition, two new fuel stations were added in April and June 2008, which represented 5.0% of total gallons sold in Fiscal 2008.

  Gross Profit

        The following table includes a comparison of cost of goods sold, distribution costs and gross profit for Fiscal 2008, the Fiscal 2007 Successor Period and the Fiscal 2007 Predecessor Period.

	Tops Holding Corporation				Tops Markets, LLC
(Dollars in thousands)	Fiscal 2008 (52 weeks)	% of Net Sales	Fiscal 2007 Successor Period (4 weeks)	% of Net Sales	Fiscal 2007 Predecessor Period (48 weeks)	% of Net Sales
Cost of goods sold	$(1,195,850)	70.3%	$(96,650)	70.6%	$(1,066,773)	69.9%
Distribution costs	(32,882)	1.9%	(2,732)	2.0%	(36,194)	2.4%

Gross profit	$471,500	27.7%	$37,429	27.4%	$423,793	27.8%

        Cost of goods sold increased as a result of the increase in incremental inside sales, a $19.7 million, or 15.6%, increase in the cost of gasoline and a $3.5 million increase in LIFO adjustments in Fiscal 2008 compared with the combined Fiscal 2007 Successor Period and Fiscal 2007 Predecessor Period. Due to these factors, our cost of goods sold as a percentage of net sales increased to 70.3% in Fiscal 2008 compared with 70.0% in the combined Fiscal 2007 Successor Period and Fiscal 2007 Predecessor Period.

        The decrease in distribution costs of $6.0 million in Fiscal 2008 compared with the combined Fiscal 2007 Successor Period and Fiscal 2007 Predecessor Period is due to a $7.8 million decrease related to a reduction in our per case delivery charge rate, partially offset by a $1.1 million increase in warehouse utilities, repairs and maintenance and other miscellaneous expenses.

        The increase in gross profit to $471.5 million in Fiscal 2008 from the $461.2 million in the combined Fiscal 2007 Successor Period and Fiscal 2007 Predecessor Period is the result of the incremental inside sales, increased gasoline gross profit dollars and decreased distribution costs, partially offset by the increase in LIFO adjustment expense.

  Operating Expenses

        The following table includes a comparison of operating expenses for Fiscal 2008, the Fiscal 2007 Successor Period and the Fiscal 2007 Predecessor Period.

	Tops Holding Corporation				Tops Markets, LLC
(Dollars in thousands)	Fiscal 2008 (52 weeks)	% of Net Sales	Fiscal 2007 Successor Period (4 weeks)	% of Net Sales	Fiscal 2007 Predecessor Period (48 weeks)	% of Net Sales
Wages, salaries and benefits	$223,014	13.1%	$17,561	12.8%	$210,266	13.8%
Selling and general expenses	81,587	4.8%	5,560	4.1%	97,578	6.4%
Administrative expenses	63,575	3.7%	4,487	3.3%	62,339	4.1%
Rent expense	13,114	0.8%	1,080	0.8%	12,084	0.8%
Depreciation and amortization	50,732	3.0%	3,257	2.4%	38,323	2.5%
Advertising	10,699	0.6%	698	0.5%	10,015	0.6%

Total	$442,721	26.0%	$32,643	23.9%	$430,605	28.2%

  Wages, Salaries and Benefits

        The $4.8 million decrease in Fiscal 2008 wages, salaries and benefits compared with the combined Fiscal 2007 Successor Period and Fiscal 2007 Predecessor Period is primarily due to a $4.9 million decrease in workers' compensation expense as a result of the more effective management of our self-insurance programs subsequent to our acquisition led by MSPE. In addition, we experienced a one-time $2.3 million vacation expense charge in the Fiscal 2007 Successor Period resulting from a change in the vacation accrual calculation methodology that was used by Ahold. These factors were offset by a $4.1 million increase in compensation expense related to hourly store level employees due to normal wage increases, partially offset by an increase in labor efficiency.

  Selling and General Expenses

        The decrease in selling and general expenses in Fiscal 2008 of $21.6 million compared with the combined Fiscal 2007 Successor Period and Fiscal 2007 Predecessor Period is primarily attributable to a $16.0 million loss recognized on the purchase of our warehouse and a $3.5 million lease termination charge associated with the closing of a store location, both of which occurred during the Fiscal 2007 Predecessor Period.

  Administrative Expenses

        The decrease in administrative expenses in Fiscal 2008 of $3.3 million compared with the combined Fiscal 2007 Successor Period and Fiscal 2007 Predecessor Period is due to the allocation of $1.9 million of Ahold head office expenses and $2.3 million of trademark royalty fees during the Fiscal 2007 Predecessor Period, both of which ceased upon our acquisition led by MSPE. These factors were partially offset by a $1.0 million annual management fee payable to certain shareholders that commenced in Fiscal 2008.

  Rent Expense

        Rent expense was relatively flat as a percentage of net sales as the number of stores under operating lease arrangements was the same in each period presented.

  Depreciation and Amortization

        The $9.2 million increase in Fiscal 2008 depreciation and amortization compared with the combined Fiscal 2007 Successor Period and Fiscal 2007 Predecessor Period is primarily due to an increased depreciable asset base as a result of acquisition accounting adjustments made in connection with our acquisition led by MSPE.

  Advertising

        Advertising expenses remained relatively unchanged as a percentage of net sales for all periods presented as Ahold maintained control over all advertising functions through the end of Fiscal 2008 in conjunction with the TSA.

  Loss on Debt Extinguishment

        During Fiscal 2008, we repaid the outstanding balance under our previous second lien credit agreement. As a result of this repayment, we wrote off related unamortized deferred financing costs of $2.2 million, which were recorded as a loss on debt extinguishment. There were no corresponding charges in either the Fiscal 2007 Successor Period or the Fiscal 2007 Predecessor Period.

  Interest Expense, Net

        During Fiscal 2008, we incurred $43.7 million in net interest expense, a decrease of $7.1 million, or 13.9%, when compared with net interest expense of $50.8 million during the combined Fiscal 2007 Successor Period and Fiscal 2007 Predecessor Period. This was a result of the elimination of interest expense related to intercompany debt with Ahold that was extinguished effective December 1, 2007, partially offset by an increase in interest expense related to long-term debt borrowings in connection with our acquisition by MSPE and increased interest expense on capital leases as a result of acquisition accounting adjustments.

  Income Taxes

        The income tax benefit of $6.3 million for Fiscal 2008 and the income tax expense of $1.0 million for the Fiscal 2007 Successor Period were derived using an estimated effective annual income tax rate of 39.6%, prior to the adjustment for discrete items related to ASC 740 interest and penalties. There were tax adjustments of $0.4 million in Fiscal 2008 which reduced the income tax benefit. The income tax benefit for the Fiscal 2007 Successor Predecessor, which was allocated to us by Ahold, resulted in an overall effective tax rate of 40.7%.

  Net Loss

        Our net loss decreased $40.2 million, or 78.7%, in Fiscal 2008 compared with the combined Fiscal 2007 Successor Period and Fiscal 2007 Predecessor Period due to the factors discussed above.

Liquidity and Capital Resources

        On October 9, 2009, we issued $275.0 million of unregistered notes, bearing annual interest of 10.125%. We received proceeds from the unregistered notes issuance, net of a $4.5 million original issue discount, of $270.5 million. The unregistered notes mature October 15, 2015 and require semi-annual interest payments beginning April 15, 2010. The unregistered notes are collateralized by (i) first-priority interests, subject to certain exceptions, in our warehouse distribution facility in Lancaster, New York, certain owned real property acquired by us following the issue date of the unregistered notes, intellectual property, equipment, stock of subsidiaries and substantially all of our other assets (other than leasehold interests in real property), other than assets securing the ABL Facility on a first priority basis (collectively, the "Notes Priority Collateral"), and (ii) second-priority interests, subject to certain exceptions and permitted liens, in our assets that secure the ABL Facility on a first-priority basis, including present and future receivables, inventory, prescription lists, deposit accounts and certain related rights and proceeds relating thereto (collectively, the "ABL Priority Collateral").

        Also effective October 9, 2009, we entered into a revolving ABL Facility that expires on October 9, 2013. The ABL Facility allowed a maximum borrowing capacity of $70.0 million, including a sub-limit for the issuance of letters of credit, subject to a borrowing base calculation. Our ABL Facility was amended on January 29, 2010 to increase the maximum borrowing capacity to $100.0 million. As of July 17, 2010, the unused commitment under the ABL facility was $76.0 million, after giving effect to $11.0 million of letters of credit outstanding thereunder. Revolving loans under the ABL Facility will, at our option, bear interest at either i) LIBOR plus a margin of 350 to 400 basis points, determined based on levels of borrowing availability, or ii) the prime rate plus a margin of 250 to 300 basis points, determined based on levels of borrowing availability. The ABL Facility is collateralized primarily by (i) first-priority interests, subject to certain exceptions, in the ABL Priority Collateral and (ii) second-priority interests, subject to certain exceptions, in the Notes Priority Collateral.

        On January 29, 2010, we completed the acquisition of substantially all assets and certain liabilities of Penn Traffic and its subsidiaries, including Penn Traffic's 79 retail supermarkets. In addition to cash consideration of $85.0 million paid to Penn Traffic, the Company recorded $16.5 million of integration costs, $2.0 million of legal expenses associated with the FTC's review of the acquired stores and $4.4 million and $1.1 million of transaction costs during the 28-week period ended July 17, 2010 and Fiscal 2009, respectively. $21.1 million of these combined expenses were paid during the 28-week period ending July 17, 2010. As of the date of this prospectus, the Company has sold certain of the acquired assets for $21.3 million, of which $17.5 million was received during the 28-week period ended July 17, 2010. The remaining $3.8 million was received during August 2010.

        On February 12, 2010, we issued an additional $75.0 million of unregistered notes on the same terms as the October 2009 issuance. We received proceeds of $76.1 million from the additional unregistered notes issuance, including a $1.1 million original issue premium. The proceeds were used, in part, to repay in full short-term borrowings that were entered into in order to finance the Acquisition. We incurred $4.4 million of financing costs, primarily related to the additional unregistered notes issuance, which were capitalized in other assets in our condensed consolidated balance sheet during Fiscal 2010.

        The unregistered notes and ABL Facility contain customary affirmative and negative covenants, including restrictions on indebtedness, liens, type of business, acquisitions, investments, sale or transfer of assets, payment of dividends, transactions involving affiliates, change in control and other matters customarily restricted in such agreements. Failure to meet any of these covenants would be an event of default. As of July 17, 2010, we were in compliance with all such covenants.

        On July 26, 2010, we paid a dividend to our owners totaling $30.0 million, or $207.22 per share of common stock outstanding. The payment of this dividend did not result in any borrowings under our ABL Facility outside of the normal course of business.

        Our primary sources of cash are cash flows generated from our operations and borrowings under our ABL Facility. We believe that these sources will be sufficient to meet working capital requirements, anticipated capital expenditures and scheduled debt payments for at least the next twelve months. Our ability to satisfy debt service obligations, to fund planned capital expenditures and to make acquisitions will depend upon our future operating performance, which will be affected by prevailing economic conditions in the grocery industry and financial, business, and other factors, some of which are beyond our control.

  Cash Flows Information

        The following is a summary of cash provided by or used in each of the indicated types of activities:

	Tops Holding Corporation
					Tops Markets, LLC
	28-week periods ended
						Fiscal 2007 Predecessor Period (48 weeks)
(Dollars in thousands)	July 17, 2010	July 11, 2009	Fiscal 2009 (53 weeks)	Fiscal 2008 (52 weeks)	Fiscal 2007 Successor Period (4 weeks)
Cash provided by (used in):
Operating activities	$25,285	$32,407	$66,813	$81,067	$24,572	$21,677
Investing activities	(86,599)	(16,672)	(36,693)	(56,237)	(298,172)	(6,988)
Financing activities	82,669	(26,252)	(40,717)	(28,437)	307,526	(30,141)

        Cash provided by operating activities for the 28-week period ended July 17, 2010 decreased $7.1 million compared with the 28-week period ended July 11, 2009 due to cash expenditures of $21.1 million related to integration efforts, legal expenses associated with the FTC's review of the acquired stores and other one-time legal and professional fees related to the Acquisition. These items were partially offset by a $15.7 million improvement in the use of cash related to changes in operating assets and liabilities during the 28-week period ended July 17, 2010 due to the more effective management of working capital, despite incremental working capital investment requirements related to the acquired Penn Traffic stores.

        Cash provided by operating activities decreased $14.3 million, or 17.6%, in Fiscal 2009 compared with Fiscal 2008. This change reflects a $20.6 million decrease in working capital during Fiscal 2008 as a result of the structure of the purchase agreement for Tops Markets, LLC between MSPE and Ahold. Pursuant to the purchase agreement, this planned cash benefit was paid to Ahold as post-closing purchase consideration and was included in our cash used in investing activities during Fiscal 2008. The partially offsetting increase is due to improved cash results from operations, net of an increase in working capital items, during Fiscal 2009.

        Cash provided by operating activities increased $34.8 million, or 75.3%, in Fiscal 2008 compared with the combined Fiscal 2007 Successor Period and Fiscal 2007 Predecessor Period. $20.6 million of this increase was the result of the structure of the aforementioned purchase agreement for Tops Markets, LLC between MSPE and Ahold. The remaining $14.2 million increase was the result of improvements in working capital driven primarily by our focus on reducing excess inventory and improving inventory turnover.

        Cash used in investing activities for the 28-week period ended July 17, 2010 increased $69.9 million compared with the 28-week period ended July 11, 2009, primarily due to cash consideration paid as part of the Acquisition, net of proceeds from the subsequent divestiture of certain acquired assets. Cash paid for property and equipment totaled $19.1 million and $14.7 million during the 28-week periods ended July 17, 2010 and July 11, 2009, respectively. We expect to invest $40 million to $50 million in capital expenditures during the next twelve months.

        Cash used in investing activities decreased $19.5 million in Fiscal 2009 compared with Fiscal 2008 due to the remaining purchase consideration for Tops Markets, LLC paid to Ahold during Fiscal 2008 and a decrease in capital expenditures, partially offset by the interest rate swap settlement payment of $5.6 million, and interest rate swap interest paid of $3.1 million, during Fiscal 2009. Capital expenditures were $28.1 million and $35.3 million for Fiscal 2009 and Fiscal 2008, respectively.

        Cash used in investing activities for Fiscal 2008 was $248.9 million lower than the amount used in the combined Fiscal 2007 Successor Period and Fiscal 2007 Predecessor Period due to the acquisition of Tops Markets, LLC in December 2007, which resulted in net consideration paid of $298.0 million in the Fiscal 2007 Successor Period and $20.6 million in Fiscal 2008, partially offset by increased capital expenditures. Capital expenditures were $35.3 million and $7.4 million for Fiscal 2008 and the combined Fiscal 2007 Successor Period and Fiscal 2007 Predecessor Period, respectively.

        Cash provided by (used in) financing activities for the 28-week period ended July 17, 2010 changed $108.9 million compared with the 28-week period ended July 11, 2009 as a result of the issuance of an additional $75.0 million of unregistered notes and proceeds of $30.0 million from the issuance of additional common stock shares during the 28-week period ended July 17, 2010, as well as prepayments made on our previous senior secured credit facility during the 28-week period ended July 11, 2009. These factors were partially offset by net repayments related to our ABL Facility and financing costs incurred in connection with our financing activities during the 28-week period ended July 17, 2010.

        Cash used in financing activities increased $12.3 million in Fiscal 2009 compared with Fiscal 2008 as a result of a $105.0 million dividend paid in Fiscal 2009 and a $7.1 million increase in deferred financing fees incurred, offset by net proceeds from long-term debt borrowings of $69.5 million in Fiscal 2009 compared to net repayments of long-term borrowings of $13.6 million in Fiscal 2008, as well as net ABL borrowings of $14.0 million during Fiscal 2009.

        Cash provided by financing activities decreased $305.8 million during Fiscal 2008 compared with the combined Fiscal 2007 Successor Period and Fiscal 2007 Predecessor Period as a result of the proceeds received from long-term borrowings and the issuance of common stock of $214.7 million and $100.0 million, respectively, during the Fiscal 2007 Predecessor Period, partially offset by net repayments of long-term borrowings in Fiscal 2008.

  Contractual Obligations

        The following table sets forth a summary of our significant contractual obligations as of July 17, 2010:

	Payments due by period
(Dollars in thousands)	Remainder of 2010	2011	2012	2013	2014	Thereafter	Total
Long-term debt:
Notes(1)	$—	$—	$—	$—	$—	$350,000	$350,000
Other long-term debt	179	404	434	2,295	280	165	3,757
Interest(2)	26,016	55,296	53,388	51,362	49,328	75,281	310,671
Operating leases(3)	11,446	22,737	20,850	17,164	11,573	30,553	114,323
Capital leases(3)	4,261	10,363	12,080	12,750	12,460	132,274	184,188
Purchase obligation(4)	61,247	40,671	17,702	2,864	—	—	122,484
Other liabilities(5)	21,860	57,140	797	774	744	2,987	84,302

Total	$125,009	$186,611	$105,251	$87,209	$74,385	$591,260	$1,169,725

(1)
No principal amounts are due on the senior notes until October 15, 2015. Assumes aggregate principal amount of $350.0 million of senior notes are outstanding until maturity.

(2)
Amount primarily includes contractual interest payments related to the senior notes, capital leases and other long-term debt.

(3)
Some of our lease agreements provide us with an option to renew. We have not included renewal options in our future minimum lease amounts for renewals that are not reasonably assured. Our future operating lease obligations will change if we exercise these renewal options and if we enter into additional operating or capital lease agreements.

(4)
In addition to the purchase obligations reflected in the table above, we enter into supply contracts to purchase products for resale in the ordinary course of business. This category of contracts covers a broad spectrum of products and sometimes includes specific merchandising obligations relative to those products. These supply contracts typically include either a volume commitment or a fixed expiration date, pricing terms based on the vendor's published list price, termination provisions and other standard contractual considerations. Our obligation related to these contracts is typically limited to return of unearned allowances, and therefore, no amounts have been included above. Purchase obligations above relate to the outsourcing of a major portion of our information system functions and pharmacy inventory procurement through long-term agreements, as noted below:

  •
  In May 2008, we entered into an outsourcing agreement with HP Enterprise Services, LLC ("HP") (formerly known as Electronic Data Systems, LLC) to provide a wide range of information systems services. Under the agreement, HP provides data center operations, mainframe processing, business applications and systems development to enhance our customer service and efficiency. The charges under this agreement are based upon the services requested at predetermined rates. We may terminate this agreement with a payment of a specified termination charge. The amounts in the table above reflect the contract in place as of July 17, 2010, which was set to expire in February 2013. Effective July 24, 2010, we extended this relationship through December 2017, which will result in lower contractually required annual payments.

  •
  In February 2008, we entered into a three-year supply contract with McKesson for the supply of substantially all prescription drugs and other health and beauty care products requirements. We are required to purchase a minimum of $360.0 million of product during the contract term.

(5)
Other liabilities include health and welfare benefits and multiemployer pension plan contributions under collective bargaining agreements, as well as other pension and post-retirement benefits.

        We have excluded our liability for uncertain tax positions from the preceding table, due to uncertainty as to the timing and amount of future payments. Such amounts represented a liability of approximately $0.4 million as of July 17, 2010, giving effect to the adoption of new accounting guidance on December 1, 2007.

  Multiemployer Pension Plans

        We contribute to the UFCW Plan, a defined benefit multiemployer pension plan, under our collective bargaining agreements with the UFCW. This plan generally provides retirement benefits to participants based on their service to contributing employers. During the 28-week periods ended July 17, 2010 and July 11, 2009, we made contributions of $4.5 million and $2.9 million, respectively, to the UFCW Plan.

        Our current collective bargaining agreements began in the first half of 2008 and will be in effect until the first half of 2011. In an effort to help improve the funded status of the UFCW Plan, and to comply with certain regulatory requirements governing the funded status of the multiemployer pension plans, the existing collective bargaining agreements stipulate that contributing employers must increase their annual pension contributions by 10 percent in calendar years 2009, 2010 and 2011. Barring our withdrawal from the pension plan, no additional pension contribution increases are required by the current collective bargaining agreements during their term. In addition, due to the completion of the Acquisition, we have an obligation to contribute to the UFCW Plan with respect to the Penn Traffic stores located in the UFCW's jurisdiction through at least April 2011, to the extent these stores remain open and are not sold. We are also contingently liable for the withdrawal liability in the event that we withdraw from the UFCW Plan. In accordance with applicable accounting rules, this contingent withdrawal liability is not includable in our consolidated financial statements.

        In addition, at the time our supply arrangement was entered into with C&S, certain of our warehouse personnel became employees of C&S, with C&S assuming our obligations under several multiemployer pension plans. Although we are not a sponsoring employer of, and make no contribution payments to any of these other multiemployer pension plans, we have certain contractual indemnification obligations for withdrawal liability that may arise in the event of C&S's withdrawal from such plans. Since we are not a contributing employer to these multiemployer pension plans, we do not receive ongoing estimates of C&S's withdrawal liability from the plan administrators of such plans.

  Off-Balance Sheet Arrangements

        Other than the operating leases and multiemployer pension liabilities previously discussed, we are not a party to any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future material effect on our financial condition, net sales, expenses, results of operations, liquidity, capital expenditures or capital resources.

  Inflation

        Our product cost inflation could vary from our estimates due to general economic conditions, weather, availability of raw materials and ingredients in the products that we sell and their packaging, and other factors beyond our control.

Critical Accounting Policies

        Our financial statements are prepared in accordance with GAAP, which requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reported periods. We have provided a description of all of our significant accounting policies in Note 1 to the Holding audited consolidated financial statements included elsewhere in this prospectus. We believe that of these significant accounting policies, the following may involve a higher degree of judgment or complexity.

  Vendor Allowances

        We receive allowances from many of the vendors whose products we stock in our supermarkets. Allowances are received for a variety of merchandising activities, which consist of the inclusion of vendor products in our advertising, placement of vendor products in prominent locations in our supermarkets, introduction of new products, slotting fees, exclusivity rights in certain categories of products and temporary price reductions offered to customers on products held for sale. We also receive vendor allowances associated with buying activities such as volume purchase rebates and rebates for purchases made during specific periods.

        We record a receivable for vendor allowances for which we have fulfilled our contractual commitments but have not received payment from the vendor. When payment for vendor allowances is received prior to fulfillment of contractual terms or before the programs necessary to earn such allowances are initiated, we record such amounts as deferred income or vendor allowances received in advance, respectively, which are classified within accrued expenses and other current liabilities and other long-term liabilities in the consolidated balance sheets. Once all contractual commitments have been met, we record vendor allowances as a reduction of the cost of inventory. Due to system constraints and the nature of certain allowances, it is sometimes not practicable to apply allowances to the item cost of inventory. In those instances, the allowances are applied as a reduction of merchandise costs using a rational and systematic methodology, which results in the recognition of these incentives when the inventory related to the vendor consideration received is sold based on an inventory turns calculation. Accordingly, when the inventory is sold, the vendor allowances are recognized as a reduction of the cost of goods sold. The amount and timing of recognition of vendor allowances, as well as the amount of vendor allowances remaining as deferred income or vendor allowances received in advance, requires management judgment and estimates. Management determines these amounts based on estimates of current year purchase volume using forecasted and historical data and review of average inventory turnover. These judgments and estimates impact our reported operating earnings and accrued deferred income.

  Inventory Valuation

        We value inventories at the lower of cost or market using the last-in, first-out ("LIFO") method. Our inventory balances consist primarily of finished goods. Inventory costs include the purchase price of the product and freight charges to deliver the product and are net of certain cash or non-cash consideration received from vendors.

        Cost is determined using the retail method. Under the retail method, the valuation of inventories, and the resulting gross margins, is determined by applying a cost-to-retail ratio for various groupings of similar items to the retail value of inventories. Inherent in the retail inventory method calculations are certain management judgments and estimates which could impact the ending inventory valuation at cost, as well as the resulting gross margins. Our cost to retail ratios contain uncertainties as the calculation requires management to make assumptions and apply judgment regarding inventory mix, inventory spoilage and shrink. Because of the significance of the judgments and estimation processes, it is likely that materially different amounts could be recorded if we used different assumptions or if the underlying circumstances were to change.

        Physical inventory counts are taken on a cycle basis. We record an estimated inventory shrinkage reserve for the period between each store's last physical inventory and the consolidated balance sheet date.

  Impairment of Tradename

        In accordance with the provisions of ASC 350, "Intangibles-Goodwill and Other" ("ASC 350"), we do not amortize the Tops tradename, which is deemed to have an indefinite useful life.

        The Tops tradename is tested for impairment whenever events or circumstances make it more likely than not that an impairment may have occurred, or at least annually, in accordance with ASC 350. We have identified December 1 as the impairment test date for the Tops tradename. Our impairment review is based on a relief from royalty method that requires significant judgment with respect to future volume, revenue and expense growth rates, and the selection of the appropriate discounts and royalty rates.

        Our management uses estimates based on expected trends in making these assumptions. An impairment loss, if necessary, is recorded for the difference between the carrying value and the net present value of estimated cash flows, which represents the estimated fair value of the asset. We did not recognize any losses during the 28-week period ended July 17, 2010, Fiscal 2009, Fiscal 2008, the Fiscal 2007 Successor Period or the Fiscal 2007 Predecessor Period. In connection with our December 1, 2009 Tops tradename impairment review, the fair value of the tradename was approximately 20% greater than the carrying amount of tradename.

  Impairment of Long-lived Assets

        It is our policy to review our long-lived assets for possible impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. Factors we consider important, and which could trigger an impairment review, include the following:

  •
  significant under-performance of a store in relation to expectations;

  •
  significant negative industry or economic trends; and

  •
  significant change or planned changes in our use of the assets.

        We determine whether the carrying value of our long-lived assets, including property and equipment, and finite-lived intangible assets may not be recoverable based upon the existence of one or more of the foregoing or other indicators of impairment. We determine if impairment exists relating to long-lived assets by comparing future undiscounted cash flows to the asset's carrying value. If the carrying value is greater than the undiscounted cash flows, we measure the impairment as the amount by which the carrying value of the assets exceeds the fair value of the assets. The projected cash flows for each asset group considers multiple factors including store sales over its remaining lease term, including sales trends, labor rates, commodity costs and other operating cost assumptions. Because of the significance of long-lived assets and finite-lived intangible assets and the judgments and estimates that go into the fair value analysis, we believe that our policies regarding impairment are critical.

  Acquisition Accounting

        We account for business combinations under the acquisition method of accounting in accordance with ASC 805, "Business Combinations" ("ASC 805"). As required by ASC 805, assets acquired and liabilities assumed in a business combination are recorded at their respective fair values as of the business combination date. The most difficult estimations of individual fair values are those involving long-lived assets, such as property and equipment and intangible assets. We use available information to make these fair value determinations and, when necessary, engage an independent valuation specialist to assist in the fair value determination of the acquired long-lived assets.

        Due to the size and timing of the acquisition of Penn Traffic, the preliminary allocation of the purchase price is based upon management's best estimates of fair value as of the acquisition date using information as of the date of this prospectus and is subject to adjustments. The valuations will be finalized within 12 months of the closing of the Acquisition. As the valuations are finalized, any changes to the preliminary valuation of assets acquired and liabilities assumed may result in material adjustments to the fair value of property and equipment, inventory and identifiable intangible assets acquired, and will be adjusted retrospectively.

  Leases

        We lease buildings and equipment under operating and capital lease arrangements. In accordance with ASC 840, "Leases," we classify our leases as capital leases when the lease agreement transfers substantially all risks and rewards of ownership to us. For leases determined to be capital leases, the asset and liability are recognized at an amount equal either to the fair value of the leased asset or the present value of the minimum lease payments during the lease term, whichever is lower. Leases that do not qualify as capital leases are classified as operating leases, and the related lease payments are expensed on a straight-line basis (taking into account rent escalation clauses) over the lease term, including, as applicable, any rent-free period during which we have the right to use the asset. Determining whether a lease is a capital or an operating lease requires judgment on various aspects that include the fair value of the leased asset, the economic life of the leased asset, whether or not to include renewal options in the lease term and determining an appropriate discount rate to calculate the present value of the minimum lease payments.

  Self-Insurance Programs

        We primarily are self-insured for costs related to workers' compensation and general liability claims. As of July 17, 2010, our workers' compensation and general liability reserves were $9.7 million and $1.8 million, respectively. The liabilities represent our best estimates, using generally accepted actuarial reserving methods, of the ultimate obligations for reported claims plus those incurred but not reported for all claims incurred through the balance sheet date. We establish case reserves for reported claims using case-basis evaluation of the underlying claim data and we update as information becomes known.

        For both workers' compensation and general liability claims, we have purchased stop-loss coverage to limit our exposure to any significant exposure on a per claim basis. We are insured for covered costs in excess of these per claim limits. We account for the liabilities for workers' compensation and general liability claims on a present value basis utilizing a risk-adjusted discount rate.

        The assumptions underlying the ultimate costs of existing claim losses are subject to a high degree of unpredictability, which can affect the liability recorded for such claims. For example, variability in inflation rates of health care costs inherent in these claims can affect the amounts realized. Similarly, changes in legal trends and interpretations, as well as a change in the nature and method of how claims are settled, can affect ultimate costs. Our estimates of liabilities incurred do not anticipate significant changes in historical trends for these variables, and any changes could have a considerable effect on future claim costs and currently recorded liabilities.

  Income Taxes

        We account for income taxes using the liability method in accordance with ASC 740, "Income Taxes" ("ASC 740"). Under this method, deferred tax assets and liabilities are determined based upon differences between the financial reporting and the tax basis of assets and liabilities, including net operating loss ("NOL") carry forwards and federal tax credits, and are measured using the enacted tax rates expected to apply to taxable income in the periods in which the deferred tax assets or liabilities are expected to be realized or settled. Beginning in the Fiscal 2007 Successor Period, we adopted ASC 740 to assess and record income tax uncertainties. In relation to recording the provision for income taxes, management must estimate the future tax rates applicable to the reversal of temporary differences, make certain assumptions regarding whether book/tax differences are permanent or temporary, and if temporary, the related timing of expected reversal. Also, estimates are made as to whether taxable operating income in future periods will be sufficient to fully recognize any gross deferred tax assets. If recovery is not likely, we must increase our provision for taxes by recording a valuation allowance against the deferred tax assets that we estimate will not ultimately be recoverable. Alternatively, we may make estimates about the potential usage of deferred tax assets that decrease our valuation allowances. The calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax regulations. Significant judgment is required in evaluating our tax positions and determining our provision for income taxes. During the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. We establish reserves for uncertain tax positions when we believe that certain tax positions do not meet the more likely than not threshold. We adjust these reserves in light of changing facts and circumstances, such as the outcome of a tax audit or the lapse of the statute of limitations. The provision for income taxes includes the impact of reserve provisions and changes to the reserves that are considered appropriate.

  Recent Accounting Pronouncements—Not Yet Adopted

        Recent accounting pronouncements are included in Note 2 to our unaudited consolidated financial statements as of and for the 28-week period ended July 17, 2010 included elsewhere in this prospectus.

Quantitative and Qualitative Disclosures about Market Risk

        We do not utilize financial instruments for trading or other speculative purposes, nor do we utilize leveraged financial instruments.

        We use derivative financial instruments from time to time, primarily to manage our exposure to fluctuations in interest rates and, to a lesser extent, adverse fluctuations in commodity prices and other market risks. As a matter of policy, all of our derivative positions are intended to reduce risk by hedging an underlying economic exposure. Because of the high correlation between the hedging instrument and the underlying exposure, fluctuations in the value of the instruments generally are offset by reciprocal changes in the value of the underlying exposure. The interest rate derivatives we use are straightforward instruments with liquid markets.

        We manage our exposure to interest rates and changes in the fair value of our debt instruments primarily through the strategic use of variable and fixed rate debt, and interest rate swaps. As of July 17, 2010, we did not have any outstanding interest rate swaps designated as fair value or cash flow hedges.

        The table below provides information about our underlying debt portfolio as of July 17, 2010. The amounts shown for each year represent the contractual maturities of long-term debt, excluding capital leases, as of July 17, 2010. Interest rates reflect the weighted average rate for the outstanding instruments. The Fair Value column includes the fair value of our debt instruments as of July 17, 2010. Refer to Note 1 of our unaudited consolidated financial statements as of and for the 28-week period ended July 17, 2010 included elsewhere in this prospectus.

	Expected Fiscal Year of Maturity
(Dollars in thousands)	Remainder 2010	2011	2012	2013	2014	Thereafter	Fair Value
Debt
Fixed rate	$179	$404	$434	$2,295	$280	$350,165	$351,132
Average interest rate	10.1%	10.1%	10.1%	10.1%	10.1%	10.1%

  Commodity Price Risk

        We purchase products that are impacted by commodity prices and are therefore subject to price volatility caused by weather, market conditions and other factors, which are not considered predictable or within our control.

BUSINESS

        We are a leading supermarket retailer in our Upstate New York and Northern Pennsylvania markets. Introduced in 1962, our Tops brand is widely recognized as a strong retail supermarket brand name in Upstate New York supported by strong customer loyalty and attractive supermarket locations. We are headquartered in Williamsville, New York.

        On January 29, 2010, we completed the acquisition of substantially all assets and certain liabilities of Penn Traffic and its subsidiaries, including its 79 retail supermarkets. These supermarkets now operate under the banners of Tops, P&C, Quality Markets and Bi-Lo in Upstate New York and Northern Pennsylvania. As of the date of this prospectus, we have retained 55 supermarkets. In August 2010, the Federal Trade Commission ("FTC") issued a Proposed Order that would require us to sell seven of these retained supermarkets. The Proposed Order is subject to public comment until September 7, 2010, after which time the FTC is expected to approve a Final Order. The remaining 24 supermarkets have been closed, sold or liquidated. We currently operate 127 corporate retail supermarkets with an additional five franchise supermarkets.

        Our revenues are earned and cash is generated as consumer products are sold to customers in our supermarkets. We earn income predominantly by selling products at price levels that produce revenues in excess of our costs to make these products available to our customers. Such costs include procurement and distribution costs, facility occupancy and operational costs, and overhead expenses.

Employees

        We employ approximately 12,700 associates. Approximately 91% of these associates are members of Local One and two additional unions that represented certain of the employees from the retained Penn Traffic supermarkets. The remaining of these associates are non-union and primarily function in management, pharmacist roles and as field support staff. We currently have five collective bargaining agreements with Local One, all of which are scheduled to expire between April 2011 and July 2011, and two additional union agreements which are scheduled to expire in March 2012 and April 2013.

Store Profile and Location

        We operate 127 corporate full-service supermarkets with an additional five franchise supermarkets under the Tops, P&C, Quality Markets and Bi-Lo banners.

        Substantially all of our supermarkets are either freestanding or located in small neighborhood shopping centers. We believe that our stores are strategically positioned and clustered in an efficient and targeted manner, focusing on Upstate New York's key regions.

        Our supermarkets are located in the following markets:

Market	Number of Stores
Buffalo, NY	53
Syracuse / Mid State, NY	34
Rochester, NY	23
Pennsylvania	17

Total Supermarkets	127

        We have a variety of store sizes and formats that are tailored to the specific needs of the local communities in which we operate. Substantially all of our supermarkets are open 24 hours a day, 7 days a week. The following summarizes the number of stores by size categories as of the date of this prospectus:

Square Feet	Number of Stores
75,000 and above	22
50,000 to 74,999	38
25,000 to 49,999	51
Under 25,000	16

Total	127

        In August 2010, the FTC issued a Proposed Order that would require us to sell seven of the acquired Penn Traffic supermarkets due to the geographic overlap with existing Tops supermarkets. The Proposed Order is subject to public comment until September 7, 2010, after which time the FTC is expected to approve a Final Order. Furthermore, we may continue to look for opportunities to further optimize our store profile. This could involve, among other things, disposals of, or closing down of, additional stores and other restructuring initiatives.

Competition

        The supermarket industry is highly competitive. We compete with various types of retailers, including local, regional and national supermarket retailers, convenience stores, retail drug chains, national general merchandisers and discount retailers, membership clubs, warehouse stores and independent and specialty grocers. Some of our larger national competitors may have an advantage through stronger buying power and more significant capital resources. We also face heightened competition from restaurants and fast food chains due to the increasing portion of household food expenditures directed to the purchase of food prepared outside the home. In addition, other national or international supermarket or comparable store operators could enter our markets.

Segments

        We operate 127 corporate retail supermarkets with an additional five franchise supermarkets. Across all 127 retail supermarkets, we operate one store format where each supermarket offers the same general mix of products with similar pricing to similar categories of customers. We have concluded that each individual supermarket is an operating segment. Our retail operations, which represent substantially all of our consolidated sales, earnings and total assets, are our only reportable segment.

        These 127 operating segments have been aggregated into one reportable segment because, in our judgment, the operating segments have similar historical economic characteristics and are expected to have similar economic characteristics and long-term financial performance in the future. The principal measures and factors we considered in determining whether the economic characteristics are similar are gross margin percentage, capital expenditures, competitive risks and employee labor agreements. In addition, each operating segment has similar products and types of customers, similar methods of distribution, and a similar regulatory environment.

Merchandising

        Our supermarkets provide a wide variety of high quality nationally advertised food and non-food products, local specialties and quality private label items. In addition, we offer services such as full-service in-store butchers, home meal replacement items, delicatessens, bakeries, organic products, floral departments, greeting cards and a wide variety of health and beauty care items. Our merchandising strategy has created strong brand recognition in the markets in which we operate. We position our Tops supermarkets as "one-stop shops," including such services as pharmacies, Tops branded fuel stations, in-store banking and Tim Hortons full-service restaurants or self-service coffee and donut kiosks. As of July 17, 2010, 80 of our supermarkets offered pharmacy services and 35 fuel centers were in operation. We are the only conventional supermarket chain to offer gasoline in our Buffalo, New York and Rochester, New York markets. Additionally, we drive customer loyalty through Tops' successful bonus card programs. These programs provide loyalty incentives through price discounts and special promotions, including discounts on gasoline prices at our gas stations. The program also provides us with valuable customer data. Through the accumulation of this information, we are able to identify our customers' shopping patterns, preferences and demographics, and optimize our merchandising and inventory management. We have converted or plan to convert the retained Penn Traffic supermarkets to the Tops banner.

Sources of Supply

        For the 28-week period ended July 17, 2010 and Fiscal 2009, approximately 61% and 60%, respectively, of our products were supplied by C&S. Although there are a limited number of distributors that can supply our stores, we believe that other suppliers could provide similar product on comparable terms.

        In November 2009, we entered into a new definitive agreement with C&S whereby C&S agreed to provide warehousing, logistics, procurement and purchasing services in support of our entire supply chain. The agreement expires on September 24, 2016. The agreement provides that the actual costs of performing the services will be reimbursed to C&S on an "open book" or "cost-plus" basis, whereby the parties will negotiate annual budgets that will be reconciled against actual costs on a periodic basis. The parties will also annually negotiate services, specifications and performance standards that will govern warehouse operations. The agreement defines the parties' respective responsibilities for the procurement and purchase of merchandise intended for use or resale in our stores, as well as the parties' respective remuneration for warehousing and procurement/purchasing activities. In consideration for the services it provides under the agreement, C&S will be paid an annual fee and will have incentive income opportunities based upon our cost savings and increases in retail sales volume.

        As a result of the Acquisition, all of Penn Traffic's arrangements with C&S were replaced with our existing arrangements with C&S as described above. C&S supplied substantially all of Penn Traffic's inventory, and therefore, the proportion of our products supplied by C&S has increased. Due to the acquisition of incremental supermarkets, the amount of the management fee payable by us under our existing supply agreement with C&S was increased following the closing of the Acquisition commensurate with the supermarkets acquired from Penn Traffic, net of those supermarkets subsequently sold, liquidated or closed.

        In February 2008, we entered into a three-year supply contract with McKesson Corporation ("McKesson") for the supply of substantially all of our prescription drugs and other health and beauty care products requirements. Tops is required to purchase a minimum of $360 million of product during the contract term. We purchased $81.4 million and $132.4 million of product under this contract during the 28-week period ended July 17, 2010 and Fiscal 2009, respectively. We could be subject to financial penalties if we fail to meet minimum volume requirements under this contract.

Licenses and Trademarks

        Our stores require a variety of licenses and permits that are renewed on a periodic basis. Payment of a fee is generally the only condition to maintaining such licenses and permits. We maintain registered trademarks for nearly all our store banner tradenames and private label brand names, including Tops and Tops Friendly Markets. We license the BONUSCARD trademark from Ahold IP, Inc. Trademarks are generally renewable on a 10 year cycle. In connection with the Acquisition, we also acquired trademarks from Penn Traffic. We intend to convert a majority of the retained Penn Traffic supermarkets to the Tops banner by the conclusion of 2010. We consider trademarks an important way to establish and protect our brands in a competitive environment.

Government Regulation

        We are subject to regulation by a variety of governmental authorities, including federal, state and local agencies that regulate trade practices, building standards, labor, health and safety matters. We are also subject to the oversight of government agencies that regulate the distribution and sale of alcoholic beverages, pharmaceuticals, tobacco products, milk and other agricultural products and other food items. We believe that our locations are in material compliance with such laws and regulations. See "Risk Factors—Risks Related to Our Business—Various aspects of our business are subject to federal, state and local laws and regulations. Our compliance with these regulations may require additional capital expenditures and could materially adversely affect our ability to conduct our business as planned."

Environmental Matters

        We are subject to various federal, state and local environmental laws and regulations, including those relating to underground storage tanks, the release or discharge of regulated materials into the air, water and soil, the generation, storage, handling, use, transportation and disposal of regulated materials, the exposure of persons to regulated materials, remediation of contaminated soil and groundwater and the health and safety of our employees.

        Certain environmental laws, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), impose strict, and under certain circumstances, joint and several, liability on the owner and operator, as well as former owners and operators of properties, for the costs of investigation, removal or remediation of contamination, and also impose liability for any related damages to natural resources. In addition, under CERCLA and similar state laws, as persons who arrange for the transportation, treatment or disposal of regulated materials, we also may be subject to similar liability at sites where such regulated materials come to be located. We may also be subject to third-party claims alleging property damage and/or personal injury in connection with releases of or exposure to regulated materials at, from or in the vicinity of our current or formerly owned or operated properties or off-site waste disposal sites.

        We are required to make financial expenditures to comply with regulations governing underground storage tanks which store gasoline or other regulated substances adopted by federal, state and local regulatory agencies. Pursuant to the Resource Conservation and Recovery Act of 1976, as amended, the federal Environmental Protection Agency, or EPA, has established a comprehensive regulatory program for the detection, prevention, investigation and cleanup of leaking underground storage tanks. State or local agencies are often delegated the responsibility for implementing the federal program or developing and implementing equivalent or stricter state or local regulations. We have a comprehensive program in place for performing routine tank testing and other compliance activities which are intended to promptly detect and investigate any potential releases. In addition, the Federal Clean Air Act and similar state laws impose requirements on emissions to the air from motor fueling activities in certain areas of the country, including those that do not meet state or national ambient air quality standards. These laws may require the installation of vapor recovery systems to control emissions of volatile organic compounds to the air during the motor fueling process. We believe we are in compliance in all material respects with applicable environmental requirements, including those applicable to our underground storage tanks. We also have an insurance program to cover clean up costs and third party damages resulting from certain releases of regulated materials. However, there can be no assurance that our insurance will be adequate or available to cover all costs, or that changes in existing requirements or their enforcement, or discovery of previously unknown conditions will not result in significant costs in the future.

Properties

        As of the date of this prospectus, we operate 127 corporate retail supermarkets with an additional five franchise supermarkets under the Tops, P&C, Quality Markets and Bi-Lo banners. We lease 114 of the corporate supermarkets that we operate and own the remaining 13 corporate supermarkets.

  Owned Properties

        As of the date of this prospectus, we own nine supermarkets in Bath, Buffalo, Camden, Canastota, Fayetteville, Frewsburg, Pulaski, Randolph and Sherrill, New York, and four supermarkets in Bradford, Sayre, Sheffield and Youngsville, Pennsylvania.

  Leased Properties

        We lease most of our supermarkets, which is typical of companies in the retail industry. We believe our longstanding presence in many of our locations provides us with the advantage of relatively low rents. The average remaining time on our leases, including options to renew, is 26 years.

        We entered into an arrangement with the Town of Lancaster Industrial Development Agency (the "IDA") relating to our warehouse and distribution facility in Lancaster, New York, to effectively maintain our ownership of this facility in a tax efficient manner. Under this arrangement, the facility was conveyed to the IDA and leased back to us pursuant to a lease agreement, which expires by its terms on December 31, 2012, unless terminated earlier. The lease agreement provides that, upon its termination for any reason, title to the facility will be conveyed back to us in exchange for $1.00 plus any outstanding amounts due and payable under the lease agreement. The lease agreement requires us to make a series of payments to the IDA which are effectively rent payments. Pursuant to our current supply agreement with C&S and sublease of the facility to C&S's affiliate Buffalo Logistics LLC, the 906,600 square foot facility is operated by C&S on our behalf, who supplied approximately 61% and 60% of the goods we sold during the 28-week period ended July 17, 2010 and Fiscal 2009, respectively. The facility consists of a one-story food distribution warehouse with refrigerated areas and ancillary buildings. Under the supply agreement, we are required to allow C&S to use the facility to service our supermarkets so long as the agreement is in place.

        We lease both our corporate offices and centralized mail distribution center. Our corporate offices are located in Williamsville, New York. We believe we have adequate facilities and space for our current and future activities. Our mail center is located in Depew, New York and is the central depositary for all mail to the corporate offices and store facilities.

Legal Proceedings

        We are subject to various legal proceedings and claims, either asserted or unasserted, which arise in the ordinary course of business. We are also subject to certain environmental claims. While the outcome of these claims cannot be predicted with certainty, our management does not believe that the outcome of any of these legal matters will have a material adverse effect on our consolidated results of operations, financial position or cash flows.

MANAGEMENT

Executive Officers and Directors

        The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus.

Directors and executive officers	Age	Principal occupation or position
Gary Matthews	52	Chairman
Frank Curci	58	President, Chief Executive Officer and Director
Kevin Darrington	42	Chief Operating Officer and Chief Financial Officer
John Persons	43	Senior Vice President—Operations
Patrick Curran	58	Senior Vice President—Sales and Marketing
Jack Barrett	63	Senior Vice President—Human Resources, Assistant Secretary
Eric Fry	43	Director
Eric Kanter	35	Director
Gregory Josefowicz	58	Director

        Gary Matthews.    Mr. Matthews was appointed Chairman in December 2007. Mr. Matthews is a Managing Director of MSPE. He has led several private equity backed companies and public company business units, including Simmons Bedding Company from November 2006 to June 2007, Sleep Innovations, Inc. from August 2005 to October 2006, Bristol-Myers Squibb World Wide Consumer Medicines from 2001 to 2005 and Derby Cycle Corporation from 1999 to 2001. He also served as Managing Director UK for Diageo/Guinness Limited and as President and CEO of Guinness Import Company between 1996 and 1999 and held senior management positions at PepsiCo from 1991 to 1996 and McKinsey & Company from 1986 to 1991. Mr. Matthews held the title of Chief Executive Officer at Sleep Innovations, Inc. from August 2005 to October 2006. Approximately two years later, on October 3, 2008, Sleep Innovations, Inc. filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. Mr. Matthews currently sits on the Boards of Directors of Learning Care Group and Van Wagner. Mr. Matthews began his career at Procter & Gamble after he graduated with a B.A. from Princeton University. He also holds an M.B.A. from Harvard Business School.

        Frank Curci.    Mr. Curci was appointed President, Chief Executive Officer and Director in December 2007. Mr. Curci brings more than 30 years of experience in the supermarket industry. Most recently, from March 2005 to September 2006, he served as Chief Operating Officer for Alabama-based Southern Family Markets, a subsidiary of C&S Wholesale Grocers where he led the start-up of two chains emphasizing the neighborhood grocery store format. From June 2004 to March 2005, he served as Senior Vice President of Operations at Farmer Jack, a supermarket chain based in Michigan. While at Ahold from July 1995 to June 2003, Mr. Curci was Chief Executive Officer of Tops, and held senior leadership positions at the BI-LO chain in South Carolina and Edwards Super Food stores on the East Coast. Mr. Curci also spent nine years from May 1987 to July 1995, at Mayfair Supermarkets, which operated as Foodtown in New Jersey. He holds an M.B.A. and a B.A. from Rutgers University.

        Kevin Darrington.    Mr. Darrington was appointed Chief Operating Officer and Chief Financial Officer in March 2010. He was Senior Vice President and Chief Financial Officer from March 2008 to March 2010. Prior to joining Tops, he was a Senior Vice President and Chief Accounting Officer at Pathmark stores from May 2006 to February 2008, Chief Financial Officer at Pharmaca Integrative Pharmacy from September 2005 to April 2006 and Vice President and Corporate Controller at Foot Locker Inc. from June 2002 to September 2005. He is a Certified Public Accountant and holds an M.B.A. from Temple University and a B.S. from Indiana University.

        John Persons.    Mr. Persons was appointed Senior Vice President of Operations in December 2007. Mr. Persons has worked for Tops for 25 years. He was Vice President of Operations from November 2000 to December 2007. Mr. Persons began his career in store operations and has held positions of increasing responsibility over that time.

        Patrick Curran.    Mr. Curran was appointed as Senior Vice President of Sales and Marketing in May 2008. Mr. Curran brings more than 40 years of experience in the supermarket industry. Prior to joining Tops, he was the Vice President of Logistics & Chain Supply for Kehe Food Distributors from September 2003 to April 2008. Prior to 2003, Mr. Curran also held positions of increasing responsibility at BI-LO Markets and Jewel Food Stores.

        Jack Barrett.    Mr. Barrett has worked for Tops for over 40 years. Mr. Barrett's areas of responsibility at Tops have included compensation & benefits, labor/associate relations, training and development, communications, diversity, legal compliance and employment. Mr. Barrett was appointed the Vice President of Labor Relations in 1987, Vice President of Human Resources in 1996, and joined the Tops Executive Committee in 2000 as Senior Vice President of Human Resources.

        Eric Fry.    Mr. Fry was appointed Director in September 2009. Mr. Fry is a Managing Director of MSPE. He initially joined Morgan Stanley in 1989 and Morgan Stanley Capital Partners in 1991. He was promoted to Managing Director of Morgan Stanley Capital Partners in 2001. Mr. Fry was a founding partner and Managing Director of Metalmark Capital from September 2004 until he rejoined Morgan Stanley Capital Partners in August 2007. He is a former member of the Investment Committees of Morgan Stanley Global Emerging Markets fund, Morgan Stanley Capital Partners III and Morgan Stanley Capital Partners IV. Mr. Fry served on the Board of Directors of various Morgan Stanley Capital Partners portfolio companies including Cross Country Healthcare, EnerSys and Vanguard Health Systems and currently sits on the Board of Directors of Learning Care Group. Mr. Fry holds a B.S. from The Wharton School of the University of Pennsylvania and an M.B.A. from Harvard Business School.

        Eric Kanter.    Mr. Kanter was appointed Director in September 2009. Mr. Kanter is an Executive Director of MSPE. Mr. Kanter joined Morgan Stanley in August 2003 and most recently was a Vice President in the Firm's Investment Banking Division, working in the Mergers and Acquisitions Group. Prior to joining Morgan Stanley, Mr. Kanter was an Associate at Ryan Enterprises Group from September 1998 to July 2001, the private equity firm for the Patrick G. Ryan family. He began his career at A.T. Kearney, at which he was a Management Consultant from September 1996 to September 1998. Mr. Kanter holds a B.A. from Northwestern University and an M.B.A. from The Wharton School of the University of Pennsylvania.

        Gregory Josefowicz.    Mr. Josefowicz was appointed Director in January 2008. From 1999 to July 2006, Mr. Josefowicz served as Chairman of the Board of Directors and Chief Executive Officer of the Borders Group. Thereafter, until January 2008, Mr. Josefowicz was an advisor to Borders' Board of Directors. Before joining the Borders Group, Mr. Josefowicz served as President of Jewel-Osco, a division of Albertsons, Inc. Mr. Josefowicz currently sits on the Boards of Directors of Petsmart Inc., Winn-Dixie Stores Inc. and United States Cellular Corp. He holds a B.A. from Michigan State University and an M.B.A. from the Kellogg School of Management at Northwestern University.

  Director Independence

        We have no securities listed for trading on a national securities exchange or on an automated inter-dealer quotation system of a national securities association which has requirements that a majority of its Board of Directors be independent. For purposes of complying with the disclosure requirements of this prospectus, we have adopted the definition of independence used by the NASDAQ Stock Market ("NASDAQ"). Though not formally considered by our Board of Directors, we believe that each of our four non-employee directors, Messrs. Matthews, Fry, Kanter and Josefowicz may qualify as an independent director based on the definition of independent director set forth in Rule 5606(a)(2) of the NASDAQ Listing Rules. In this regard, we note that we do not believe that the payments we have made to MSPE in our last three fiscal years have exceeded 5% of MSPE's consolidated gross revenue in any of those years. Our compensation committee is comprised of Messrs. Matthews, Kanter and Josefowicz, all of whom may qualify as an independent director under the NASDAQ's definition of an independent director. Note that under Rule 5615(c) of the NASDAQ Listing Rules, we would be considered a "controlled company" because more than 50% of our voting power for the election of directors is held by another entity. Accordingly, even if we were a listed company on NASDAQ, we would not be required to maintain a majority of independent directors on our board.

  Audit Committee

        Our audit committee is currently comprised of Mr. Matthews and Mr. Kanter. We are a privately held company and do not have any securities listed on any securities exchange. Though not formally considered by our Board of Directors, we believe that Mr. Matthews is an "audit committee financial expert" under the rules of the SEC; however, we do not believe that Mr. Matthews or Mr. Kanter would be considered "independent" under the NASDAQ Listing Rules that are applicable to audit committee members because of their relationships with certain funds that hold significant interests in the Company.

  Additional Information

        In the first half of 2003, certain accounting irregularities were discovered at Ahold's US Foodservice business, a unit that was operated independently of Tops, as a result of which Ahold and several of its employees were the subject of investigations by the SEC and the Department of Justice (the "DOJ") and a federal class action lawsuit. These investigations and the class action lawsuit were primarily focused on Ahold's US Foodservice business. In response to these discoveries, Ahold conducted an internal accounting investigation of substantially all of its businesses which identified numerous accounting irregularities largely related to vendor allowances and rebates at its various business units, including some at Tops. At this time, although Mr. Curci was the Chief Executive Officer of Tops, the accounting and finance functions for Tops had been consolidated with Ahold USA's operations under a shared services arrangement located in Carlisle, Pennsylvania. Mr. Curci resigned from his position at Tops in June 2003. He did not participate in any discussions with the SEC or the DOJ and he was not the subject of any regulatory, civil or criminal action or settlement.

Executive Compensation

  Compensation Discussion and Analysis

        Our executive compensation program is overseen by the Compensation Committee of our Board of Directors (the "Compensation Committee"). The Board of Directors generally discusses compensation issues during full board meetings, but the Compensation Committee has ultimate responsibility for making recommendations to the Board of Directors and discharging decisions of the Board of Directors relating to the compensation of our named executive officers. Our chief executive officer ("CEO") reviews compensation for all of our named executive officers except our CEO and chief operating officer and chief financial officer ("COO/CFO") and makes compensation recommendations to the Compensation Committee. The Compensation Committee then evaluates the CEO's recommendations and conducts its own independent review and evaluation of the CEO and COO/CFO's compensation and makes a final recommendation to the Board of Directors with respect to compensation for all named executive officers based on several factors, including individual performance, business results and general information related to compensation at other private companies. The Board of Directors, in consultation with the Compensation Committee, then reviews these recommendations and makes all final compensation decisions for our named executives by exercising its discretion in accepting, modifying or rejecting any management recommendations. The Board of Directors generally approves any changes to base salary levels, bonus opportunities and other annual compensation components on or before May 1 of each fiscal year, with such changes becoming effective as of May 1.

        This Compensation Discussion and Analysis describes our compensation program for named executive officers and the basis for decisions regarding their compensation for Fiscal 2009. Our named executive officers for Fiscal 2009 are Messrs. Curci, Darrington, Persons, Curran and Barrett.

  What is our compensation philosophy?

        Our guiding compensation philosophy has been to provide a total pay package that motivates our named executive officers to achieve our short-term and long-term business goals. To sustain our performance, we need to attract and retain superior executive talent; to reward successful performance by our executives and the Company by linking a portion of compensation to future financial and business results; and to further align the interests of executive officers with those of our ultimate stockholders by providing long-term equity compensation.

        What are the key principles that influenced our Fiscal 2009 compensation decisions?

        We use the following core principles and practices to set the pay of our named executive officers:

  •
  Our Compensation Committee reviews individual and corporate performance, business results and general information related to compensation at other private companies in setting the compensation level for our CEO and COO/CFO. A similar process is used in formulating the recommendations to the Compensation Committee for the compensation levels of the other named executive officers.

  •
  We use both subjective and objective measures of performance in setting the annual incentive compensation levels for named executive officers. The primary objective measures that we use are adjusted EBITDA, sales volume, and debt paydowns (described below). We also have the discretion to make adjustments to annual incentive compensation levels based on business considerations or individual performance as described below.

  •
  We do not provide special retirement arrangements (other than the 401(k) Retirement Savings Plan available to all non-union employees) or significant personal benefits for our named executive officers.

        What key compensation decisions has the Compensation Committee made for Fiscal 2010?

        In May 2010, the Board of Directors approved base salary increases for each of our named executive officers, all of which resulted in increases of five percent or less, with the exception of Messrs. Darrington and Persons, whose increases were in the amounts of 16.6 percent and 14.5 percent, respectively. In addition, we entered into employment agreements with Messrs. Persons and Barrett.

  What are the components of our compensation program?

        Our compensation and benefits programs have historically consisted of the following components:

  •
  Total compensation consisting of:

  •
  Base salary;

  •
  Annual cash bonus awards; and

  •
  Long-term equity incentive awards;

  •
  Participation in broad-based retirement, health and welfare benefits;

  •
  Severance and change of control protections; and

  •
  Limited perquisites.

  How do we determine the portion of total compensation allocated to base salary?

        A named executive officer's base salary is a fixed component of compensation and does not vary depending on the level of performance achieved. Base salaries are determined for each named executive based on his or her position and responsibility. We review the base salaries for each named executive annually as well as at the time of any promotion or significant change in job responsibilities, and we consider individual and Company performance over the course of the year. The base salary for each named executive for Fiscal 2009 is reported in the succeeding Summary Compensation Table.

        How did we determine the amount of the annual cash bonus for Fiscal 2009 that we paid to each of our named executive officers?

        The annual cash bonus for executive officers is designed to reward our executives for the achievement of Company-wide annual financial goals.

        For Fiscal 2009, the Board of Directors determined that the target annual cash bonus for each named executive officer, with the exception of the CEO, would be 60 percent of his actual Fiscal 2009 base salary, and the target annual cash bonus for the CEO would be 100 percent of his actual Fiscal 2009 base salary. The percentage of their target bonus that is paid is determined in part pursuant to objective Company-wide performance measures (described below) and in part pursuant to subjective discretionary considerations by the Board of Directors. In Fiscal 2009, 75 percent of our named executive officers' bonus realization (with the exception of the CEO) was determined based on objective performance measures, and 25 percent of their bonus realization was determined in the discretion of the Board of Directors. For the CEO, 50 percent of his bonus realization was based on objective performance measures and 50 percent was based on the Board of Directors' discretionary considerations. Named executive officers were then paid a percentage of their target bonus amounts based on these objective and subjective considerations.

        In administering the Fiscal 2009 bonus program for the named executive officers, the Compensation Committee considered three objective performance measures and target achievement levels for those measures to determine the bonus levels for Fiscal 2009. The performance measures were: (i) Fiscal 2009 adjusted EBITDA, which represents earnings before interest, incomes taxes, depreciation and amortization, as adjusted to exclude certain one-time and non-cash expenses and to include expenses related to capital leases; (ii) Fiscal 2009 sales volume, which measure excludes gasoline sales and income related to franchise fees; and (iii) Fiscal 2009 debt paydowns, which measure excludes capital lease principal payments. Adjusted EBITDA, sales volume, and debt paydowns were weighted as 50 percent, 30 percent and 20 percent, respectively, of the total objective Company performance measure. We selected these metrics on which to base the annual bonus for Fiscal 2009 because we believe they represent the primary measures that created value for shareholders in Fiscal 2009.

        The target achievement levels in Fiscal 2009 for each performance measure were as follows: (i) an adjusted EBITDA of $82,694,247; (ii) $1,582,794,142 in sales volume; and (iii) $40,000,000 in debt paydowns. Our actual Fiscal 2009 results produced (x) $80,237,171 in adjusted EBITDA; (y) $1,547,907,710 in sales volume; and (z) $39,766,864 in debt paydowns. Based on these results, the Compensation Committee determined that the objective portion of each named executive officer's annual bonus would be paid at 80 percent of the target amount. The Compensation Committee then determined that it would pay the subjective portion of each named executive officer's annual bonus at 80 percent of his target amount. Accordingly, each named executive officer was awarded 80 percent of his target bonus amount. The annual cash bonus amount paid for each named executive for his Fiscal 2009 service is reported in the succeeding Summary Compensation Table.

        The following table shows, for each performance measure considered for Fiscal 2009, (i) the target performance level established by the Board of Directors before the beginning of the fiscal year, and (ii) the actual Fiscal 2009 results.

Performance Measure	Target Level	Actual Fiscal 2009 Results
Adjusted EBITDA	$82,694	$80,237
Sales volume	$1,582,794	$1,547,908
Debt paydowns	$40,000	$39,767

  What types of long term incentive programs do we maintain for our named executive officers?

        Our primary vehicle for offering long-term incentives is the Tops Holding Corporation 2007 Stock Incentive Plan (the "2007 Stock Plan"), under which we have granted discretionary stock options to certain key executives and directors. We believe that granting Company stock options is the best method of motivating our executive officers to manage our Company in a manner that is consistent with the interests of our Company and our stockholders. We also regard our equity program as a key retention tool. Retention is an important factor in our determination of the number of shares to be issued upon exercise of each option grant and the vesting schedules and other terms of these grants.

  Stock Option Adjustment and Special Cash Retention Bonus

        In October 2009, we effected a significant debt refinancing, and we paid a $105 million cash dividend to our owners. As a result of this recapitalization, we equitably adjusted the outstanding stock options held by our named executive officers by reducing the exercise price of the stock options from $1,000 to $400. We intend for this adjustment to comply with applicable tax laws, and we do not intend for this adjustment to be treated as the grant of a new stock right or a change in the form of payment of outstanding options for purposes of applicable tax laws.

        In addition to the stock option adjustment, to further compensate our named executive officers for the extraordinary dividend, we also granted our named executive officers an additional cash bonus to be paid on each scheduled vesting date of the named executive officers' options, subject to their continued employment through each vesting date. Messrs. Curci, Persons, Darrington, Curran and Barrett were each granted $1,350,000, $499,950, $750,150, $249,998 and $175,000, respectively. The payment of this special cash retention bonus would accelerate upon each named executive officer's termination of employment without cause within one year following a change of control of the Company. For more information regarding the stock option adjustment and the special cash retention bonus, please see Notes 1 and 16 of our audited consolidated financial statements included elsewhere in this prospectus.

  Amendment of 2007 Stock Incentive Plan

        As part of its review of Fiscal 2009 compensation, the Board of Directors also amended the 2007 Stock Plan to provide that in the event of a change of control of the Company, any unvested awards will automatically vest and become exercisable on the effective date of the change of control. Prior to the amendment, the 2007 Stock Plan provided that unvested awards would accelerate and become exercisable upon the participant's termination of employment without cause within the one-year period following a change of control of the Company. For more information regarding the 2007 Stock Plan amendment, please see the section entitled "2007 Stock Incentive Plan" following the Grants of Plan Based Awards table.

  What other significant policies apply to our named executive officers?

        Retirement and Other Benefits.    Our named executive officers participate in our 401(k) retirement savings plan, which is available to all of our non-union employees. We do not offer any additional retirement benefits to our named executive officers. Our benefits package for our named executive officers includes health, welfare and life insurance benefits, all of which are also available to other non-union employees. We also offer our named executive officers the use of a company car, and we pay for their long-term disability coverage.

        Severance and Change of Control Arrangements.    The severance and change of control arrangements in place for each of our named executive officers represent amounts that we believe are necessary to retain our executives in light of market and other uncertainties and are consistent with competitive pay practices. Messrs. Curci, Darrington and Curran are entitled to certain severance benefits in the event of their termination of employment without cause under their respective employment agreements. Messrs. Persons and Barrett do not have stand-alone employment or severance agreements, and upon their termination of employment, their severance benefits would be determined under our general Company policy. In addition, our 2007 Stock Plan, as amended in October 2009, provides that upon the Company's change of control, all unvested equity awards outstanding under the plan will automatically vest. We have also entered into special cash retention bonus agreements with each named executive officer, as described above, which permit the Board of Directors, in its sole discretion, to accelerate the payment of any unvested portion of the special cash retention bonus upon the Company's change of control. We believe that these arrangements are necessary to retain the services of our named executive officers and to afford them reasonable severance protection so that they can focus on realizing value for shareholders in the event of a change of control and other circumstances that could result in a loss of employment. The Compensation Committee periodically reviews these arrangements and adjusts them to take into account market information and our evolving business goals.

        Forgiveness of Loan for Relocation Expenses.    In 2009, we made a five-year loan to Mr. Darrington, in the amount of $245,000, in connection with his relocation expenses, including losses incurred by Mr. Darrington in connection with the sale of his prior residence. In March 2010, the Board of Directors forgave the loan balance and related accrued interest based on Mr. Darrington's performance in Fiscal 2009. In Fiscal 2010, the Board of Directors provided Mr. Darrington with an additional amount of $186,879, to account for taxes that he may incur as a result of the forgiveness.

  Compensation Committee Report

        We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this prospectus.

Gary Matthews, Chairperson
Eric Kanter
Gregory Josefowicz

Summary Compensation

        The table below sets forth the annual compensation earned during Fiscal 2009 by our CEO, our COO/CFO and each of our next three most highly compensated executives, our "named executive officers," as of January 2, 2010:

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(3)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Frank Curci	2009	$500,000	$—	$—	$—	$400,000	$—	$65,531	$965,531
President, Chief Executive
Officer and Director
Kevin Darrington	2009	$300,000	$254,916	$—	$—	$144,000	$—	$40,949	$729,949
Chief Operating Officer and
Chief Financial Officer
John Persons	2009	$240,000	$—	$—	$—	$115,200	$—	$32,652	$387,852
Senior Vice President—
Operations
Patrick Curran	2009	$240,000	$—	$—	$—	$115,200	$—	$32,649	$387,849
Senior Vice President—
Sales and Marketing
Jack Barrett	2009	$210,000	$—	$—	$—	$100,800	$—	$34,766	$345,556
Senior Vice President—
Human Resources

(1)
Mr. Darrington's bonus amount represents the Company's forgiveness of a five-year loan that the Company made to Mr. Darrington in 2009 in connection with his relocation expenses. The Board of Directors discretionarily decided to forgive this loan and any interest accrued thereon based on Mr. Darrington's performance and service during Fiscal 2009. This decision was formalized under a March 2010 board resolution. The Board of Directors has also provided Mr. Darrington with an additional amount of $186,879 in Fiscal 2010 to account for any taxes he may incur as a result of the loan forgiveness.

(2)
The amounts represent cash paid in March 2010 under our annual cash bonus plan for performance in Fiscal 2009.

(3)
The amounts represent life insurance premiums, long term disability premiums, 401(k) matching contributions and the Company's incremental cost of the named executive officers' use of a company car. Mr. Curci's long-term disability premiums paid by the Company in Fiscal 2009 totaled $43,286. None of the other personal benefits or perquisites provided to named executive officers exceeded $25,000 in Fiscal 2009. No tax gross-up reimbursements are payable for any of these benefits.

Equity And Non-Equity Incentive Plans

        The table below sets forth equity and non-equity compensation awards granted to our named executive officers during Fiscal 2009:

Grants of Plan-Based Awards

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
Name	Threshold(1)	Target(1)	Maximum(1)
	(c)	(d)	(e)
Frank Curci	$—	$500,000	$—
Kevin Darrington	$—	$180,000	$—
John Persons	$—	$144,000	$—
Patrick Curran	$—	$144,000	$—
Jack Barrett	$—	$126,000	$—

(1)
Represents annual incentive award targets under our annual cash bonus plan. The awards for the named executive officers did not have threshold or maximum amounts.

2007 Stock Incentive Plan

        We maintain one equity incentive plan, the 2007 Stock Plan, under which Board of Directors may grant stock option awards to directors, eligible employees, consultants and independent contractors. There are 11,111 shares of common stock reserved under the 2007 Stock Plan, which shares remain issuable until issued pursuant to a participant's exercise of a stock option. The terms of any stock option granted under the 2007 Stock Plan are generally set forth in an option agreement with the grantee; nonetheless, the exercise price for stock options awarded under the plan must equal or exceed the fair market value on the date of grant and the term of any option granted may not exceed ten years. Upon a participant's exercise of a stock option, he or she is required to be bound by and comply with the Shareholders' Agreement (described in Note 16 of our audited consolidated financial statements included elsewhere in this prospectus). The Board of Directors is required to adjust outstanding stock options in an equitable manner in the event of a corporate transaction, equity restructuring or change in the capitalization of the Company.

        Prior to October 27, 2009, the 2007 Stock Plan provided that upon a change of control of the Company, the Board of Directors would have the discretion to cancel outstanding stock options and provide participants a reasonable period to elect to exercise their outstanding stock options, or terminate all outstanding stock options and pay each option holder a cash payment in exchange for such cancellation. In addition, if a participant's employment is terminated by the Company without cause within one year after the change of control, all of his or her stock options will automatically vest and become exercisable. A change of control generally includes (i) a change in the ownership of 50 percent or more of the total voting power of the Company's voting securities; (ii) a merger or consolidation of the Company that would result in a change in more than 50 percent of the total voting power represented by the voting securities of the Company or a surviving entity; (iii) the consummation of a complete liquidation of the Company or an agreement for the sale of substantially all of the Company's assets; or (iv) any other event that the Board of Directors determines to be a change of control and sets forth in an option agreement. A change of control does not include any acquisition of securities or voting power due to a public offering. Effective as of October 27, 2009, we amended the 2007 Stock Plan to provide that any unvested awards granted under the plan, including awards that are currently outstanding, will automatically vest and become exercisable on the effective date of a change of control of the Company, regardless of whether the participant's employment is terminated. In addition, the amendment adds to the definition of "change of control," the transfer by the Morgan

Stanley Investors of 80 percent or more of their then-owned shares of stock to anyone other than a permitted transferee.

        The following table gives information on option awards and stock-based awards that were outstanding for each named executive officer at January 2, 2010:

Outstanding Equity Awards At Fiscal Year-End

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexerciseable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price(6)	Option Expiration Date
(a)	(b)	(c)		(d)	(e)	(f)
Frank Curci	—	3,000	(1)	—	$400	1/24/2018
Kevin Darrington	—	1,667	(2)	—	$400	3/3/2018
John Persons	—	1,111	(3)	—	$400	2/14/2018
Patrick Curran	—	556	(4)	—	$400	4/28/2018
Jack Barrett	—	389	(5)	—	$400	11/19/2018

(1)
Stock options granted on January 24, 2008 that are scheduled to vest in three equal annual installments on January 24, 2011, 2012, and 2013.

(2)
Stock options granted on March 3, 2008 that are scheduled to vest in three equal annual installments on March 3, 2011, 2012, and 2013.

(3)
Stock options granted on February 14, 2008 that are scheduled to vest in three equal annual installments on February 14, 2011, 2012, 2013.

(4)
Stock options granted on April 28, 2008 that are scheduled to vest in three equal annual installments on April 28, 2011, 2012, and 2013.

(5)
Stock options granted on November 19 2008, that are scheduled to vest in three equal annual installments on November 19, 2011, 2012, and 2013.

(6)
The exercise price of these stock option awards was decreased from $1,000 to $400 as of October 27, 2009, in connection with a refinancing and related extraordinary dividend paid by the Company to its shareholders in October 2009. This modification was enacted in order to equitably adjust awards in order to preserve the aggregate intrinsic value of the stock options immediately after the recapitalization transaction. For more information regarding the recapitalization and the adjustment of the stock option grants, please see Note 16 of our audited consolidated financial statements included elsewhere in this prospectus.

Retirement Arrangements For Named Executive Officers

        We do not provide special retirement benefits to our named executive officers. Our named executive officers are eligible to participate in the Tops Markets, LLC 401(k) Retirement Savings Plan, which is available to all of our non-union employees, and which is described in Note 18 to our audited consolidated financial statements included elsewhere in this prospectus.

Employment Agreements

        As of January 2, 2010, three of our named executive officers are party to employment agreements with Tops Markets, LLC.

  Frank Curci

        We are a party to an employment agreement with Mr. Curci, which agreement became effective December 1, 2007, for a term of two years with automatic one-year renewals (unless notice of non-renewal is provided by either party within ten days prior to the expiration of the term). Under Mr. Curci's agreement, he was entitled to an initial annual base salary and an initial annual bonus opportunity based on a percentage of his base salary. If we terminate Mr. Curci's employment without cause, he is entitled to severance payments in the amount of his annual base salary, and continued coverage under our welfare and benefit plans, during the "Severance Period," which would end on the one-year anniversary of his termination date. He may also receive a discretionary pro-rated bonus amount in the year of his termination of employment. Mr. Curci is prohibited from providing services or engaging in activities with a competitor of us during employment and for a period of one year after his termination of employment. During that same period, Mr. Curci is also prohibited from soliciting our customers, suppliers and other employees. We may extend the non-competition/non-solicitation period for up to one additional year if we continue to pay Mr. Curci his annual base salary over the course of such year.

  Kevin Darrington

        Mr. Darrington's employment agreement became effective on March 3, 2008. Under Mr. Darrington's agreement, he was also entitled to an initial annual base salary and an initial annual bonus opportunity based on a percentage of his base salary. Pursuant to his employment agreement, on March 3, 2008, Mr. Darrington was also granted stock options exercisable into 1.5% of the then-issued and outstanding shares of the Company, which stock options vest ratably on March 3, 2011, March 3, 2012 and March 3, 2013. In the event of a change of control, the vesting of these stock options will be accelerated. Mr. Darrington's employment agreement does not provide for a set term of employment, but if we terminate his employment without cause, he is entitled to severance payments in the amount of his annual base salary, and continued coverage under our welfare and benefit plans, for a period of one year after his termination date. Mr. Darrington is prohibited from providing services or engaging in activities with a competitor of us during employment and for a period of one year after his termination of employment. During that same period, Mr. Darrington is also prohibited from soliciting our customers, suppliers and other employees.

  Patrick Curran

        Mr. Curran's employment agreement became effective on May 4, 2008. Under Mr. Curran's agreement, he was also entitled to an initial annual base salary and an initial annual bonus opportunity based on a percentage of his base salary. Pursuant to his employment agreement and to a separate stock option agreement, on April 28, 2008, Mr. Curran was also granted stock options exercisable into 0.5% of the then-issued and outstanding shares of the Company, which stock options vest ratably on April 28, 2011, April 28, 2012 and April 28, 2013. In the event of a change of control, the vesting of these stock options will be accelerated. Mr. Curran's employment agreement does not provide for a set term of employment, but if his employment is terminated by us without cause, he is entitled to severance payments in the amount of his annual base salary, and continued coverage under our welfare and benefit plans, for a period of one year after his termination date. Mr. Curran is prohibited from providing services or engaging in activities with a competitor of us during employment and for a period of one year after his termination of employment. During that same period, Mr. Curran is also prohibited from soliciting our customers, suppliers and other employees.

  Potential Payments Upon Termination or Change of Control

        We have entered into certain agreements and maintain certain plans that will require us to provide compensation to our named executive officers in the event of a termination of employment of the named executive officer or a change of control of Tops Markets, LLC. The amount of compensation payable to each named executive officer in each situation is listed in the table below, based on the assumption that the triggering event took place on January 2, 2010:

	Severance(1)	Value of Unvested Equity-Based Awards(2)	Value of Unvested Special Cash Retention Bonus Awards(3)	Present Value of Health/ Welfare Benefits(4)	Other Compensation or Payments(5)	Total
Involuntary without cause
Frank Curci	$500,000	$—	$—	$7,457	$—	$507,457
Kevin Darrington	$300,000	$—	$—	$9,327	$—	$309,327
John Persons(7)	$240,000	$—	$—	$7,931	$—	$247,931
Patrick Curran	$240,000	$—	$—	$6,071	$—	$246,071
Jack Barrett(7)	$210,000	$—	$—	$6,071	$—	$216,071
Death and disability
Frank Curci	$—	$—	$1,350,000	$—	$245,580	$1,595,580
Kevin Darrington	$—	$—	$750,150	$—	$145,580	$895,730
John Persons	$—	$—	$499,950	$—	$115,580	$615,530
Patrick Curran	$—	$—	$249,998	$—	$115,580	$365,578
Jack Barrett	$—	$—	$175,001	$—	$100,580	$275,581
Termination without cause within one year after a change of control(6)
Frank Curci	$500,000	$—	$1,350,000	$7,457	$—	$1,857,457
Kevin Darrington	$300,000	$—	$750,150	$9,327	$—	$1,059,477
John Persons(7)	$240,000	$—	$499,950	$7,931	$—	$747,881
Patrick Curran	$240,000	$—	$249,998	$6,071	$—	$496,069
Jack Barrett(7)	$210,000	$—	$175,001	$6,071	$—	$391,072

(1)
Includes one times the annual base salary. The Company may also, at its discretion, pay a termination-year bonus prorated to correspond with the portion of the year ending at termination.

(2)
Unvested equity-based awards are calculated based on the fair market value of our common stock as of January 2, 2010 of $400 per share. The treatment upon termination for each type of equity award is further described under the heading "2007 Stock Incentive Plan" following the Grants of Plan-Based Awards table.

(3)
Includes the accelerated payment of the unvested portion of the special cash retention bonus awards described on page 76 of this prospectus.

(4)
Includes the estimated value of allowing continued participation in our health and welfare plans for a period of one year. These benefits may be terminated within one year if the named executive officer obtains coverage from a new employer.

(5)
Represents an arrangement under which, if a named executive officer terminates employment due to disability, the Company will pay the executive an amount equal to the difference between the benefits received by the executive under the Company's short-term disability program and his full salary amount until the Company's long-term disability insurance coverage begins. Payments listed in this column apply only in the event of the named executive officer's termination due to disability.

(6)
If the named executive officer's employment is terminated within one year after a change of control, then the unvested special cash retention bonus amount must be paid. On the other hand, the Board of Directors has the discretion to pay unvested bonus amounts upon a change of control to the extent the change of control constitutes a change in the ownership or effective control of the Company or of a sale of substantially all of the assets of the Company and the Board of Directors makes such payments under all similar plans or arrangements.

(7)
Messrs. Persons and Barrett do not have employment agreements, but are entitled to severance benefits under our general Company severance policy. Based on their current pay grades, in the event of a termination of employment by the Company without cause or in connection with a change of control, Messrs. Persons and Barrett would each be entitled to one years' base salary and one year of continued coverage under our health and welfare plans.

Director Compensation

Name	Fees Earned or Paid in Cash(1)
(a)	(b)
Gregory Josefowicz	$60,000
Gary Matthews	$—
Eric Fry	$—
Eric Kanter	$—

(1)
External Directors receive an annual cash retainer of $60,000.

  Director Compensation

        Compensation for non-employee directors who are not employees of MSPE ("External Directors") generally consists of an annual cash retainer and an initial equity grant. In Fiscal 2009, Mr. Josefowicz was the only director who received any compensation for his service on the Board of Directors.

  Discretionary Equity-Based Awards

        We granted Mr. Josefowicz a one-time discretionary stock option grant at the time of his appointment to the Board of Directors.

  Annual Compensation

        The only annual compensation paid to External Directors is a cash retainer of $60,000, which is payable in quarterly installments of $15,000.

  Compensation Committee Interlocks and Insider Participation

        Our Compensation Committee is currently comprised of Messrs. Matthews, Kanter and Josefowicz. Messrs. Matthews and Josefowicz were each appointed to the Compensation Committee in 2007. Mr. Kanter was appointed to the Compensation Committee in 2009. None of these individuals has been at any time an officer or employee of our Company. During Fiscal 2009, we had no compensation committee "interlocks"—meaning that it was not the case that an executive officer of ours served as a director or member of the compensation committee of another entity and an executive officer of the other entity served as a director or member of our Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policy with Respect to Approval of Related Party Transactions

        Under its charter, our audit committee is responsible for reviewing and approving the terms and conditions of all transactions between us and any employee, officer, director and certain of their family members and other related persons required to be reported under Item 404 of SEC Regulation S-K. In practice, related party transactions are reviewed and approved by directors that do not have a direct or indirect interest in such transaction. We have not adopted written policies and procedures with respect to the approval of related party transactions. Generally, under the agreements governing the notes and the ABL Facility, we are prohibited from entering into transactions with affiliates except upon terms that, taken as a whole, are materially not less favorable to us than could be obtained, at the time of such transaction, in a comparable arm's-length transaction with a person that is not such an affiliate.

Transaction and Monitoring Fee Agreement

        Effective November 30, 2007, we entered into a Transaction and Monitoring Fee Agreement with MSPE and HSBC. We are required to pay annual monitoring fees of approximately $0.8 million to MSPE and approximately $0.2 to HSBC, payable on a quarterly basis. If we do not pay the monitoring fees in a given year, such fees accrue interest at a rate of 10%, compounded quarterly until paid in full. In addition, MSPE has the right to defer payment under the agreement and receive interest at a rate of Prime plus 2% until MSPE demands payment. All amounts deferred must be paid within 30 days of MSPE's demand. MSPE can also elect, upon or in anticipation of an initial public offering or change of control, to receive a lump sum in the amount of the present value of all current and future monitoring fees.

        MSPE and HSBC are entitled to reimbursement for all reasonable out-of-pocket costs and expenses associated with the services under the agreement, including fees and disbursements to professionals, costs of outside services or independent contractors, regulatory filing fees and transportation, per diem, word processing and similar expenses associated with ordinary operations.

Shareholders' Agreement

        Tops Holding Corporation is a party to an Amended and Restated Shareholders' Agreement dated as of January 29, 2010 (the "Shareholders' Agreement"), among MSPE, HSBC and certain other persons named therein. Pursuant to the Shareholders' Agreement, MSPE is permitted to designate all of the members of the Board of Directors of Tops Holding Corporation. Certain actions of the Board of Directors, however, require the prior written consent of HSBC. The Shareholders' Agreement also provides certain tag-along rights, drag-along rights, preemptive rights, a right of first offer and registration rights, each as is customary to agreements of this type.

Transition Services Agreement, Agency Agreement and Interim Operating Agreement with Penn Traffic

        On January 29, 2010, in connection with the Acquisition, we entered into a transition services agreement with Penn Traffic, pursuant to which Penn Traffic was required to provide certain transition services to the acquired stores that we retained, such as finance, management information system, human resources, warehousing and distribution services, for up to 90 days following the closing of the Acquisition. On the same date, we also entered an interim operating agreement, with Penn Traffic and its affiliated debtors and debtors in possession (collectively, the "Debtors"), pursuant to which the Debtors were required to operate certain stores designated by us for up to 90 days following the closing of the Acquisition until such time as we notified the Debtors that we intended to operate those stores on our own behalf, sell them or liquidate them. We also entered into an agency agreement with the Debtors, pursuant to which the Debtors were required to operate certain stores designated by us for up to 90 days following the closing of the Acquisition while we or an agent appointed by us conducted going out of business sales to liquidate such stores. We retained all of the proceeds of such going out of business sales, and we were entitled to all revenue generated by the stores operated pursuant to the interim operating agreement, net of expenses incurred by the Debtors in connection with the operation of such stores, with respect to which we were generally obligated. The terms of the transition services agreement, interim operating agreement and agency agreement were extended pursuant to a letter dated April 28, 2010 and terminated on June 16, 2010 with the exception of certain remaining obligations under the agreements primarily with respect to one store, and reconciliation of costs and expenses.

Transition Services Agreement with Ahold Affiliate

        In connection with our acquisition led by MSPE in December 2007, we entered into a Transition Services Agreement with an affiliate of Ahold to provide services to us, including services related to accounts receivable and payable, accounting financial reporting, data processing, computer services and telecommunications for our store systems, leveraged lease transactions and corporate functions. Such amounts are included in administrative expenses in our consolidated statements of operations. Payments under the Transition Services Agreement ended in March 2009 when the agreement expired.

Loan to Company Executive

        Tops Markets, LLC made a five-year loan to its Senior Vice President, Chief Operating Officer and Chief Financial Officer, Kevin Darrington, for $245,000 in connection with his relocation. During March 2010, the loan balance and related accrued interest was forgiven upon approval by our Board of Directors. Additionally, in July 2010 Tops provided the executive with an additional amount of $186,879 to account for any taxes he may incur as a result of the loan forgiveness.

 DESCRIPTION OF OTHER INDEBTEDNESS

The ABL Facility

        The ABL Facility includes a $100.0 million revolving credit facility and an $11.0 million term loan facility, in each case subject to a borrowing base calculation based on specified advance rates against the value of our inventory, pharmacy prescription files and certain accounts receivables. The revolving credit facility will mature on October 9, 2013, and the term loan facility will mature on January 29, 2011.

        The ABL Facility includes a $50.0 million sub-limit for the issuance of letters of credit. Obligations under the ABL Facility are secured by a first-priority interest in the "ABL Priority Collateral" as defined in "Description of the Exchange Notes—Certain Definitions." Under the ABL Facility, Tops Markets, LLC and Tops PT, LLC are borrowers, and the facility is guaranteed on a full and unconditional basis by Tops Holding Corporation and each of its wholly-owned subsidiaries other than the borrowers.

        The ABL Facility contains a fixed charge coverage ratio covenant which only becomes applicable when an event of default under the facility occurs or when excess availability (as defined under such facility) is less than 15% of the maximum amount that may be borrowed under the ABL Facility. The facility also contains other affirmative and negative covenants. There are no credit ratings related triggers in the facility.

        Revolving loans under the ABL Facility, at our option, bear interest at either:

  •
  A rate equal to LIBOR plus a margin of from 3.5% to 4.0%, determined based on levels of borrowing availability reset each fiscal quarter; or

  •
  A rate equal to the prime rate (as defined in the ABL Facility) plus a margin of from 2.5% to 3.0%, determined based on levels of borrowing availability reset each fiscal quarter.

        The term loan under the ABL Facility, at our option, bears interest at either:

  •
  A rate equal to LIBOR plus a margin of 7.5%; or

  •
  A rate equal to the prime rate (as defined in the ABL Facility) plus a margin of 6.5%.

        The term loan is subject to mandatory prepayment in part on October 1, 2010, so that amounts outstanding thereunder on that date will not exceed $8.25 million.

THE EXCHANGE OFFER

Purpose and Effect of Exchange Offer; Registration Rights

        We sold the unregistered notes to the initial purchasers, which included Morgan Stanley & Co. Incorporated and Banc of America Securities LLC and HSBC Securities (USA) Inc., on October 9, 2009 and February 12, 2010. The initial purchasers resold the unregistered notes in reliance on Rule 144A and Regulation S under the Securities Act. In connection with the sale of the unregistered notes, we entered into two registration rights agreements (collectively, the "registration rights agreements") with the initial purchasers. Under the registration rights agreements, we agreed to use our reasonable best efforts, unless prohibited by applicable law or SEC policy, to:

  •
  file with the SEC a registration statement relating to the exchange offer;

  •
  cause such registration statement to be declared effective by the SEC under the Securities Act; and

  •
  consummate the exchange offer on or before October 12, 2010.

        If you participate in the exchange offer, you will, with limited exceptions, receive exchange notes that are freely tradable and not subject to restrictions on transfer. You should read the information below under the heading "—Resale of Exchange Notes" for more information relating to your ability to transfer exchange notes.

        The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of unregistered notes in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities laws or blue sky laws of such jurisdiction.

        If you are eligible to participate in this exchange offer and you do not tender your unregistered notes as described in this prospectus, you will not have any further registration rights. In that case, your unregistered notes may continue to be subject to restrictions on transfer under the Securities Act.

Shelf Registration

        In the registration rights agreements, we agreed to file a shelf registration statement in certain circumstances, including if:

  •
  we determine upon advice of counsel that we are not permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy;

  •
  the exchange offer is not consummated for any reason by October 12, 2010; or

  •
  prior to October 12, 2010:

  •
  any initial purchaser so requests with respect to unregistered notes that are not eligible to be exchanged for exchange notes in the exchange offer;

  •
  any holder of unregistered notes notifies us that (i) it is prohibited by applicable law or SEC policy from participating in the exchange offer, (ii) it may not resell any exchange notes acquired by it from the exchange offer without delivering a prospectus and this prospectus is not appropriate or available for such resales, or (iii) it is a broker-dealer and holds unregistered notes acquired directly from us or one of our affiliates; or

  •
  in the case of any initial purchaser that participates in the exchange offer or acquires exchange notes, such initial purchaser notifies us that it will not receive freely tradable exchange notes in exchange for unregistered notes constituting any portion of an unsold allotment.

        If a shelf registration statement is required, we will use our commercially reasonable best efforts to:

  •
  file the shelf registration statement with the SEC as promptly as practicable;

  •
  cause the shelf registration statement to be declared effective by the SEC on or prior to 120 days after such filing obligation arises; and

  •
  keep the shelf registration statement effective until the earlier of (1) October 9, 2011 and (2) the date that all of the applicable unregistered notes have been sold under the shelf registration statement.

        The shelf registration statement will permit only certain holders to resell their unregistered notes from time to time. In particular, we may require, as a condition to including a holder's unregistered notes in the shelf registration statement, such holder to furnish to us information regarding itself and the proposed disposition by it of its notes as we may from time to time reasonably request in writing.

        If we are required to file a shelf registration statement, we will provide to each holder of unregistered notes that are covered by the shelf registration statement copies of the prospectus that is a part of the shelf registration statement and notify each such holder when the shelf registration statement becomes effective. A holder who sells unregistered notes pursuant to the shelf registration statement will be required to be named as a selling securityholder in the prospectus and to deliver a copy of the prospectus to purchasers. Such holder will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales, and will be bound by the provisions of the registration rights agreement which are applicable to such a holder (including the applicable indemnification obligations).

Additional Interest

        If a registration default (as defined below) occurs, we will be required to pay additional interest to each holder of unregistered notes. During the first 90-day period immediately after the first registration default occurs, we will pay additional interest equal to 0.25% per annum, which will increase by an additional 0.25% per annum during each subsequent 90-day period until all registration defaults are cured, up to a maximum of 1.00% per annum. Such additional interest will accrue only for those days that a registration default occurs and is continuing. At the earlier of (1) the cure of all registration defaults and (2) October 9, 2011, no more additional interest will accrue and the interest rate will revert to the rate otherwise payable under the terms of the notes.

        A "registration default" includes any of the following:

  •
  we fail to consummate the exchange offer by October 12, 2010;

  •
  any of shelf registration statement required to be filed is not declared effective by the SEC 120 days after such filing obligation arises; or

  •
  any registration statement required to be filed has been declared effective but ceases to be effective at any time at which it is required to be effective under the registration rights agreements.

        The exchange offer is intended to satisfy our exchange offer obligations under the registration rights agreements. The exchange notes will not have rights to additional interest as set forth above, upon the consummation of the exchange offer. The above summary of the registration rights agreements is not complete and is subject to, and qualified by reference to, all the provisions of the registration rights agreements. A copy of each registration rights agreement is an exhibit to the registration statement that includes this prospectus.

Terms of the Exchange Offer

        Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we are offering to exchange $1,000 principal amount of exchange notes for each $1,000 principal amount of unregistered notes. You may tender some or all of your unregistered notes only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As of the date of this prospectus, $350 million aggregate principal amount of the unregistered notes are outstanding.

        The terms of the exchange notes to be issued are substantially similar to the unregistered notes, except that the offering of the exchange notes will have been registered under the Securities Act and, therefore, the certificates for the exchange notes will not bear legends restricting their transfer. In addition, the exchange notes will not have registration rights and will not have rights to additional interest. The exchange notes will be issued under and be entitled to the benefits of the indenture pursuant to which the unregistered notes were issued.

        In connection with the issuance of the unregistered notes, we arranged for the unregistered notes to be issued and transferable in book-entry form through the facilities of DTC. The exchange notes will also be issuable and transferable in book-entry form through DTC.

        There will be no fixed record date for determining the eligible holders of the unregistered notes that are entitled to participate in the exchange offer. We will be deemed to have accepted for exchange validly tendered unregistered notes when and if we have given oral (promptly confirmed in writing) or written notice of acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of unregistered notes for the purpose of receiving exchange notes from us and delivering them to such holders.

        If any tendered unregistered notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events described herein, certificates for any such unaccepted unregistered notes will be returned, without expenses, to the tendering holder thereof promptly after the expiration of the exchange offer.

        Holders of unregistered notes who tender in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of unregistered notes for exchange notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. It is important that you read the section "—Fees and Expenses" below for more details regarding fees and expenses incurred in the exchange offer.

        Any unregistered notes which holders do not tender or which we do not accept in the exchange offer will remain outstanding and continue to accrue interest and may be subject to restrictions on transfer under the Securities Act. We will not have any obligation to register the offer or sale of such unregistered notes under the Securities Act. Holders wishing to transfer unregistered notes would have to rely on exemptions from the registration requirements of the Securities Act.

Conditions of the Exchange Offer

        You must tender your unregistered notes in accordance with the requirements of this prospectus and the letter of transmittal in order to participate in the exchange offer. Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange any unregistered notes, and may amend or terminate the exchange offer if:

  •
  the exchange offer, or the making of any exchange by a holder of unregistered notes, violates any applicable law or SEC policy;

  •
  any action or proceeding shall have been instituted or threatened with respect to the exchange offer which, in our reasonable judgment, would impair our ability to proceed with the exchange offer; and

  •
  any law, rule or regulation or applicable interpretations of the staff of the SEC have been issued or promulgated, which, in our good faith determination, does not permit us to effect the exchange offer.

Expiration Date; Extensions; Amendment; Termination

        The exchange offer will expire 5:00 p.m., New York City time, on                , 2010, unless we, in our sole discretion, extend it. In the case of any extension, we will notify the exchange agent orally (promptly confirmed in writing) or in writing of any extension. We will also notify the registered holders of unregistered notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration of the exchange offer.

        To the extent we are legally permitted to do so, we expressly reserve the right, in our sole discretion, to:

  •
  delay accepting any unregistered senior note;

  •
  waive any condition of the exchange offer; and

  •
  amend the terms of the exchange offer in any manner.

        We will give oral or written notice of any non-acceptance or amendment to the registered holders of the unregistered notes as promptly as practicable. If we consider an amendment to the exchange offer to be material, we will promptly inform the registered holders of unregistered notes of such amendment in a reasonable manner.

        If we determine, in our reasonable discretion, that any of the events or conditions described in "—Conditions of the Exchange Offer" has occurred, we may terminate the exchange offer. We may:

  •
  refuse to accept any unregistered notes and return to the holders any unregistered notes that have been tendered;

  •
  extend the exchange offer and retain all unregistered notes tendered prior to the expiration of the exchange offer, subject to the rights of the holders to withdraw their tendered unregistered notes; or

  •
  waive the condition with respect to the exchange offer and accept all properly tendered unregistered notes that have not been withdrawn.

        If any such waiver constitutes a material change in the exchange offer, we will disclose the change by means of a supplement to this prospectus that will be distributed to each registered holder of unregistered notes, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the unregistered notes, if the exchange offer would otherwise expire during that period.

        Any determination by us concerning the events described above will be final and binding upon the parties. Without limiting the manner by which we may choose to make public announcements of any extension, delay in acceptance, amendment or termination of the exchange offer, we will have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

Interest on the Exchange Notes

        The unregistered notes accrue interest from and including October 9, 2009. The first interest payment on the unregistered notes was made on April 15, 2010. The exchange notes will accrue interest from and including April 15, 2010. Interest will be paid on the exchange notes semiannually on April 15 and October 15 of each year, commencing October 15, 2010. Holders of unregistered notes that are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest accrued from the date of the last interest payment date that was made in respect of the unregistered notes until the date of the issuance of the exchange notes. Consequently, holders of exchange notes will receive the same interest payments that they would have received had they not accepted the exchange offer.

Resale of Exchange Notes

        Based upon existing interpretations of the staff of the SEC set forth in several no-action letters issued to third parties unrelated to us, we believe that the exchange notes issued pursuant to the exchange offer for the unregistered notes may be offered for resale, resold and otherwise transferred by you without complying with the registration and prospectus delivery provisions of the Securities Act, provided that:

  •
  any exchange notes to be received by you will be acquired in the ordinary course of your business;

  •
  you are not engaged in, do not intend to engage in and have no arrangement or understanding with any person to engage in, the distribution of the unregistered notes or exchange notes;

  •
  you are not an "affiliate" (as defined in Rule 405 under the Securities Act) of ours or, if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

  •
  if you are a broker-dealer, you have not entered into any arrangement or understanding with us or any of our "affiliates" to distribute the exchange notes; and

  •
  you are not acting on behalf of any person or entity that could not truthfully make these representations.

        If you wish to participate in the exchange offer, you will be required to make these representations to us in the letter of transmittal. If our belief is inaccurate and you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration under the Securities Act, you may incur liability under the Securities Act. We do not assume or indemnify you against such liability.

        In addition, if you are a broker-dealer and you will receive exchange notes for your own account in exchange for unregistered notes that were acquired as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act. The prospectus, as it may be amended or supplemented from time to time, may be used by any broker-dealers in connection with resales of exchange notes received in exchange for unregistered notes. We have agreed to use commercially reasonable efforts to have the registration statement, of which this prospectus forms a part, remain effective until 180 days after                , 2010 for use by the participating broker-dealers. We have also agreed to amend or supplement this prospectus during this 180-day period, if requested by one or more participating broker-dealers, in order to expedite or facilitate such resales.

        Upon consummation of the exchange offer, the exchange notes will have different CUSIP and ISIN numbers from the unregistered notes.

Procedures for Tendering

        The term "holder" with respect to the exchange offer means any person in whose name unregistered notes are registered on our agent's books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose unregistered notes are held of record by DTC who desires to deliver such unregistered notes by book-entry transfer at DTC.

        Except in limited circumstances, only a DTC participant listed on a DTC notes position listing with respect to the unregistered notes may tender its unregistered notes in the exchange offer. To tender unregistered notes in the exchange offer:

  •
  holders of unregistered notes that are DTC participants may follow the procedures for book-entry transfer as provided for below under "—Book-Entry Transfer" and in the letter of transmittal.

        In addition:

  •
  the exchange agent must receive any corresponding certificate or certificates representing unregistered notes along with the letter of transmittal;

  •
  the exchange agent must receive, before expiration of the exchange offer, a timely confirmation of book-entry transfer of unregistered notes into the exchange agent's account at DTC according to standard operating procedures for electronic tenders described below and a properly transmitted agent's message described below; or

  •
  the holder must comply with the guaranteed delivery procedures described below.

        The tender by a holder of unregistered notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. If less than all the unregistered notes held by a holder of unregistered notes are tendered, a tendering holder should fill in the amount of unregistered notes being tendered in the specified box on the letter of transmittal. The entire amount of unregistered notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

        The method of delivery of unregistered notes, the letter of transmittal and all other required documents or transmission of an agent's message, as described under "—Book Entry Transfer," to the exchange agent is at the election and risk of the holder. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery prior to the expiration of the exchange offer. No letter of transmittal or unregistered notes should be sent to us but must instead be delivered to the exchange agent. Delivery of documents to DTC in accordance with their procedures will not constitute delivery to the exchange agent.

        If you are a beneficial owner of unregistered notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your unregistered notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your unregistered notes, either:

  •
  make appropriate arrangements to register ownership of the unregistered notes in your name; or

  •
  obtain a properly completed bond power from the registered holder.

        The transfer of record ownership may take considerable time and might not be completed prior to the expiration date.

        Signatures on a letter of transmittal or a notice of withdrawal as described in "—Withdrawal of Tenders" below, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act, unless the unregistered notes tendered pursuant thereto are tendered:

  •
  by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" in the letter of transmittal; or

  •
  for the account of an eligible institution.

        If the letter of transmittal is signed by a person other than the registered holder of any unregistered notes listed therein, the unregistered notes must be endorsed or accompanied by appropriate bond powers which authorize the person to tender the unregistered notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the unregistered notes. If the letter of transmittal or any unregistered notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

        We will determine in our sole discretion all the questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered unregistered notes. Our determinations will be final and binding. We reserve the absolute right to reject any and all unregistered notes not validly tendered or any unregistered notes the acceptance of which would, in the opinion of our counsel, be unlawful. We reserve the absolute right to waive any irregularities or conditions of tender as to particular unregistered notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of unregistered notes must be cured within such time as we will determine. Neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of unregistered notes nor shall any of them incur any liability for failure to give such notification. Tenders of unregistered notes will not be deemed to have been made until such irregularities have been cured or waived. Any unregistered notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the exchange agent to the tendering holder of such unregistered notes, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange offer.

        In addition, we reserve the right in our sole discretion to (1) purchase or make offers for any unregistered notes that remain outstanding subsequent to the expiration date, and (2) to the extent permitted by applicable law, purchase unregistered notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the exchange offer.

Book-Entry Transfer

        We understand that the exchange agent will make a request promptly after the date of this document to establish an account with respect to the unregistered notes at DTC for the purpose of facilitating the exchange offer. Any financial institution that is a participant in DTC's system may make book-entry delivery of unregistered notes by causing DTC to transfer such unregistered notes into the exchange agent's DTC account in accordance with DTC's Automated Tender Offer Program procedures for such transfer. The exchange for tendered unregistered notes will only be made after a timely confirmation of a book-entry transfer of the unregistered notes into the exchange agent's account at DTC, and timely receipt by the exchange agent of an agent's message.

        The term "agent's message" means a message, transmitted by DTC and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from a participant tendering unregistered notes and that such participant has received an appropriate letter of transmittal and agrees to be bound by the terms of the letter of transmittal, and we may enforce such agreement against the participant. Delivery of an agent's message will also constitute an acknowledgment from the tendering DTC participant that the representations contained in the appropriate letter of transmittal and described above are true and correct.

Guaranteed Delivery Procedures

        Holders who wish to tender their unregistered notes and (1) whose unregistered notes are not immediately available, or (2) who cannot deliver their unregistered notes, the letter of transmittal, or any other required documents to the exchange agent prior to the expiration date, or if such holder cannot complete DTC's standard operating procedures for electronic tenders before expiration of the exchange offer, may tender their unregistered notes if:

  •
  the tender is made through an eligible institution;

  •
  before expiration of the exchange offer, the exchange agent receives from the eligible institution either a properly completed and duly executed notice of guaranteed delivery in the form accompanying this prospectus, by facsimile transmission, mail or hand delivery, or a properly transmitted agent's message in lieu of notice of guaranteed delivery:

  •
  setting forth the name and address of the holder and the certificate number or numbers of the unregistered notes tendered and the principal amount of unregistered notes tendered;

  •
  stating that the tender offer is being made by guaranteed delivery; and

  •
  guaranteeing that, within three (3) business days after expiration of the exchange offer, the letter of transmittal, or facsimile of the letter of transmittal, together with the unregistered notes tendered and any other documents required by the letter of transmittal or, alternatively, a book-entry confirmation will be deposited by the eligible institution with the exchange agent; and

  •
  the exchange agent receives the properly completed and executed letter of transmittal, or facsimile of the letter of transmittal, as well as all tendered unregistered notes in proper form for transfer and all other documents required by the letter of transmittal or, alternatively, a book-entry confirmation, within three (3) business days after expiration of the exchange offer.

        Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their unregistered notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

        Except as otherwise provided herein, tenders of unregistered notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on                , 2010, the expiration date of the exchange offer.

        For a withdrawal to be effective:

  •
  the exchange agent must receive a written notice of withdrawal, which may be by, facsimile transmission or letter, at the address set forth below under "Exchange Agent"; or

  •
  for DTC participants, holders must comply with their respective standard operating procedures for electronic tenders and the exchange agent must receive an electronic notice of withdrawal from DTC.

        Any notice of withdrawal must:

  •
  specify the name of the person who tendered the unregistered notes to be withdrawn;

  •
  identify the unregistered notes to be withdrawn, including the certificate number or numbers and principal amount to be withdrawn;

  •
  be signed by the person who tendered the unregistered notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees; and

  •
  specify the name in which the unregistered notes are to be re-registered, if different from that of the withdrawing holder.

        If unregistered notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn unregistered notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form and eligibility (including time of receipt) for such withdrawal notices, and our determination shall be final and binding on all parties. Any unregistered notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no exchange notes will be issued with respect thereto unless the unregistered notes so withdrawn are validly re-tendered. Properly withdrawn unregistered notes may be re-tendered by following the procedures described above under "Procedures for Tendering" at any time prior to the expiration date.

Consequences of Failure to Exchange

        If you do not tender your unregistered notes to be exchanged in this exchange offer, they will remain "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act.

        Accordingly, they:

  •
  may be resold only if (1) registered pursuant to the Securities Act, (2) an exemption from registration is available or (3) neither registration nor an exemption is required by law; and

  •
  shall continue to bear a legend restricting transfer in the absence of registration or an exemption therefrom.

        As a result of the restrictions on transfer of the unregistered notes, as well as the availability of the exchange notes, the unregistered notes are likely to be much less liquid than before the exchange offer.

Exchange Agent

        U.S. Bank National Association has been appointed as the exchange agent for the exchange of the unregistered notes. Questions and requests for assistance relating to the exchange of the unregistered notes should be directed to the exchange agent addressed as follows:

By Mail, Hand, Courier or Overnight Delivery:

U.S. Bank National Association
West Side Flats Operations Center
Attn.: Specialized Finance
60 Livingston Avenue
Mail Station—EP-MN-WS2N
St. Paul, Minnesota 55107-2292

By Facsimile (Eligible Institutions Only):

(651) 495-8158

For Information or Confirmation by Telephone:

(651) 495-3511

Fees and Expenses

        We will bear the expenses of soliciting tenders pursuant to the exchange offer. The principal solicitation for tenders pursuant to the exchange offer is being made by mail. Additional solicitations may be made by our officers and regular employees and our affiliates in person or by telephone.

        We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its related reasonable out-of-pocket expenses and accounting and legal fees. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the unregistered notes and in handling or forwarding tenders for exchange.

        We will pay all transfer taxes, if any, applicable to the exchange of unregistered notes pursuant to the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

  •
  certificates representing exchange notes or unregistered notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the exchange notes tendered;

  •
  tendered notes are registered in the name of any person other than the person signing the letter of transmittal; or

  •
  a transfer tax is imposed for any reason other than the exchange of unregistered notes under the exchange offer.

        If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

  Accounting Treatment

        We will record the exchange notes in our accounting records at the same carrying value as the unregistered notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. The exchange offer costs will be amortized as part of deferred financing costs over the life of the exchange notes.

DESCRIPTION OF THE EXCHANGE NOTES

        The exchange notes will be issued under an indenture dated as of October 9, 2009 among Tops Holding Corporation and Tops Markets, LLC, as issuers, the Guarantors set forth below and U.S. Bank National Association, as trustee (the "Trustee"), as supplemented by a supplemental indenture dated as of January 29, 2010, and as further supplemented by a second supplemental indenture dated as of February 12, 2010 (collectively, the "Indenture"). The terms of the exchange notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The unregistered notes were also issued under the Indenture.

        The following description is a summary of the material provisions of the Indenture, the Intercreditor Agreement and the Security Agreement. It does not restate those agreements in their entirety. We urge you to read the Indenture, the Intercreditor Agreement and the Security Agreement, each filed as an exhibit to the registration statement that includes this prospectus, because they define your rights. For definitions of certain capitalized terms used in the following summary, see "—Certain Definitions." For purposes of this "Description of the Exchange Notes," references to the "Company" refer only to Tops Holding Corporation and not to any of its subsidiaries; "Tops Markets" refers only to Tops Markets, LLC, a wholly-owned subsidiary of the Company; the "Issuers," "we," "our," and "us" refer only to the Company and Tops Markets and not to any of their consolidated subsidiaries; the "Notes" refers to the exchange notes offered by this prospectus, any unregistered notes that are outstanding after the exchange offer is completed and any Additional Notes (as defined below).

Maturity, Principal and Interest

        The Notes will mature on October 15, 2015. Upon completion of the exchange offer, $350 million aggregate principal amount of Notes will remain outstanding, subject to our ability to issue additional notes ("Additional Notes") in an unlimited principal amount to the extent permitted by "—Certain Covenants—Limitation on Indebtedness" and "—Certain Covenants—Limitation on Liens." The Notes and any Additional Notes will be substantially identical other than the issuance dates, offering price, transfer restrictions and, in certain circumstances, the date from which interest will accrue. The Notes and any Additional Notes will be treated as a single class of notes under the Indenture and will vote together with any Notes as provided in the Indenture. The Additional Notes will be secured, equally and ratably with the Notes and any other Permitted Additional Pari Passu Obligations, by the Note Lien on the Collateral described below under the caption "—Security."

        The Notes will be senior secured obligations of the Issuers. Each Note will bear interest at the rate of 10.125% per annum. The exchange notes will accrue interest from April 15, 2010 or from the most recent interest payment date on which interest has been paid. Interest on the Notes will payable semiannually in arrears on April 15 and October 15 of each year. The first interest payment date of the exchanges notes will be October 15, 2010.

        The Issuers will pay interest to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on April 1 or October 1 immediately preceding the relevant interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        The Notes will be issued only in fully registered form without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. No service charge will be made for any registration of transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed.

        Settlement for the Notes will be made in same-day funds. All payments of principal and interest will be made by the Issuers in same day funds. The Notes will trade in the Same-Day Funds Settlement

System of The Depository Trust Company (the "Depositary" or "DTC") until maturity, and secondary market trading activity for the Notes will therefore settle in same day funds.

Guarantees

        Payment of the Notes will be guaranteed by the Guarantors, jointly and severally, on a senior secured basis. On the date of issuance of the exchange notes, each of the Company's Subsidiaries (other than Tops Markets) has guaranteed the exchange notes. Following the date of issuance of the exchange notes, additional Restricted Subsidiaries of the Company will be required to become Guarantors to the extent set forth under "—Certain Covenants—Additional Guarantees."

        If the Issuers default in the payment of the principal of, premium, if any, or interest on the Notes, each of the Guarantors will be jointly and severally obligated to pay the principal of, premium, if any, and interest on the Notes.

        The obligations of each Guarantor under its Guarantee are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. See "Risk Factors—Risks Related to the Exchange Notes and the Exchange Offer—Fraudulent conveyance laws may permit courts to void the subsidiary guarantees of the exchange notes in specific circumstances, which would interfere with the payment of the subsidiary guarantees and realization upon collateral owned by the guarantors."

        In certain circumstances a Guarantee of a Guarantor may be released pursuant to the provisions of subsection (b) under "—Certain Covenants—Additional Guarantees." Upon any release of a Guarantor from its Guarantee, such Guarantor shall also be automatically and unconditionally released from its obligations under the Security Documents. The Issuers also may, at any time at their option, cause any Restricted Subsidiary to become a Guarantor.

Ranking

        The Notes and the Guarantees will be senior secured obligations of the Issuers and the Guarantors and will rank:

  •
  equal in right of payment with any senior Indebtedness of the Issuers and the Guarantors;

  •
  senior in right of payment to any Indebtedness of the Issuers and the Guarantors that is expressly subordinated to the Notes and the Guarantees;

  •
  effectively senior to any unsecured Indebtedness or Indebtedness with a junior lien to the lien on the Collateral (as defined under "—Security") securing the Notes and the Guarantees to the extent of the value of the Collateral;

  •
  effectively junior to any secured Indebtedness which is either secured by assets that are not Collateral or which is secured by a prior lien on the Collateral, including the Indebtedness under the Credit Agreement with respect to the ABL Priority Collateral, in each case, to the extent of the value of the assets securing such Indebtedness; and

  •
  effectively junior to all obligations of any Subsidiary of an Issuer that is not a Guarantor.

        As of July 17, 2010, the Issuers and the Guarantors had $538.0 million of secured Indebtedness and capitalized lease obligations outstanding (excluding $11.0 million of outstanding secured letters of credit).

        These amounts do not include $76.0 million that the Issuers would have had available for borrowing, subject to borrowing base availability, under the Credit Agreement.

Security

        The obligations of the Issuers with respect to the Notes, the obligations of the Guarantors under the Guarantees, and the performance of all other obligations of the Issuers and the Guarantors under the Senior Secured Note Documents are secured equally and ratably (together with any other Permitted Additional Pari Passu Obligations) by (i) second-priority security interests, subject to certain Permitted Liens, in the ABL Priority Collateral (other than Excluded Assets) and (ii) first-priority security interests, subject to certain Permitted Liens, in the following assets of the Issuers and the Guarantors, in each case whether now owned or hereafter acquired (other than Excluded Assets) (the "Notes Priority Collateral" and, together with the ABL Priority Collateral, the "Collateral"):

  •
  all of the Capital Stock held by the Issuers and the Guarantors (which, in the case of any equity interest in any Foreign Subsidiary, will be limited to 100% of the non-voting stock (if any) and 65% of the voting stock of such Foreign Subsidiary);

  •
  the Company's warehouse distribution facility in Lancaster, New York and owned real property acquired after the date of issuance of the exchange notes by the Issuers or any Guarantor in fee simple with an individual Fair Market Value (measured at the time of acquisition thereof) in excess of $5.0 million (except to the extent subject to a Lien permitted by clause (d), (g), (j) or (p) (as it relates to any of the foregoing) of the definition of "Permitted Liens" to the extent the documentation relating to such Lien prohibits the granting of a Lien thereon to secure the Indenture Obligations and any Permitted Additional Pari Passu Obligations);

  •
  equipment;

  •
  patents, trademarks and copyrights;

  •
  the Collateral Account and all Trust Monies;

  •
  general intangibles, instruments, books and records and supporting obligations related to the foregoing and proceeds of the foregoing (in each case, except to the extent constituting ABL Priority Collateral); and

  •
  substantially all of the other tangible and intangible assets of the Issuers and the Guarantors, other than (i) the ABL Priority Collateral and (ii) Excluded Assets.

        "Excluded Assets" will include, among other things, the following assets of the Issuers and the Guarantors:

            (i)  assets located outside the United States to the extent a Lien on such assets cannot be perfected by the filing of UCC financing statements in the jurisdictions of organization of the Issuers and the Guarantors;

           (ii)  assets subject to Liens pursuant to clause (a), (d), (g), (j) or (p) (as it relates to any of the foregoing) of the definition of "Permitted Liens" to the extent the documentation relating to such Liens prohibit such assets from being Collateral and only for so long as such Liens remain outstanding;

          (iii)  (x) the voting Capital Stock of Foreign Subsidiaries in excess of 65% of the voting rights of all such Capital Stock in each such Foreign Subsidiary and (y) any Capital Stock of a Person that is not a Subsidiary of an Issuer to the extent that a pledge of such Capital Stock is prohibited by such Person's organizational documents or any shareholders agreement or joint venture agreement relating to such Capital Stock;

          (iv)  any owned real property with an individual Fair Market Value (measured at the Issue Date, if owned on the Issue Date, or at the time of acquisition thereof, if acquired after the Issue Date) not in excess of $5.0 million, and all of the Issuers' and the Guarantors' right, title and interest in any leasehold or other non-fee simple interest in any real property (whether owned on the Issue Date or acquired following the Issue Date (other than the warehouse distribution facility located in Lancaster, New York));

           (v)  aircraft, motor vehicles and other assets subject to certificates of title to the extent that a Lien therein cannot be perfected by the filing of UCC financing statements in the jurisdictions of organization of the Issuers and the Guarantors;

          (vi)  any property to the extent that the grant of a security interest therein would violate applicable law, require a consent not obtained of any governmental authority, or constitute a breach of or default under, or result in the termination of or require a consent not obtained under, any contract, lease, license or other agreement evidencing or giving rise to such property, or result in the invalidation thereof or provide any party thereto with a right of termination;

         (vii)  any Capital Stock or other securities of any Subsidiary of the Company in excess of the maximum amount of such Capital Stock or securities that could be included in the Collateral without creating a requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act for separate financial statements of such Subsidiary to be included in filings by the Company with the SEC;

        (viii)  (a) deposit accounts the balance of which consists exclusively of withheld income taxes, employment taxes, or amounts required to be paid over to certain employee benefit plans, and (b) segregated deposit accounts constituting and the balance of which consists solely of funds set aside in connection with tax, payroll and trust accounts;

          (ix)  any intellectual property if the grant of a security interest therein would result in the invalidation of the grantor's interest therein;

           (x)  certain other assets, including Farm Products and As-Extracted Collateral; and

          (xi)  proceeds and products of any and all of the foregoing excluded assets described in clauses (i) through (x) above only to the extent such proceeds and products would constitute property or assets of the type described in clauses (i) through (x) above.

        For the avoidance of doubt, no assets of any Subsidiary of the Company that is not an Issuer or a Guarantor (including any Capital Stock owned by any such Subsidiary) shall constitute Collateral.

        The Collateral is pledged pursuant to a security agreement, dated as of the Issue Date, among the Issuers, the Guarantors and the Collateral Agent (as amended, modified, restated, supplemented or replaced from time to time in accordance with its terms, the "Security Agreement"), and one or more mortgages, deeds of trust or deeds to secure Indebtedness (the "Mortgages") or other grants or transfers for security executed and delivered by the Issuers or the applicable Guarantor to the Collateral Agent for the benefit of the Collateral Agent, the Trustee, the holders of the Notes and the holders of any Permitted Additional Pari Passu Obligations.

        So long as no Event of Default and no event of default under any Permitted Additional Pari Passu Obligations has occurred and is continuing, and subject to certain terms and conditions, the Issuers and the Guarantors are entitled to exercise any voting and other consensual rights pertaining to all Capital Stock pledged pursuant to the Security Agreement and to remain in possession and retain exclusive control over the Collateral (other than as set forth in the Security Documents), to operate the Collateral, to alter or repair the Collateral and to collect, invest and dispose of any income thereon. Upon the occurrence of an Event of Default and any Permitted Additional Pari Passu Obligations and

to the extent permitted by law and following notice by the Collateral Agent to the Issuers and the Guarantors:

          (1)   all of the rights of the Issuers and the Guarantors to exercise voting or other consensual rights with respect to all Capital Stock included in the Collateral shall cease, and all such rights shall become vested, subject to the terms of the Intercreditor Agreement, in the Collateral Agent, which, to the extent permitted by law, shall have the sole right to exercise such voting and other consensual rights; and

          (2)   the Collateral Agent may, subject to the terms of the Intercreditor Agreement, take possession of and sell the Collateral or any part thereof in accordance with the terms of the Security Documents.

        Upon the occurrence and during the continuance of an Event of Default or an event of default under any Permitted Additional Pari Passu Obligations, the Collateral Agent will be permitted, subject to applicable law and the terms of the Intercreditor Agreement, to exercise remedies and sell the Collateral under the Security Documents only at the direction of the holders of a majority of the Notes and any Permitted Additional Pari Passu Obligations voting as a single class.

Intercreditor Agreement

        The Collateral Agent (in its capacity as Trustee and Collateral Agent), on behalf of the holders of Notes and the holders of any Permitted Additional Pari Passu Obligations, the ABL Facility Collateral Agent, on behalf of the holders of the ABL Obligations, the Issuers and the Guarantors, are parties to an intercreditor agreement (the "Intercreditor Agreement"), dated as of the Issue Date, that sets forth the relative priority of the ABL Liens and the Note Liens, as well as certain other rights, priorities and interests of the holders of the Notes and any Permitted Additional Pari Passu Obligations and the holders of the ABL Obligations. The Intercreditor Agreement provides, among other things:

        Lien Priority and Similar Liens.    Notwithstanding the time, order or method of creation or perfection of any ABL Obligations, ABL Liens, obligations under the Notes or any Permitted Additional Pari Passu Obligations or the Note Liens, (i) the ABL Liens on the ABL Priority Collateral will rank senior to any Note Liens on the ABL Priority Collateral and (ii) the Note Liens on the Notes Priority Collateral will rank senior to any ABL Liens on the Notes Priority Collateral. Except as specified in clause (vii) of the definition of "Excluded Assets", the collateral of the Issuers and the Guarantors for the ABL Obligations and the Notes and any Permitted Additional Pari Passu Obligations will at all times be the same.

        Prohibition on Contesting Liens and Obligations.    No holder of any Note or Permitted Additional Pari Passu Obligations may contest the validity or enforceability of the ABL Liens or the ABL Obligations, and no holder of any ABL Obligations may contest the validity or enforceability of the Note Liens, the Notes or any Permitted Additional Pari Passu Obligations.

        Exercise of Remedies and Release of Liens.    For a period of 270 days (subject to extension for any period during which the ABL Facility Collateral Agent is diligently pursuing remedies against the ABL Priority Collateral or is prohibited by applicable law from pursuing such remedies) commencing on the later of (x) the acceleration of obligations under the Notes or any Permitted Additional Pari Passu Obligations and (y) the ABL Facility Collateral Agent receiving notice of acceleration from the Collateral Agent, the ABL Facility Collateral Agent will have the sole power to exercise remedies against the ABL Priority Collateral (subject to the right of the Collateral Agent and the holders of Notes and Permitted Additional Pari Passu Obligations to take limited protective measures with respect to the Note Liens and to take certain actions that would be permitted to be taken by unsecured creditors) and to foreclose upon and dispose of the ABL Priority Collateral. For a period of 270 days (subject to extension for any period during which the Collateral Agent is diligently pursuing remedies against the Notes Priority Collateral or is prohibited by applicable law from pursuing such remedies) commencing on the later of (x) the acceleration of the ABL Obligations and (y) the Collateral Agent receiving notice of acceleration from the ABL Facility Collateral Agent, the Collateral Agent will have the sole power to exercise remedies against the Notes Priority Collateral (subject to the right of the ABL Facility Collateral Agent and the holders of ABL Obligations to take limited protective measures and certain actions permitted to be taken by unsecured creditors) and to foreclose upon and dispose of the Notes Priority Collateral. Upon (x) any disposition of any ABL Priority Collateral in connection with any enforcement action or, following an event of default under the ABL Facility, certain other sales consented to by the ABL Facility Agent including in connection with "going out of business" sales or (y) any disposition of ABL Priority Collateral permitted by the documents governing the ABL Obligations, the Indenture, any agreement governing Permitted Additional Pari Passu Obligations and the Security Documents, in each case, which results in the release of the ABL Lien on such item of ABL Priority Collateral, the Note Lien on such item of ABL Priority Collateral will be automatically released. Upon (x) any disposition of any Notes Priority Collateral in connection with any enforcement action or (y) any disposition of Notes Priority Collateral permitted by the documents governing the ABL Obligations, the Indenture, any agreement governing Permitted Additional Pari Passu Obligations and the Security Documents, in each case, which results in the release of the Note Lien on such item of Notes Priority Collateral, the ABL Lien on such item of Notes Priority Collateral will be automatically released.

        ABL Facility Collateral Agent's Access and Use Rights.    The Collateral Agent will permit the ABL Facility Collateral Agent to have access to and use of certain items of Notes Priority Collateral prior to, and for a period of up to 270 days (subject to extension during periods when the ABL Facility Collateral Agent is prohibited by law from exercising such rights) following, the foreclosure upon or taking possession of such item of Notes Priority Collateral by the Collateral Agent in order to facilitate the ABL Facility Collateral Agent's exercise of remedies with respect to the ABL Priority Collateral.

        Tracing of Collateral and Treatment of Cash.    Prior to the issuance of a notice of default by the ABL Facility Collateral Agent or the Collateral Agent or an insolvency or liquidation proceeding, whether any asset was acquired with "proceeds" (within the meaning of the UCC) of ABL Priority Collateral or Notes Priority Collateral will be disregarded for purposes of determining whether such asset constitutes ABL Priority Collateral or Notes Priority Collateral.

        Application of Proceeds and Turn-Over Provisions.    In connection with any enforcement action with respect to the Collateral or any insolvency or liquidation proceeding, all proceeds of (x) ABL Priority Collateral will first be applied to the repayment of all ABL Obligations before being applied to any obligations under the Notes or any Permitted Additional Pari Passu Obligations and (y) Notes Priority Collateral will first be applied to the repayment of all obligations under the Notes and any Permitted Additional Pari Passu Obligations before being applied to any ABL Obligations. If any holder of a Note, Permitted Additional Pari Passu Obligation or ABL Obligation receives any proceeds of Collateral in contravention of the foregoing, such proceeds will be turned over to the Collateral Agent or ABL Priority Collateral Agent, as applicable, for application in accordance with the foregoing.

        Amendment and Refinancings.    The ABL Obligations, the Indenture Obligations and any Permitted Additional Pari Passu Obligations may be amended or refinanced in accordance with the Credit Agreement, the Indenture and documents governing such Permitted Additional Pari Passu Obligations, and subject to continuing rights and obligations of the holders of such refinancing Indebtedness under the Intercreditor Agreement.

  Certain Matters in Connection with Liquidation and Insolvency Proceedings.

        Debtor-in-Possession Financings.    In connection with any insolvency or liquidation proceeding of an Issuer or any Guarantor, the ABL Facility Collateral Agent may consent to certain debtor-in-possession financings secured by a Lien on the ABL Priority Collateral ranking prior to the Note Lien on such ABL Priority Collateral or to the use of cash collateral constituting proceeds of ABL Priority Collateral without the consent of any holder of Notes or Permitted Additional Pari Passu Obligations, and no holder of a Note or Permitted Additional Pari Passu Obligation shall be entitled to object to such use of cash collateral or debtor-in-possession financing or seek "adequate protection" in connection therewith (other than in the form of a junior lien on any additional items of collateral for the ABL Obligations which are granted in connection with such debtor-in-possession financing or use of cash collateral).

        Relief from Automatic Stay; Bankruptcy Sales and Post-Petition Interest.    No holder of a Note or any Permitted Additional Pari Passu Obligation may (x) seek relief from the automatic stay with respect to any ABL Priority Collateral, (y) object to any sale of any ABL Priority Collateral or any motion seeking relief from the automatic stay in any insolvency or liquidation proceeding, in each case which has been supported by the holders of ABL Obligations or (z) object to any claim of any holder of ABL Obligations to post-petition interest to the extent of its ABL Lien on the ABL Priority Collateral. No holder of any ABL Obligation may (x) seek relief from the automatic stay with respect to any Notes Priority Collateral, (y) object to any sale of any Notes Priority Collateral or any motion seeking relief from the automatic stay with respect to the Notes Priority Collateral in any insolvency or liquidation proceeding, in each case, which is supported by the holders of the Notes and Permitted Additional Pari Passu Obligations or (z) object to any claim of any holder of Notes or Permitted Additional Pari Passu Obligations to post-petition interest to the extent of its Note Lien on the Notes Priority Collateral.

        Adequate Protection.    No holder of a Note or any Permitted Additional Pari Passu Obligations may (i) except as expressly provided above, seek adequate protection on account of its Note Lien on the ABL Priority Collateral other than in the form of junior priority liens or (ii) object to any request by the holders of ABL Obligations for adequate protection on account of the ABL Priority Collateral (other than payments from proceeds of Notes Priority Collateral). No holder of any ABL Obligation may (i) seek adequate protection on account of its ABL Lien on the Notes Priority Collateral other than in the form of junior priority liens or (ii) object to any request by the holders of Notes or Permitted Additional Pari Passu Obligations for adequate protection on account of the Notes Priority Collateral (other than payments from the proceeds of ABL Priority Collateral).

        Plans of Reorganization.    Neither the ABL Facility Collateral Agent, the Collateral Agent nor any holder of any ABL Obligations, Notes or Permitted Additional Pari Passu Obligations may support any plan of reorganization in any insolvency or liquidation proceeding which contravenes the intercreditor provisions described above (unless consented to by the ABL Facility Collateral Agent or the Collateral Agent, as applicable, representing the holders of the Liens entitled to the benefit of such contravened intercreditor provisions).

Use and Release of Collateral

        Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have commenced enforcement of remedies under the Security Documents, except as noted below with respect to Trust Monies or to the extent otherwise provided in the Credit Agreement or other documentation governing the ABL Obligations, the Issuers will have the right to remain in possession and retain exclusive control of the Collateral, to freely operate the Collateral and to collect, invest and dispose of any income thereon.

Release of Collateral

        The Indenture and the Security Documents provide that the Note Liens will automatically and without the need for any further action by any Person be released:

          (1)   in whole or in part, as applicable, as to all or any portion of property subject to such Note Liens which has been taken by eminent domain, condemnation or other similar circumstances;

          (2)   in whole upon:

            (a)   satisfaction and discharge of the Indenture as set forth below under "—Satisfaction and Discharge"; or

            (b)   a legal defeasance or covenant defeasance of the Indenture as described below under "—Defeasance or Covenant Defeasance of Indenture";

          (3)   in part, as to any property that (a) is sold, transferred or otherwise disposed of by an Issuer or any Guarantor (other than to an Issuer or another Guarantor) in a transaction not prohibited by the Indenture at the time of such sale, transfer or disposition or (b) is owned or at any time acquired by a Guarantor that has been released from its Guarantee pursuant to paragraph (b) of "—Certain Covenants—Additional Guarantees," concurrently with the release of such Guarantee;

          (4)   as to property that constitutes all or substantially all of the Collateral securing the Notes, with the consent of holders of at least 75% in aggregate principal amount of the Notes then outstanding;

          (5)   as to property that constitutes less than all or substantially all of the Collateral securing the Notes, with the consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding; and

          (6)   in part, in accordance with the applicable provisions of the Security Documents and as described above with respect to the Intercreditor Agreement.

        The Indenture provides that, to the extent applicable, the Company will comply with the provisions of the Trust Indenture Act Section 314(b) after qualification of the Indenture pursuant to the Trust Indenture Act.

        The Indenture provides that, to the extent applicable, the Company will cause Trust Indenture Act Section 313(b), relating to reports, and Trust Indenture Act Section 314(d), relating to the release of property or securities or relating to the substitution therefore of any property or securities to be subjected to the Lien of the Security Documents, to be complied with after qualification of the Indenture pursuant to the Trust Indenture Act. Any certificate or opinion required by Trust Indenture Act Section 314(d) may be made by an officer of the Company except in cases where Trust Indenture Act Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent appraiser or other expert selected by the Company and reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this paragraph, the Company will not be required to comply with all or any portion of Trust Indenture Act Section 314(d) if it determines, in good faith based on advice of counsel, that under the terms of Trust Indenture Act Section 314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its Staff, including "no action" letters or exemptive orders, all or any portion of Trust Indenture Act Section 314(d) is inapplicable to released Collateral.

Use of Trust Monies

        All Trust Monies shall be held by (or held in an account subject to the control of) the Collateral Agent as a part of the Notes Priority Collateral securing the Notes and any Permitted Additional Pari Passu Obligations and ABL Obligations and, so long as no Event of Default shall have occurred and be continuing, may, subject to certain conditions set forth in the Indenture, be applied from time to time in accordance with the covenant described below under "—Limitation on Sale of Assets," or in any manner permitted by the Indenture or as otherwise required by the Intercreditor Agreement.

Certain Bankruptcy Limitations

        The right of the Collateral Agent to take possession and dispose of the Collateral following an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against the Issuers or the Guarantors prior to the Collateral Agent having taken possession and disposed of the Collateral. Under the U.S. Bankruptcy Code, a secured creditor is prohibited from taking its security from a debtor in a bankruptcy case, or from disposing of security taken from such debtor, without bankruptcy court approval. Moreover, the U.S. Bankruptcy Code permits the debtor in certain circumstances to continue to retain and to use collateral owned as of the date of the bankruptcy filing (and the proceeds, products, offspring, rents or profits of such Collateral) even though the debtor is in default under the applicable debt instruments; provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the Collateral, or whether or to what extent holders would be compensated for any delay in payment or loss of value of the Collateral through the requirement of "adequate protection."

        Furthermore, in the event a bankruptcy court determines the value of the Collateral (after giving effect to any prior Liens) is not sufficient to repay all amounts due on the Notes and any other Permitted Additional Pari Passu Obligations, the holders of the Notes and such other Permitted Additional Pari Passu Obligations would hold secured claims to the extent of the value of the Collateral, and would hold unsecured claims with respect to any shortfall. Applicable Federal bankruptcy laws permit the payment and/or accrual of post-petition interest, costs and attorneys' fees during a debtor's bankruptcy case only to the extent the claims are oversecured or the debtor is solvent at the time of reorganization. In addition, if the Issuers or the Guarantors were to become the subject of a bankruptcy case, the bankruptcy court, among other things, may avoid certain prepetition transfers made by the entity that is the subject of the bankruptcy filing, including, without limitation, transfers held to be preferences or fraudulent conveyances.

Optional Redemption

        At any time prior to October 15, 2012, the Issuers may redeem all or a portion of the Notes, on not less than 30 nor more than 60 days' prior notice, in amounts of $1,000 or an integral multiple thereof, at a price equal to 100% of the aggregate principal amount of Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption, subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date.

        On or after October 15, 2012, the Issuers may redeem all or a portion of the Notes, on not less than 30 nor more than 60 days' prior notice, in amounts of $1,000 or an integral multiple thereof, at the following redemption prices (expressed as percentages of the principal amount), together with accrued and unpaid interest, if any, to the redemption date, subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date, if redeemed during the 12-month period beginning October 15 of the years indicated below:

Year	Redemption Price
2012	105.063%
2013	102.531%
2014 and thereafter	100.000%

        In addition, at any time prior to October 15, 2012, the Issuers, at their option, may use the net proceeds of one or more Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) at a redemption price equal to 110.125% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date, subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date; provided that at least 65% of the aggregate principal amount of Notes (including any Additional Notes) must remain outstanding immediately after the occurrence of such redemption and such redemption is completed within 120 days of the closing of the Equity Offering.

        Notwithstanding the foregoing, redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or the satisfaction and discharge of the Indenture. Any notice of redemption pursuant to the immediately preceding paragraph may, at an Issuer's discretion, be subject to completion of an Equity Offering. If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national security exchange, if any, on which the Notes are listed, or if the Notes are not listed, on a pro rata basis, by lot or by any other method the Trustee shall deem fair and reasonable. Notes redeemed in part must be redeemed only in integral multiples of $1,000 and no Note with a principal amount of less than $2,000 will be redeemed in part.

        In addition to the Issuers' rights to redeem the Notes as set forth above, the Issuers may purchase Notes in open-market transactions, tender offers or otherwise.

Sinking Fund

        The Notes will not be entitled to the benefit of any sinking fund.

Purchase of Notes Upon a Change of Control

        If a Change of Control occurs, each holder of Notes will have the right to require the Issuers to purchase all or any part (in integral multiples of $1,000 except that no partial redemption will be permitted that would result in a Note having a remaining principal amount of less than $2,000) of such holder's Notes pursuant to a Change of Control offer. In the Change of Control offer, the Issuers will offer to purchase all of the Notes, at a purchase price in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date).

        Unless an Issuer has previously or concurrently mailed a notice of redemption with respect to all of the outstanding Notes as described under "—Optional Redemption," within 30 days of any Change of Control or, at the Issuers' option, prior to such Change of Control but after it is publicly announced, the Issuers must notify the Trustee and give written notice of the Change of Control to each holder of Notes, by first-class mail, postage prepaid, at its address appearing in the security register. The notice must state, among other things,

  •
  that a Change of Control has occurred or will occur and the date of such event;

  •
  the purchase price and the purchase date which shall be fixed by the Issuers on a business day no earlier than 30 days nor later than 60 days from the date the notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; provided that the purchase date may not occur prior to the Change of Control;

  •
  that any Note not tendered will continue to accrue interest;

  •
  that, unless the Issuers default in the payment of the Change of Control purchase price, any Notes accepted for payment pursuant to the Change of Control offer shall cease to accrue interest after the Change of Control purchase date; and

  •
  other procedures that a holder of Notes must follow to accept a Change of Control offer or to withdraw acceptance of the Change of Control offer.

        If a Change of Control offer is made, the Issuers may not have available funds sufficient to pay the Change of Control purchase price for all of the Notes that might be delivered by holders of the Notes seeking to accept the Change of Control offer. The failure of the Issuers to make or consummate the Change of Control offer or pay the Change of Control purchase price when due will give the Trustee and the holders of the Notes the rights described under "—Events of Default."

        In addition to the obligations of the Issuers under the Indenture with respect to the Notes in the event of a Change of Control, the Credit Agreement also contains an event of default upon a Change of Control as defined therein. Upon such a default, the lenders under the Credit Agreement could elect to declare any amounts outstanding under the Credit Agreement immediately due and payable.

        The definition of Change of Control includes the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its subsidiaries. The term "all or substantially all" as used in the definition of "Change of Control" has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. Therefore, if holders of the Notes elected to exercise their rights under the Indenture and the Issuers elected to contest such election, it is not clear how a court interpreting New York law would interpret the phrase.

        The existence of a holder's right to require the Issuers to repurchase such holder's Notes upon a Change of Control may deter a third party from acquiring the Issuers in a transaction which constitutes a Change of Control.

        The provisions of the Indenture may not afford holders of the Notes the right to require the Issuers to repurchase the Notes in the event of a highly leveraged transaction or certain reorganization, restructuring, merger or other similar transactions (including, in certain circumstances, an acquisition of the Issuers by management or its affiliates) involving the Issuers that may adversely affect holders of the Notes, if such transaction is not a transaction defined as a Change of Control. In addition, holders of the Notes may not be entitled to require the Issuers to repurchase their Notes in certain circumstances involving a significant change in the composition of the Company's board of directors, including in connection with a proxy contest, where the Company's board of directors does not endorse a dissident slate of directors but subsequently approves them for purposes of the Indenture.

        The Issuers will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control offer provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control offer provisions of the Indenture by virtue of such conflict.

        The Issuers will not be required to make a Change of Control offer upon a Change of Control if a third party makes the Change of Control offer in the manner, at the times and otherwise in compliance with the requirements described in the Indenture applicable to a Change of Control offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control offer.

        The provisions of the Indenture related to the Issuers' obligation to make a Change of Control offer to repurchase the Notes may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes then outstanding.

Certain Covenants

        The Indenture contains, among others, the following covenants:

Limitation on Indebtedness

        (a)   The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for, contingently or otherwise (collectively, "incur"), any Indebtedness (including any Acquired Indebtedness), unless such Indebtedness is incurred by an Issuer or any Guarantor or constitutes Acquired Indebtedness of the Company or a Restricted Subsidiary and, in each case, the Company's Consolidated Fixed Charge Coverage Ratio for the most recent four full fiscal quarters for which internal consolidated financial statements are available immediately preceding the incurrence of such Indebtedness taken as one period is at least equal to or greater than 2.0:1.0.

        (b)   Notwithstanding the foregoing, the Company and the Restricted Subsidiaries may incur the following (collectively, the "Permitted Indebtedness"):

          (1)   Indebtedness of the Company or any Restricted Subsidiary under any Credit Facility in an aggregate principal amount at any one time outstanding not to exceed the greater of:

            (a)   $85.0 million, less, without duplication, (i) any permanent repayment thereof or permanent reduction in commitments thereunder from the proceeds of one or more Asset Sales which are used to repay a Credit Facility pursuant to clause (b)(i) of the covenant "—Limitation on Sale of Assets" and (ii) the amount of Indebtedness outstanding at the date of determination pursuant to clause (8) below; or

            (b)   at the time of any incurrence (i) 85% of accounts receivable of the Company and its Restricted Subsidiaries (excluding any Receivables and Related Assets sold, conveyed or otherwise transferred to a Securitization Entity in connection with a Qualified Securitization Transaction) as of the end of the most recently ended fiscal quarter for which internal consolidated financial statements are available, plus (ii) 60% of inventory of the Company and its Restricted Subsidiaries as of the end of the most recently ended fiscal quarter for which internal consolidated financial statements are available, in each case on a pro forma basis to give effect to any acquisition after such balance sheet date and on or prior to such date of incurrence;

          (2)   Indebtedness pursuant to (A) the Notes and any Guarantee of the Notes and (B) any exchange Notes issued in exchange for the Notes pursuant to the Registration Rights Agreement and any Guarantee of the exchange notes;

          (3)   Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date (including, without limitation, under the Issuers' existing lease with EDS, but excluding Indebtedness referred to in clause (1) or (2) of this definition of "Permitted Indebtedness");

          (4)   Indebtedness of the Company or a Restricted Subsidiary owing to the Company or a Restricted Subsidiary; provided that (i) any Indebtedness of the Issuers or a Guarantor owing to a Restricted Subsidiary that is not an Issuer or a Guarantor incurred after the Issue Date is unsecured and is subordinated in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be, and (ii) any disposition or transfer of any such Indebtedness to a Person (other than to an Issuer or a Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed to be an incurrence of such Indebtedness not permitted by this clause (4);

          (5)   guarantees by the Company or any Restricted Subsidiary of Indebtedness of the Company or any of its Restricted Subsidiaries (other than guarantees by an Issuer or any Guarantor of Acquired Indebtedness incurred in reliance on paragraph (a) of this Section of any Person that does not become a Guarantor that is acquired by the Company or any Restricted Subsidiary other than guarantees of such Acquired Indebtedness by any other Person so acquired in connection therewith) which Indebtedness is permitted to be incurred under the Indenture;

          (6)   Indebtedness of the Company or any Restricted Subsidiary pursuant to any:

            (a)   Interest Rate Agreements,

            (b)   Commodity Price Protection Agreements; and

            (c)   Currency Agreements;

          (7)   Indebtedness of the Company or any Restricted Subsidiary represented by Capital Lease Obligations or Purchase Money Obligations or other Indebtedness in connection with the acquisition or development of real or personal, movable or immovable, property, in each case incurred or assumed for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed 10% of Consolidated Net Tangible Assets;

          (8)   Indebtedness incurred by a Securitization Entity in connection with a Qualified Securitization Transaction that is Non-recourse Indebtedness with respect to the Company and its Restricted Subsidiaries (except for Standard Securitization Undertakings);

          (9)   Indebtedness of the Company or any of its Restricted Subsidiaries (x) in connection with surety, performance, appeal or similar bonds, completion guarantees, or similar instruments entered into in the ordinary course of business or from letters of credit or other obligations in respect of property, casualty or liability insurance, self-insurance, workers' compensation obligations or similar arrangements or (y) consisting of the financing of insurance premiums or take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business;

          (10) Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts such amount need not be inadvertent) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of receipt by the Company or any Restricted Subsidiary of notice of such insufficient funds;

          (11) Indebtedness of the Company or any Restricted Subsidiary arising from agreements for indemnification or purchase price adjustment obligations or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligation of the Company or a Restricted Subsidiary pursuant to such an agreement, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or properties;

          (12) any renewals, extensions, substitutions, refundings, refinancing or replacements (collectively, a "refinancing") of any Indebtedness incurred pursuant to paragraph (a) of this section and clauses (2), (3) and (15) of this definition of "Permitted Indebtedness," including any successive refinancing so long as Indebtedness of the Issuers or a Guarantor may only be refinanced with Indebtedness of the Issuers or a Guarantor and the aggregate principal amount of Indebtedness refinanced is not increased by such refinancing except by an amount equal to the lesser of (a) the stated amount of any premium or other payment contractually required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (b) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of accrued interest, fees and expenses of the Issuers incurred in connection with such refinancing and (1) in the case of any refinancing of Indebtedness that is Subordinated Indebtedness, such new Indebtedness is made subordinated to the Notes at least to the same extent as the Indebtedness being refinanced and (2) in the case of Pari Passu Indebtedness or Subordinated Indebtedness, as the case may be, such refinancing does not reduce the Average Life to Stated Maturity of such Indebtedness;

          (13) Indebtedness of the Company or any of its Restricted Subsidiaries supported by a letter of credit outstanding in reliance on clause (1) above in a principal amount not in excess of the stated amount of such letter of credit;

          (14) Indebtedness of the Company and any Restricted Subsidiary to the extent the proceeds of such Indebtedness are deposited and used to defease, covenant defease or discharge the Notes as described under "—Defeasance or Covenant Defeasance of Indenture" or "—Satisfaction and Discharge";

          (15) Indebtedness of the Company or any Restricted Subsidiaries to officers, directors, employees and consultants of the Company and its Restricted Subsidiaries, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Capital Stock of the Company to the extent permitted by clause (9) of paragraph (b) under the covenant "—Limitation on Restricted Payments" upon termination, disability or death;

          (16) Indebtedness in respect of Franchise Deposits in an aggregate principal amount at any time outstanding not to exceed the sum of (a) $5.0 million plus (b) the amount of any Franchise Deposits cash collateralized plus (c) $1.0 million for each franchise store of the Company or its Restricted Subsidiaries that becomes a franchise store after the Issue Date; and

          (17) Indebtedness of the Company or any Restricted Subsidiary in addition to that described in clauses (1) through (16) above, and any refinancing of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed $30.0 million outstanding at any one time.

        For purposes of determining compliance with this "Limitation on Indebtedness" covenant:

  •
  In the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness, or is permitted to be incurred pursuant to clause (a) of this covenant, the Company will be permitted to classify all or a portion of such item of Indebtedness on the date of its incurrence, or subject to the following bullet, later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant;

  •
  Indebtedness under the Credit Agreement which is in existence or available on or prior to the Issue Date will be deemed to have been incurred on such date under clause (1) of the definition of "Permitted Indebtedness" above, and the Company will not be permitted to reclassify any portion of such Indebtedness thereafter;

  •
  Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness;

  •
  Accrual of interest, accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on any Redeemable Capital Stock or Preferred Stock in the form of additional shares of the same class of Redeemable Capital Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness for purposes of this covenant; provided, in each such case, that the amount thereof as accrued is included in the Consolidated Fixed Charge Coverage Ratio of the Company;

  •
  With respect to any dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred;

  •
  The outstanding principal amount of any particular Indebtedness shall be counted only once and any obligations arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall not be double counted; and

  •
  The amount of Indebtedness issued at a price less than the amount of the liability thereof shall be determined in accordance with GAAP.

  Limitation on Restricted Payments

        (a)   The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly (each a "Restricted Payment"):

            (i)  declare or pay any dividend on, or make any distribution to holders of, any shares of the Company's Capital Stock (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);

           (ii)  purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, shares of the Company's Capital Stock;

          (iii)  make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness (other than (x) Indebtedness permitted under clause (4) of the definition of "Permitted Indebtedness" or (y) the purchase, repurchase or other acquisition of such Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition);

          (iv)  declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than (a) dividends or distributions payable solely in shares of Capital Stock of such Restricted Subsidiary or in options, warrants or other rights to acquire shares of such Capital Stock, (b) to the Company or any of its Restricted Subsidiaries or (c) dividends or distributions made by a Restricted Subsidiary on a pro rata basis to all stockholders of such Restricted Subsidiary); or

           (v)  make any Investment (other than any Permitted Investments)

(the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the assets proposed to be transferred), unless

          (1)   at the time of and after giving effect to such proposed Restricted Payment, no Default or Event of Default shall have occurred and be continuing;

          (2)   at the time of and after giving effect to such Restricted Payment, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions described under paragraph (a) of the covenant "—Limitation on Indebtedness"; and

          (3)   after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments (other than Permitted Payments described in clauses (2) through (10) and (12) through (16) of clause (b) below) declared (with respect to dividends) or made after the Issue Date does not exceed the sum of:

            (A)  50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on July 12, 2009 and ending on the last day of the Company's last fiscal quarter ending prior to the date of the Restricted Payment for which internal financial statements of the Company are available (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

            (B)  100% of the aggregate Net Cash Proceeds and the Fair Market Value of property received after the Issue Date by the Company either (1) as capital contributions or (2) from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below in clause (2) or (3) of paragraph (b) below and excluding the Net Cash Proceeds from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

            (C)  100% of the aggregate Net Cash Proceeds received after the Issue Date by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company (excluding the Net Cash Proceeds from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

            (D)  the amount of reductions in the consolidated Indebtedness of the Company and its Restricted Subsidiaries upon conversion or exchange of any such Indebtedness into or for Qualified Capital Stock of the Company;

            (E)  100% of the aggregate amount received in cash and the Fair Market Value of property received by the Company or a Restricted Subsidiary by means of (i) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Investments (other than Permitted Investments or to the extent such Investment was a Restricted Payment made in clause (16) of the next succeeding paragraph) made by the Company or its Restricted Subsidiaries and repurchases and redemptions of such Investments from the Company or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Investments (other than Permitted Investments or to the extent such Investment was a Restricted Payment made in clause (16) of the next succeeding paragraph) by the Company or its Restricted Subsidiaries, in each case after the Issue Date; or (ii) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary (other than to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to clause (16) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend or distribution from an Unrestricted Subsidiary after the Issue Date;

            (F)  in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Issue Date, the Fair Market Value of the Investment in such Unrestricted Subsidiary at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment; and

            (G)  any amount which previously qualified as a Restricted Payment that was not a Permitted Payment on account of any guarantee entered into by the Company or any Restricted Subsidiary; provided that such guarantee has not been called upon and the obligation arising under such guarantee no longer exists.

        (b)   The foregoing provisions shall not prohibit the following Restricted Payments (each a "Permitted Payment"):

          (1)   the payment of any dividend or redemption of any Capital Stock or Subordinated Indebtedness within 60 days after the date of declaration thereof or call for redemption, if at such date of declaration or call for redemption such payment or redemption was permitted by the provisions of paragraph (a) of this covenant (the declaration of such payment will be deemed a Restricted Payment under paragraph (a) of this covenant as of the date of declaration, and the payment itself will be deemed to have been paid on such date of declaration and will not also be deemed a Restricted Payment under paragraph (a) of this covenant) (it being understood that any Restricted Payment made in reliance on this clause (1) shall reduce the amount available for Restricted Payments pursuant to clause (a)(3) above only once);

          (2)   Restricted Payments made in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of, Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this covenant;

          (3)   the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary) of any Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this covenant;

          (4)   the repurchase, redemption, defeasance, retirement, or acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) (a "refinancing") in exchange for, or out of the Net Cash Proceeds of, the substantially concurrent issuance of new Subordinated Indebtedness of the Company; provided that any such new Subordinated Indebtedness:

            (a)   shall be in a principal amount that does not exceed the principal amount so refinanced, plus the amount of premium or other payment reasonably determined as necessary to refinance the Indebtedness, plus the amount of accrued interest, fees and expenses of the Company incurred in connection with such refinancing;

            (b)   has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Subordinated Indebtedness being refinanced;

            (c)   has a Stated Maturity for its final scheduled principal payment no earlier than the Stated Maturity for the final scheduled principal payment of the Subordinated Indebtedness being refinanced; and

            (d)   is expressly subordinated in right of payment to the Notes at least to the same extent as the Subordinated Indebtedness to be refinanced;

          (5)   the repurchase of Capital Stock deemed to occur upon (a) exercise of stock options to the extent that shares of such Capital Stock represent a portion of the exercise price of such options and (b) the withholding of a portion of the Capital Stock granted or awarded to an employee to pay taxes associated therewith;

          (6)   the payment of cash in lieu of the issuance of fractional shares or scrip in connection with the exercise of warrants, options or other securities convertible into or exercisable for Capital Stock of the Company;

          (7)   the repurchase, redemption, or other acquisition or retirement for value of Redeemable Capital Stock of the Company or a Guarantor made by exchange for, or out of the proceeds of the sale of, Redeemable Capital Stock;

          (8)   so long as no Default or Event of Default exists or would occur, payments or distributions to stockholders pursuant to appraisal rights required under applicable law in connection with any consolidation, merger or transfer of assets, that complies with the covenant described under "—Consolidation, Merger, Sale of Assets";

          (9)   the repurchase, retirement or other acquisition or retirement for value of Qualified Capital Stock of the Company, or a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Capital Stock of any of its direct or indirect parent companies, held by any future, present or former employee, director or consultant of the Company, any of its Subsidiaries or any of their respective direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate Restricted Payments made under this clause (9) do not exceed in any calendar year $2.5 million (with unused amounts in any calendar year being carried over to the next two succeeding calendar years); provided further that such amount in any calendar year may be increased by an amount not to exceed:

            (a)   the cash proceeds from the sale of Qualified Capital Stock of the Company and, to the extent contributed to the capital of the Company, Capital Stock of any of the direct or indirect parent companies of the Company, in each case to members of management, directors or consultants of the Company, any of its Subsidiaries or any of their respective direct or indirect parent companies that occurs after the Issue Date, to the extent the Net Cash Proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

            (b)   the cash proceeds of key man life insurance policies received by the Company or any of its Restricted Subsidiaries after the Issue Date; less

            (c)   the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) or (b) of this clause (9);

  and provided further that cancellation of Indebtedness owing to the Company from members of management of the Company and representing non-cash loans made by the Company to permit members of management to acquire Capital Stock of the Company, any of its Subsidiaries or its direct or indirect parent companies in connection with a repurchase of Capital Stock of the Company or any of the Company's direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant;

          (10) payments of dividends on Redeemable Capital Stock of the Issuers or any Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary issued in accordance with the covenant "—Limitation on Indebtedness";

          (11) the declaration and payment of dividends on the Company's common stock (or a Restricted Payment to any direct or indirect parent entity to fund a payment of dividends on such entity's common stock), following the first public Equity Offering of such common stock after the Issue Date, of up to 6% per annum of the Net Cash Proceeds received by (or, in the case of a Restricted Payment to a direct or indirect parent entity, contributed to the capital of) the Company in or from any such public Equity Offering;

          (12) Restricted Payments contemplated by this prospectus in connection with the Transactions;

          (13) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness following an Asset Sale or Change of Control pursuant to the provisions similar to those described under the captions "—Purchase of Notes Upon a Change of Control" and "—Limitation on Sale of Assets" at a purchase price not to exceed 100% of the principal amount thereof (or 101% in the case of an offer as a result of a Change of Control) plus accrued and unpaid interest to the date of purchase; provided that the Company has previously made a Change of Control Offer or Asset Sale Offer, as the case may be, with respect thereto and all Notes tendered by holders in connection therewith have been repurchased to the extent required by the Indenture;

          (14) the declaration and payment of dividends or the payment of other distributions by the Company or a Restricted Subsidiary to, or the making of loans or advances to, any of their respective direct or indirect parents in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

            (a)   franchise taxes and other fees, taxes and expenses of any corporate parent required to maintain its corporate existence;

            (b)   for any taxable year in which the Company is a member of any consolidated, combined or similar income tax group of which any corporate parent is the common parent (a "Tax Group"), federal, foreign, state or local income taxes (as applicable) of the Tax Group that are attributable to the income of the Company and/or any of its Restricted Subsidiaries; provided that, in each taxable year, the amount of such payments (when aggregated with the amount of such taxes paid directly by the Company and its Restricted Subsidiaries) shall not exceed the amount that the Company and its Restricted Subsidiaries would have been required to pay in respect of such federal, foreign, state or local income taxes on a standalone basis;

            (c)   customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

            (d)   general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Company to the extent such costs and expenses are attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

            (e)   amounts payable to the Sponsors pursuant to the Sponsor Management Agreement as in effect on the Issue Date;

            (f)    fees and expenses related to any equity or debt offering of such parent entity (whether or not successful); and

            (g)   cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of any direct or indirect parent of the Company;

          (15) distributions or payments of Securitization Fees and purchases of Receivables and Related Assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Transaction; and

          (16) other Restricted Payments in an amount not to exceed $10.0 million.

        For clarity purposes, all payments made pursuant to clauses (2) through (10) and (12) through (16) of this paragraph (b) shall not reduce the amount that would otherwise be available for Restricted Payments under paragraph (a) of this covenant.

Limitation on Transactions with Affiliates

        The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company or a Restricted Subsidiary, including any Person that becomes a Restricted Subsidiary as a result of such transaction), unless:

          (1)   such transaction or series of related transactions is on terms that are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm's-length dealings with an unrelated third party;

          (2)   with respect to any transaction or series of related transactions involving aggregate value in excess of $5.0 million, the Company delivers an Officer's Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (1) above; and

          (3)   with respect to any transaction or series of related transactions involving aggregate value in excess of $15.0 million, either

            (a)   such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the board of directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or

            (b)   the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert stating that the transaction or series of related transactions is fair to the Company or such Restricted Subsidiary from a financial point of view;

provided, however, that this provision shall not apply to:

            (i)  directors' fees, consulting fees, employee salaries, bonuses or employment agreements, incentive arrangements, compensation or employee benefit arrangements with any officer, director or employee of the Company or a Subsidiary of the Company, including under any stock option or stock incentive plans, customary indemnification arrangements with officers, directors or employees of the Company or a Subsidiary of the Company, in each case entered into in the ordinary course of business;

           (ii)  any Restricted Payments made in compliance with the "—Limitation on Restricted Payments" covenant above or any Permitted Investment in a Person that is an Affiliate solely as a result of the Company's and its Restricted Subsidiaries' Investments in such Person;

          (iii)  any Qualified Securitization Transaction;

          (iv)  any issuance or sale of Qualified Capital Stock of the Company to Affiliates;

           (v)  transactions among the Company and/or any Restricted Subsidiary and/or any entity that is an Affiliate solely as a result of any Investment by the Company and/or such Restricted Subsidiary in such entity;

          (vi)  loans or advances to employees or consultants of the Company in the ordinary course of business for bona fide business purposes of the Company and its Restricted Subsidiaries (including, without limitation, travel, entertainment and moving expenses) made in compliance with applicable law;

         (vii)  any transactions undertaken pursuant to any agreements (including, without limitation, pursuant to the Sponsor Management Agreement) in existence on the Issue Date and described in this prospectus and any renewals, replacements or modifications of such contracts (pursuant to new transactions or otherwise) on terms not materially less favorable when taken as a whole to the holders of the Notes than those in effect on the Issue Date;

        (viii)  the existence of, or the performance by the Company or any of its Restricted Subsidiaries of their obligations under the terms of, any stockholders agreement, principal investors agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (viii) to the extent that the terms of any such amendment or new agreement are not otherwise materially disadvantageous to the holders when taken as a whole;

          (ix)  the Transactions;

           (x)  transactions with Unrestricted Subsidiaries, customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the Company's board of directors or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

          (xi)  payments by the Company or any of its Restricted Subsidiaries to any of the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved in good faith by Disinterested Directors constituting a majority of such Disinterested Directors;

         (xii)  payments or loans (or cancellation of loans) to employees or consultants of the Company, any of its direct or indirect parent companies or any Restricted Subsidiary and employment agreements, severance arrangements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by a majority of the board of directors of the Company in good faith; and

        (xiii)  Investments by the Sponsors in debt securities of the Company or any of its Restricted Subsidiaries so long as (x) the Investment is being offered generally to other investors on the same or more favorable terms and (y) the Investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities.

Limitation on Liens

        The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its properties other than Permitted Liens. Additionally, neither Issuer will, and will not permit any Guarantor, to grant or suffer to exist any Lien (other than pursuant to clause (a), (d), (g), (j) or (p) of the definition of "Permitted Liens") on any leasehold interest (as lessee) in real property of an Issuer or any Guarantor for purposes of securing any Indebtedness for money borrowed unless the Issuers shall have granted a Lien on such leasehold interest to the Collateral Agent for the benefit of the holders of Notes and the holders of Permitted Additional Pari Passu Obligations ranking prior to any other Liens.

Limitation on Sale of Assets

        (a)   The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (1) at least 75% of the consideration from such Asset Sale is received in cash, Cash Equivalents or Replacement Assets, (2) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale, and (3) if such Asset Sale involves the disposition of Notes Priority Collateral or, after the Discharge of ABL Obligations, the disposition of ABL Priority Collateral, the Net Cash Proceeds thereof shall be paid directly by the purchaser of the Collateral to the Collateral Agent for deposit into the Collateral Account pending application in accordance with the provisions described below, and, if any property other than cash or Cash Equivalents is included in such Net Cash Proceeds, substantially all of such property shall be made subject to the Note Liens.

        For purposes of Section (a)(1) of this covenant only, the following will be deemed to be cash:

          (A)  the amount of any liabilities (other than Subordinated Indebtedness) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully and unconditionally released (excluding any liabilities that are incurred in connection with or in anticipation of such Asset Sale and contingent liabilities);

          (B)  the amount of any notes, securities or other similar obligations received by the Company or any Restricted Subsidiary from such transferee that is converted, sold or exchanged within 180 days of the related Asset Sale by the Company or the Restricted Subsidiaries into cash in an amount equal to the Net Cash Proceeds realized upon such conversion, sale or exchange; and

          (C)  the amount of any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in the Asset Sale; provided that the aggregate of such Designated Non-cash Consideration received in connection with Asset Sales (and still held) shall not exceed the greater of (x) $5.0 million and (y) 1.5% of Consolidated Net Tangible Assets at any one time (with the Fair Market Value in each case being measured at the time received and without giving effect to subsequent changes in value).

        (b)   All or a portion of an amount equal to the Net Cash Proceeds of any Asset Sale may be applied by the Company or a Restricted Subsidiary to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Indebtedness under the Credit Agreement or any Credit Facility):

            (i)  to the extent such Net Cash Proceeds constitute proceeds from the sale of (x) ABL Priority Collateral or assets that are not Collateral, to repay permanently any Indebtedness under the Credit Agreement or any other Credit Facility then outstanding as required by the terms thereof (and to effect a permanent reduction in the availability under the Credit Agreement or any other Credit Facility) or (y) assets of a Restricted Subsidiary that is not a Guarantor, to repay Indebtedness of a Restricted Subsidiary that is not a Guarantor;

           (ii)  to acquire (or enter into a legally binding agreement to acquire), all or substantially all of the assets of, or a majority of the Voting Stock of, a Permitted Business (or in the case of an Asset Sale of ABL Priority Collateral, to acquire additional Collateral); provided that to the extent such Net Cash Proceeds are received in respect of Notes Priority Collateral, such Net Cash Proceeds are applied to acquire assets substantially all of which constitute Notes Priority Collateral;

          (iii)  to make a capital expenditure; provided that to the extent such Net Cash Proceeds are received in respect of Notes Priority Collateral, such expenditures shall relate to Notes Priority Collateral; or

          (iv)  to invest the Net Cash Proceeds (or enter into a legally binding agreement to invest) in Replacement Assets; provided that to the extent such Net Cash Proceeds are received in respect of Notes Priority Collateral, substantially all of such Replacement Assets constitute Notes Priority Collateral.

        Pending the final application of any such Net Cash Proceeds (other than Trust Monies), the Issuers may temporarily reduce Indebtedness or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by the Indenture. If any such legally binding agreement to invest such Net Cash Proceeds is entered into and the Issuers shall have not consummated such investment (or a replacement investment) within 180 days of the date of such binding agreement or within 365 days of such Asset Sale, whichever is later, such Net Cash Proceeds which were to be invested shall constitute "Excess Proceeds". The amount of such Net Cash Proceeds not used or invested in accordance with the preceding clauses (i) through (iv) within 365 days (or such later number of days as provided in the preceding sentence) of the Asset Sale constitutes "Excess Proceeds."

        When the aggregate amount of Excess Proceeds exceeds $10.0 million, within thirty days thereof, or earlier at the option of the Issuers, the Issuers will make an offer (an "Offer") to all holders of Notes and (x) in the case of Net Cash Proceeds from an Asset Sale of Notes Priority Collateral, to the holders of any other Permitted Additional Pari Passu Obligations containing provisions similar to those set forth in the Indenture with respect to asset sales or (y) in the case of any other Net Cash Proceeds, to all holders of other Pari Passu Indebtedness containing provisions similar to those set forth in the Indenture with respect to assets sales, in each case, equal to the Excess Proceeds. The offer price in any Offer to Purchase will be equal to 100% of the principal amount of the Notes (and 100% of the principal amount or, if different, the accreted value of any Permitted Additional Pari Passu Obligations or Pari Passu Indebtedness) plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Offer to Purchase, the Issuers may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture and such remaining amount shall not be added to any subsequent Excess Proceeds for any purpose under the Indenture. If the aggregate principal amount of the Notes and principal amount or, if different, accreted value of other Permitted Additional Pari Passu Obligations (in the case of Net Cash Proceeds from Notes Priority Collateral) or Notes and other Pari Passu Indebtedness (in the case of any other Net Cash Proceeds) tendered into such Offer to Purchase exceeds the amount of Excess Proceeds, the Trustee will select the Notes and other Permitted Additional Pari Passu Obligations or other Pari Passu Indebtedness, as the case may be, to be purchased on a pro rata basis. Upon completion of each Offer, the amount of Excess Proceeds will be reset at zero.

        (c)   The Company shall determine in good faith whether, and to what extent, an Asset Sale is in respect of Notes Priority Collateral and to what extent the Net Cash Proceeds in respect of an Asset Sale of Notes Priority Collateral are used to acquire or are invested in Notes Priority Collateral taking into account all relevant factors, including without limitation, the existence of structurally senior claims against the Notes Priority Collateral and the assets of an entity whose Capital Stock is subject to such Asset Sale or acquired with such Net Cash Proceeds.

        (d)   The Indenture provides that the Issuers will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Company, or the applicable Restricted Subsidiary, will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such conflict.

Additional Guarantees

        (a)   The Issuers will cause within ten business days any Restricted Subsidiary formed or acquired after the Issue Date (other than a Foreign Subsidiary, a Securitization Subsidiary and any Non-Guarantor Restricted Subsidiary if the Fair Market Value of such Non-Guarantor Restricted Subsidiary, together with the Fair Market Value of all other Non-Guarantor Restricted Subsidiaries, as of such date, does not exceed in the aggregate $30.0 million) to execute and deliver a supplemental indenture to the Indenture providing for a Guarantee of the Notes and supplements to the applicable Security Documents in order to grant a Lien in the Collateral owned by such Restricted Subsidiary to the same extent as that set forth in the Indenture and the Security Documents and take all actions required by the Security Documents to perfect such Lien. In addition, to the extent the collective Fair Market Value of the Company's Non-Guarantor Restricted Subsidiaries, as of the date of the creation of, acquisition of or Investment in a Non-Guarantor Restricted Subsidiary, exceeds $30.0 million, the Company shall cause, within ten business days after such date, one or more of such Non-Guarantor Restricted Subsidiaries to similarly execute and deliver a supplemental indenture to the Indenture providing for a Guarantee of the Notes and a supplement to the applicable Security Documents in order to grant a Lien in the Collateral owned by such Restricted Subsidiary to the same extent as that set forth in the Indenture and the Security Documents such that the collective Fair Market Value of all remaining Non-Guarantor Restricted Subsidiaries does not exceed $30.0 million and take all actions required by the Security Documents to perfect such Lien. In addition, the Indenture provides that the Company will not permit any Non-Guarantor Restricted Subsidiary to guarantee the payment of any Indebtedness of the Company or any other Guarantor unless such Non-Guarantor Restricted Subsidiary simultaneously delivers a supplemental indenture to the Indenture and a joinder agreement related to the Security Documents, providing for a Guarantee of the Notes by such Non-Guarantor Restricted Subsidiary and a pledge of its assets as Collateral for the Notes to the same extent as that set forth in the Indenture and the Security Documents and take all actions required by the Security Documents to perfect such Lien. Such Guarantee shall automatically be released on the date such Subsidiary no longer guarantees the payment of any Indebtedness of the Company or any other Guarantor and shall otherwise be subject to release in accordance with paragraph (b) below.

        (b)   Notwithstanding the foregoing, any Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it (and all Liens securing the same) shall be automatically and unconditionally released and discharged upon:

          (1)   such Subsidiary ceasing to constitute a Restricted Subsidiary in a transaction that complies with the Indenture (whether upon a sale, exchange, transfer or disposition of Capital Stock in such Restricted Subsidiary (including by way of merger or consolidation), or the designation of such Restricted Subsidiary as an Unrestricted Subsidiary), or the sale or disposition of all of the assets of such Guarantor made in compliance with the Indenture;

          (2)   satisfaction and discharge of the Indenture as set forth below under "—Satisfaction and Discharge"; or

          (3)   a legal defeasance or covenant defeasance of the Indenture as described below under "—Defeasance or Covenant Defeasance of Indenture."

Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries

        (a)   The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1)   pay dividends or make any other distributions on its Capital Stock;

          (2)   pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

          (3)   make any Investment in the Company or any other Restricted Subsidiary; or

          (4)   transfer any of its properties or assets to the Company or any other Restricted Subsidiary.

        (b)   However, paragraph (a) will not prohibit any:

          (1)   encumbrance or restriction pursuant to an agreement or instrument (including, without limitation, the Credit Agreement (and related security documents), the Notes, the Indenture, the Guarantees and the Security Documents) in effect on the Issue Date or any agreement governing Indebtedness that contains encumbrances and restrictions that are not materially more restrictive then those contained in the Indenture, the Guarantees, the Credit Agreement and the Security Documents;

          (2)   encumbrance or restriction with respect to a Restricted Subsidiary that is not a Restricted Subsidiary on the Issue Date, in existence at the time such Person becomes a Restricted Subsidiary and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, provided that such encumbrances and restrictions are not applicable to any Restricted Subsidiary or the properties or assets of any Restricted Subsidiary other than such Subsidiary which is becoming a Restricted Subsidiary or such Subsidiary's Subsidiaries;

          (3)   encumbrance or restriction pursuant to any agreement governing any Indebtedness represented by Capital Lease Obligations or Purchase Money Obligations permitted to be incurred under the provisions of the covenant described above under the caption "—Limitation on Indebtedness";

          (4)   encumbrance or restriction contained in any Acquired Indebtedness or other agreement of any Person or related to assets acquired (whether by merger, consolidation or otherwise) by the Company or any Restricted Subsidiaries, so long as such encumbrance or restriction (A) was not entered into in contemplation of the acquisition, merger or consolidation transaction, and (B) is not applicable to any Person, or the properties or assets of any Person, other than the Person or such Person's Subsidiaries, or the property or assets of the Person or such Person's Subsidiaries, so acquired;

          (5)   encumbrance or restriction existing under applicable law, rule, regulation or order or any requirement of any regulatory body;

          (6)   in the case of clause (4) of paragraph (a) above, Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "—Limitation on Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

          (7)   customary non-assignment provisions in leases, licenses or contracts;

          (8)   customary restrictions contained in (A) asset sale agreements that limit the transfer of such assets pending the closing of such sale and (B) any other agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

          (9)   customary restrictions imposed by the terms of shareholders', partnership or joint venture agreements; provided, however, that such restrictions do not apply to any Restricted Subsidiaries other than the applicable company, partnership or joint venture;

          (10) restrictions contained in Indebtedness of Restricted Subsidiaries permitted to be incurred under the Indenture, so long as such restrictions or encumbrances are customary for Indebtedness of the type incurred and which the board of directors of the Company determines in good faith will not adversely affect the Issuers' ability to make payments of principal or interest on the Notes;

          (11) encumbrance or restriction with respect to a Securitization Entity in connection with a Qualified Securitization Transaction; provided, however, that such encumbrances and restrictions are necessary or advisable to effect the transactions contemplated under such Qualified Securitization Transaction in the good faith determination of the Company;

          (12) restrictions on cash or other deposits or net worth imposed by customers or suppliers under contracts entered into in the ordinary course of business; and

          (13) encumbrance or restriction under any agreement that amends, extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (1) through (12), or in this clause (13); provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced.

Limitation on Unrestricted Subsidiaries

        The Issuers may designate after the Issue Date any Subsidiary as an "Unrestricted Subsidiary" under the Indenture only if:

          (a)   no Default shall have occurred and be continuing at the time of or after giving effect to such designation;

          (b)   either (i) such Subsidiary has total assets of less than $1,000 or (ii) the Issuers would be permitted to make an Investment at the time of designation (assuming the effectiveness of such designation) pursuant to the covenant "—Limitation on Restricted Payments" in an amount (the "Designation Amount") equal to the Fair Market Value of the Company's and its Restricted Subsidiaries' Investments in such Subsidiary (including any guarantee of the obligations of such Unrestricted Subsidiary that will not be released concurrently with such designation but excluding any amounts attributable to Investments made prior to the Issue Date);

          (c)   such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary which is not simultaneously being designated an Unrestricted Subsidiary;

          (d)   such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Non-Recourse Indebtedness, provided that an Unrestricted Subsidiary may provide a Guarantee for the Notes; and

          (e)   such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are not materially less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuers or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary from and after the date of designation shall be deemed a Restricted Payment.

        In the event of any such designation, the Issuers shall be deemed to have made an Investment pursuant to the covenant "—Limitation on Restricted Payments" for all purposes of the Indenture in an amount equal to the Designation Amount. For purposes of the foregoing, the designation of a Subsidiary of an Issuer as an Unrestricted Subsidiary shall be deemed to be the designation of all of the Subsidiaries of such Subsidiary as Unrestricted Subsidiaries. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of an Issuer will be classified as a Restricted Subsidiary.

        The Issuers may revoke any designation of a Subsidiary as an Unrestricted Subsidiary if:

          (a)   no Default shall have occurred and be continuing at the time of and after giving effect to such revocation;

          (b)   all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture; and

          (c)   unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness that would be Permitted Indebtedness), (x) if prior to such revocation the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant "—Limitation on Indebtedness," immediately after giving effect to such proposed revocation, and after giving pro forma effect to the incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was incurred on the date of the revocation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant "—Limitation on Indebtedness" or (y) if prior to such revocation the Company could not incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant "—Limitation on Indebtedness," the Company's Consolidated Fixed Charge Coverage Ratio does not decline as a result of such revocation.

        All designations and revocations must be evidenced by a resolution of the Company's board of directors delivered to the Trustee certifying compliance with the foregoing provisions.

Provision of Financial Statements

        The Company will furnish to the Trustee and, upon request, to beneficial owners and prospective investors of the Notes, a copy of all of the information and reports referred to in clauses (1) and (2) below within 15 days after the time periods specified in the SEC's rules and regulations (assuming the notes were registered under Section 13(a) or Section 15(d) of the Exchange Act):

          (1)   all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; provided that, prior to the exchange offer contemplated by the Registration Rights Agreement, financial statements may omit the footnote disclosures omitted from the financial statements included in this prospectus for periods in such fiscal years; and

          (2)   all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports;

provided that if the Company files such reports electronically with the SEC within such time periods, the Company shall not be required to furnish such reports as specified above.

        After consummation of this exchange offer, the Company will comply with the periodic reporting requirements of the Exchange Act and will file the reports specified in the preceding paragraph with the SEC within the time periods specified above unless the SEC will not accept such a filing. If, notwithstanding the foregoing, the SEC will not accept the Company's filings for any reason, the Company will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

        For so long as any Notes are outstanding, the Company shall also:

          (A)  within 15 Business Days after filing with the Trustee or the SEC, as the case may be, the annual and quarterly information required pursuant to the preceding two paragraphs, hold a conference call for holders of notes, prospective investors and market makers (it being understood that prior to completion of the exchange offer contemplated by the Registration Rights Agreement, the Company may limit participants to the extent it determines in good faith such limitations are prudent to ensure compliance with the Securities Act and other applicable securities laws) to discuss such reports and the results of operations for the relevant reporting period; and

          (B)  employ commercially reasonable means expected to reach Persons entitled to participate in such conference calls in accordance with the foregoing paragraph no fewer than three Business Days prior to the date of the conference call required to be held in accordance with clause (A) above, to announce the time and date of such conference call and either including all information necessary to access the call or directing such Persons to contact the appropriate contact at the Company to obtain such information.

        Notwithstanding the foregoing, so long as the direct or indirect parent company becomes a Guarantor, the reports, information and other documents required to be filed and provided as described above will be those of such parent, rather than those of the Company, so long as such filings would satisfy the SEC's requirements (assuming the notes were registered under Section (13)(a) or Section 15(d) of the Exchange Act).

        The Indenture also provides that, so long as any of the Notes remain outstanding, the Issuers will make available to any prospective purchaser of Notes or beneficial owner of Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Issuers have either exchanged the Notes for securities identical in all material respects which have been registered under the Securities Act or until such time as the holders thereof have disposed of such Notes pursuant to an effective registration statement under the Securities Act.

Consolidation, Merger, Sale of Assets

        No Issuer will, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons, unless at the time and after giving effect thereto:

          (1)   either (a) such Issuer will be the continuing corporation or (b) the Person formed by or surviving such consolidation or merger or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of such Issuer and their Restricted Subsidiaries on a consolidated basis (the "Surviving Entity") (i) shall be a corporation, limited liability company or partnership duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia; provided that there shall be an obligor or a co-obligor that is a corporation, (ii) shall expressly assume by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of such Issuer under the Notes and the Indenture and the Registration Rights Agreement, as the case may be, and the Notes and the Indenture and the Registration Rights Agreement will remain in full force and effect as so supplemented (and any Guarantees will be confirmed as applying to such Surviving Entity's obligations) and (iii) shall expressly assume the due and punctual performance of the covenants and obligations of such Issuer under the Security Documents;

          (2)   after giving effect to such transaction, no Default or Event of Default exists;

          (3)   after giving effect to such transaction, the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could (a) incur $1.00 of additional

  Indebtedness (other than Permitted Indebtedness) under the provisions of "—Certain Covenants—Limitation on Indebtedness" or (b) the Consolidated Fixed Charge Coverage Ratio of the Company or the Surviving Entity is equal to or greater than the Company's Consolidated Fixed Charge Coverage Ratio immediately prior to such transaction;

          (4)   at the time of the transaction, each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under the Indenture and the Notes;

          (5)   at the time of the transaction, such Issuer or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer's Certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with;

          (6)   such Issuer or the Surviving Entity, as applicable, promptly causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded, as applicable, in such jurisdictions as may be reasonably required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by or transferred to such Issuer or the Surviving Entity; and

          (7)   the Collateral owned by or transferred to such Issuer or the Surviving Entity, as applicable, shall (a) continue to constitute Collateral under the Indenture and the Security Documents, (b) be subject to the Lien in favor of the Collateral Agent for the benefit of the Trustee and the holders of the Notes, and (c) not be subject to any Lien other than Permitted Liens.

        Notwithstanding the foregoing clauses (2) or (3), (1) either Issuer may consolidate with, merge into or transfer all or part of its properties and assets to the other Issuer; (2) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to another Restricted Subsidiary and (3) either Issuer may merge with an Affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing such Issuer's jurisdiction of organization to another state of the United States.

        Each Guarantor will not, and the Issuers will not permit a Guarantor to, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person (other than the Issuers or any Guarantor) or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons (other than the Issuers or any Guarantor), unless at the time and after giving effect thereto:

          (1)    (a)  either (i) the Guarantor will be the continuing corporation in the case of a consolidation or merger involving the Guarantor or (ii) the Person formed by or surviving such consolidation or merger or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Guarantor on a consolidated basis (the "Surviving Guarantor Entity") will be a corporation, limited liability company, limited liability partnership, partnership or trust duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person (x) expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee of the Notes and the Indenture and the Registration Rights Agreement and such Guarantee, Indenture and Registration Rights Agreement will remain in full force and effect; and (y) shall expressly assume the due and punctual performance of the covenants and obligations of the applicable Guarantor under the Security Documents;

            (b)   after giving effect to such transaction, no Default or Event of Default exists;

            (c)   at the time of the transaction such Guarantor or the Surviving Guarantor Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer's Certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereof comply with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with;

            (d)   the Guarantor or the Surviving Guarantor Entity, as applicable, promptly causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded, as applicable, in such jurisdictions as may be reasonably required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by or transferred to the Guarantor or the Surviving Guarantor Entity;

            (e)   the Collateral owned by or transferred to the Guarantor or the Surviving Guarantor Entity, as applicable, shall (i) continue to constitute Collateral under the Indenture and the Security Documents, (ii) be subject to the Lien in favor of the Collateral Agent for the benefit of the Trustee and the holders of the Notes, and (iii) not be subject to any Lien other than Permitted Liens; and

            (f)    the property and assets of the Person which is merged or consolidated with or into the Guarantor or the Surviving Guarantor Entity, as applicable, to the extent that they are property or assets of the types which would constitute Collateral under the Security Documents, shall be treated as after-acquired property and the Guarantor or the Surviving Guarantor Entity shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in the Indenture; or

          (2)   the transaction is made in compliance with the covenant "—Limitation on Sale of Assets."

        In the event of any transaction (other than a lease) described in and complying with the conditions listed in the three immediately preceding paragraphs in which an Issuer or any Guarantor, as the case may be, is not the continuing entity, the successor Person formed or remaining or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer or such Guarantor, as the case may be, and an Issuer or any Guarantor, as the case may be, would be discharged from all obligations and covenants under the Indenture and the Notes or its Guarantee, as the case may be, the Registration Rights Agreement and the Security Documents.

        For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Restricted Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of the Company.

Events of Default

        An Event of Default will occur under the Indenture if:

          (1)   there shall be a default in the payment of any interest on any Note when it becomes due and payable, and such default shall continue for a period of 30 days;

          (2)   there shall be a default in the payment of the principal of (or premium, if any, on) any Note at its Maturity (upon acceleration, optional redemption, required repurchase or otherwise);

          (3)   there shall be a default in the performance, or breach, of any covenant or agreement of an Issuer or any Guarantor under the Indenture or any Guarantee (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (1) or (2) above or in clause (b), (c) or (d) of this clause (3)) and such default or breach shall continue for a period of 60 days after written notice has been given, by certified mail, (1) to the Issuers by the Trustee or (2) to the Issuers and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes; (b) there shall be a default in the performance or breach of the provisions described in "—Certain Covenants—Consolidation, Merger, Sale of Assets"; (c) the Issuers shall have failed to make or consummate an Offer in accordance with the provisions of "—Certain Covenants—Limitation on Sale of Assets"; or (d) the Issuers shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of "—Purchase of Notes Upon a Change of Control";

          (4)   (a) any default in the payment of the principal or premium, if any, on any Indebtedness when due under any of the agreements, indentures or instruments under which the Issuers, any Guarantor or any Restricted Subsidiary then has outstanding Indebtedness (other than Indebtedness owed to the Issuers or a Restricted Subsidiary) in excess of $15.0 million ("Material Indebtedness") and such default shall have continued after giving effect to any applicable grace period and shall not have been cured or waived or (b) an event of default as defined in any of the agreements, indentures or instruments described in clause (a) of this clause (4) shall have occurred and the Material Indebtedness thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated;

          (5)   any Guarantee of any Significant Subsidiary or any group of Restricted Subsidiaries which collectively (as of the latest audited consolidated financial statements for the Company) would constitute a Significant Subsidiary shall for any reason cease to be, or shall for any reason be asserted in writing by any Guarantor or the Issuers not to be, in full force and effect and enforceable in accordance with its terms, except to the extent permitted by the Indenture and any such Guarantee;

          (6)   one or more final, non-appealable judgments or orders of any court or regulatory or administrative agency for the payment of money in excess of $15.0 million (net of any amounts to the extent that they are covered by insurance), either individually or in the aggregate, shall be rendered against an Issuer, any Guarantor or any Restricted Subsidiary which has not been discharged, fully bonded or stayed for a period of 60 consecutive days;

          (7)   the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Issuers or any Significant Subsidiary or any group of Restricted Subsidiaries which collectively (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary; or

          (8)   unless all of the Collateral has been released from the Note Liens in accordance with the provisions of the Security Documents, (x) default by the Issuers or any Subsidiary in the performance of the Security Documents which materially adversely affects the enforceability, validity, perfection or priority of the Note Liens on a material portion of the Collateral, (y) the repudiation or disaffirmation by the Issuers or any Guarantor of its material obligations under the Security Documents or (z) the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against the Issuers or any Guarantor party thereto for any reason with respect to a material portion of the Collateral and, in the case of any event described in subclauses (x) through (z), such default, repudiation, disaffirmation or determination is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Security

  Documents or otherwise cured within 60 days after the Issuers receive written notice thereof specifying such occurrence from the Trustee or the holders of at least 25% of the outstanding principal amount of the Notes and demanding that such default be remedied.

        If an Event of Default (other than as specified in clause (7) of the prior paragraph with respect to an Issuer) shall occur and be continuing with respect to the Indenture, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of such holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Issuers (and to the Trustee if given by the holders of the Notes) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. If an Event of Default specified in clause (7) of the prior paragraph with respect to an Issuer occurs and is continuing, then all the Notes shall automatically become and be due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any holder. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the holders of Notes by appropriate judicial proceedings.

        After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of Notes outstanding by written notice to the Issuers and the Trustee, may rescind and annul such declaration and its consequences if:

          (a)   the Issuers have paid or deposited with the Trustee a sum sufficient to pay (1) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (2) all overdue interest on all Notes then outstanding, (3) the principal of, and premium, if any, on any Notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes and (4) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and

          (b)   all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

        The holders of not less than a majority in aggregate principal amount of the Notes outstanding may on behalf of the holders of all outstanding Notes waive any past default under the Indenture and its consequences, except a default (1) in the payment of the principal of, premium, if any, or interest on any Note (which may only be waived with the consent of each holder of Notes affected) or (2) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note affected by such modification or amendment.

        No holder of any of the Notes has any right to institute any proceedings with respect to the Indenture or any remedy thereunder, unless (a) such holder has previously given notice to the Trustee of a continuing Event of Default; (b) the holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as trustee under the Indenture and the Notes; (c) such holder or holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request; (d) the Trustee has failed to institute such proceeding within 60 days after receipt of such notice; and (e) the Trustee, within such 60-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding Notes. Such limitations do not, however, apply to a suit instituted by a holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

        The Issuers are required to notify the Trustee within five business days of the date they become aware of the occurrence of any Default. The Issuers are required to deliver to the Trustee, on or before the date not more than 120 days after the end of each fiscal year, a written statement as to compliance with the Indenture, including whether or not any Default has occurred. The Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of the Notes unless such holders offer to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred thereby.

        The Trust Indenture Act contains limitations on the rights of the Trustee, should it become a creditor of the Issuers or any Guarantor, if any, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions, but if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, member or stockholder of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Defeasance or Covenant Defeasance of Indenture

        The Issuers may, at their option and at any time, elect to have the obligations of the Issuers, the Guarantors and any other obligor upon the Notes discharged with respect to the outstanding Notes ("defeasance"). Such defeasance means that the Issuers, the Guarantors and any other obligor under the Indenture shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for:

          (1)   the rights of holders of such outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due;

          (2)   the Issuers' obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3)   the rights, powers, trusts, duties and immunities of the Trustee; and

          (4)   the defeasance provisions of the Indenture.

        In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers and the Guarantors released with respect to certain covenants that are described in the Indenture ("covenant defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events related to an Issuer) described under "—Events of Default" will no longer constitute an Event of Default with respect to the Notes.

        In order to exercise either defeasance or covenant defeasance,

          (a)   the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in United States dollars, U.S. government obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity or, to the extent the Issuers have previously provided a notice of redemption with respect to the outstanding Notes, on the applicable redemption date;

          (b)   in the case of defeasance, the Issuers shall have delivered to the Trustee an opinion of independent counsel in the United States stating that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel in the United States shall confirm that (subject to customary assumptions, qualifications and exclusions), the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (c)   in the case of covenant defeasance, the Issuers shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that (subject to customary assumptions, qualifications and exclusions) the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

          (d)   no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

          (e)   such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under any other material agreement or instrument to which the Issuers or any Guarantor is a party or by which it is bound; and

          (f)    the Issuers will have delivered to the Trustee an Officer's Certificate and an opinion of independent counsel, each stating that all conditions precedent to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes as expressly provided for in the Indenture) as to all outstanding Notes under the Indenture when:

          (a)   either:

            (1)   all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid or Notes whose payment has been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust as provided for in the Indenture) have been delivered to the Trustee for cancellation; or

            (2)   all Notes not theretofore delivered to the Trustee for cancellation (a) have become due and payable, (b) will become due and payable at their Stated Maturity within one year, or (c) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers;

          (b)   the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars or U.S. government obligations, or a combination thereof sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at such Maturity, Stated Maturity or redemption date;

          (c)   after giving effect thereto, no default or event of default shall have occurred and be continuing under any Indebtedness of the Issuers or any Restricted Subsidiary on the date of such deposit;

          (d)   such satisfaction and discharge will not result in a breach or violation of, or constitute a default under any other material agreement or instrument to which the Issuers or any Restricted Subsidiary is a party or by which the Issuers or any Restricted Subsidiary is bound;

          (e)   the Issuers or any Guarantor has paid or caused to be paid all other sums payable under the Indenture by the Issuers; and

          (f)    the Issuers have delivered to the Trustee an Officer's Certificate and an opinion of independent counsel, each stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of such Indenture have been complied with.

Modifications and Amendments

        Modifications and amendments of any of the Indenture and/or the Security Documents may be made by the Issuers, each Guarantor party thereto, if any, and the Trustee and/or Collateral Agent, as applicable, with the consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes); provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby:

          (1)   change the Stated Maturity of the principal of, or any installment of interest on, or change to an earlier date any redemption date of, or waive a default in the payment of the principal of, premium, if any, or interest on, any such Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any such Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date) (in each case other than the provisions with respect to "—Purchase of Notes Upon a Change of Control" and an offer pursuant to "—Certain Covenants—Limitation on Sale of Assets");

          (2)   reduce the percentage in principal amount of such outstanding Notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or compliance with certain provisions of the Indenture;

          (3)   modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of such outstanding Notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each such Note affected thereby;

          (4)   amend or modify any of the provisions of the Indenture in any manner which subordinates the Notes issued thereunder in right of payment to any other Indebtedness of the Issuers or which subordinates any Guarantee in right of payment to any other Indebtedness of the Guarantor issuing any such Guarantee; or

          (5)   release any Guarantee of a Significant Subsidiary except in compliance with the terms of the Indenture.

        In addition, any amendment to, or waiver of, the provision of the Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Note Liens will require consent of the holders of at least 75% in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes).

        Notwithstanding the foregoing, without the consent of any holders of the Notes, the Issuers, any Guarantor, any other obligor under the Notes and the Trustee and/or Collateral Agent, as applicable, may modify or amend the Indenture or the Security Documents:

          (1)   to evidence the succession of another Person to the Issuers or a Guarantor, and the assumption by any such successor of the covenants of the Issuers or such Guarantor in the Indenture, the Notes, any Guarantee and the Security Documents in accordance with "—Certain Covenants—Consolidation, Merger, Sale of Assets";

          (2)   to add to the covenants of the Issuers, any Guarantor or any other obligor upon the Notes for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Issuers or any Guarantor or any other obligor upon the Notes, as applicable, in the Indenture, the Notes, any Guarantee or any Security Document;

          (3)   to cure any ambiguity, or to correct or supplement any provision in the Indenture, the Notes, any Guarantee or any Security Document which may be defective or inconsistent with any other provision in the Indenture, the Notes, any Guarantee or any Security Document;

          (4)   to make any other provisions with respect to matters or questions arising under the Indenture, the Notes, any Guarantee or any Security Document; provided that, in each case, such provisions, shall not materially adversely affect the interest of the holders of the Notes;

          (5)   to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

          (6)   to add to the Collateral securing the Notes or to add a Guarantor under the Indenture;

          (7)   to evidence and provide the acceptance of the appointment of a successor Trustee or Collateral Agent under the Indenture or the Security Documents;

          (8)   to mortgage, pledge, hypothecate or grant a Lien in favor of the Collateral Agent for the benefit of the holders of the Notes (and the holders or lenders of ABL Liens or Permitted Additional Pari Passu Obligations) as additional security for the payment and performance of the Issuers' and any Guarantor's obligations under the Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to the Indenture, any of the Security Documents or otherwise;

          (9)   to provide for the issuance of Additional Notes in accordance with the Indenture;

          (10) to provide for the release of Collateral from the Note Lien and the Security Documents when permitted or required by any of the Security Documents, the Intercreditor Agreement or the Indenture;

          (11) to secure any Permitted Additional Pari Passu Obligations under the Security Documents and to appropriately include the same in the Intercreditor Agreement; or

          (12) in the sole discretion of the Issuers, to conform any provision of the Indenture or the Security Documents to the provisions of this "Description of the Notes" contained in the prospectus relating to the sale of the unregistered notes to the extent such provision was intended to be a verbatim recital of a provision contained herein.

        The holders of a majority in aggregate principal amount of the Notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture.

Governing Law

        The Indenture, the Security Agreement, the Intercreditor Agreement, the Notes and any Guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

        The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuers, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee with such conflict or resign as Trustee.

        Subject to the terms of the Security Documents, the holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs (which has not been cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person's own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

        The Indenture provides that neither the Trustee nor the Collateral Agent shall be responsible for the existence, genuineness, value or protection of any Collateral (except for the safe custody of Collateral in its possession and the accounting for Trust Monies actually received), for the legality, effectiveness or sufficiency of any Security Document, or for the creation, perfection, priority, sufficiency or protection of any Note Lien.

Book-Entry Settlement and Clearance

The Global Notes

        The exchange notes will be issued in one or more fully registered global notes (the "Global Notes"). Upon issuance, each of the Global Notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

        Ownership of beneficial interests in each Global Note will be limited to persons who have accounts with DTC ("DTC participants") or persons who hold interests through DTC participants. Beneficial interests in the Global Notes will be held in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

        We expect that under procedures established by DTC:

  •
  upon deposit of each Global Note with DTC's custodian, DTC will credit portions of the principal amount of the Global Note to the accounts of the DTC participants designated by the initial purchasers; and

  •
  ownership of beneficial interests in each Global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in any of the Global Notes).

        Beneficial interests in the Global Notes may not be exchanged for notes in physical, certificated form ("Certificated Notes") except in the limited circumstances described below. Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct and indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Book-entry procedures for the Global Notes

        All interests in the Global Notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York State Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

        So long as DTC's nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the notes represented by that Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note:

  •
  will not be entitled to have notes represented by the Global Note registered in their names;

  •
  will not receive or be entitled to receive physical delivery of notes in certificated form; and

  •
  will not be considered the owners or "holders" of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the Indenture.

        As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

        Payments of principal, premium (if any) and interest with respect to the notes represented by a Global Note will be made by the trustee to DTC's nominee as the registered holder of the Global Note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

        Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

        Transfers between participants in DTC will be effected in accordance with DTC's procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in accordance with their respective rules and operating procedures.

        Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a Global Note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC.

        Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

        DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the Global Notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        Subject to the procedures of DTC, a Global Note is exchangeable for a Certificated Note only if:

  •
  DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be registered as a clearing agency under the Exchange Act and, in either case, we fail to appoint a successor depositary within 90 days;

  •
  a Default with respect to the notes has occurred and is continuing; or

  •
  we, in our sole discretion, execute and deliver an Officer's Certificate stating that such Global Note shall be exchangeable for a Certificated Note.

Same Day Settlement and Payment

        We will make payments in respect of the notes represented by the Global Notes (including principal, interest and premium, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. We will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no account is specified, by mailing a check to that holder's registered address.

        The notes represented by the Global Notes are expected to trade in DTC's Same Day Funds Settlement System, and any permitted secondary market trading activity in the notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

        Because of time zone differences, credits of interests in the Global Notes received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a Global Note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

Certain Definitions

        "ABL Facility Collateral Agent" means Bank of America, N.A., as collateral agent under the Credit Agreement, and its successors, replacements and/or assigns in such capacity.

        "ABL Liens" means all Liens in favor of the ABL Facility Collateral Agent on Collateral securing the ABL Obligations.

        "ABL Obligations" means (x) the Indebtedness and other obligations which are secured by a Lien on the Collateral permitted by clause (b) of the definition of "Permitted Liens" and (y) obligations in respect of "Bank Products" (which is defined in the Intercreditor Agreement to include certain cash management obligations and Hedging Obligations) that are permitted to be secured pursuant to the definition of "Permitted Liens."

        "ABL Priority Collateral" shall mean the following property of the Issuers and the Guarantors, whether now owned or hereafter acquired (but excluding Excluded Assets described under "—Security"):

          (1)   all accounts, other than accounts which constitute identifiable proceeds which arise from the sale, license, assignment or other disposition of Notes Priority Collateral;

          (2)   all chattel paper, other than chattel paper which constitutes identifiable proceeds of Notes Priority Collateral;

          (3)   all (x) deposit accounts (other than the Collateral Account and Trust Monies) and money and all cash, checks, other negotiable instruments, funds and other evidences of payments held therein (other than the Collateral Account and Trust Monies), and (y) securities accounts (other than the Collateral Account and Trust Monies) and security entitlements and securities credited thereto, and, in each case, all cash, checks and other property held therein or credited thereto;

          (4)   all inventory;

          (5)   all prescription lists;

          (6)   to the extent relating to, evidencing or governing any of the items referred to in the preceding clauses (1) through (5) constituting ABL Priority Collateral, all documents, general intangibles (other than patents, trademarks, copyrights and other intellectual property), instruments (including promissory notes) and commercial tort claims;

          (7)   to the extent relating to any of the items referred to in the preceding clauses (1) through (6) constituting ABL Priority Collateral, all supporting obligations and letter-of-credit rights;

          (8)   all books and records relating to the items referred to in the preceding clauses (1) through (7) constituting ABL Priority Collateral (including all books, databases, customer lists, and records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (1) through (7)); and

          (9)   all proceeds of any of the foregoing, including collateral security and guarantees with respect to any of the foregoing and all cash, money, insurance proceeds, instruments, securities, financial assets and deposit accounts.

        "Acquired Indebtedness" means, with respect to any specified Person, Indebtedness of any other Person (1) existing at the time such other Person is consolidated or merged with or into, or became a Subsidiary of, such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person consolidating or merging with or into, or becoming a Subsidiary of, such specified Person, or (2) assumed in connection with the acquisition of assets from such other Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of such acquisition, as the case may be. Notwithstanding the foregoing, Acquired Indebtedness shall not include Indebtedness of such other Person that is extinguished, retired or repaid substantially concurrently with such other Person becoming a Restricted Subsidiary of, or at the time it is consolidated or merged with or into, such specified Person.

        "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Applicable Premium" means, with respect to any Note on any date of redemption, the greater of:

          (1)   1.0% of the principal amount of the Note, or

          (2)   the excess of:

            (a)   the present value at such redemption date of (i) the redemption price of the Note at October 15, 2012 (such redemption price being set forth in the table appearing above under the caption "—Optional Redemption"), plus (ii) all required interest payments due on the Note through October 15, 2012 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points; over

            (b)   the principal amount of the Note.

        "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of:

          (1)   any Capital Stock of any Restricted Subsidiary;

          (2)   all or substantially all of the properties and assets of any division or line of business of an Issuer or any Restricted Subsidiary; or

          (3)   any other properties or assets (including any transfer by written contract by an Issuer or any Restricted Subsidiary to any other Person of any of their rights to receive all or a portion of the proceeds from the sale by the Company or any Restricted Subsidiary of any such asset or properties) of an Issuer or any Restricted Subsidiary other than in the ordinary course of business.

        For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties and assets:

          (A)  that is governed by the provisions described under "—Certain Covenants—Consolidation, Merger, Sale of Assets";

          (B)  that is by an Issuer to any Restricted Subsidiary or by any Restricted Subsidiary to an Issuer or any Restricted Subsidiary or that is the issuance of Capital Stock by a Restricted Subsidiary to an Issuer or to another Restricted Subsidiary (other than a Securitization Entity);

          (C)  that would be a Restricted Payment permitted to be made under the "Limitation on Restricted Payments" covenant or a Permitted Investment;

          (D)  that is a disposition of Receivables and Related Assets in a Qualified Securitization Transaction;

          (E)  that are obsolete, damaged or worn out equipment or otherwise unsuitable for use in the ordinary course of business;

          (F)  that is the disposition of Capital Stock of, or other Investment in, an Unrestricted Subsidiary;

          (G)  that is the sale or other disposition of cash or Cash Equivalents or the voluntary termination of Hedging Obligations;

          (H)  that is the sale, transfer or disposition deemed to occur in connection with creating or granting any Liens pursuant to the provisions described under "—Certain Covenants—Limitation on Liens" (including Permitted Liens);

          (I)   the Fair Market Value of which in the aggregate does not exceed $2.5 million in any transaction or series of related transactions;

          (J)   consisting of the licensing of any intellectual property in the ordinary course of business of the Company and its Restricted Subsidiaries;

          (K)  to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Permitted Business; provided that to the extent the property exchanged was Notes Priority Collateral, substantially all of property received in exchange therefore constitutes Notes Priority Collateral;

          (L)  that is a transfer of property subject to casualty or condemnation proceedings (including in lieu thereof) upon the receipt of the net cash proceeds therefore; provided such net cash proceeds are deemed to be Net Cash Proceeds and are applied in accordance with the covenant "—Certain Covenants—Limitation on Sale of Assets;

          (M) that is a foreclosure on assets or a disposition of Investments or receivables in connection with the compromise, settlement or collection thereof or in bankruptcy or similar proceedings; or

          (N)  that is surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind.

        "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the product of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (2) the sum of all such principal payments.

        "Capital Lease Obligation" of any Person means any obligation of such Person and its Restricted Subsidiaries on a consolidated basis under any capital lease of (or other agreement conveying the right to use) real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation.

        "Capital Stock" of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, other equity interests whether now outstanding or issued after the Issue Date, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

  "Cash Equivalents" means

          (1)   securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

          (2)   certificates of deposit, time deposits and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million;

          (3)   repurchase obligations for underlying securities of the types described in clauses (1) and (2) entered into with any financial institution meeting the qualifications specified in clause (2) above;

          (4)   securities with maturities of 24 months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (2) above;

          (5)   commercial paper rated at least P-2 by Moody's Investors Service, Inc. ("Moody's") or at least A-2 by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") (or, if at any time neither Moody's nor S&P shall be rating such obligations, an equivalent rating from another rating agency) and in each case maturing within one year after the date of creation thereof;

          (6)   marketable short-term money market and similar securities having a rating of least P-2 or A-2 from either Moody's or S&P, respectively (or, if at any time neither Moody's nor S&P shall be rating such obligations, an equivalent rating from another rating agency) and in each case maturing within 24 months after the date of creation thereof;

          (7)   repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States maturing within 365 days from the date of acquisition;

          (8)   Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody's (or, if at any time neither Moody's nor S&P shall be rating such obligations, an equivalent rating from another rating agency); and

          (9)   investment funds investing 95% of their assets in cash and securities of the types described in clauses (1) through (8) above.

        "Change of Control" means the occurrence of any of the following events:

          (1)   any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder, becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company;

          (2)   during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such board of directors then in office;

          (3)   the Company consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its and its Restricted Subsidiaries' assets to any Person, other than a Permitted Holder, or any Person consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where:

            (A)  the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or (2) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment as described under "—Certain Covenants—Limitation on Restricted Payments" (and such amount shall be treated as a Restricted Payment subject to the provisions in the Indenture described under "—Certain Covenants—Limitation on Restricted Payments") and

            (B)  immediately after such transaction, no "person" or "group," other than a Permitted Holder, is the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the surviving corporation; or

          (4)   Tops Markets ceases to be a Subsidiary of the Company other than in a transaction which complies with the provisions described under "—Certain Covenants—Consolidation, Merger, Sale of Assets."

        "Collateral Account" means the collateral account established pursuant to the Indenture.

        "Collateral Agent" means the Trustee, in its capacity as Collateral Agent for the holders of Notes and Permitted Additional Pari Passu Obligations together with its successors in such capacity.

        "Commodity Price Protection Agreement" means any forward contract, commodity swap, commodity option or other similar agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

        "Consolidated EBITDA" means for any period, the sum, without duplication, of (A) Consolidated Net Income (Loss), (B) in each case to the extent deducted in computing Consolidated Net Income (Loss) for such period, (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, (iii) Consolidated Non-cash Charges, (iv) any unusual or non-recurring items and any restructuring charges or reserves, including, without limitation, in connection with an acquisition made after the Issue Date (which, for the avoidance of doubt, shall include retention, severance, systems establishment costs, excess pension charges, contract and lease termination costs and costs to consolidate facilities and relocate employees), (v) the amount of management fees and expense reimbursement accrued by such Person to the Permitted Holders pursuant to the Sponsor Management Agreement, (vi) the amount of any expenses in connection with any actual or proposed Investment, incurrence or repayment of

Indebtedness, issuance of Capital Stock or acquisition or disposition outside the ordinary course of business, (vii) expenses incurred to the extent covered by indemnification provisions in any agreement in connection with an acquisition (including the acquisition of the Company) to the extent reimbursed in cash and such indemnification payments are not otherwise included in Consolidated EBITDA, and (viii) commissions, discounts, yield and other fees and expenses (including interest expense) related to any Qualified Securitization Transaction, in each case, for such period, of such Person and its Restricted Subsidiaries all determined in accordance with GAAP, and (C) proceeds from any business interruption insurance to the extent not otherwise included in Consolidated Net Income, and less (D) all non-cash items increasing Consolidated Net Income for such period (other than the accrual of revenue and other than non-cash items to the extent they represent the reversal of an accrual of, or cash reserve for, anticipated charges made in any prior period or which will result in the receipt of cash in a future period); provided, that with respect to any period ending prior to the Issue Date, Consolidated EBITDA shall be calculated after giving effect, without duplication, to the adjustments set forth in the calculation of "Adjusted EBITDA" in this prospectus.

        "Consolidated Fixed Charge Coverage Ratio" of any Person means, for any period of the most recent four fiscal quarters for which internal consolidated financial statements of the Company are available (the "Four Quarter Period"), the ratio of

          (a)   Consolidated EBITDA for such Four Quarter Period to

          (b)   Consolidated Interest Expense for such Four Quarter Period (but excluding from Consolidated Interest Expense for this purpose the accretion of original issue discount on the Notes issued on the Issue Date), in the case of each of clauses (a) and (b) after giving pro forma effect to:

          (1)   the incurrence of the Indebtedness giving rise to the need to make such calculation and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such Four Quarter Period;

          (2)   the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such Four Quarter Period as if such Indebtedness was incurred, repaid or retired at the beginning of such Four Quarter Period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such Four Quarter Period);

          (3)   in the case of Acquired Indebtedness or any acquisition occurring at the time of the incurrence of such Indebtedness, the related acquisition, assuming such acquisition had been consummated on the first day of such Four Quarter Period;

          (4)   any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Indebtedness, in each case since the first day of such Four Quarter Period, and prior to the date of determination, assuming such acquisition or disposition had been consummated on the first day of such Four Quarter Period; and

          (5)   if since the beginning of such Four Quarter Period, any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such Four Quarter Period shall have made any acquisition, disposition, merger or consolidation that would have required adjustment pursuant to this definition, such acquisition, disposition, merger or consolidation assuming such acquisition, disposition, merger or consolidation had occurred on the first day of such Four Quarter Period;

provided that

          (1)   in making such computation, the Consolidated EBITDA and Consolidated Interest Expense attributable to discontinued operations will be excluded;

          (2)   in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire Four Quarter Period and (B) which was not outstanding during the Four Quarter Period which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate, in each case taking into account any Interest Rate Agreements;

          (3)   in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable Four Quarter Period; and

          (4)   whenever pro forma effect is to be given to an acquisition or disposition, such pro forma calculation shall be made in good faith by a responsible financial or accounting officer of the Company. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Company, as set forth in an Officer's Certificate, to reflect (A) operating expense reductions and other operating improvements or synergies reasonably expected to result from any acquisition or disposition and (B) all adjustments of the nature used in connection with the calculation of "Adjusted EBITDA" as set forth in footnote (9) to the "Summary Historical Consolidated Financial and Operating Data" under "Summary" in this prospectus to the extent such adjustments, without duplication, continue to be applicable to such Four Quarter Period; provided that (x) such operating expense reductions and other operating improvements or synergies are reasonably identifiable and factually supportable and (y) such actions are reasonably expected to be taken no later than six months after such transaction.

        "Consolidated Income Tax Expense" of any Person means, for any period, the provision for federal, state, local and foreign income taxes of such Person and its consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP.

        "Consolidated Interest Expense" of any Person means, without duplication, for any period, the sum of:

          (a)   the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, including, without limitation,

            (1)   amortization of debt discount,

            (2)   the net cost (benefit) associated with Interest Rate Agreements (including amortization of discounts),

            (3)   the interest portion of any deferred payment obligation,

            (4)   all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance and

            (5)   accrued interest,

and excluding (i) accretion or accrual of discounted liabilities not constituting Indebtedness, (ii) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting, (iii) any additional interest payable pursuant to the Registration Rights Agreement and any comparable "additional interest"

  with respect to other securities and (iv) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses; plus

          (b)   (1) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period and

            (2)   all capitalized interest of such Person and its Restricted Subsidiaries, plus

          (c)   the interest expense under any Guaranteed Debt of such Person and any Restricted Subsidiary to the extent not included under clause (a) above, whether or not paid by such Person or its Restricted Subsidiaries, plus

          (d)   dividend requirements of the Company with respect to Redeemable Capital Stock and of any Restricted Subsidiary with respect to Preferred Stock (except, in either case, dividends payable solely in shares of Qualified Capital Stock of the Company or such Restricted Subsidiary, as the case may be), less

          (e)   interest income of such Person and its Restricted Subsidiaries.

        "Consolidated Net Income (Loss)" of any Person means, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication:

          (1)   all extraordinary gains or losses net of taxes (less all fees and expenses relating thereto);

          (2)   the portion of net income (or loss) of such Person and its Restricted Subsidiaries on a consolidated basis allocable to minority interests in unconsolidated Persons or Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its consolidated Restricted Subsidiaries;

          (3)   any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan and any non-cash charges incurred relating to the underfunded portion of any pension plan;

          (4)   gains or losses, net of taxes (less all fees and expenses relating thereto), in respect of dispositions of assets other than in the ordinary course of business;

          (5)   solely for purposes of determining the amount available for Restricted Payments pursuant to clause (3)(A) of paragraph (a) of the covenant "—Certain Covenants—Limitation on Restricted Payments," the net income of any Restricted Subsidiary that is not a Guarantor to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter, any agreement, or applicable law, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary;

          (6)   any net gain or loss arising from the acquisition of any securities or extinguishment or conversion of any Indebtedness or Hedging Obligations of such Person;

          (7)   any non-cash goodwill or asset impairment charges, any non-cash write-downs attributable to joint ventures held by the Issuers or any of their Restricted Subsidiaries and the amortization of intangibles, in each case pursuant to GAAP;

          (8)   any non-cash charges resulting from the application of SFAS No. 123 and any other non-cash compensation charges or other non-cash expenses or charges arising from the grant of or issuance or repricing of stock, stock options or other equity-based awards or any amendment, modification, substitution or change of any such stock, stock options or other equity-based awards;

          (9)   all deferred financing costs written off, and premiums paid, in connection with any early extinguishment of Indebtedness;

          (10) the cumulative effect of a change in accounting principles during such period and any amounts attributable to LIFO adjustments;

          (11) unrealized gains and losses from Hedging Obligations or "embedded derivatives" that require the same accounting treatment as Hedging Obligations;

          (12) any purchase accounting adjustments (including, without limitation, the impact of writing up inventory, deferred marketing and deferred financing costs or deferred revenue at fair value), amortizations, impairments, write-offs, or non-cash charges with respect to purchase accounting with respect to any acquisitions, disposition, merger, consolidation, amalgamation or similar transactions.

        Notwithstanding the foregoing, for the purposes of the covenant described under "—Certain Covenants—Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Company and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Company and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Company or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause 3(E) of paragraph (a) thereof.

        "Consolidated Net Tangible Assets" of any Person means, for any period, the total amount of assets (less applicable reserves and other properly deductible items) after deducting (1) all current liabilities and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other intangibles, all as set forth on the Company's most recent consolidated balance sheet and computed in accordance with GAAP on a pro forma basis to give effect to any acquisition or disposition of assets outside the ordinary course of business made after such balance sheet date and on or prior to the date of determination.

        "Consolidated Non-cash Charges" of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Restricted Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).

        "Consolidated Total Debt" means, as of any date of determination, an amount equal to the aggregate principal amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries that would be required to be reflected on a consolidated balance sheet (excluding the notes thereto) of the Company as of such date.

        "Consolidated Total Debt Ratio" means, as of any date of determination, the ratio of (a) Consolidated Total Debt on the date of determination to (b) Consolidated EBITDA of the Company and its Restricted Subsidiaries for the most recent four fiscal quarter period ending prior to such date for which the Company has internal consolidated financial statements available, in each case with such pro forma adjustments to Consolidated EBITDA as are consistent with the pro forma adjustment provisions set forth in the definition of "Consolidated Fixed Charge Coverage Ratio."

        "Credit Agreement" means the Credit Agreement dated as of the Issue Date among Tops Markets, the Guarantors, the various lenders and agents party thereto and Bank of America, N.A. as Administrative Agent, together with any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder, alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender, group of lenders or investors.

        "Credit Facility" means one or more credit or debt facilities (including, without limitation, any credit or debt facilities provided under the Credit Agreement), commercial paper facilities or other debt instruments, indentures or agreements, providing for revolving credit loans, term loans, notes, securities, letters of credit or other debt obligations, in each case, as amended, restated, modified, renewed, refunded, restructured, supplemented, replaced or refinanced in whole or in part from time to time, including without limitation any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other lenders).

        "Currency Agreements" means foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Designated Non-cash Consideration" means the Fair Market Value, as set forth in an Officer's Certificate, of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale.

        "Designation Amount" has the meaning set forth under "—Certain Covenants—Limitation on Unrestricted Subsidiaries."

        "Discharge of ABL Obligations" has the meaning provided in the Intercreditor Agreement and is generally defined to mean (a) the payment in full in cash of all outstanding ABL Obligations excluding contingent indemnity obligations with respect to then unasserted claims but including, with respect to amounts available to be drawn under outstanding letters of credit issued thereunder (or indemnities or other undertakings issued pursuant thereto in respect of outstanding letters of credit), the cancellation of such letters of credit or the delivery or provision of money or backstop letters of credit in respect thereof in compliance with the terms of the Credit Agreement (which shall not exceed an amount equal to 105% of the aggregate undrawn amount of such letters of credit) and (b) the termination of all commitments to extend credit under the Credit Agreement and related loan documents; provided that in connection with the amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplement or other modification from time to time of the Credit Agreement in connection with the incurrence of additional ABL Obligations, the Discharge of ABL Obligations shall be deemed to have not occurred and references to the "Credit Agreement" above shall thereafter refer to the agreement under which such additional ABL Obligations are incurred.

        "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the board of directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

        "EDS" means Electronic Data Services Corporation.

        "Equity Offering" means any public offering or private sale for cash of common stock or Preferred Stock (other than Redeemable Capital Stock) of the Company or, to the extent the proceeds are contributed to the Company, a direct or indirect parent company of the Company (other than public offerings with respect to a registration statement on Form S-4 (or any successor form covering substantially the same transactions), Form S-8 (or any successor form covering substantially the same transactions) or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

        "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the board of directors of the Company acting in good faith if the Fair Market Value exceeds $15.0 million, otherwise, by the principal financial officer of the Company acting in good faith.

        "Foreign Subsidiary" means any Restricted Subsidiary of an Issuer that (x) is not organized under the laws of the United States of America or any State thereof or the District of Columbia, or (y) was organized under the laws of the United States of America or any State thereof or the District of Columbia that has no material assets other than Capital Stock of one or more foreign entities of the type described in clause (x) above and is not a guarantor of Indebtedness under the Credit Agreement.

        "Franchise Deposits" means the net balances paid by the franchisees of the Company or its Restricted Subsidiaries under the terms of their respective franchise agreements.

        "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Public Company Accounting Oversight Board or the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

        "Guarantee" means the guarantee by any Guarantor of the Issuers' Indenture Obligations.

        "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of "Indebtedness" below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement

          (1)   to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,

          (2)   to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,

          (3)   to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered),

          (4)   to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or to cause such debtor to achieve certain levels of financial performance or

          (5)   otherwise to assure a creditor against loss;

provided that the term "Guaranteed Debt" shall not include (i) endorsements for collection or deposit, in either case in the ordinary course of business or (ii) any guarantee by the Company or any of its Restricted Subsidiaries of obligations in respect of customers for check cashing and short term lending products in the ordinary course of business consistent with industry standards.

        "Guarantor" means any Subsidiary of the Company (other than Tops Markets) which is a guarantor of the Notes, including any Person that is required after the Issue Date to execute a

Guarantee of the Notes pursuant to the covenant "—Certain Covenants—Additional Guarantees," until such Person's Guarantee is released in accordance with the Indenture or until a successor replaces such Person pursuant to the applicable provisions of the Indenture and, thereafter, shall mean such successor.

        "Hedging Obligations" means the obligations under Currency Agreements, Commodity Price Protection Agreements and Interest Rate Agreements.

        "Indebtedness" means, with respect to any Person, without duplication,

          (1)   all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities,

          (2)   all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,

          (3)   all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business,

          (4)   all obligations under Interest Rate Agreements, Currency Agreements or Commodity Price Protection Agreements of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time),

          (5)   all Capital Lease Obligations of such Person,

          (6)   all Indebtedness referred to in clauses (1) through (5) above of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, other than a pledge of Capital Stock of an Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary, even though such Person has not assumed or become liable for the payment of such Indebtedness; provided the amount of Indebtedness will be the lesser of the Fair Market Value of such property on the date of determination and the amount of Indebtedness of such other Person,

          (7)   all Guaranteed Debt of such Person,

          (8)   all Redeemable Capital Stock issued by such Person or Preferred Stock of a Restricted Subsidiary (other than an Issuer) of such Person that is not a Guarantor valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends,

          (9)   all amounts outstanding and other obligations of such Person in respect of a Qualified Securitization Transaction, and

          (10) attributable debt with respect to sale and leaseback transactions.

For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market

Value to be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

        "Indenture Obligations" means the obligations of the Issuers and any other obligor under the Indenture or under the Notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Indenture, the Notes and the performance of all other obligations to the Trustee and the holders under the Indenture and the Notes, according to the respective terms thereof.

        "Initial Purchasers" means Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and HSBC Securities (USA) Inc.

        "Interest Rate Agreements" means interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements or arrangements designed to protect against or manage exposure to fluctuations in interest rates in respect of Indebtedness of the Company or any Restricted Subsidiary.

        "Investment" means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued by any other Person and all other items that would be classified as investments on a balance sheet (excluding the footnotes) prepared in accordance with GAAP. "Investment" shall exclude direct or indirect advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the Company's or any Restricted Subsidiary's balance sheet, endorsements for collection or deposit arising in the ordinary course of business and extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. If the Company or any Restricted Subsidiary of an Issuer sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of an Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of an Issuer (other than the sale of all of the outstanding Capital Stock of such Subsidiary), the Company will be deemed to have made an Investment on the date of such sale or disposition equal to the Fair Market Value of the Company's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in "—Certain Covenants—Limitation on Restricted Payments."

        "Issue Date" means October 9, 2009.

        "Lien" means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired; provided that in no event shall an operating lease be deemed to constitute a Lien. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement.

        "Maturity" means, when used with respect to the Notes, the date on which the principal of the Notes becomes due and payable as therein provided or as provided in the Indenture, whether at Stated Maturity, the offer date or the redemption date and whether by declaration of acceleration, offer in respect of Excess Proceeds, Change of Control Offer in respect of a Change of Control, call for redemption or otherwise.

        "Net Cash Proceeds" means

          (a)   with respect to any Asset Sale by any Person, the proceeds thereof (without duplication in respect of all Asset Sales) in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of

            (1)   brokerage commissions and other reasonable fees and expenses (including, without limitation, fees and expenses of counsel and investment bankers) related to such Asset Sale,

            (2)   provisions for all taxes payable as a result of such Asset Sale,

            (3)   except in the case of Liens ranking junior to the Liens securing the Notes, payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale,

            (4)   in the case of an Asset Sale by a Restricted Subsidiary, distributions and other payments made to minority shareholders, partners or members of such Restricted Subsidiary as a result of such Asset Sale,

            (5)   amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale, and

            (6)   appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; and

          (b)   with respect to any issuance or sale of Subordinated Indebtedness, or Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to under "—Certain Covenants—Limitation on Restricted Payments," the proceeds of such issuance or sale in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

        "Non-recourse Indebtedness" means, with respect to any Person, Indebtedness of such Person as to which the Company and any Restricted Subsidiary may not be directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness except for a Lien on the Capital Stock of an Unrestricted Subsidiary to the creditors thereof which is not recourse to any other assets of the Company or a Restricted Subsidiary), and which, upon the occurrence of a default with respect to such Indebtedness, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare, a default on such Indebtedness of the Company or any Restricted Subsidiary or cause the payment of Indebtedness of the Company or any Restricted Subsidiary to be accelerated or payable prior to its Stated Maturity.

        "Non-Guarantor Restricted Subsidiary" means a Restricted Subsidiary that is designated by the Company as a Non-Guarantor Restricted Subsidiary, as evidenced by a resolution of the Company's board of directors.

        "Note Liens" means all Liens in favor of the Collateral Agent on Collateral securing the Indenture Obligations and any Permitted Additional Pari Passu Obligations.

        "Obligations" means any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker's acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

        "Officer" means the chairman of the board of directors, the chief executive officer, chief financial officer, the president, any executive vice president, senior vice president or vice president, the treasurer or the secretary of the Company.

        "Officer's Certificate" means a certificate signed on behalf of the Company by an Officer of the Company, who must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company, that meets the requirements set forth in the Indenture.

        "Pari Passu Indebtedness" means any Indebtedness of the Issuers or any Guarantor that is not contractually subordinated to the Notes or the Guarantees.

        "Permitted Additional Pari Passu Obligations" means obligations under any Additional Notes or any other Indebtedness (whether or not consisting of Additional Notes) secured by the Note Liens; provided that immediately after giving effect to the incurrence of such Permitted Additional Pari Passu Obligations, the Consolidated Total Debt Ratio of the Company and its Restricted Subsidiaries would be less than or equal to 4.25:1.0; provided that (i) except in the case Additional Notes, the trustee or agent under such Permitted Additional Pari Passu Obligation executes a joinder agreement to the Security Agreement in the form attached thereto agreeing to be bound thereby and (ii) the Issuers have designated such Indebtedness as "Permitted Additional Pari Passu Obligations" under the Security Agreement.

        "Permitted Business" means the business conducted by the Company and its Restricted Subsidiaries on the Issue Date and any business similar, reasonably related, complementary, incidental or ancillary thereto, including reasonably related extensions or expansions thereof.

        "Permitted Holders" means (i) each of the Sponsors, (ii) each member of management of the Issuers who are holders of Capital Stock of the Company and (iii) any "group" (within the meaning of Section 13(d) or Section 14(d) of the Exchange Act or any successor provision) of which any of the foregoing Persons is a member, provided that in the case of such "group" and without giving effect to the existence of such "group" or any other "group," such Sponsors and members of management, collectively, have beneficial ownership, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent entities held by such "group." Any person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control offer is made in accordance with the requirements of the covenant described under "—Purchase of Notes Upon a Change of Control" will thereafter, together with its Affiliates, constitute a Permitted Holder.

        "Permitted Investment" means:

          (1)   Investments in the Company or any Restricted Subsidiary (other than a Securitization Entity and other than a transfer of Notes Priority Collateral to a Restricted Subsidiary that is not a Guarantor) or any Person which, as a result of such Investment, (a) becomes a Restricted Subsidiary (other than a Securitization Entity) or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary (other than a Securitization Entity);

          (2)   Investments in Cash Equivalents;

          (3)   Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under "—Certain Covenants—Limitation on Sale of Assets" to the extent such Investments are non-cash proceeds as permitted under such covenant;

          (4)   Investments by the Company or a Restricted Subsidiary in a Securitization Entity in connection with a Qualified Securitization Transaction, which Investment is in the good faith determination of the Company necessary or advisable to effect such Qualified Securitization Transaction;

          (5)   (x) Investments in existence on the Issue Date and (y) an Investment in any Person to the extent such Investment replaces or refinances an Investment covered by clause (x) above or this clause (y) in an amount not exceeding the amount of the Investment being replaced or refinanced; provided, however, that the Investment under clause (y) is on terms and conditions not materially less favorable to the Company and its Restricted Subsidiaries taken as a whole than the Investment being replaced or refinanced;

          (6)   Investments acquired in exchange for the issuance of Capital Stock (other than Redeemable Capital Stock of the Company or a Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary) or acquired with the net cash proceeds received by the Company after the Issue Date from the issuance and sale of Capital Stock (other than Redeemable Stock of the Company or a Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary); provided that such Net Cash Proceeds are used to make such Investment within 30 days of the receipt thereof and the amount of all such Net Cash Proceeds will be excluded from clause (3)(B) of the first paragraph of the covenant "—Certain Covenants—Limitation on Restricted Payments";

          (7)   Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker's compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

          (8)   loans or advances to employees of the Issuers for bona fide business purposes of the Issuers and any Restricted Subsidiaries (including, without limitation, travel, entertainment and moving expenses) made in compliance with applicable law;

          (9)   any Investments received in good faith in settlement or compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or as a result of a foreclosure by the Company or a Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (10) other Investments in the aggregate amount outstanding at any one time not to exceed $20.0 million;

          (11) Hedging Obligations permitted under clause (b)(6) of the covenant "—Certain Covenants—Limitation on Indebtedness";

          (12) guarantees of Indebtedness permitted under the covenant (b)(5). "—Certain Covenants—Limitation on Indebtedness";

          (13) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment; and

          (14) advances to, or guarantees of Indebtedness of, employees not in excess of $2.5 million outstanding at any one time, in the aggregate.

        In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value at the time of Investment.

        "Permitted Lien" means:

          (a)   any Lien existing as of the Issue Date;

          (b)   any Lien with respect to the Credit Agreement or any other Credit Facility so long as the aggregate principal amount outstanding under the Credit Agreement or any successor Credit Facility does not exceed the principal amount which could be borrowed under clause (1) of the definition of "Permitted Indebtedness";

          (c)   any Lien arising by reason of

            (1)   any judgment, decree or order of any court, so long as such Lien is promptly adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

            (2)   taxes, assessments or other governmental charges or claims not yet delinquent or which are being contested in good faith;

            (3)   security for payment of workers' compensation or other insurance and other social security legislation;

            (4)   good faith deposits in connection with tenders, leases, contracts (other than contracts for the payment of money);

            (5)   zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Issuers or any Restricted Subsidiary or the value of such property for the purpose of such business;

            (6)   deposits to secure public or statutory obligations or levies, or in lieu of surety or appeal bonds;

            (7)   operation of law in favor of mechanics, carriers, warehousemen, landlords, materialmen, laborers, employees or suppliers, for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

            (8)   receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;

            (9)   operation of law in favor of customs and revenue authorities to secure the payment of customs duties in connection with the importation of goods;

            (10) operation of law under Article 4 of the UCC in connection with the collection of items provided for therein or under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods; or

            (11) consignment or similar arrangements for the sale by the Company or its Restricted Subsidiaries of goods through third parties in the ordinary course of business;

          (d)   any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Issuers or any Restricted Subsidiary and which does not extend to any assets other than the assets acquired;

          (e)   any Lien to secure the performance bids, trade contracts, leases (including, without limitation, statutory and common law landlord's liens), subleases, warranty obligations, tenders, liability to insurance carriers, statutory obligations, surety and appeal bonds, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of the Issuers or any Restricted Subsidiary;

          (f)    any Lien securing obligations under Interest Rate Agreements, Currency Agreements and Commodity Price Protection Agreements;

          (g)   any Lien securing Capital Lease Obligations or Purchase Money Obligations incurred in accordance with the Indenture (including, but not limited to, clause (7) of the definition of "Permitted Indebtedness");

          (h)   leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Issuers or any Restricted Subsidiary;

          (i)    banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution which are within the general parameters customary in the banking industry;

          (j)    Liens on property, assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, that any such Lien may not extend to any other property owned by the Issuers or any Restricted Subsidiary and assets fixed or appurtenant thereto;

          (k)   Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuers or another Restricted Subsidiary (other than a Securitization Entity);

          (l)    Liens securing the Notes and the Guarantees issued on the Issue Date (and any exchange notes and related Guarantees issued in exchange therefore);

          (m)  Liens on assets transferred to a Securitization Entity or on assets of a Securitization Entity, in either case incurred in connection with a Qualified Securitization Transaction;

          (n)   Liens on the assets of a Restricted Subsidiary that is not a Guarantor securing Indebtedness incurred in accordance with the covenant under "—Certain Covenants—Limitation on Indebtedness";

          (o)   Liens securing Permitted Additional Pari Passu Obligations;

          (p)   any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (o) and this clause (p) so long as no additional collateral is granted as security thereby;

          (q)   Liens on property or assets securing Indebtedness used to defease or to satisfy and discharge the Notes; and

          (r)   in addition to the items referred to in clauses (a) through (q) above, Liens on property or assets of the Issuers or any Restricted Subsidiary securing obligations in an aggregate amount which, when taken together with the aggregate amount of all other Liens securing obligations incurred pursuant to this clause (r) and then outstanding, will not exceed $10.0 million.

        "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Preferred Stock" means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

        "Purchase Money Obligation" means any Indebtedness secured by a Lien on assets related to the business of the Issuers or a Restricted Subsidiary and any additions and accessions thereto, which are purchased or constructed by the Issuers or a Restricted Subsidiary at any time after the Issue Date; provided that

          (1)   the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a "Purchase Money Security Agreement") shall be entered into within 360 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased, constructed or acquired, any additions and accessions thereto and any proceeds therefrom;

          (2)   at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase or construction of additions, improvements and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and

          (3)   (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions, improvements and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price or cost of construction to the Issuers or their Restricted Subsidiaries of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

        "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

        "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by the Issuers or any Restricted Subsidiary pursuant to which (a) the Issuers or any Restricted Subsidiary may sell, convey or otherwise transfer to a Securitization Entity its interests in Receivables and Related Assets and (b) such Securitization Entity transfers to any other Person, or grants a security interest in, such Receivables and Related Assets, pursuant to a transaction customary in the industry which is used to achieve a transfer of financial assets under GAAP.

        "Receivables and Related Assets" means any account receivable (whether now existing or arising thereafter) of the Issuers or any Restricted Subsidiary, and any assets related thereto including all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interest are customarily granted in connection with asset securitization transactions involving accounts receivable.

        "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable (at the option of the holders thereof), is or upon the happening of an event or passage of time would be, required to be redeemed (at the option of the holders thereof) prior to the Stated Maturity of the Notes (other than upon a change of control of or sale of assets by the Issuers or any Restricted Subsidiary in circumstances where the holders of the notes would have similar rights), or is convertible into or exchangeable for, debt securities at any time prior to the Stated Maturity of the Notes at the option of the holder thereof; provided, however, that (1) only the portion of such Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Redeemable Capital Stock and (2) with respect to any Capital Stock issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Redeemable Capital Stock solely because it may be required to be repurchased by the Company or one of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's terminations, resignation, death or disability and (3) if any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Redeemable Capital Stock, such Capital Stock shall not be deemed to be Redeemable Capital Stock.

        "Registration Rights Agreement" means (1) with respect to the Notes issued on the Issue Date, the Registration Rights Agreement, to be dated the Issue Date, among the Issuers, the Guarantors on the Issue Date and the Initial Purchasers, (2) with respect to Notes issued on February 12, 2010, the Registration Rights Agreement dated February 12, 2010, among the Issuers, the Guarantors and the initial purchasers named therein and (3) with respect to any Additional Notes, any registration rights agreement among the Issuers, the Guarantors and the other parties thereto relating to the registration by the Issuers and the Guarantors of such Additional Notes under the Securities Act.

        "Replacement Assets" means (1) properties or assets to replace the properties or assets that were the subject of an Asset Sale, (2) properties and assets that will be used in businesses of the Issuers or any Restricted Subsidiary, as the case may be, existing at the time such assets are sold or (3) Capital Stock of a Person, the principal portion of whose assets consist of such property or assets; provided that in the case of a sale of Notes Priority Collateral substantially all of such replacement properties or assets constitute Notes Priority Collateral.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means any Subsidiary of either the Company (including Tops Markets) or Tops Markets that has not been designated by the board of directors of the Company by a board resolution delivered to the Trustee as an Unrestricted Subsidiary pursuant to and in compliance with the covenant described under "—Certain Covenants—Limitation on Unrestricted Subsidiaries."

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

        "Securitization Entity" means a Subsidiary of the Company to which the Issuers or any Subsidiary of the Issuers transfers Receivables and Related Assets that engages in no activities other than in connection with the financing of Receivables and Related Assets and that is designated by the Company's board of directors (as provided below) as a Securitization Entity and:

          (a)   no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

            (1)   is guaranteed by the Issuers or any Restricted Subsidiary (excluding guarantees (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

            (2)   is recourse to or obligates the Issuers or any Restricted Subsidiary (other than such Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings; or

            (3)   subjects any property or asset of the Issuers or any Restricted Subsidiary (other than such Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

          (b)   with which neither the Issuers nor any Restricted Subsidiary (other than such Securitization Entity) has any material contract, agreement, arrangement or understanding other than on terms not materially less favorable to the Issuers or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuers, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

          (c)   to which neither Issuer nor any Restricted Subsidiary (other than such Securitization Entity) has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

        Any designation of a Subsidiary as a Securitization Entity shall be evidenced to the Trustee by delivering to the Trustee a certified copy of the resolution of the board of directors of the Company giving effect to the designation and an Officer's Certificate certifying that the designation complied with the preceding conditions and was permitted by the Indenture.

        "Securitization Fees" means reasonable distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Entity in connection with any Qualified Securitization Transaction.

        "Securitization Repurchase Obligation" means any obligation of a seller of Receivables and Related Assets in a Qualified Securitization Transaction to repurchase Receivables and Related Assets arising as a result of a breach of a representation, warranty or covenant or otherwise that are customary for an accounts receivable securitization transaction, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

        "Security Documents" means the Security Agreement, the Intercreditor Agreement and all of the security agreements, pledges, collateral assignments, mortgages, deeds of trust, trust deeds or other instruments evidencing or creating or purporting to create any security interests in favor of the Collateral Agent for its benefit and for the benefit of the Trustee and the holders of the Notes and the holders of any Permitted Additional Pari Passu Obligations, in all or any portion of the Collateral, as amended, modified, restated, supplemented or replaced from time to time.

        "Senior Secured Note Documents" means the Indenture, the Notes, the Guarantees and the Security Documents.

        "Significant Subsidiary" means, at any time, any Restricted Subsidiary that qualifies at such time as a "significant subsidiary" within the meaning of Regulation S-X promulgated by the SEC (as in effect on the Issue Date).

        "Sponsor Management Agreement" means the management agreement between certain of the management companies associated with the Sponsors and the Company or any of its direct or indirect parent entities.

        "Sponsors" means Morgan Stanley Capital Partners V U.S. Holdco LLC, HSBC Equity Partners USA, LP, HSBC Private Equity Partners II USA, LP, and each of their respective Affiliates but not including, however, any of their respective portfolio companies.

        "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Issuers or any Restricted Subsidiary that are reasonably customary in an accounts receivable securitization transaction, including without limitation, those relating to the servicing of the assets of a Securitization Entity; it being understood that any Securitization Repurchase Obligation that is customary in a Qualified Securitization Transaction shall be deemed to be a Standard Securitization Undertaking.

        "Stated Maturity" means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

        "Subordinated Indebtedness" means Indebtedness of the Issuers or a Guarantor that is contractually subordinated in right of payment to the Notes or a Guarantee, as the case may be.

  "Subsidiary" of a Person means

          (1)   any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or

          (2)   any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or

          (3)   any other Person in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries, directly or indirectly, has more than 50% of the outstanding voting power of the partnership or similar interests.

        "Transactions" means the issuance of the Notes and the borrowings under the Credit Agreement as in effect on the Issue Date, the repayment of Indebtedness of the Issuers and any Restricted Subsidiary, the payment of a distribution to the holders of the Capital Stock of the Company on, or within 30 days of, the Issue Date, as described in the prospectus, and any fees and expenses related to any of the foregoing.

        "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to October 15, 2012; provided, however, that if the period from the redemption date to October 15, 2012 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Trust Monies" means all cash and Cash Equivalents:

          (1)   received by the Company upon the release of Collateral from the Lien of the Indenture or the Security Documents in connection with any Asset Sale; provided that any such cash or Cash Equivalents remaining after consummation of an Offer pursuant to the covenant "—Certain Covenants—Limitations on Sale of Assets" shall cease to be Trust Monies; or

          (2)   received by the Collateral Agent as proceeds of any sale or other disposition of all or any part of the Collateral by or on behalf of the Collateral Agent or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to the Indenture or any of the Security Documents;

provided, however, that Trust Monies shall in no event include (i) any property deposited with the Trustee for any redemption, legal defeasance or covenant defeasance of Notes, for the satisfaction and discharge of the Indenture or to pay the purchase price of the Notes and any Permitted Additional Pari Passu Obligations pursuant to an Offer in accordance with the terms of the Indenture, (ii) any cash received or applicable by the Trustee in payment of its fees and expenses or, (iii) prior to the Discharge of ABL Obligations, any amounts attributable to ABL Priority Collateral.

        "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent's security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other that the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

        "Unrestricted Subsidiary" means any Subsidiary of the Company (other than an Issuer) designated as such pursuant to and in compliance with the covenant described under "—Certain Covenants—Limitation on Unrestricted Subsidiaries."

        "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

        The following discussion summarizes material U.S. federal income tax consequences of the exchange of unregistered notes for exchange notes and of the ownership and sale or other disposition of the notes. This summary is based upon existing U.S. federal income tax law, which is subject to change or differing interpretations, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service (the "IRS") will not take positions concerning the tax consequences of the ownership and sale or other disposition of the notes that are different from those discussed below.

        This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, such as investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers and tax-exempt organizations) or to persons that will hold the notes as a part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes, U.S. expatriates, holders subject to the alternative minimum tax, partnerships or other pass-through entities (or investors in such entities) or U.S. holders (as defined below) that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss any U.S. federal estate and gift tax considerations or any foreign, state or local tax considerations. This summary is written for investors that will hold their notes as "capital assets" under the Internal Revenue Code of 1986, as amended, or the Code. Prospective investors are urged to consult their own tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of the ownership and sale or other disposition of the notes.

        The term "U.S. holder" means a beneficial owner of a note that is, for U.S. federal income tax purposes:

        (1)   an individual who is a citizen or resident of the United States;

        (2)   a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created in or organized under the law of the United States or any state thereof or the District of Columbia,

        (3)   an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or

        (4)   a trust (A) the administration of which is subject to the primary supervision of a U.S. court and with respect to which one or more United States persons have the authority to control all substantial decisions of the trust, or (B) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

        If an entity treated as a partnership for U.S. federal income tax purposes is a beneficial owner of notes, the tax treatment of a partner or member generally will depend upon the status of the partner or member and the activities of the partnership. A holder that is a partnership and partners in such a partnership are urged to consult their tax advisors about the U.S. federal income tax consequences of the partnership exchanging unregistered notes for exchange notes and of owning and selling or otherwise disposing of the notes.

        A beneficial owner of a note that is not a U.S. holder or a partnership is referred to herein as a "non-U.S. holder."

Exchange Offer

        The exchange of the unregistered notes for exchange notes in the exchange offer will not constitute a taxable event for U.S. federal income tax purposes. Accordingly, a holder will not recognize any gain or loss as a result of the exchange. In addition, the holder's holding period of the exchange note received in the exchange will include the holding period of the unregistered note exchanged therefor, and the holder's adjusted tax basis of the exchange note will be the same as the adjusted tax basis of the unregistered note immediately before the exchange. The adjusted issue price of an exchange note will also be the same as the adjusted issue price of the unregistered note immediately before the exchange. Because there is generally no difference between the unregistered notes and the exchange notes from a U.S. federal income tax perspective, we refer to both the unregistered notes and the exchange notes as the "notes" for the remainder of this discussion.

Effect of Certain Contingencies

        In certain circumstances, we may be obligated to pay amounts in excess of stated interest or principal on the notes. Our obligation to pay such excess amounts may cause the IRS to take the position that the notes are "contingent payment debt instruments" for U.S. federal income tax purposes. If the IRS is successful in such an assertion, the timing and amount of income included and the character of gain recognized with respect to the notes may be different from the consequences discussed herein. Notwithstanding this possibility, we do not believe that the notes are contingent payment debt instruments, and, consequently, we do not intend to treat the notes as contingent payment debt instruments. Such determination by us is binding on all holders unless a holder discloses its differing position in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which a note was acquired. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments for U.S. federal income tax purposes.

U.S. Holders

        Payment of Stated Interest.    Generally, the stated interest on the notes will be taxable to a U.S. holder as ordinary interest income (in accordance with the holder's regular method of accounting) at the time such payments are accrued or received. For U.S. holders that purchased notes on February 12, 2010, we took the position that on the first interest payment date, a portion of the stated interest received in an amount equal to the "pre-issuance accrued stated interest" is treated as a return of the pre-issuance accrued stated interest and not as a payment of stated interest on the note. Such treatment would reduce the U.S. holder's adjusted tax basis in the note for purposes of determining the amount, if any, of acquisition premium, amortizable bond premium, or gain or loss on the sale or other disposition of the note.

        Original Issue Discount.    In addition to bearing stated interest, as discussed above, the notes were issued with OID for U.S. federal income tax purposes. The amount of OID, if any, in respect of a note will be equal to the difference between its "stated redemption price at maturity" and its "issue price." The term "stated redemption price at maturity" means the sum of all payments to be made on a note other than "qualified stated interest." The term "qualified stated interest" generally means stated interest that is payable in cash at a single fixed rate, at least annually over the entire term of the note. Because all of the stated interest on the notes is "qualified stated interest," the "stated redemption price at maturity" of a note is its stated principal amount, and the amount of OID will be equal to the excess of its stated principal amount over its "issue price." The "issue price" of each note is the first price at which a substantial amount of the notes in the issue that included such note was sold (other than to an underwriter, placement agent or wholesaler).

        If a U.S. holder purchases a note for less than the stated principal amount, such U.S. holder will be required to include in taxable income (as ordinary income) for any taxable year the daily portion of the OID described in the preceding paragraph that accrues on the note for each day during the taxable year on which such holder holds the note, whether such holder is reporting on the cash or accrual basis of accounting for U.S. federal income tax purposes. Thus, a U.S. holder will be required to include OID in income in advance of the receipt of the cash to which such OID is attributable. The daily portion is determined by allocating to each day of an accrual period a pro rata portion of the OID allocable to such accrual period.

        The amount of OID that will accrue during an accrual period is the product of the "adjusted issue price" of a note at the beginning of the accrual period multiplied by the yield to maturity of the note less the amount of any stated interest allocable to such accrual period. The "adjusted issue price" of a note at the beginning of an accrual period will equal its issue price, increased by the aggregate amount of OID that has accrued on the note in all prior accrual periods, and decreased by any payments made during all prior accrual periods of amounts included in the stated redemption price at maturity of the note.

        Market Discount.    If a U.S. holder purchases a note for less than the adjusted issue price of the note, the difference generally will be market discount. Subject to a de minimis exception, market discount on a note generally will equal the amount, if any, by which the "revised issue price" (as defined under the Code) of the note immediately after its acquisition exceeds the U.S. holder's adjusted tax basis in the note. The "revised issue price" of a note is equal to the sum of the original issue price of the note and any OID that has accrued on the notes prior to the date of the U.S. holder's acquisition of the note. A U.S. holder who acquires a note at a market discount must treat as ordinary income any payment other than qualified stated interest on, or any gain recognized on the disposition of, the note to the extent of the accrued market discount (based on ratable accrual from the purchase date until the maturity date, unless an election is made to use a constant yield method) on that note which has not previously been included in income, unless the U.S. holder elects to include market discount in income (generally as ordinary income) currently as it accrues with a corresponding increase in the adjusted tax basis in the note.

        An election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. In general, market discount will be treated as accruing on a straight-line basis over the remaining term of the note at the time of acquisition, or, pursuant to the election, under a constant yield method. A U.S. holder who acquires a note at a market discount and who does not elect to include accrued discount in income currently may be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry the note until the note is disposed of in a taxable transaction.

        Acquisition Premium.    A U.S. holder who purchases a note for an amount that is greater than the note's adjusted issue price but less than or equal to the note's stated principal amount will be considered to have purchased the note at an acquisition premium. Under the acquisition premium rules, the amount of OID that the holder must include in its gross income with respect to the note for any taxable year will be reduced by the portion of acquisition premium properly allocable to that year.

        Amortizable Bond Premium.    A U.S. holder who purchases a note for an amount that is greater than the note's stated principal amount will be considered to have purchased the note with amortizable bond premium. A holder with amortizable bond premium generally will not be required to include any OID with respect to the note. A U.S. holder generally may elect to amortize the premium over the remaining term of the note on a constant yield method as an offset to stated interest when includible in income under such holder's regular accounting method. If a U.S. holder does not elect to amortize the premium, that premium will decrease the gain or increase the loss otherwise recognized on a disposition of the note.

        Sale, Exchange, Retirement or Other Taxable Disposition of the Notes.    Upon a sale, exchange, retirement or other taxable disposition of a note, a U.S. holder generally will recognize gain or loss in an amount equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued but unpaid stated interest, which will be taxable as ordinary income to the extent not previously included in income) and the U.S. holder's adjusted tax basis in such note. A holder's adjusted tax basis in the note is generally the cost of the note increased by any accrued OID or market discount previously included in income on the note and reduced by any amortizable bond premium previously amortized. Any such gain or loss generally will be capital gain or loss (except to the extent that the market discount rules described above in "—Market Discount" apply), and will be long-term capital gain or loss if the U.S. holder's holding period for the note is more than one year at the time of disposition. For non-corporate U.S. holders, long-term capital gains generally will be subject to reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Non-U.S. Holders

        Payment of Interest.    All payments of interest (including OID) on the notes made to a non-U.S. holder will be exempt from U.S. federal income and withholding tax, provided that: (i) such non-U.S. holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) such non-U.S. holder is not a controlled foreign corporation related, actually or constructively, to us, (iii) such non-U.S. holder is not a bank receiving certain types of interest, (iv) such interest is not effectively connected with such non-U.S. holder's conduct of a U.S. trade or business and (v) the beneficial owner of the notes certifies, under penalties of perjury, to us or our paying agent on IRS Form W-8BEN (or appropriate substitute form) that it is not a U.S. person and provides its name, address and certain other required information or certain other certification requirements are satisfied.

        If a non-U.S. holder cannot satisfy the requirements described above, payments of interest (including OID) will be subject to a 30% U.S. federal withholding tax, unless such non-U.S. holder provides us with a properly executed (i) IRS Form W-8BEN (or appropriate substitute form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (ii) IRS Form W-8ECI (or appropriate substitute form) stating that interest paid or accrued on the notes is not subject to withholding tax because it is effectively connected with the conduct of a trade or business in the United States. See below under "—Income Effectively Connected with a U.S. Trade or Business."

        Sale, Exchange, Retirement or Other Disposition of the Notes.    Subject to the discussion below concerning backup withholding and except with respect to accrued but unpaid interest, which will be taxable as described above under "—Payment of Interest," a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain recognized upon the sale, exchange, retirement or other disposition of a note, unless (i) such gain is effectively connected with the conduct by such non-U.S. holder of a trade or business within the United States (see below under "—Income Effectively Connected with a U.S. Trade or Business") or (ii) such non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met, in which case such holder will be subject to a 30% U.S. federal income tax on such gain, which may be offset by certain U.S. source capital losses.

        Income Effectively Connected with a U.S. Trade or Business.    If a non-U.S. holder is engaged in a trade or business in the United States, and if interest or OID on the notes, or gain realized on the sale or other disposition of the notes, is effectively connected with the conduct of such trade or business, the non-U.S. holder generally will be subject to regular U.S. federal income tax on such income or gain in the same manner as if the non-U.S. holder were a U.S. holder. If the non-U.S. holder is eligible for the benefits of an income tax treaty between the United States and the holder's country of residence, any "effectively connected" income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by the holder in the United States. Payments of interest that are effectively connected with a U.S. trade or business will not be subject to the 30% withholding tax provided that the holder claims exemption from withholding. To claim exemption from withholding, the holder must certify its qualification, which can be done by filing a properly executed applicable IRS Form W-8 (or appropriate substitute form). In addition, if such a non-U.S. holder is a foreign corporation, such holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Information Reporting and Backup Withholding

        U.S. Holders.    Payments of interest (including OID) on, or the proceeds of a sale or other disposition of, a note are generally subject to information reporting unless the U.S. holder is an exempt recipient (such as a corporation). Such payments may also be subject to U.S. federal backup withholding tax at the applicable rate (which is currently 28%) if the recipient of such payment fails to supply a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise fails to establish an exemption from backup withholding. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against that U.S. holder's U.S. federal income tax liability provided the required information is timely furnished to the IRS.

        Non-U.S. Holders.    A non-U.S. holder may be required to comply with certain certification procedures to establish that the holder is not a U.S. person in order to avoid backup withholding tax with respect to our payment of interest (including OID) on, or the proceeds of a sale or other disposition of, a note. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against that non-U.S. holder's U.S. federal income tax liability provided the required information is timely furnished to the IRS. In certain circumstances, the name and address of the beneficial owner and the amount of interest paid on a note, as well as the amount, if any, of tax withheld, may be reported to the IRS. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for unregistered notes where such unregistered notes were acquired as a result of market-making activities or other trading activities. We have agreed to use commercially reasonable efforts to have the registration statement, of which this prospectus forms a part, remain effective until 180 days after , 2010 for use by the participating broker-dealers. We have also agreed to amend or supplement this prospectus during this 180-day period, if requested by one or more participating broker-dealers, in order to expedite or facilitate such resales.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers that may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

 LEGAL MATTERS

        The validity of the exchange notes offered hereby will be passed upon for Tops Holding Corporation and Tops Markets, LLC by Shearman & Sterling LLP.

EXPERTS

        The consolidated financial statements and the related financial statement schedules of Tops Holding Corporation and subsidiaries as of January 2, 2010 and December 27, 2008, and for the periods ended January 2, 2010 and December 27, 2008, and for the period from December 2, 2007 to December 29, 2007 (Successor Period), and for the period from December 31, 2006 to December 1, 2007 (Predecessor Period), included in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the Registration Statement (which report expresses an unqualified opinion on the consolidated financial statements and financial statement schedules and includes an explanatory paragraph relating to the acquisition of Tops Markets, LLC by Tops Holding Corporation and subsidiaries as discussed in Notes 1 and 2 to the consolidated financial statements). Such consolidated financial statements and financial statement schedules have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of The Penn Traffic Company as of January 31, 2009 and February 2, 2008 and for the years ended January 31, 2009, February 2, 2008 and February 3, 2007 included in this prospectus have been audited by EisnerAmper LLP (formerly Eisner LLP), independent registered public accounting firm, as stated in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about The Penn Traffic Company's ability to continue as a going concern as described in Note 19 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-4, of which this prospectus forms a part, with respect to the issuance of the exchange notes. This prospectus does not contain all of the information contained in the registration statement and the exhibits to the registration statement. Some items are omitted in accordance with the rules and regulations of the SEC. For further information about us and the exchange notes, we refer you to the registration statement. You should be aware that the statements made in this prospectus as to the contents of any agreement or other document filed as an exhibit to the registration statement are not complete. Although we believe that we have summarized the material terms of these documents in the prospectus, these statements should be read along with the full and complete text of the related documents.

        Our SEC filings, including the registration statement, may be inspected and copied at the Public Reference Room of the SEC located at Room 1580, 100 F Street, N.E., Washington D.C. 20549. Copies of these documents may be obtained at prescribed rates from the Public Reference Room of the SEC located at Room 1580, 100 F Street, N.E., Washington D.C. 20549. For further information about the Public Reference Section, call 1-800-SEC-0330. Such materials may also be accessed electronically by means of the SEC's home page on the Internet (http://www.sec.gov).

INDEX TO FINANCIAL STATEMENTS

Page
TOPS HOLDING CORPORATION
Report of Independent Registered Public Accounting Firm	F-2
Audited Consolidated Financial Statements
Consolidated Balance Sheets as of January 2, 2010 and December 27, 2008	F-4

Consolidated Statements of Operations for the years ended January 2, 2010 and December 27, 2008, and for the periods from December 2, 2007 to December 29, 2007 (Successor) and from December 31, 2006 to December 1, 2007 (Predecessor)

F-5

Consolidated Statements of Changes in Shareholders' (Deficit) Equity for the years ended January 2, 2010 and December 27, 2008, and for the periods from December 2, 2007 to December 29, 2007 (Successor) and from December 31, 2006 to December 1, 2007 (Predecessor)

F-6

Consolidated Statements of Cash Flows for the years ended January 2, 2010 and December 27, 2008, and for the periods from December 2, 2007 to December 29, 2007 (Successor) and from December 31, 2006 to December 1, 2007 (Predecessor)

F-7
Notes to Consolidated Financial Statements	F-8
Unaudited Condensed Consolidated Financial Statements
Condensed Consolidated Balance Sheets as of July 17, 2010 and January 2, 2010	F-61
Condensed Consolidated Statements of Operations for the 28-week periods ended July 17, 2010 and July 11, 2009	F-62
Condensed Consolidated Statements of Cash Flows for the 28-week periods ended July 17, 2010 and July 11, 2009	F-63
Notes to Unaudited Condensed Consolidated Financial Statements	F-64
THE PENN TRAFFIC COMPANY
Report of Independent Registered Public Accounting Firm	F-84
Audited Consolidated Financial Statements
Consolidated Balance Sheets as of January 31, 2009 and February 2, 2008	F-85
Consolidated Statements of Operations for the years ended January 31, 2009, February 2, 2008 and February 3, 2007	F-87
Consolidated Statements of Cash Flows for the years ended January 31, 2009, February 2, 2008 and February 3, 2007	F-88
Consolidated Statements of Stockholders' Equity and Comprehensive Loss for the years ended January 31, 2009, February 2, 2008 and February 3, 2007	F-89
Notes to the Consolidated Financial Statements	F-90
Unaudited Condensed Consolidated Financial Statements
Condensed Consolidated Balance Sheets (Unaudited) as of October 31 and January 31, 2009	F-118
Condensed Consolidated Statements of Operations (Unaudited) for the quarters ended October 31, 2009 and November 1, 2008 and the three quarters ended October 31, 2009 and November 1, 2008	F-120
Condensed Consolidated Statements of Cash Flows (Unaudited) for the three quarters ended October 31, 2009 and November 1, 2008	F-121
Condensed Consolidated Statements of Stockholders' Equity (Unaudited) for the three quarters ended October 31, 2009	F-122
Notes to Condensed Consolidated Financial Statements (Unaudited)	F-123

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Tops Holding Corporation
Buffalo, New York

        We have audited the accompanying consolidated balance sheets of Tops Holding Corporation and subsidiaries (the "Company") as of January 2, 2010 and December 27, 2008, and the related consolidated statements of operations, changes in shareholders' (deficit) equity, and cash flows for the periods ended January 2, 2010, December 27, 2008, and for the period from December 2, 2007 to December 29, 2007 (Successor Period). We have also audited the accompanying consolidated statements of operations, changes in shareholders' (deficit) equity, and cash flows of Tops Markets, LLC and subsidiaries ("Tops Markets") for the period from December 31, 2006 to December 1, 2007 (Predecessor Period). Our audits also included the consolidated financial statement schedules listed in the Index at Item 21(b) in the registration statement of which this prospectus is a part. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedules based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of January 2, 2010 and December 27, 2008, and the results of its operations and its cash flows for the periods ended January 2, 2010, December 27, 2008, and for the period from December 2, 2007 to December 29, 2007 and the results of operations and cash flows of Tops Markets for the period from December 31, 2006 to December 1, 2007 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

        As discussed in Notes 1 and 2 to the consolidated financial statements, the Company purchased all the membership interest of Tops Markets on December 1, 2007. The acquisition was accounted for as a purchase and "push down accounting" was applied which established a new basis of accounting for the assets and liabilities of Tops Markets. Prior to December 2, 2007, Tops Markets was a wholly-owned subsidiary of Koninklijke Ahold N.V ("Ahold"), and was dependent on Ahold and its affiliated entities for financing, management and shared services. Tops Markets engaged in transactions with, and had significant amounts receivable and payable to Ahold as well as other related companies directly or indirectly owned by Ahold. Certain costs incurred by Ahold or its affiliates were allocated to Tops Markets, including allocations for selling and general expenses, income taxes, accounts payable and accounts receivable. Such allocations were based on a systematic rational method when not directly transacted between Tops Markets and Ahold or an affiliated company. The consolidated statements of operations and cash flows for the period from December 31, 2006 to December 1, 2007 have been prepared from the separate records maintained by Tops Markets and may not necessarily be indicative of the results of operations or cash flows that would have resulted had these and other transactions with related parties been consummated with unrelated parties or had Tops Markets been a stand alone company.

/s/ Deloitte & Touche LLP

Buffalo, New York
April 14, 2010 (except for Note 20, as to which the date is July 9, 2010)

TOPS HOLDING CORPORATION

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share and per share amounts)

	January 2, 2010	December 27, 2008
Assets
Current assets:
Cash and cash equivalents	$19,722	$30,319
Accounts receivable, net (Note 3)	49,457	40,046
Inventory	82,272	81,927
Prepaid expenses (Note 4)	13,535	9,018
Income taxes refundable	760	—
Current deferred tax assets (Note 14)	5,986	7,889

Total current assets	171,732	169,199
Property and equipment, net (Note 6)	333,416	359,160
Intangible assets, net (Note 7)	76,356	82,912
Other assets (Note 8)	11,344	8,207
Non-current deferred tax assets (Note 14)	—	216

Total assets	$592,848	$619,694

Liabilities and Shareholders' (Deficit) Equity
Current liabilities:
Accounts payable	$68,462	$54,937
Accrued expenses and other current liabilities (Note 10)	68,334	66,050
Current portion of long-term debt and capital leases (Notes 11 and 12)	8,548	10,665

Total current liabilities	145,344	131,652
Obligations under leasing arrangements (Note 11)	175,340	178,865
Long-term debt (Note 12)	288,194	201,215
Other long-term liabilities	16,785	20,233
Non-current deferred tax liabilities (Note 14)	5,986	—

Total liabilities	631,649	531,965
Commitments and contingencies (Note 19)
Shareholders' (deficit) equity:
Common shares ($0.001 par value; 200,000 authorized shares, 100,000 shares issued & outstanding) (Note 16)	—	—
Additional paid-in (deficit) capital	(3,383)	100,532
Accumulated deficit	(35,553)	(9,860)
Accumulated other comprehensive income (loss), net of tax	135	(2,943)

Total shareholders' (deficit) equity	(38,801)	87,729

Total liabilities and shareholders' (deficit) equity	$592,848	$619,694

See notes to consolidated financial statements.

TOPS HOLDING CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands)

	Tops Holding Corporation			Tops Markets, LLC
	Fiscal 2009 (53 weeks)	Fiscal 2008 (52 weeks)	Fiscal 2007 Successor Period (4 weeks)	Fiscal 2007 Predecessor Period (48 weeks)
Net sales	$1,695,608	$1,700,232	$136,811	$1,526,760
Cost of goods sold (excluding distribution costs)	(1,185,344)	(1,195,850)	(96,650)	(1,066,773)
Distribution costs	(33,852)	(32,882)	(2,732)	(36,194)

Gross profit	476,412	471,500	37,429	423,793
Operating expenses:
Wages, salaries and benefits	(224,958)	(223,014)	(17,561)	(210,266)
Selling and general expenses	(73,474)	(81,587)	(5,560)	(97,578)
Administrative expenses (inclusive of stock—based compensation expense of $1,085, $532, $0 and $1,510)	(65,013)	(63,575)	(4,487)	(62,339)
Rent expense	(13,219)	(13,114)	(1,080)	(12,084)
Depreciation and amortization	(52,727)	(50,732)	(3,257)	(38,323)
Advertising	(12,531)	(10,699)	(698)	(10,015)

Total operating expenses	(441,922)	(442,721)	(32,643)	(430,605)

Operating income (loss)	34,490	28,779	4,786	(6,812)
Loss on debt extinguishment	(6,770)	(2,228)	—	—
Interest expense, net	(48,028)	(43,711)	(2,807)	(47,965)

(Loss) income before income taxes	(20,308)	(17,160)	1,979	(54,777)
Income tax (expense) benefit	(5,385)	6,316	(995)	22,266

(Loss) income from continuing operations	(25,693)	(10,844)	984	(32,511)
Loss from discontinued operations, net of tax	—	—	—	(19,586)

Net (loss) income	$(25,693)	$(10,844)	$984	$(52,097)

See notes to consolidated financial statements.

TOPS HOLDING CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' (DEFICIT) EQUITY

(Dollars in thousands, except share amounts)

		Successor Common Stock
				Additional Paid-In (Deficit) Capital	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Income (Loss)	Predecessor Total Member's Deficit	Successor Total Shareholders' (Deficit) Equity
	Predecessor Member's Capital
		Shares	Amount
Balance at December 31, 2006—Tops Markets, LLC (Predecessor)	$660,050	—	$—	$—	$(768,263)	$(10,605)	$(118,818)	$—
Net loss December 31, 2006 to December 1, 2007	—	—	—	—	(52,097)	—	(52,097)	—
Pension liability adjustment, net of tax expense of $328	—	—	—	—	—	500	500	—

Comprehensive loss	—	—	—	—	—	—	(51,597)	—

Debt forgiven by Former Parent	138,810	—	—	—	—	—	138,810	—
Net capital contribution by Former Parent	(798,860)	—	—	—	820,360	10,105	31,605	—

Balance at December 1, 2007—Tops Markets, LLC (Predecessor)	—	—	—	—	—	—	—	—
Issuance of common stock	—	100,000	—	100,000	—	—	—	100,000
Net income December 2, 2007 to December 29, 2007	—	—	—	—	984	—	—	984
Change in fair value of swap, net of tax benefit of $279	—	—	—	—	—	(403)	—	(403)

Comprehensive income	—	—	—	—	—	—	—	581

Balance at December 29, 2007—Tops Holding Corporation (Successor)	—	100,000	—	100,000	984	(403)	—	100,581
Net loss	—	—	—	—	(10,844)	—	—	(10,844)
Change in fair value of interest rate swap through November 16, 2008, net of tax benefit of $1,796	—	—	—	—	—	(2,740)	—	(2,740)
Reclassification adjustment on interest rate swap, net of tax expense of $200	—	—	—	—	—	305	—	305
Retirement obligations adjustments, net of tax benefit of $69	—	—	—	—	—	(105)	—	(105)

Comprehensive loss	—	—	—	—	—	—	—	(13,384)

Stock-based compensation	—	—	—	532	—	—	—	532

Balance at December 27, 2008—Tops Holding Corporation	—	100,000	—	100,532	(9,860)	(2,943)	—	87,729
Net loss	—	—	—	—	(25,693)	—	—	(25,693)
Reclassification adjustment on interest rate swap, net of tax expense of $1,861	—	—	—	—	—	2,838	—	2,838
Retirement obligations adjustments, net of tax expense of $157	—	—	—	—	—	240	—	240

Comprehensive loss	—	—	—	—	—	—	—	(22,615)

Dividend	—	—	—	(105,000)	—	—	—	(105,000)
Stock-based compensation	—	—	—	1,085	—	—	—	1,085

Balance at January 2, 2010—Tops Holding Corporation	$—	100,000	$—	$(3,383)	$(35,553)	$135	$—	$(38,801)

See notes to consolidated financial statements.

TOPS HOLDING CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Tops Holding Corporation			Tops Markets, LLC
	Fiscal 2009 (53 weeks)	Fiscal 2008 (52 weeks)	Fiscal 2007 Successor Period (4 weeks)	Fiscal 2007 Predecessor Period (48 weeks)
Cash flows (used in) provided by operating activities:
Net (loss) income	$(25,693)	$(10,844)	$984	$(52,097)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	65,285	55,530	3,760	42,368
Loss on debt extinguishment	6,770	2,228	—	—
Interest rate swap settlement	5,613	—	—	—
Deferred income taxes	5,351	(6,968)	778	(22,266)
Interest rate swap interest paid	3,146	—	—	—
Impact of interest rate swap on deferred tax assets	2,070	—	—	—
Amortization of deferred financing costs	1,304	1,247	76	—
Change in fair value of interest rate swap	(1,256)	1,666	—	—
Stock-based compensation expense	1,085	532	—	1,510
Benefit obligation charges	460	222	28	3,302
LIFO inventory valuation adjustment	249	6,938	128	—
Gain on legal settlement	—	(2,100)	—	—
Non-cash intercompany interest expense	—	—	—	18,003
Loss on termination of contract	—	—	—	16,043
Impairment of assets held for sale	—	—	—	17,300
Non-cash increase in closed store reserve	—	—	—	15,700
Income tax benefit—discontinued operations	—	—	—	(13,414)
Other	400	(71)	12	1,288
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(9,411)	6,552	(30,291)	62,339
(Increase) decrease in inventories	(594)	1,797	2,198	2,320
(Increase) decrease in prepaid expenses	(4,517)	1,520	—	13,929
Increase in income taxes refundable	(760)
Increase in prepaid expenses and other assets	—	—	(3,005)	—
Increase (decrease) in accounts payable	13,482	3,092	32,665	(24,137)
Increase (decrease) in accrued expenses and other current liabilities	3,733	16,182	16,845	(13,375)
Increase (decrease) in other long-term liabilities	96	3,544	394	(7,528)
Decrease in restructuring provisions	—	—	—	(34,765)
Decrease in liabilities held for sale	—	—	—	(4,843)

Net cash provided by operating activities	66,813	81,067	24,572	21,677

Cash flows (used in) provided by investing activities:
Cash paid for property and equipment	(28,080)	(35,298)	(198)	(7,201)
Interest rate swap settlement	(5,613)	—	—	—
Interest rate swap interest paid	(3,146)	—	—	—
Purchase of Member's interest in Tops Markets, LLC, net of cash acquired	—	(20,639)	(297,976)	—
Other	146	(300)	2	213

Net cash used in investing activities	(36,693)	(56,237)	(298,172)	(6,988)

Cash flows provided by (used in) financing activities:
Proceeds from long-term debt borrowings	270,474	35,000	214,700	—
Repayments of long-term debt borrowings	(200,936)	(48,633)	(30)	(156)
Dividend	(105,000)	—	—	—
Borrowings on ABL Facility	76,600	—	—	—
Repayments on ABL Facility	(62,600)	—	—	—
Deferred financing costs incurred	(12,011)	(4,871)	(6,870)	—
Principal payments on capital leases	(7,287)	(6,434)	(1,079)	(8,413)
Change in bank overdraft position	43	(3,499)	805	(6,520)
Proceeds from issuance of common stock	—	—	100,000	—
Transfer of cash to Former Parent	—	—	—	(15,052)

Net cash (used in) provided by financing activities	(40,717)	(28,437)	307,526	(30,141)

Net (decrease) increase in cash and cash equivalents	(10,597)	(3,607)	33,926	(15,452)
Cash and cash equivalents—beginning of period	30,319	33,926	—	23,913

Cash and cash equivalents—end of period	$19,722	$30,319	$33,926	$8,461

See notes to consolidated financial statements.

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. THE COMPANY, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company

        Tops Holding Corporation ("Holding" or "Company"), formerly known as Hank Holding Corporation, is the parent of Tops Markets, LLC ("Tops" or "Tops Markets"). Holding was incorporated on October 5, 2007 and commenced operations on December 1, 2007. Holding is owned by various funds affiliated with Morgan Stanley Private Equity, an affiliate of Morgan Stanley ("Morgan Stanley"), HSBC Private Equity Partners ("HSBC"), a minority investor and a company employee. Holding has no other business operations as its sole purpose is the ownership of Tops Markets. Tops operates as a food retailer in Upstate New York and Northern Pennsylvania under the banner Tops. As of January 2, 2010, Tops operated 71 corporate retail locations with an additional five franchise locations.

        On January 29, 2010, the Company completed the acquisition (the "Acquisition") of substantially all assets and certain liabilities of The Penn Traffic Company ("Penn Traffic") and its subsidiaries, including Penn Traffic's 79 stores. In connection with the Acquisition, the Company entered into arrangements with Penn Traffic and other parties, pursuant to which the Company has the ability to sell or liquidate certain Penn Traffic stores. As of April 14, 2010, the Company has retained 56 stores, of which 8 stores are still subject to Federal Trade Commission ("FTC") review. The remaining 23 stores have been or are under contract to be sold or liquidated (see Note 21).

        Prior to December 2, 2007, Tops was a wholly-owned indirect subsidiary of Koninklijke Ahold N.V. ("Ahold), headquartered in The Netherlands. Ahold owns and operates retail businesses in Europe and the United States. In these consolidated financial statements, the period from December 31, 2006 to December 1, 2007 is referred to as the Fiscal 2007 Predecessor Period.

        Through December 1, 2007, the Company was dependent on Ahold and its affiliated entities for financing, management, information technology and other shared services. The Company regularly engaged in transactions with and had significant amounts receivable from, and payable to, Ahold, as well as other related companies directly or indirectly owned by Ahold. Note 17, Related Party Transactions, provides a listing of such transactions and the related financial statement impact. During the Fiscal 2007 Predecessor Period, certain costs incurred by Ahold or its affiliates were allocated to Tops, including allocations for overhead, income taxes, accounts payable and accounts receivable transactions. Such allocations were based on revenues, number of stores, employee headcount or other appropriate allocation methods when not directly transacted between Tops and Ahold or a related party. The accompanying Fiscal 2007 Predecessor Period consolidated statements have been prepared from the separate records maintained by Tops and may not necessarily be indicative of the results of operations or cash flows that would have resulted had these and other transactions with related parties been consummated with unrelated parties or had Tops been a stand-alone company.

        On October 11, 2007, Holding entered into an interest purchase agreement with Ahold to purchase the membership interest of Tops. The purchase of Tops closed on December 1, 2007 (see Note 2). The accompanying historical financial statements and notes include the amounts of Holding and its wholly-owned subsidiary, Tops, and Tops' wholly-owned subsidiaries.

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. THE COMPANY, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fiscal Year

        The Company operates on a 52/53 week fiscal year ending on the Saturday closest to December 31. The Company's fiscal years include 13 four-week reporting periods, with an additional week in the thirteenth reporting period for 53 week fiscal years. The Company's first quarter of each fiscal year includes four reporting periods, while the remaining quarters include three reporting periods. The period from December 28, 2008 to January 2, 2010 ("Fiscal 2009") includes 53 weeks. The period from December 30, 2007 to December 27, 2008 ("Fiscal 2008") includes 52 weeks. The period from December 2, 2007 to December 29, 2007 ("Fiscal 2007 Successor Period") includes four weeks. The period from December 31, 2006 to December 1, 2007 ("Fiscal 2007 Predecessor Period") includes 48 weeks.

Basis of Presentation and Principles of Consolidation

        The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The consolidated financial statements include the accounts of the Company and all of its subsidiaries. All intercompany transactions have been eliminated.

        During Fiscal 2009, the Company recorded a correction of an error related to the understatement of the liability for its Supplemental Executive Retirement Plans ("SERP"). The adjustment resulted in an increase to the liability of approximately $3.2 million. The liability for the SERP was assumed on the acquisition date of Tops Markets by Holding. As such, the offsetting entry was to decrease the amount of negative goodwill (increase the Company's long-lived assets) acquired by the Company. The Company recorded additional depreciation, amortization and pension expense of $0.2 million, $0.1 million, and $0.2 million, respectively, which represents the total incremental amount of expense that should have been recorded in the Fiscal 2007 Successor Period and Fiscal 2008 had the liability been recorded correctly on the acquisition date. Further, the Company recorded a correction of an error related to the overstatement of accounts receivable and inventory related to bottle returns. The adjustment resulted in a decrease to the asset balances of $1.4 million. The offset to this entry was an increase to cost of goods sold of $1.1 million and a decrease in bottle handling income of $0.3 million, which represent the increased expense and reduced income related to Fiscal 2008. The Company evaluated the materiality of these adjustments recorded and determined that they were immaterial to all periods presented.

        The Company has evaluated all subsequent events through the release of these consolidated financial statements on September 2, 2010.

Reclassification

        Certain prior year amounts have been reclassified to conform with the current year presentation.

Adoption of the FASB Accounting Standards Codification

        In June 2009, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Codification ("ASC") Update No. 2009-01 ("ASU No. 2009-01"), "Topic 105—Generally Accepted Accounting Principles," which amends the ASC for the issuance of Statement of Financial Accounting

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. THE COMPANY, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Standards No. 168 ("SFAS No. 168"), "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles." ASU No. 2009-01 includes SFAS No. 168 in its entirety and establishes the ASC as the source of authoritative accounting principles recognized by FASB for all nongovernmental entities in the preparation of financial statements in accordance with GAAP. For SEC registrants, rules and interpretive releases of the SEC under federal securities laws are also considered authoritative sources of GAAP. The guidance is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The Company adopted the FASB ASC during the 12-week period ended October 3, 2009. The adoption had no impact on the Company's financial statements. All references to authoritative guidance have been updated to cite relevant ASC Topics, as applicable.

Use of Estimates

        The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the Company's consolidated financial statements and notes thereto. The most significant estimates used by management are related to the accounting for vendor allowances, valuation of long-lived assets, lease classification, self-insurance reserves, inventory valuation and income taxes. Actual results could differ from these estimates.

Consolidated Statements of Cash Flows Supplemental Disclosures

        Cash and cash equivalents include cash on hand and short-term investments that are highly liquid with original maturities at the date of purchase of 90 days or less. The costs of these investments are equivalent to fair market value. Outstanding checks in excess of cash balances with the same institution totaled $2.1 million at both January 2, 2010 and December 27, 2008. These amounts are recorded as a bank overdraft and classified as accounts payable in the consolidated balance sheets and as a financing activity in the consolidated statements of cash flows.

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. THE COMPANY, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        The following table presents additional cash flow information for Fiscal 2009, Fiscal 2008, the Fiscal 2007 Successor Period and the Fiscal 2007 Predecessor Period (dollars in thousands):

	Tops Holding Corporation			Tops Markets, LLC
	Fiscal 2009 (53 weeks)	Fiscal 2008 (52 weeks)	Fiscal 2007 Successor Period (4 weeks)	Fiscal 2007 Predecessor Period (48 weeks)
Cash paid during the year for:
Interest, net of amounts capitalized	$37,222	$40,912	$1,071	$21,056
Income taxes	435	478	—	—
Non-cash items:
Assets acquired under capital leases	5,759	936	—	—
Impact of SERP liability adjustment on property and equipment	1,999	—	—	—
Unpaid capital expenditures	2,349	5,968	—	—
Accrued purchase price consideration (working capital adjustment)	—	—	16,700	—
Direct acquisition costs included in accounts payable	—	—	3,011	—
Non-cash settlement of lease financing obligations	—	—	—	36,570
Non-cash interest expense included in accounts payable	—	—	—	7,555

Concentration of Credit Risk

        Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company maintains its cash in commercial banks insured by the Federal Deposit Insurance Corporation ("FDIC"), up to $250,000 per depositor. At times, such cash in banks exceeds the FDIC insurance limit. At January 2, 2010 and December 27, 2008, the Company had $11.4 million and $21.6 million, respectively, over the FDIC limit.

Accounts Receivable

        Accounts receivable are carried at net realizable value. Allowances are recorded, if necessary, in an amount considered by management to be sufficient to meet future losses related to the collectability of accounts receivable. The Company evaluates the collectability of its accounts receivable based on the age of the receivable and knowledge of customers' financial positions. At January 2, 2010 and December 27, 2008, the allowance for doubtful accounts was $0.4 million and $0.3 million, respectively.

Vendor Receivables

        Vendor receivables primarily represent the unpaid balance of vendor allowances (see "Vendor Allowances"). The Company evaluates the collectability of its vendor allowances based on specific vendor information and its history of collectability. At January 2, 2010 and December 27, 2008, there were nominal reserves for uncollectible vendor allowances.

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. THE COMPANY, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

        The provisions of ASC 820, "Fair Value Measurements and Disclosures" establish a framework for measuring fair value and a hierarchy that categorizes and prioritizes the sources to be used to estimate fair value as follows:

  Level 1—observable inputs such as quoted prices in active markets;

  Level 2—inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs); and

  Level 3—unobservable inputs that reflect the Company's determination of assumptions that market participants would use in pricing the asset or liability. These inputs are developed based on the best information available, including the Company's own data.

        The fair value of the Company's interest rate swap arrangement of $6.9 million at December 27, 2008 was valued using Level 2 inputs. The significant inputs and assumptions utilized in the determination of the fair value were as follows:

  •
  Notional amount of $140.0 million;

  •
  Variable interest to be received by the Company based upon three-month LIBOR with quarterly rate reset dates;

  •
  Estimated forward three-month LIBOR interest rates over the term of the arrangement ranging between 1.18% to 2.22%. These rates are determined based upon an interpolated curve using LIBOR rates, Eurodollar futures, and swap rates as of the valuation date;

  •
  Fixed interest rate to be paid by the Company of 4.08%; and

  •
  Discount factors on future cash flows ranging between 0.971 to 0.998 based upon the forward curve.

        The Company settled this interest rate swap arrangement on October 9, 2009 as discussed in Note 13.

        The carrying amount of the Company's cash and cash equivalents at January 2, 2010 represents fair value as it includes cash on deposit with commercial banks.

        The fair value of the Company's Senior Notes is based on quoted market prices. At January 2, 2010, the fair value of total debt excluding capital leases was $300.2 million, compared to a carrying value of $288.6 million. Based on market quotes and interest rates available to the Company for debt with similar terms and remaining maturities, the aggregate fair value of debt at December 27, 2008 approximated its carrying value.

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. THE COMPANY, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventories

        The Company values inventories at the lower of cost or market using the last-in, first-out ("LIFO") method. As of January 2, 2010 and December 27, 2008, the LIFO balance sheet reserve was approximately $7.3 million and $7.1 million, respectively. The Company's inventory balances consist primarily of finished goods. Inventory costs include the purchase price of the product and freight charges to deliver the product and are net of certain cash or non-cash consideration received from vendors (see "Vendor Allowances").

        Cost is determined using the retail method for inventories. Under the retail method, the valuation of inventories at cost, and the resulting gross margins, are determined by applying a cost-to-retail ratio for various groupings of similar items to the retail value of inventories. Inherent in the retail inventory method calculations are certain management judgments and estimates which could impact the ending inventory valuation at cost, as well as the resulting gross margins.

        Physical inventory counts are taken on a cycle basis. The Company records an estimated inventory shrinkage reserve for the period between each store's last physical inventory and the consolidated balance sheet date.

Property and Equipment

        Property and equipment is stated at historical cost or, if acquired in a business acquisition, at fair value at the acquisition date, less accumulated depreciation and impairments. Cost includes expenditures that are directly attributable to the acquisition of the item, including shipping charges and sales tax. Interest incurred during the construction period is capitalized as part of the related asset. Expenditures for betterments are capitalized, while repairs and maintenance expenditures are expensed as incurred. Depreciation is calculated on the straight-line basis over the shorter of the estimated useful lives of the assets or life of the lease. Real estate property leased under capital lease arrangements is depreciated over the term of the respective leases, or over their economic useful lives, whichever is shorter. The estimated useful lives of the principal categories of property and equipment are as follows:

Asset	Useful Lives
Land and land improvements	Indefinite
Buildings	30 - 40 years
Leasehold improvements	Lesser of 7 - 20 years or remaining lease term
Equipment	3 - 10 years
Automobiles	3 - 10 years
IT software and equipment	3 - 5 years

Long-Lived Assets

        Long-lived assets held and used by the Company are tested for recoverability whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, the Company compares the carrying value of the asset or asset group to the estimated, undiscounted future cash flows expected to be generated by the long-lived asset or asset group, as required by the provisions of ASC 360, "Property, Plant, and

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. THE COMPANY, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Equipment." Impairment charges are recorded as the excess of the net book value over its fair value, which is calculated using the discounted cash flows of that asset or assets. Impairment charges of $17.3 million were recorded during the Fiscal 2007 Predecessor Period and are recorded as a component of discontinued operations in the consolidated statement of operations. There were no impairment charges recorded during Fiscal 2009, Fiscal 2008 or the Fiscal 2007 Successor Period.

Intangible Assets

        The Company's intangible assets, substantially all of which were obtained in connection with the acquisition of Tops Markets, include favorable/unfavorable lease rights, tradenames, franchise agreements and customer relationships. The franchise agreements consist of two franchisees which own five stores, and the customer relationships represent a source of repeat business for the Company. The fair values of the Company's franchise agreements and customer relationships were estimated using an excess earnings income approach. The principle behind the excess earnings income approach is that the value of an intangible asset is equal to the present value of the incremental after-tax cash flows attributable to that intangible asset.

        The fair value of the tradename was estimated by utilizing the "relief from royalty" ("RFR") method. This method involves determining the present value of the economic royalty savings associated with the ownership or possession of the tradename.

        For intangible assets, the Company amortizes the assets as presented in the table below:

Asset	Useful Lives
Tradename	Indefinite
Customer relationships	8 years
Favorable/unfavorable lease rights	Remaining non-cancelable period of the lease term
Franchise agreements	11 years

Deferred Financing Costs

        The Company records deferred financing costs incurred in connection with entering into its debt obligations. These costs are capitalized and amortized to interest expense over the lives of associated debt on a straight-line basis or using the effective interest method, as appropriate.

Derivative Financial Instruments

        The Company utilizes derivative financial instruments to manage the exposure to interest rate risks. The accounting for derivatives is performed in accordance with the provisions of ASC 815, "Derivatives and Hedging" ("ASC 815"). All derivatives are carried at fair value. The Company obtains market values on a quarterly basis. The Company applies either fair value or cash flow hedge accounting when transactions meet specified criteria for hedge accounting treatment. If the derivative does not qualify for hedge accounting, the change in fair value is immediately recognized in earnings. If the derivative qualifies for hedge accounting and is designated and documented as a hedge, the gain or loss on the mark-to-market of the derivative is either recognized in income along with the change in

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. THE COMPANY, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

market value of the item being hedged for fair value hedges, or deferred in Accumulated Other Comprehensive Income ("AOCI") to the extent the hedge is effective for cash flow hedges. Cash flows paid and received on all derivative instruments are recorded in interest expense. The Company reclassifies final settlements on derivative instruments to investing activities in the consolidated statements of cash flows.

        The Company formally documents the risk management objectives and strategies for undertaking various hedge transactions and the relationships between hedging instruments and hedged items at designation of the hedge. This includes linking all derivatives that are designated as fair value or cash flow hedges to specific assets or liabilities on the balance sheet. The Company also assesses (both at the hedge's inception and on an ongoing basis) whether the derivatives that are used in hedging transactions have been highly effective in offsetting changes in the fair value or cash flow of hedged items and whether those derivatives are expected to remain highly effective in future periods. The Company uses the "hypothetical derivative method" when assessing effectiveness.

        The Company discontinues hedge accounting prospectively when (i) the Company determines that the derivative is no longer effective in offsetting changes in the fair value or cash flows of a hedged item; (ii) the derivative expires or is sold, terminated or exercised; or (iii) management determines that designating the derivative as a hedging instrument is no longer appropriate.

        In all situations in which hedge accounting is discontinued and the derivative remains outstanding, the Company carries the derivative at its fair value on the consolidated balance sheets, recognizing changes in the fair value in current-period earnings. The remaining balance in AOCI at the time the Company discontinues hedge accounting is amortized into income over the remaining life of the derivative contract.

Leases

Classification

        The Company leases buildings and equipment under operating and capital lease arrangements. In accordance with the provisions of ASC 840, "Leases" ("ASC 840"), the Company classifies its leases as capital leases when the lease agreement transfers substantially all risks and rewards of ownership to the Company. For leases determined to be capital leases, the asset and liability are recognized at an amount equal either to the fair value of the leased asset, or the present value of the minimum lease payments during the lease term, whichever is lower. Leases that do not qualify as capital leases are classified as operating leases, and the related lease payments are expensed on a straight-line basis (taking into account rent escalation clauses) over the lease term, including, as applicable, any rent free period during which the Company has the right to use the asset. For leases with renewal options where the renewal is reasonably assured, the lease term used to (i) determine the appropriate lease classification, (ii) compute periodic rental expense and (iii) depreciate leasehold improvements (unless their economic lives are shorter) includes the periods of expected renewals. Determining whether a lease is a capital or an operating lease requires judgment on various aspects that include the fair value of the leased asset, the economic life of the leased asset, whether or not to include renewal options in the lease term and determining an appropriate discount rate to calculate the present value of the minimum lease payments.

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. THE COMPANY, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Operating Leases

        Store lease agreements generally include rent holidays, rent escalation clauses and contingent rent provisions for a percentage of sales in excess of specified levels. Most of the Company's lease agreements include renewal periods at the Company's option. The Company recognizes rent holiday periods and scheduled rent increases on a straight-line basis over the lease term beginning with the date the Company takes possession of the leased space for construction and other purposes. The Company records tenant improvement allowances and rent holidays as deferred rent liabilities which are amortized over the related lease terms to rent expense. The Company records rent liabilities for contingent percentage of sales lease provisions when it is probable that the specified levels will be reached during the fiscal year.

Lease Incentives

        The Company recognizes rent starting when possession of the property is taken from the landlord, which normally includes a construction period prior to store opening. Payments made to the Company representing incentives to sign a new lease or representing reimbursements for leasehold improvements are deferred and recognized on a straight-line basis over the term of the lease as reductions to rent expense.

Build-to-Suit Arrangements

        Under the provisions of ASC 840, various forms of lessee involvement during the pre-construction or construction periods of leased property may cause the lessee to be the "accounting owner" of the asset during the construction period. Prior to its acquisition by Holding, Tops was engaged in several build-to-suit transactions that, under ASC 840, were treated as financing transactions in which the assets are presented on the consolidated balance sheet as property and equipment with a related liability recorded in obligations under leasing arrangements.

Lease Financing Obligations

        Lease financing obligations pertain to real estate transactions accounted for under the financing method as required by the provisions of ASC 840. The Company enters into sale-leaseback arrangements, whereby the Company sells certain of its properties and simultaneously leases them back from the purchaser. In most sale-leaseback arrangements, the Company maintains a form of continuing involvement in the property, such as fixed price renewal options and responsibility for cost overruns. In such situations, the transaction generally does not qualify for sale and leaseback accounting in accordance with the provisions of ASC 840, rather is accounted for as a financing transaction. The carrying value of the asset remains on the consolidated balance sheet and the sale proceeds are recorded as a financing obligation. The financing obligation is amortized over the lease term, using either the effective interest rate or the Company's cost of debt, whichever is higher. Once the Company's continuing involvement ends, the sale is accounted for under the sale and leaseback criteria described above.

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. THE COMPANY, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Rental Income

        For certain properties, the Company subleases either a portion or all of the property. The sublease income of the properties is recognized as rental income. In certain cases, the Company subleases store locations to third parties. Rental income was approximately $3.4 million, $3.0 million, $0.2 million and $5.8 million for Fiscal 2009, Fiscal 2008, the Fiscal 2007 Successor Period and the Fiscal 2007 Predecessor Period, respectively, and is recorded as an offset to rent expense in the consolidated statements of operations.

Asset Retirement Obligations

        Asset retirement obligations ("AROs") are legal obligations associated with the retirement of long-lived assets (i.e. gas tank removal and removal of store equipment at store closure). These liabilities are initially recorded at fair value and the related asset retirement costs are capitalized by increasing the carrying amount of the related assets by the same amount as the liability in accordance with the provisions of ASC 410, "Asset Retirement and Environmental Obligations." Asset retirement costs are subsequently depreciated over the useful lives of the related assets. Subsequent to initial recognition, the Company records changes in the ARO liability resulting from the passage of time and revisions to either the timing or the amount of the original estimate of undiscounted cash flows. The Company derecognizes ARO liabilities when the related obligations are settled. The ARO liabilities recognized at January 2, 2010 and December 27, 2008 were $1.7 million and $1.5 million, respectively. Accretion expense attributable to ARO liabilities was $0.2 million, $0.1 million, $0.1 million and $0.2 million during Fiscal 2009, Fiscal 2008, the Fiscal 2007 Successor Period and the Fiscal 2007 Predecessor Period, respectively (see Note 19).

Guarantees

        The Company has been party to a variety of contractual agreements under which it may be obligated to indemnify the other party for certain matters. Additionally, the Company guarantees certain other contractual arrangements. Under these agreements, the Company may provide certain routine indemnifications relating to representations and warranties (i.e., ownership of assets and environmental or tax indemnifications). The terms of these indemnifications range in duration and may not be explicitly defined.

        The Company has applied the provisions of ASC 460, "Guarantees," to its agreements that contain guarantee or indemnification clauses. These provisions require the Company to recognize and disclose certain types of guarantees, even if the likelihood of requiring the Company's performance is remote.

        Historically, the Company has not been required to make payments related to its agreements that contain guarantee or indemnification clauses.

        Any guarantees related to operations not acquired by Holding were retained by Ahold.

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. THE COMPANY, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Restructuring Provisions

        Lease termination liabilities and severance costs relating to restructuring provisions are recorded in accordance with the provisions of ASC 420, "Exit or Disposal Cost Obligations" ("ASC 420") and ASC 712, "Compensation—Nonretirement Postemployment Benefits." One time termination costs are measured initially at the communication date unless employees are required to stay beyond the minimum retention period; in which case, costs are recognized ratably over the employees' future service period given the nature of the Company's restructuring activities.

        Application of the provisions of ASC 420 requires the recognition of provisions for contract termination costs at the "cease use date." The Company estimates the cost of exiting and terminating facilities' leases by referring to the contractual terms of the agreements and by evaluating the current real estate market conditions.

        During the Fiscal 2007 Predecessor Period, the Company recognized a total of $15.7 million of restructuring charges. This amount has been recorded in discontinued operations in the consolidated statement of operations. The reserve related to such restructuring activities was retained by Ahold (see Note 9).

Insurance Programs

        We are insured by a third party carrier, subject to certain deductibles ranging from approximately $0.3 million to $1.0 million. The Company maintains an insurance program covering primarily fleet, general liability, workers' compensation and other executory insurance policies. The Company accrues an estimated liability for its insurance programs based on known claims and past claims history. These accruals are included in accrued expenses and other current liabilities and other long-term liabilities in the Company's consolidated balance sheets.

Employee Benefits

        The Company accounts for its participation in a multiemployer plan by recognizing as net pension cost the required contribution for the period and recognizing as a liability any contributions due and unpaid (see Note 18).

Revenue Recognition

        The Company generates and recognizes revenue at the point of sale in its stores, net of sales tax. Discounts, earned by customers through agreements or by using their bonus or loyalty cards, are recorded by the Company as a reduction of revenue as they are earned by the customer. Franchise revenue consists of net revenue on wholesale sales to franchisees and income from franchise fees and administrative fees. Franchise revenues were approximately $4.6 million, $4.6 million, $0.4 million and $3.5 million for Fiscal 2009, Fiscal 2008, the Fiscal 2007 Successor Period and the Fiscal 2007 Predecessor Period, respectively, and are included in net sales in the consolidated statements of operations.

        Generally, sales are recorded on a gross basis in accordance with the provisions of ASC 605, "Revenue Recognition" ("ASC 605"). However, for certain products or services such as the sales of lottery tickets, third-party prepaid phone cards, third-party gift cards, stamps and public transportation

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. THE COMPANY, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

tickets, the Company acts as an agent and consequently records the amount of the net margin or commission in net sales in the consolidated statements of operations.

        The Company records a deferred revenue liability when it sells gift cards, recording a sale when a customer redeems the gift card. These gift cards do not expire. During Fiscal 2008, the Company completed an analysis of the historical redemption patterns of gift cards. As a result of this analysis, the Company has determined that the likelihood of redemption after two years is remote. Therefore, the Company reduces the liability and recognizes "breakage" income for the unused portion of gift cards after two years. The Company recognized pre-tax gift card breakage income of approximately $0.1 million and $1.2 million during Fiscal 2009 and Fiscal 2008, respectively.

Cost of Goods Sold and Distribution Costs

        Cost of goods sold and distribution costs includes the purchase price of products sold and other costs incurred in bringing the inventories to the location and condition ready for sale. These costs include costs of purchasing, storing and transporting the products to the extent it relates to bringing the inventories to the location and condition ready for sale. In accordance with the provisions of ASC 605, cash consideration received from vendors is recognized as a reduction of cost of goods sold. During Fiscal 2009, Fiscal 2008, the Fiscal 2007 Successor Period and the Fiscal 2007 Predecessor Period, approximately $2.9 million, $2.5 million, $0.2 million and $2.4 million of depreciation expense is included in distribution costs, respectively.

Vendor Allowances

        The Company receives allowances from many of the vendors whose products the Company buys for resale in its stores. Allowances are received for a variety of merchandising activities, which consist of the inclusion of vendor products in the Company's advertising, placement of vendor products in prominent locations in the Company's stores, introduction of new products, exclusivity rights in certain categories of products and temporary price reductions offered to customers on products held for sale. The Company also receives vendor funds associated with buying activities such as volume purchase rebates and rebates for purchases made during specific periods.

        The Company records a receivable for vendor allowances for which it has fulfilled its contractual commitments but has not received payment from the vendor. When payment for vendor allowances is received prior to fulfillment of contractual terms or before the programs necessary to earn such allowances are initiated, the Company records such amounts as deferred income or vendor funds received in advance, respectively, which are classified within accrued expenses and other current liabilities and other long-term liabilities in the consolidated balance sheets. Once all contractual commitments have been met, the Company records vendor allowances as a reduction of the cost of inventory. Accordingly, when the inventory is sold, the vendor allowances are recognized as a reduction of the cost of goods sold.

        The amount of vendor allowances reducing the Company's inventory ("inventory offset") as of January 2, 2010 and December 27, 2008 was $1.5 million and $2.1 million, respectively.

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. THE COMPANY, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Selling, General and Administrative Expenses

        Selling, general and administrative expenses consist of repairs and maintenance charges, utilities, supplies, charges for services performed by outside vendors, real estate taxes, insurance, bank and credit card fees, legal settlements, salaries and wages of support office employees, rent and depreciation of support offices and other general and administrative expenses. Selling, general and administrative expenses includes approximately $9.4 million, $2.3 million, $0.3 million and $1.7 million of depreciation expense for Fiscal 2009, Fiscal 2008, the Fiscal 2007 Successor Period and the Fiscal 2007 Predecessor Period, respectively.

        Effective October 27, 2009, following the $105.0 million dividend payment (see Note 16), the Company awarded bonuses to the holders of outstanding stock options of $450 per share. The bonus payments are expected to total $3.4 million and are payable 33% per year commencing on the third anniversary of the stock options grant dates. The Company has recorded $1.2 million of expense related to these bonuses in administrative expenses in the consolidated statement of operations for Fiscal 2009.

        Included in administrative expenses for Fiscal 2008 is a $2.1 million gain on legal settlement as described in Note 19.

        Effective December 1, 2007, in connection with Holding's acquisition of Tops, a Transition Services Agreement ("TSA") was entered into with Ahold to provide support services for finance, human resources, legal, retail operations, information technology, sales and marketing, tax and accounting processing. Substantially all services under the TSA ceased during the 16-week period ended April 19, 2009. The Company recognized expense of $4.8 million, $33.6 million, and $2.9 million under the TSA during Fiscal 2009, Fiscal 2008 and the Fiscal 2007 Successor Period, respectively.

Advertising

        Advertising includes newspaper inserts, direct mail and radio commercials, as well as expenses of the Company's advertising department. The Company recognizes advertising expenses as incurred.

Income Taxes—Fiscal 2007 Predecessor Period

        Prior to December 1, 2007, Tops Markets was a member of the Ahold US group that filed a consolidated tax return in the U.S.

        In accordance with the provisions of ASC 740, "Income Taxes" ("ASC 740"), during the Fiscal 2007 Predecessor Period, the Company elected the "Parent Company Down" approach for the purpose of allocating the income tax benefit, net deferred tax assets and valuation allowance. This approach required a systematic and rational allocation that was representative of the relationship of the member, Tops, to the consolidated Ahold US group, the entity filing the tax return.

        Net deferred tax assets and the related valuation allowances were allocated based on the ratio of temporary differences generated by Tops to the consolidated Ahold US group's temporary differences, excluding net operating losses, and were not necessarily indicative of what the net deferred tax assets may have been on a stand-alone basis. Deferred tax assets were evaluated for realization at the consolidated return group level. Significant temporary differences were generated by book to tax differences in depreciation, LIFO, pension and capital leases.

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. THE COMPANY, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        The income tax benefit for both continuing and discontinued operations was calculated by multiplying the loss before income taxes, plus applicable permanent differences, by the effective tax rate of 40.6%. The effective tax rate differs from the US statutory rate as a result of state tax effects.

        All tax attributes resulting in deferred tax assets and liabilities related to the Fiscal 2007 Predecessor Period were retained by Ahold (see Note 2).

Income Taxes—Fiscal 2009, Fiscal 2008 and the Fiscal 2007 Successor Period

        Tops Markets, LLC is a single member LLC whose operations are included in the Holding tax return, as Tops Markets, LLC is a disregarded entity for income tax purposes. The Company accounts for income taxes using the liability method in accordance with ASC 740. Under this method, deferred tax assets and liabilities are determined based upon differences between the financial reporting and the tax basis of assets and liabilities, including net operating loss ("NOL") carry forwards and are measured using the enacted tax rates expected to apply to taxable income in the periods in which the deferred tax assets or liabilities are expected to be realized or settled. Beginning in the Fiscal 2007 Successor Period, the Company adopted the provisions of ASC 740 to assess and record income tax uncertainties. In relation to recording the provision for income taxes, management must estimate the future tax rates applicable to the reversal of temporary differences, make certain assumptions regarding whether book/tax differences are permanent or temporary and if temporary, the related timing of expected reversal. Also, estimates are made as to whether taxable income in future periods will be sufficient to fully recognize any gross deferred tax assets. If recovery is not likely, the Company must increase its provision for taxes by recording a valuation allowance against the deferred tax assets that the Company estimates will not ultimately be recoverable. Alternatively, the Company may make estimates about the potential usage of deferred tax assets that decrease its valuation allowances. The calculation of the Company's tax liabilities involves dealing with uncertainties in the application of complex tax regulations. Significant judgment is required in evaluating the Company's tax positions and determining its provision for income taxes. During the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. The Company establishes reserves for uncertain tax positions when it believes that certain tax positions do not meet the more likely than not threshold. The Company adjusts these reserves in light of changing facts and circumstances, such as the outcome of a tax audit or the lapse of the statute of limitations. The provision for income taxes includes the impact of reserve provisions and changes to the reserves that are considered appropriate.

Discontinued Operations

        For disposal groups classified as discontinued operations, the results of operations that are directly attributable to the discontinued operation are reclassified from their historical presentation to discontinued operations, net of taxes, in the consolidated statements of operations (see Note 5). In connection with Holding's acquisition of the Company, the discontinued operations were retained by Ahold. There were no discontinued operations subsequent to the 2007 Predecessor Period.

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. THE COMPANY, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-Based Compensation

        The Company applies the Black-Scholes valuation model at the date of grant to determine the fair value of stock options granted to participants. The fair value of stock options are then amortized on a straight-line basis to compensation expense over the applicable vesting period, which is generally between three and five years. Compensation expense is recognized only for those options expected to vest, with forfeiture estimates based on the Company's historical experience and future expectations. The Company's outstanding stock options represent non-qualified stock options for income tax purposes. As such, the stock option grants result in the creation of a deferred tax asset until the time that such stock option is exercised.

Other Comprehensive (Loss) Income

        For Fiscal 2009, comprehensive loss includes amortization to interest expense of $2.8 million, net of tax, of amounts previously recognized in accumulated other comprehensive loss related to the Company's interest rate swap (see Note 13). For Fiscal 2008, comprehensive loss includes $(2.7) million, net of tax, related to the change in the fair value of the interest rate swap through November 16, 2008, partially offset by amortization to interest expense of $0.3 million, net of tax, of amounts previously recognized in accumulated other comprehensive loss related to the interest rate swap. For the Fiscal 2007 Successor Period, comprehensive income includes $(0.4) million, net of tax, related to the change in the fair value of the interest rate swap. For the Fiscal 2007 Predecessor Period, comprehensive loss includes an adjustment for pension liability of $0.5 million, net of tax.

Recently Issued Accounting Pronouncements

        In June 2009, the FASB amended its existing standards to change how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. The new standards will become effective for the Company's fiscal year beginning January 3, 2010. While the Company is still finalizing its evaluation of the impact of these amended standards, the Company believes these new standards will not have a material impact on its consolidated financial statements.

        In January 2010, the FASB issued guidance which amends and clarifies existing guidance related to fair value measurements and disclosures. This guidance requires new disclosures for (1) transfers in and out of Level 1 and Level 2 and reasons for such transfers; and (2) the separate presentation of purchases, sales, issuances and settlement in the Level 3 reconciliation. It also clarifies guidance around disaggregation and disclosures of inputs and valuation techniques for Level 2 and Level 3 fair value measurements. This guidance is effective for the Company for the 16-week period ended April 24, 2010, except for the new disclosures in the Level 3 reconciliation. The Level 3 disclosures are effective for the Company for the 16-week period ended April 23, 2011. The Company does not expect that this guidance will have a material impact on its consolidated financial statements.

        There are no other recent accounting pronouncements that have had or are expected to have a material impact on the Company's consolidated financial statements as of the date of this report.

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. THE COMPANY, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Segments

        The Company operates 71 corporate retail supermarkets with an additional five franchise supermarkets, which offer grocery, produce, frozen, dairy, meat, floral, seafood, health and beauty care, general merchandise, deli and bakery goods. Across all 71 retail supermarkets, the Company operates one store format where each supermarket offers the same general mix of products with similar pricing to similar categories of customers. The Company has concluded that each individual supermarket is an operating segment. As of January 2, 2010, 61 of the supermarkets offer pharmacy services and 31 fuel centers were in operation. The Company's retail operations, which represent substantially all of the Company's consolidated sales, earnings and total assets, are its only reportable segment.

        These 71 operating segments have been aggregated into one reportable segment because, in the Company's judgment, the operating segments have similar historical economic characteristics and are expected to have similar economic characteristics and long-term financial performance in the future. The principal measures and factors we considered in determining whether the economic characteristics are similar are gross margin percentage, capital expenditures, competitive risks and employee labor agreements. In addition, each operating segment has similar products and types of customers, similar methods of distribution and a similar regulatory environment.

        The following table presents sales revenue by type of similar product (dollars in thousands):

	Tops Holding Corporation						Tops Markets, LLC
	Fiscal 2009 (53 weeks)	% of Total	Fiscal 2008 (52 weeks)	% of Total	Fiscal 2007 Successor Period (4 weeks)	% of Total	Fiscal 2007 Predecessor Period (48 weeks)	% of Total
Non-perishables(1)	$966,297	57.0%	$944,126	55.5%	$78,213	57.2%	$855,019	56.0%
Perishables(2)	438,607	25.9%	425,224	25.0%	34,613	25.3%	389,154	25.5%
Pharmacy	160,868	9.5%	158,929	9.4%	12,295	9.0%	151,275	9.9%
Fuel	116,160	6.9%	158,178	9.3%	10,732	7.8%	119,966	7.9%
Other(3)	13,676	0.7%	13,775	0.8%	958	0.7%	11,346	0.7%

	$1,695,608	100.0%	$1,700,232	100.0%	$136,811	100.0%	$1,526,760	100.0%

(1)
Non-perishables consist of grocery, dairy, frozen, general merchandise, health and beauty care and other non-perishable related products.

(2)
Perishables consist of produce, meat, seafood, bakery, deli, floral, prepared foods and other perishable related products.

(3)
Other primarily consists of franchise income and service commission income, such as lottery, money orders and money transfers.

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. PURCHASE OF TOPS MARKETS, LLC

        On October 11, 2007, Holding entered into an interest purchase agreement with Ahold to purchase the membership interest of Tops. The purchase of Tops closed on December 1, 2007.

        In the course of acquiring Tops, Holding acquired the working capital, rights, licenses, leases, intellectual property, books, records, manuals and employees. Holding acquired all of the above assets for a total purchase price (excluding assumed debt) of $326.6 million, which included $16.7 million due to Ahold. The $16.7 million represented a working capital settlement paid to the seller pursuant to the purchase agreement and was paid in Fiscal 2008. The purchase price of $326.6 million included approximately $7.6 million of acquisition costs. All assets and liabilities not acquired by Holding were retained by Ahold. In total, net liabilities of $229.6 million were retained by Ahold. As the values of certain assets and liabilities were preliminary in nature, such values were adjusted during Fiscal 2008 and Fiscal 2009 as additional information was obtained, resulting in the purchase price adjustment of $1.4 million. Including the purchase price adjustment, the final purchase price totaled $328.0 million.

        Based upon the fair value of assets acquired and liabilities assumed compared to the total purchase price, there was an excess of fair value of net assets acquired over the purchase price, or "negative goodwill." Pursuant to the provisions of FASB Statement of Financial Accounting Standards No. 141, "Business Combinations," the excess was allocated on a pro-rata basis to the acquired property and equipment and identifiable intangible assets.

        The fair values of intangible assets were primarily determined using the income approach which, for the tradename, was based on the present value of the economic royalty savings associated with the tradename and revenue projections attributed to the tradename, for the franchise agreements and customer relationships was based on an excess earnings approach which is equal to the present value of incremental after-tax cash flows. The net cash flows were then discounted using a discount rate of 17%. The amortization period is 11 years and 8 years for franchise agreements and customer relationships, respectively. Franchise agreements are being amortized on a straight-line basis, while the customer relationships are being amortized on an accelerated basis based upon the level of expected attrition. The tradename was deemed to have an indefinite life and is not being amortized.

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. PURCHASE OF TOPS MARKETS, LLC (Continued)

        The following table summarizes the allocation of the purchase price to the assets acquired and liabilities assumed as of the acquisition date (dollars in thousands):

Assets acquired:
Cash and cash equivalents	$8,461
Other current assets	104,957
Property and equipment	367,174
Tradename	41,011
Customer relationships	26,051
Favorable / unfavorable lease rights	14,369
Franchise agreements	11,538
Other assets	118

Total assets acquired	573,679

Liabilities assumed:
Current liabilities	(38,067)
Obligations under leasing arrangements	(192,362)
Long-term debt	(4,457)
Other long-term liabilities	(10,745)

Total liabilities assumed	(245,631)

Purchase price	$328,048

        The following table summarizes the Company's unaudited pro forma operating results for the Fiscal 2007 Predecessor Period (dollars in thousands):

Fiscal 2007 Predecessor Period
Net sales	$1,517,734
Operating loss	(3,635)
Net loss	(25,380)

        This pro forma financial information is not intended to represent or be indicative of what would have occurred if the acquisition had taken place prior to the Fiscal 2007 Predecessor Period and should not be taken as representative of the Company's future consolidated results of operations. This financial information includes pro forma results to give effect to the acquisition and related financing transactions as if they had occurred on December 30, 2006. This pro forma information does not include the results of operations related to one supermarket that was not acquired from Ahold by Holding.

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. ACCOUNTS RECEIVABLE, NET

        Accounts receivable, net of allowance for doubtful accounts, is comprised of the following (dollars in thousands):

	January 2, 2010	December 27, 2008
Vendor receivables	$25,362	$15,662
Credit and debit card receivables	9,693	4,606
Pharmacy receivables	8,338	10,134
Other receivables	6,454	9,911
Allowance for doubtful accounts	(390)	(267)

Total accounts receivable, net	$49,457	$40,046

4. PREPAID EXPENSES

        Prepaid expenses are comprised of the following (dollars in thousands):

	January 2, 2010	December 27, 2008
Rent	$3,960	$4,377
Real estate taxes	2,830	2,955
Insurance	2,546	382
Software maintenance contracts	2,060	318
Other	2,139	986

Total prepaid expenses	$13,535	$9,018

5. DISCONTINUED OPERATIONS

        Prior to December 31, 2006, Ahold approved a plan to divest all of its stores in Northeast Ohio ("NEO") (see Note 9). This decision was made as part of Ahold's strategic business review of underperforming assets. During the Fiscal 2007 Predecessor Period, Ahold sold three NEO stores. The remaining stores were retained by Ahold in connection with the sale of the Company to Holding on December 1, 2007.

        During the Fiscal 2007 Predecessor Period, there were no sales in the discontinued operations as all stores were closed prior to the beginning of the period. The loss from discontinued operations includes pre-tax impairment charges of approximately $17.3 million.

        The loss from operations, net of taxes, for NEO, accounted for as discontinued operations, was as follows (dollars in thousands):

Fiscal 2007 Predecessor Period (48 weeks)
Loss before income tax benefit	$(33,000)
Income tax benefit	13,414

Total discontinued operations	$(19,586)

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6. PROPERTY AND EQUIPMENT, NET

        Property and equipment is comprised of the following (dollars in thousands):

	January 2, 2010	December 27, 2008
Land	$6,651	$6,675
Land improvements	3,541	3,482
Buildings	38,178	37,908
Leasehold improvements	52,058	42,639
Equipment	108,835	92,158
IT software and equipment	33,046	33,624

Total at cost	242,309	216,486
Accumulated depreciation	(77,925)	(35,456)

	164,384	181,030
Property, equipment and automobiles under capital leases, net of accumulated depreciation	169,032	178,130

Property and equipment, net	$333,416	$359,160

        Included in property and equipment are the following assets under capital leases (dollars in thousands):

	January 2, 2010	December 27, 2008
Land	$48,517	$48,517
Buildings	141,724	142,260
Equipment	5,675	911
Automobiles	1,333	854

Total at cost	197,249	192,542
Accumulated depreciation	(28,217)	(14,412)

Capital lease assets, net	$169,032	$178,130

        Depreciation expense was approximately $57.7 million, $47.4 million, $2.4 million and $41.4 million for Fiscal 2009, Fiscal 2008, the Fiscal 2007 Successor Period and the Fiscal 2007 Predecessor Period, respectively. Depreciation expense includes $13.8 million, $13.5 million, $1.0 million and $11.0 million related to assets under capital leases for Fiscal 2009, Fiscal 2008, the Fiscal 2007 Successor Period and the Fiscal 2007 Predecessor Period, respectively.

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7. INTANGIBLE ASSETS, NET

        Intangible assets, net of accumulated amortization, are comprised of the following (dollars in thousands):

January 2, 2010	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Amortization Period
Tradename	$41,011	$—	$41,011	Indefinite life
Customer relationships	26,051	(9,880)	16,171	8.0
Favorable/unfavorable lease rights	14,369	(4,800)	9,569	9.3
Franchise agreements	11,538	(2,196)	9,342	11.0
Other	407	(144)	263	4.0

	$93,376	$(17,020)	$76,356	9.0

December 27, 2008	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Tradename	$40,556	$—	$40,556
Customer relationships	25,761	(5,847)	19,914
Favorable/unfavorable lease rights	14,211	(2,416)	11,795
Franchise agreements	11,410	(1,117)	10,293
Other	407	(53)	354

	$92,345	$(9,433)	$82,912

        The changes in the gross carrying amounts of intangible assets as of January 2, 2010, as compared to December 27, 2008, resulted from the correction of the error described in Note 1.

        Indefinite-lived intangible assets are reviewed for impairment annually or more frequently if impairment indicators arise. Based on the Company's assessment, no impairment indicators were present during Fiscal 2009 or Fiscal 2008.

        Amortization expense was approximately $7.6 million, $8.1 million, $1.4 million and $1.0 million in Fiscal 2009, Fiscal 2008, the Fiscal 2007 Successor Period and the Fiscal 2007 Predecessor Period, respectively, and is included in depreciation and amortization expense in the consolidated statements of operations.

        As of January 2, 2010, expected future amortization of intangible assets is as follows (dollars in thousands):

2010	$8,384
2011	6,487
2012	4,966
2013	4,221
2014	3,621
Thereafter	7,666

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. OTHER ASSETS

        On November 17, 2008, the Company entered into an Amended and Restated First Lien Credit Agreement ("New First Lien Credit Agreement") in which $7.7 million of associated deferred financing costs were capitalized. Also on November 17, 2008, the Company entered into the Warehouse Mortgage, simultaneously paying off the full balance of the Second Lien term loan commitment under the Company's Credit Facility (see Note 12). As a result, unamortized deferred financing costs of $2.2 million associated with the Second Lien term loan were expensed and reported as a loss on debt extinguishment in the Fiscal 2008 consolidated statement of operations. Costs associated with the Warehouse Mortgage of $0.6 million were capitalized and were being amortized over the term of the agreement using the effective interest method.

        Effective October 9, 2009, the Company issued $275.0 million of 10.125% Senior Secured Notes (the "Senior Notes") due in 2015, and entered into an asset based lending facility (the "ABL Facility") (see Note 12). The proceeds from the Senior Notes and ABL Facility were used in part to repay the outstanding balances on the Warehouse Mortgage and the New First Lien Credit Agreement. As a result, unamortized deferred financing costs of $7.0 million associated with the Warehouse Mortgage and New First Lien Credit Agreement were written off and reported as a loss on debt extinguishment in the Fiscal 2009 consolidated statement of operations. Costs associated with the Senior Notes of $9.9 million were capitalized and are being amortized over the term of the agreement using the effective interest method. Costs associated with the ABL Facility of $1.8 million were capitalized and are being amortized on a straight-line basis over the term of the agreement.

        Amortization of deferred financing costs is included in interest expense in the consolidated statements of operations and amounted to $1.6 million, $1.2 million and $0.1 million in Fiscal 2009, Fiscal 2008 and the Fiscal 2007 Successor Period, respectively. Amortization of deferred financing costs in the Fiscal 2007 Predecessor Period was nominal. At January 2, 2010, other assets include deferred financing costs, net of accumulated amortization of $0.4 million, totaling $11.3 million. At December 27, 2008, other assets include deferred financing costs, net of accumulated amortization of $1.3 million, totaling $8.2 million.

9. RESTRUCTURING CHARGES

        Prior to December 31, 2006, in connection with Tops' plan to divest all of its NEO stores, it recorded a restructuring charge. During the Fiscal 2007 Predecessor Period, additional charges incurred in connection with the restructuring of NEO are included in discontinued operations. All restructuring reserves immediately prior to the acquisition by Holding were retained by Ahold.

        The following table summarized the changes in these reserves (dollars in thousands).

	Severance and Related Costs	Pension Costs	Store- Closing Costs	Total
Balance—December 31, 2006	$1,559	$41,930	$30,537	$74,026
Additions	—	—	15,700	15,700
Payments and usage—net of accretion	(1,559)	(20,469)	(12,737)	(34,765)
Transfer of reserve to Ahold on December 1, 2007	—	(21,461)	(33,500)	(54,961)

Balance—December 29, 2007	$—	$—	$—	$—

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

        Accrued expenses and other current liabilities are comprised of the following (dollars in thousands):

	January 2, 2010	December 27, 2008
Wages, taxes and benefits	$15,813	$16,705
Lottery	7,565	7,465
Interest payable	6,936	1,358
Vacation	4,873	12,400
Money orders	4,855	2,680
Gift cards	3,685	5,290
Union medical, pension and 401(k)	3,029	2,214
Utilities	2,378	2,478
Property and equipment expenditures	2,349	4,258
Financed insurance policies	2,220	—
Self-insurance reserves	1,406	936
Sales and use tax	1,117	405
Repairs and maintenance	984	1,169
Real estate taxes	901	661
Retirement obligations	879	675
Advertising	874	1,143
Other	8,470	6,213

	$68,334	$66,050

11. LEASES

        The Company has a number of leases in effect for store properties and equipment. The initial lease terms generally range up to twenty-five years and will expire at various times through 2026, with options to renew for additional periods. The majority of the store leases provide for base rental, plus real estate taxes, insurance, common area maintenance and other operating expenses applicable to the leased premises. Some leases contain escalation clauses for future rents and contingent rents based on sales volumes.

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. LEASES (Continued)

        As of January 2, 2010, future minimum lease rental payments applicable to non-cancelable capital and operating leases, and expected minimum sublease rental income, were as follows (dollars in thousands):

	Capital Leases	Operating Leases	Future Expected Sub-lease Income
2010	$28,962	$17,509	$3,824
2011	29,125	16,650	3,530
2012	28,954	16,022	3,376
2013	27,638	13,276	2,306
2014	25,647	8,243	774
Thereafter	176,300	27,077	1,409

Total minimum lease payments	316,626	$98,777	$15,219

Less amounts representing interest	(133,100)

Present value of net minimum lease payments	183,526
Less current obligations	(8,186)

Long-term obligations	$175,340

        The Company incurred rental expense related to operating leases of $17.1 million, $16.1 million, $1.0 million and $10.2 million, net of sublease rental income of $3.2 million, $3.0 million, $0.2 million and $2.7 million during Fiscal 2009, Fiscal 2008, the Fiscal 2007 Successor Period and the Fiscal 2007 Predecessor Period, respectively. In addition, the Company incurred rental expense related to equipment and office rent recorded in selling, general and administrative expenses of approximately $2.3 million, $1.7 million, $0.1 million and $1.6 million during Fiscal 2009, Fiscal 2008, the Fiscal 2007 Successor Period and the Fiscal 2007 Predecessor Period, respectively.

12. DEBT

        Long-term debt is comprised of the following (dollars in thousands):

	January 2, 2010	December 27, 2008
Senior Secured Notes	$275,000	$—
Discount on Senior Secured Notes	(4,399)	—
ABL Facility	14,000	—
Other loans	2,565	2,853
Other mortgage note payable	1,390	1,587
First lien credit loan	—	166,445
Warehouse mortgage note payable	—	34,806

Total debt	288,556	205,691
Current portion	(362)	(4,476)

Total long-term debt	$288,194	$201,215

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. DEBT (Continued)

        In connection with the purchase of Tops on December 1, 2007, Holding and Tops entered into a First Lien Credit Agreement and a Second Lien Credit Agreement (collectively referred to as the "Credit Facility") with HSBC Bank USA, National Association, an affiliate of an owner of Holding. The First Lien Credit Agreement included a term loan commitment of $167.7 million and a revolving loan commitment of $50.0 million. The Second Lien Credit Agreement included a term loan commitment of $47.0 million. The proceeds from the Credit Facility were used to pay for the purchase of Tops by Holding, to pay costs, fees and expenses associated with the acquisition and provide additional working capital.

        Effective November 17, 2008, the Company entered into a $35.0 million mortgage agreement ("Warehouse Mortgage") with Bank of America, N.A., collateralized by the Company's warehouse and distribution facility. The proceeds of the Warehouse Mortgage, along with $12.0 million of cash, were used to pay off the $47.0 million outstanding principal balance under the Second Lien Credit Agreement. As a result, unamortized deferred financing costs of $2.2 million associated with the Second Lien Credit Agreement were expensed and reported as a loss on debt extinguishment in the Fiscal 2008 consolidated statement of operations. The original principal amount of the Warehouse Mortgage was payable in equal consecutive monthly installments of approximately $0.2 million. Interest on the remaining outstanding balance was at LIBOR plus two hundred basis points (3.25%), payable monthly. The remaining unpaid balance of this loan was payable on March 31, 2015.

        Also effective November 17, 2008, the Company entered into the New First Lien Credit Agreement. The New First Lien Credit Agreement increased the interest on the remaining outstanding principal balance to LIBOR (or a minimum of 3% through January 2, 2010) plus four hundred and fifty basis points, as well as modified the financial covenant requirements (see succeeding discussion). The principal balance of the New First Lien Credit Agreement term loan was payable in equal consecutive quarterly installments at a rate of one quarter of one percent of the remaining outstanding principal balance. The remaining unpaid balance of this loan was payable on November 30, 2014. The New First Lien Credit Agreement was collateralized by substantially all of the assets of the Company other than the collateral securing the Warehouse Mortgage. In connection with the New First Lien Credit Agreement, the interest rate on the revolver was increased by fifty basis points to either the Prime Rate plus three hundred and fifty basis points, or LIBOR plus four hundred and fifty basis points, depending on how the revolver was drawn upon. The outstanding principal balance of the revolver was payable based upon the terms of the agreement, or at maturity, with interest payable quarterly. The revolver was scheduled to expire on December 1, 2012. The availability under the revolver was $43.4 million at December 27, 2008. Within the revolver commitment, there was a sub-commitment of $35.0 million for letters of credit, of which there were $6.6 million outstanding at December 27, 2008. In addition, swingline options existed within the revolver that allowed the Company to execute same-day borrowings at the ABR rate.

        Under the New First Lien Credit Agreement and Warehouse Mortgage, the Company was subject to certain covenants including, without limitation, those limiting Holding and its subsidiaries' ability to incur indebtedness, incur liens, sell or acquire assets or businesses, dispose of owned properties, pay dividends, make certain investments, engage in transactions with affiliates, enter into sale-leaseback transactions, alter the method of determining fiscal periods, change the nature of its business, enter into any hedge agreements, issue cash-pay preferred stock and incur capital expenditures in excess of $55.0 million in any fiscal year. In addition, the Company was required to maintain certain financial

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. DEBT (Continued)

ratios, including a maximum consolidated leverage ratio and a minimum consolidated net interest coverage ratio. As of December 27, 2008, the Company was in compliance with all such covenants.

        Under the New First Lien Credit Agreement, the Company was required to make mandatory prepayments of principal (a) annually in an amount equal to either 50% or 75% of Excess Cash Flow ("ECF") depending upon the Company's consolidated total leverage ratio, (b) in an amount equal to 100% of the net proceeds from certain dispositions of assets, (c) in an amount equal to 100% of the net proceeds from any subsequent issuance of debt, and (d) in an amount equal to 50% of the net proceeds from any subsequent issuance of equity. The Company was not required to make mandatory prepayments under these criteria for Fiscal 2008.

        Effective October 9, 2009, the Company issued $275.0 million of Senior Notes, bearing interest of 10.125%. The Company received proceeds from the Senior Notes issuance, net of a $4.5 million original issue discount, of $270.5 million. The Senior Notes mature October 15, 2015 and require semi-annual interest payments beginning April 15, 2010. The Senior Notes are collateralized by (i) first-priority interests, subject to certain exceptions, in the Company's warehouse distribution facility in Lancaster, New York, certain owned real property acquired by the Company, Tops Markets and the guarantors following the issue date of the Senior Notes, intellectual property, equipment, stock of subsidiaries and substantially all other assets of the Company, Tops Markets and the guarantors (other than leasehold interests in real property), other than assets securing the ABL Facility (as defined below) on a first priority basis (collectively, the "Notes Priority Collateral"), and (ii) second-priority interests, subject to certain exceptions and permitted liens, in the assets of the Company, Tops Markets and the guarantors that secure the ABL Facility on a first-priority basis, including present and future receivables, inventory, prescription lists, deposit accounts and certain related rights and proceeds relating thereto (collectively, the "ABL Priority Collateral").

        Also effective October 9, 2009, the Company entered into a revolving ABL Facility that expires on October 9, 2013. The ABL Facility allows a maximum borrowing capacity of $70.0 million, including a sub-limit for the issuance of letters of credit, subject to a borrowing base calculation. As of January 2, 2010, the unused commitment under the ABL facility was $45.1 million, after giving effect to $10.9 million of letters of credit outstanding thereunder. Revolving loans under the ABL Facility will, at the Company's option, bear interest at either i) LIBOR plus a margin of 350 to 400 basis points, determined based on levels of borrowing availability, or ii) the prime rate plus a margin of 250 to 300 basis points, determined based on levels of borrowing availability. The interest rate related to borrowings under the ABL Facility as of January 2, 2010 was 3.9%. The ABL Facility is collateralized primarily by (i) first-priority interests, subject to certain exceptions, in the ABL Priority Collateral and (ii) second-priority interests, subject to certain exceptions, in the Notes Priority Collateral. The Notes Priority Collateral will exclude capital stock or any other securities of any of our subsidiaries in excess of the maximum amount of such capital stock or securities that could be included in such collateral without creating a requirement to file separate financial statements with the SEC for that subsidiary.

        The proceeds from the Senior Notes and ABL Facility were utilized to repay the outstanding debt related to the New First Lien Credit Agreement and Warehouse Mortgage, pay a dividend to the Company's owners, settle the Company's outstanding interest rate swap arrangement (see Note 13) and pay fees and expenses related to the financing transactions.

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. DEBT (Continued)

        The Senior Notes and ABL Facility contain customary affirmative and negative covenants, including restrictions on indebtedness, liens, type of business, acquisitions, investments, sale or transfer of assets, payment of dividends, transactions involving affiliates, change in control and other matters customarily restricted in such agreements. Failure to meet any of these covenants would be an event of default. As of January 2, 2010, the Company was in compliance with all such covenants.

        Principal payments required to be made on outstanding debt as of January 2, 2010, excluding capital leases, are as follows (dollars in thousands):

2010	$362
2011	404
2012	434
2013	16,295
2014	280
Thereafter	275,180

Total debt	$292,955

        Interest expense, inclusive of capital lease interest of $21.7 million, was $48.0 million during Fiscal 2009. Interest expense, inclusive of capital lease interest of $21.1 million, was $43.7 million during Fiscal 2008. Interest expense, inclusive of capital lease interest of $1.1 million, was $2.8 million during the Fiscal 2007 Successor Period.

        During the Fiscal 2007 Predecessor Period, $121.0 million of interest-bearing debt, and $18.0 million of intercompany interest, was forgiven by Ahold. This amount of debt forgiveness is reflected as a capital contribution in the consolidated statement of predecessor member's equity. Interest expense to related parties during the Fiscal 2007 Predecessor Period amounted to $25.6 million. Interest expense to third parties, inclusive of capital lease interest of $18.6 million and accretion of interest on long term liabilities of $1.4 million, was $48.0 million.

13. DERIVATIVE INSTRUMENTS

        In order to reduce the Company's exposure to fluctuations in interest rates, Holding entered into an interest rate swap agreement effective December 28, 2007. This agreement was intended to convert a portion of the Company's floating-rate debt to fixed-rate debt. Such agreement involved the exchange of fixed-rate and floating-rate payments over the life of the agreement without the exchange of the underlying principal amounts. The Company's policy is to enter into swap agreements only with creditworthy counterparties.

        Weighted-average variable rates are subject to change over time as LIBOR fluctuates. Notional amounts do not represent amounts exchanged by the parties and, thus, are not a measure of the Company's interest rate exposure.

        Neither the Company nor the counterparty were required to collateralize its obligations under the swap agreement. The Company was exposed to loss if the counterparty defaulted. Management did not anticipate any non-performance by the counterparty, as the counterparty had investment grade credit ratings. Risk management strategies, such as interest rate swaps, are reviewed and approved by the Company's Board of Directors. The Company's policy is to limit the maximum number of positions that

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13. DERIVATIVE INSTRUMENTS (Continued)

can be taken in any given instrument. In accordance with the provisions of ASC 815, through November 16, 2008, the Company had designated and accounted for its interest swap agreement as a cash flow hedge. The Company estimated the effectiveness of the interest rate swap agreement using the hypothetical derivative method. Under this method, the fair value of the actual interest rate swap was compared to the fair value of the hypothetical swap agreement that had the same critical terms as the portion of the debt being hedged. The critical terms of the interest rate swap agreement were identical to the portion of the debt being hedged through November 16, 2008.

        Effective November 17, 2008, the interest terms of the Company's New First Lien Credit Agreement were amended. The Company calculated its effectiveness test and determined that the interest rate swap was no longer highly effective. As a result, the Company discontinued the use of hedge accounting. Subsequent to the discontinuance of hedge accounting, this agreement was marked-to-market and the change in the fair value of the interest rate swap subsequent to November 17, 2008 was recorded within interest expense in the Company's consolidated statements of operations.

        As of December 27, 2008, the Company's outstanding swap represented a liability with a fair value of approximately $6.9 million, or $4.1 million, net of tax.

        In connection with the Company's October 9, 2009 refinancing activities, the interest rate swap agreement was settled by paying $6.2 million to the counterparty, representing the fair value of the interest rate swap of $5.6 million, and net interest payable of $0.6 million, as of the termination date. The settlement amount attributable to the interest rate swap fair value has been classified within investing activities in the Company's Fiscal 2009 consolidated statement of cash flows.

        For the period from November 17, 2008 through October 9, 2009, the (decrease) / increase in the fair value of the interest rate swap of $(1.3) million and $1.7 million was recorded within interest expense during Fiscal 2009 and Fiscal 2008, respectively. The pre-tax amount previously recognized in AOCI, totaling $5.2 million at November 17, 2008, was amortized as an increase to interest expense over the remaining term of the interest rate swap agreement. Such amortization recognized during the period from November 17, 2008 through October 9, 2009 totaled $4.7 million and $0.5 million during Fiscal 2009 and Fiscal 2008, respectively.

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. INCOME TAXES

        Income tax expense (benefit) for Fiscal 2009, Fiscal 2008, the Fiscal 2007 Successor Period and the Fiscal 2007 Predecessor Period was as follows (dollars in thousands):

	Tops Holding Corporation			Tops Markets, LLC
	Fiscal 2009 (53 weeks)	Fiscal 2008 (52 weeks)	Fiscal 2007 Successor Period (4 weeks)	Fiscal 2007 Predecessor Period (48 weeks)
Current:
Federal	$—	$531	$159	$—
State	34	121	58	—

Total current	34	652	217	—

Deferred:
Federal	(7,068)	(5,757)	637	(17,884)
State	(1,477)	(1,211)	141	(4,382)
Change in valuation allowance	13,896	—	—	—

Total deferred	5,351	(6,968)	778	(22,266)

Total income tax expense (benefit)	$5,385	$(6,316)	$995	$(22,266)

        A reconciliation of the statutory federal income tax expense (benefit) to the effective tax expense (benefit) for Fiscal 2009, Fiscal 2008, the Fiscal 2007 Successor Period and the Fiscal 2007 Predecessor Period follows (dollars in thousands):

	Tops Holding Corporation			Tops Markets, LLC
	Fiscal 2009 (53 weeks)	Fiscal 2008 (52 weeks)	Fiscal 2007 Successor Period (4 weeks)	Fiscal 2007 Predecessor Period (48 weeks)
Statutory federal income tax (benefit) expense	$(7,108)	$(6,006)	$693	$(19,172)
State income tax (benefit) expense, net of federal (benefit) expense	(938)	(709)	104	(3,106)
Benefit of federal tax credits	(889)	—	—	—
Non-deductible expenses	338	328	1	12
Valuation allowance	13,896	—	—	—
ASC 740 adjustment	81	71	197	—
Other	5	—	—	—

	$5,385	$(6,316)	$995	$(22,266)

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. INCOME TAXES (Continued)

        The components of deferred income tax assets and liabilities are comprised of the following (dollars in thousands):

	January 2, 2010	December 27, 2008
Current deferred tax assets:
Inventory and other reserves	$622	$2,163
Prepaid taxes, insurance and service contracts	1,761	(580)
Accrued vacation and bonus compensation	4,820	4,841
Other assets	2,552	1,465
Valuation allowance	(3,769)	—

Current net deferred tax assets	5,986	7,889

Non-current deferred tax (liabilities) assets:
Capital lease obligations	8,359	3,862
Post-retirement benefits	241	53
Property and equipment depreciation	(7,653)	5,820
Intangible assets	(14,416)	(15,760)
Federal and state net operating loss carryforwards and federal credits	17,267	3,281
Valuation allowance	(10,127)	—
Occupancy costs and other	343	172
Interest rate swap and other OCI adjustments	—	2,788

Non-current net deferred tax (liabilities) assets	(5,986)	216

Net deferred tax assets	$—	$8,105

        The Company's deferred tax assets for net operating loss and tax credit carryforwards, which expire beginning in 2027, are as follows at January 2, 2010 (dollars in thousands):

Net operating losses	$38,259
Tax credits	1,762

        The Company has performed the required assessment of positive and negative evidence regarding the realization of the net deferred income tax assets in accordance with ASC 740. The Company considers all available positive and negative evidence, including future reversals of existing temporary differences, projected future taxable income and recent financial operations, to determine whether, based on the weight of that evidence, a valuation allowance is needed for some portion or all of a net deferred income tax asset. Judgment is used in considering the relative impact of negative and positive evidence. In arriving at these judgments, the weight given to the potential effect of negative and positive evidence is commensurate with the extent to which such evidence can be objectively verified. In evaluating the objective evidence provided by historical results, the Company considered the past three years.

        Based on an assessment of the available positive and negative evidence, including the Company's historical results, the Company determined that there are uncertainties relative to its ability to utilize the net deferred tax assets. In recognition of these uncertainties, the Company provided a valuation allowance of $13.9 million on the net deferred income tax assets as of January 2, 2010, representing a

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. INCOME TAXES (Continued)

charge to income tax expense during Fiscal 2009. If the Company determines that it can realize its deferred tax assets in the future, the Company will make an adjustment to the valuation allowance.

        Effective December 1, 2007, upon the acquisition of Tops Markets by Holding, the Company adopted new standards for accounting for uncertainty in income taxes. There was no initial adjustment upon the adoption of these new standards. In addition to the adjustment recorded during the Fiscal 2007 Successor Period, the Company has accrued $0.2 million for potential penalties and $0.2 for interest for the ACS 740 tax obligation. The Company recognizes interest and penalties accrued related to unrecognized tax benefits in income tax expense. The Company does not expect its unrecognized tax benefits to change significantly over the next twelve months. A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows (dollars in thousands):

	Fiscal 2009 (53 weeks)	Fiscal 2008 (52 weeks)	Fiscal 2007 Successor Period (4 weeks)
Beginning balance	$947	$947	$—
Additions based on tax positions related to the current year	—	—	947
Reductions based on tax positions related to the current year	—	—	—
Settlements	—	—	—
Reductions due to lapse of statute of limitation	—	—	—

Ending balance	$947	$947	$947

        The total unrecognized tax benefit at January 2, 2010 is comprised of benefits that, when recognized, would not have a significant effect on the effective tax rate.

        The Company files U.S. federal income tax returns and income tax returns in various state jurisdictions. The Company's U.S. federal income tax returns for tax years 2007 and 2008 are currently under examination by the Internal Revenue Service ("IRS"). State returns remain subject to examination for tax years 2007 and beyond depending on each state's statute of limitation.

15. MEMBER'S EQUITY—TOPS MARKETS, LLC (PREDECESSOR)

        Prior to the acquisition of the Company by Holding, Ahold assumed certain net liabilities of the Company, which has been reflected as a net capital contribution of approximately $229.6 million in the consolidated statement of member's equity.

16. SHAREHOLDERS' EQUITY—TOPS HOLDING CORPORATION (SUCCESSOR)

        The aggregate number of shares of common stock that Tops Holding Corporation shall have authority to issue is 200,000 shares, $0.001 par value per share. Tops Holding Corporation raised $100.0 million through the sale of 100,000 shares of common stock on December 2, 2007. Each shareholder is entitled to one vote.

        On October 9, 2009, the Company paid a dividend to its shareholders totaling $105.0 million, or $1,050 per common stock share outstanding.

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

16. SHAREHOLDERS' EQUITY—TOPS HOLDING CORPORATION (SUCCESSOR) (Continued)

        Effective January 24, 2008, Tops Holding Corporation adopted the 2007 Stock Incentive Plan ("Stock Plan") pursuant to which the Company's Board of Directors or a committee appointed by the Board of Directors ("Committee"), may grant at its discretion non-qualified stock options to directors, employees, consultants or independent contractors of the Company. The Stock Plan allows for the issuance of a maximum of 11,111 common stock shares. Under the terms of the stock options granted to date, options that have not vested prior to a participant's termination of employment with the Company are forfeited.

        Stock options granted to date vest at the rate of 33% per year commencing on the third anniversary of the date of grant. Such options expire ten years from the grant date. Awards granted may be subject to other vesting terms as determined by the Committee. For stock options granted to date, the payments of the option prices are to be made in cash. In addition, an option holder may be required to satisfy his/her tax liability associated with the exercise of these stock options by utilizing a method directed by the Committee.

        Effective October 27, 2009, following the October 9, 2009 dividend, the Company reduced the exercise price of all outstanding stock option grants by $600 per share. No other terms of the awards were modified. This exercise price reduction resulted in $4.2 million of expected incremental expense, of which $1.6 million was recorded during Fiscal 2009, with the remaining $2.6 million to be recorded over the remaining vesting period of the awards.

        The following table summarizes the status and changes of stock options outstanding under the Stock Plan during Fiscal 2009:

	Number of Shares	Weighted Average Exercise Price Per Share	Average Remaining Contractual Term (In Years)
Outstanding—December 28, 2008	7,250	$1,000	6.2
Granted	300	1,333	4.1
Exercised	—	—	—
Forfeited	—	—	—

Outstanding—January 2, 2010	7,550	413	5.1

Expected to vest—January 2, 2010	7,550	413	5.1

Options exercisable—January 2, 2010	—	$—

        Compensation expense recognized in connection with the Stock Plan amounted to $1.1 million and $0.5 million for Fiscal 2009 and Fiscal 2008, respectively, and is included in administrative expenses in the consolidated statements of operations.

        The Company determines the fair value of each option award on the date of grant using the Black-Scholes option pricing model. The determination of fair value using the Black-Scholes option pricing model requires a number of complex and subjective variables. Key assumptions in the Black-Scholes option pricing model include the value of the common stock, the expected life, expected volatility of the stock, the risk-free interest rate and estimated forfeitures. The value of the common stock related to the current year option grant was determined by management with the assistance of a

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

16. SHAREHOLDERS' EQUITY—TOPS HOLDING CORPORATION (SUCCESSOR) (Continued)

third-party valuation firm. The estimated life was equal to the award's expected term which was estimated using the simplified method. Expected stock price volatility was based on the expected volatility of a peer group that had actively traded stock during the period immediately preceding the share-based award grant. There are no expected dividends as the Company does not currently plan to pay dividends on its common stock. The risk-free rate of interest was based on the zero coupon U.S. Treasury rate appropriate for the expected term of the award. Estimated forfeitures are based on historical data, as well as management's current expectations.

        For options granted during Fiscal 2009 and Fiscal 2008, the weighted average fair values of the stock options granted, estimated on the dates of grant using the Black-Scholes option-pricing model, were $269.40 and $458.66, respectively, using the following assumptions. There were no options granted during the Fiscal 2007 Successor Period. Refer to Note 17 for information regarding options granted during the Fiscal 2007 Predecessor Period.

	Fiscal 2009 (53 weeks)	Fiscal 2008 (52 weeks)	Fiscal 2007 Successor Period (4 weeks)
Estimated life in years	5.0	7.0	N/A
Expected volatility	38.5%	38.8%	N/A
Expected dividends	—	—	N/A
Risk-free rate	1.8%	3.1%	N/A

        The Company's outstanding stock options represent non-qualified stock options for income tax purposes. As such, the stock option grants result in the creation of a deferred tax asset until the time that such stock option is exercised.

        The total non-vested stock-based compensation expense relating to the options is $2.6 million at January 2, 2010, with $0.8 million to be recorded as compensation expense in Fiscal 2010 related to these grants. The remaining weighted average vesting period for the stock options is 3.1 years at January 2, 2010.

17. RELATED PARTY TRANSACTIONS

        Prior to its acquisition by Holding, Tops regularly engaged in transactions with, and had amounts receivable from and payable to, Ahold, as well as other related companies owned directly or indirectly by Ahold. In addition, Ahold affiliates had contracts with Tops for which the payments made or received were determined by the Ahold affiliate. The consolidated financial statements for the Fiscal 2007 Predecessor Period reflect specifically identifiable expenses and expenses that were allocated based on a systematic and rational method that management believes is reasonable for the products and services provided to Tops by Ahold and its affiliates. Such charges and allocations are not necessarily indicative of the costs that would have been charged if Tops had been a separate entity and we are not reasonably able to assess whether the related party expenses charged and allocated to Tops were materially different from the costs that would have been incurred if Tops had been a separate entity.

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. RELATED PARTY TRANSACTIONS (Continued)

        Transactions with, and allocations from, related parties and affiliated companies include the following:

Loan to Company Executive

        Tops Markets, LLC made a five-year loan to a Company executive for $245,000 in connection with his relocation. During March 2010, the loan balance and related accrued interest was forgiven upon approval by the Company's Board of Directors.

Transaction and Monitoring Fee Agreement-Morgan Stanley and HSBC

        Effective November 30, 2007, Holding entered into a Transaction and Monitoring Fee Agreement with Morgan Stanley and HSBC Private Equity Advisors LLC ("HSBC"). In consideration of Morgan Stanley's undertaking financial and structural analysis, due diligence investigations, and other advice and negotiation assistance, Holding incurred a transaction and advisory fee of $2.3 million to Morgan Stanley, which has been reflected in the purchase price allocation. In addition, in consideration of certain services provided to Holding, Holding pays an annual monitoring fee of approximately $0.8 million to Morgan Stanley and approximately $0.2 million to HSBC, payable on a quarterly basis. During Fiscal 2009, Fiscal 2008 and the Fiscal 2007 Successor Period, monitoring fees of approximately $1.0 million, $1.0 million and $0.1 million, respectively, are included in administrative expenses.

Management Fee-Ahold

        Ahold USA managed certain strategic operations of the U.S. retail companies of Ahold, including Tops, through December 1, 2007. Ahold USA procurement groups negotiated buying contracts on behalf of its subsidiaries, which allowed Tops to purchase products with the buying power of all Ahold retail companies. During the Fiscal 2007 Predecessor Period, Ahold negotiated certain promotional allowances on behalf of Tops. Ahold also provided tax, legal, accounting, general management and technical support services to Tops. During the Fiscal 2007 Predecessor Period, management fees charged by Ahold were $2.7 million. These management fees were allocated to Tops through a wholly-owned Ahold subsidiary, the Stop & Shop Supermarket Company ("Stop & Shop"), and were included in administrative expenses in the consolidated statement of operations.

Capital Contributions/Return of Capital

        During the Fiscal 2007 Predecessor Period, Tops provided or borrowed cash from Ahold on a daily basis as part of a consolidated cash management strategy. Through this cash management strategy, cash deposits from Tops and disbursements made on behalf of Tops flowed through a centralized treasury department of Ahold USA. Periodically, transactions are either settled through cash payments or through capital contributions between Tops and Ahold. All such transactions were settled in connection with the sale of Tops to Holding.

        Prior to the acquisition of Tops by Holding, all non-acquired assets and liabilities, consisting primarily of those related to NEO operations and other pre-acquisition liabilities, were transferred to an Ahold subsidiary. This transaction was accounted for as a capital contribution in the Fiscal 2007 Predecessor Period statement of member's equity.

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. RELATED PARTY TRANSACTIONS (Continued)

Insurance

        During the Fiscal 2007 Predecessor Period, Tops participated in Ahold's captive insurance program, which was managed by The MollyAnna Company, a wholly-owned subsidiary of Ahold USA, Inc. Premium expense of $11.0 million was recorded during the Fiscal 2007 Predecessor Period related to general liability, workers' compensation, fleet insurance and other executory insurance policies. Insurance expense is recorded in selling and general expenses in the consolidated statements of operations. As all risks related to workers' compensation, general liability, fleet insurance and other executory insurance, within the coverage limits, were transferred to The MollyAnna Company, no additional reserve for potential liabilities has been recorded. If Tops was treated as a stand-alone company that did not participate in The MollyAnna Company insurance program, the insurance premiums would have been different.

Inventory

        Tops purchased general merchandise and certain pharmacy inventory from American Sales Corporation, a wholly-owned distribution subsidiary of Ahold. The Company purchased approximately $113.8 million, $13.7 million and $173.8 million of inventory from American Sales Corporation during Fiscal 2008, the Fiscal 2007 Successor Period and the Fiscal 2007 Predecessor Period, respectively. In addition, through September 2008, Tops purchased floral products from the perishable distribution center of Giant Food Inc. ("Giant"), a wholly-owned subsidiary of Ahold. Tops purchased approximately $3.6 million, $0.4 million and $4.6 million of inventory from Giant during Fiscal 2008, the Fiscal 2007 Successor Period and the Fiscal 2007 Predecessor Period, respectively.

Royalties

        Tops Markets owns the storefront banner tradename of Tops and related trademarks for certain private label products. During the Fiscal 2007 Predecessor Period, the Company licensed these intangible assets to Ahold IP Inc. ("AIP"), a wholly owned subsidiary of Ahold. Tops Markets received royalty fees from AIP for the use of these intangible assets based on a percentage of sales. Additionally, Tops Markets paid royalty fees to AIP for the Company's use of the name Tops and related private label trademarks based on a percentage of sales. The storefront banner tradename of Martin's utilized at four store locations was owned by Ahold. Tops Markets paid royalty fees to Ahold based on a percentage of sales. Certain other private label trademarks are licensed to Ahold Licensing, in Geneva, for new brands developed since 2004. During the Fiscal 2007 Predecessor Period, Tops Markets paid royalty fees of $2.3 million to AIP. During the Fiscal 2007 Successor Period, there were no such royalty arrangements.

Other

        There were other affiliated service arrangements between Tops Markets and the following entities:

        Prior to the expiration of the TSA, Tops used an affiliate of Ahold, Gift a la Card, to manage its gift card program. As of December 27, 2008, the Company had a liability of approximately $5.3 million related to gift cards that were yet to be redeemed, which was classified within accrued expenses and other current liabilities in the consolidated balance sheet.

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. RELATED PARTY TRANSACTIONS (Continued)

        Ahold Financial Services ("AFS") is a finance organization that partners with the Ahold operating companies, Ahold support companies and vendors to provide financial services. These services include accounts payable, accounts receivable, fixed assets, retail accounting, general accounting and financial reporting. Fees related to these services were covered as part of the TSA. Fees charged to Tops during the Fiscal 2007 Predecessor Period were $2.3 million and are recorded in administrative expenses in the consolidated statement of operations.

        Ahold Information Services ("AIS") is an information services organization that supports the Ahold operating companies and Ahold support companies. Services include data processing, computer services and telecommunications for store systems, as well as corporate systems. Fees related to these services were covered as part of the TSA. Fees charged to Tops during the Fiscal 2007 Predecessor Period were $14.5 million and are recorded in administrative expenses in the consolidated statement of operations.

        A shared services function of Giant performed corporate functions that serve both Giant and Tops. Fees related to these services were covered as part of the TSA. Fees charged to Tops during the Fiscal 2007 Predecessor Period were $17.7 million, of which $17.1 million and $0.6 million are recorded in administrative expenses and advertising, respectively, in the consolidated statement of operations.

        Stop & Shop provided accounting services related to consortium gift cards. Additionally, accounting for the previously described Ahold management fees was performed by Stop & Shop. Fees related to these services were covered as part of the TSA.

        Ahold Lease USA, a wholly-owned subsidiary of Ahold, facilitated leveraged lease transactions. The Company paid rent of approximately $1.4 million to Ahold during Fiscal 2008. During the Fiscal 2007 Successor Period, Tops paid rent of approximately $0.1 million to Ahold for two properties as part of the TSA. During the Fiscal 2007 Predecessor Period, Tops paid approximately $1.3 million of intercompany rent to Ahold Lease USA for two properties.

        Ahold administered the share-based compensation program for Tops. During the Fiscal 2007 Predecessor Period, Ahold charged Tops $0.5 million related to the grant program. In connection with the purchase of Tops by Holding, all of the options and outstanding Global Reward Opportunity Plan ("GRO") grants immediately vested and the Company expensed an additional $1.0 million related to the accelerated vesting, which is recorded in administrative expenses in the consolidated statement of operations. After the purchase of Tops by Holding, the Company did not participate in the share base compensation program (see succeeding "Stock-Based Compensation" discussion).

        In connection with the sale of Tops to Holding, Tops entered into a TSA with an affiliate of Ahold to provide the services described in the preceding paragraphs. The Company recorded approximately $4.8 million, $33.6 million and $2.9 million of expense related to the TSA during Fiscal 2009, Fiscal 2008 and the Fiscal 2007 Successor Period, respectively. Such amounts are included in administrative expenses in the consolidated statements of operations.

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. RELATED PARTY TRANSACTIONS (Continued)

        Ahold allocated administrative expenses to Tops during the Fiscal 2007 Predecessor Period, including the following that are included as part of selling and general expenses and advertising (dollars in thousands):

Allocated corporate shared services	$17,677
Allocated Ahold Information Services	14,485
Allocated Ahold management fee	2,669
Net royalty expense	2,334
Allocated Ahold Financial Services	2,293
Allocated stock-based compensation	513

Total	$39,971

Stock-Based Compensation

        During the Fiscal 2007 Predecessor Period, Tops provided compensation benefits to employees under share-based payment arrangements, including a Conditional Stock Grant Program and a Stock Option Grant Program (prior to 2006). These programs involved Ahold common stock and options.

        In connection with the purchase of Tops by Holding, the stock plan was terminated and all of the outstanding stock options immediately vested due to an existing change in control provision, and those options were exercised and sold prior to December 29, 2007. The payments for these exercised options were the obligation of Ahold. The Company paid approximately $1.5 million for the exercised options and GRO grants and was reimbursed by Ahold.

Conditional Stock Grant Program

        During the Fiscal 2007 Predecessor Period, Ahold granted shares of conditional stock in lieu of stock option grants to those employees who would previously be eligible to receive stock option grants under the Ahold Option Plan. GRO provided executive officers and key employees with conditional shares based on years of continual employment and Ahold's performance. Participants were granted "Mid-Term" shares and "Long-Term" shares under the plan.

        "Mid-Term" shares vested over a three year period based on continual employment. Vested participants who held their shares for an additional two years were eligible for an additional "matching" share grant based on the number of shares they continued to hold after vesting. "Long-Term" shares vested over a five year period depending on the performance of Ahold (based on Total Shareholder Return compared to a peer group). The total number of shares granted in the Fiscal 2007 Predecessor Period under both the "Mid-Term" and "Long-Term" plans to Tops employees was 86,000 shares. The total number of shares forfeited under this plan in the Fiscal 2007 Predecessor Period was approximately 166,000. The total fair value of shares vested during the Fiscal 2007 Predecessor Period was approximately $0.9 million.

        Upon termination of employment without cause (including reorganization or divestiture), a pro-rata portion of the granted shares would vest on the date of termination of employment.

        The weighted average grant date fair value was based on the share price on the measurement date for the "Mid-Term" shares and a Monte Carlo simulation model for the "Long-Term" shares. The

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. RELATED PARTY TRANSACTIONS (Continued)

assumptions used in the valuation of the "Long-Term" shares issued in the Fiscal 2007 Predecessor Period were:

Expected volatility	32.4%
Expected dividends	1.3
Risk-free rate	4.2
Assumed annual forfeitures	6

        Expected volatility was determined as the average of the implied volatility and the historical volatility, whereby the extraordinarily volatile month after February 24, 2003, the date Ahold issued a press release that a restatement of earnings was necessary due to accounting errors and irregularities, was excluded.

        In connection with the purchase of Tops by Holding, a pro-rata share of the GRO shares immediately vested due to an existing change in control provision, and those shares were sold in 2008. The payment for these exercised shares was the obligation of Ahold. The Company paid $0.9 million for the exercised options, which were reimbursed by Ahold.

Stock Option Grant Program

        Prior to the sale of Tops to Holding, certain employees of Tops participated in a share option plan maintained by Ahold (the "Ahold Option Plan") with options exercisable in Ahold shares. Share option awards were generally granted with an exercise price equal to the market price of Ahold's shares at the date of grant. These share option awards generally vested based on three continual years of service and have 5-10 year contractual lives depending on the year of grant. Certain share option awards provided for accelerated vesting in the event of a change in control as defined in the plan. After the introduction of GRO in 2006, options were discontinued as a remuneration component.

        During the Fiscal 2007 Successor Period, no stock options were granted to Tops employees. The remaining options became exercisable immediately when Tops was purchased by Holding. The liability for the outstanding options was retained by Ahold.

        Subsequent to December 29, 2007, Holding adopted a new option plan.

18. RETIREMENT PLANS

Defined Benefit Plans

        Certain former members of management of Tops receive benefits under nonqualified, unfunded Supplemental Executive Retirement Plans ("SERP"). In addition, Tops maintains post-employment benefit plans providing life insurance, disability and medical benefits for certain employees which are included in other post-retirement plans.

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18. RETIREMENT PLANS (Continued)

        The components of net pension cost related to the SERP and other post-retirement plans are as follows (dollars in thousands):

	Tops Holding Corporation			Tops Markets, LLC
	Fiscal 2009 (53 weeks)	Fiscal 2008 (52 weeks)	Fiscal 2007 Successor Period (4 weeks)	Fiscal 2007 Predecessor Period (48 weeks)
SERP:
Interest cost	$276	$59	$12	$157
Service cost	—	—	1	11
Recognized net actuarial loss	—	—	1	15

Net pension cost	$276	$59	$14	$183

Other Post-Retirement Plans:
Interest cost	$181	$160	$11	$142
Service cost	3	3	—	5
Recognized net actuarial income	—	—	—	(4)
Curtailments	—	—	—	199
Amortization of transition amount	—	—	3	43

Net pension cost	$184	$163	$14	$385

        Estimated future benefit payments related to the SERP and other post-retirement plans are as follows (dollars in thousands):

	SERP	Other Post-Retirement Plans
2010	$641	$238
2011	604	236
2012	563	234
2013	540	234
2014	513	231
Subsequent five years	2,085	902

        As these plans are unfunded, estimated contributions are expected to equal estimated benefit payments.

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18. RETIREMENT PLANS (Continued)

        The changes in benefit obligation related to the SERP and other post-retirement plans are as follows (dollars in thousands):

	SERP	Other Post-Retirement Plans
Benefit obligation—December 30, 2007	$2,552	$3,019
Interest cost	59	160
Service cost	—	3
Actuarial loss	93	81
Total disbursements	(693)	(124)
Other	(150)	(13)

Benefit obligation—December 28, 2008	1,861	3,126
Interest cost	276	181
Service cost	—	3
Actuarial loss (gain)	546	(881)
Total disbursements	(734)	(102)
Liability adjustment (see Note 1)	3,145	—

Benefit obligation—January 2, 2010	$5,094	$2,327

        The benefit plans have no plan assets and have unfunded status equal to their benefit obligations, which have been classified in the consolidated balance sheets as follows (dollars in thousands):

	SERP		Other Post-Retirement Plans
	January 2, 2010	December 27, 2008	January 2, 2010	December 27, 2008
Accrued expenses and other
current liabilities	$641	$446	$238	$229
Other long-term liabilities	4,453	1,415	2,089	2,897

Recognized liability	$5,094	$1,861	$2,327	$3,126

        Additionally, net actuarial gains (losses) of $0.2 million and $(0.1) million related to each of the SERP and other post-retirement plans were included in accumulated other comprehensive income as of January 2, 2010 and December 27, 2008, respectively.

        Discount rate assumptions used to determine benefit obligations are as follows:

SERP		Other Post- Retirement Plans
January 2, 2010	December 27, 2008	January 2, 2010	December 27, 2008
4.90%	5.90%	5.20%	6.00%

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18. RETIREMENT PLANS (Continued)

        Discount rate assumptions used to determine net pension cost are as follows:

	Tops Holding Corporation			Tops Markets, LLC
	Fiscal 2009 (53 weeks)	Fiscal 2008 (52 weeks)	Fiscal 2007 Successor Period (4 weeks)	Fiscal 2007 Predecessor Period (48 weeks)
SERP	5.90%	5.80%	6.30%	6.30%
Other post-retirement plans	6.00%	6.10%	6.10%	6.10%

        The measurement date for the SERP and other post-retirement plans was December 31, 2009.

        For guidance in determining the discount rate, the Company calculates the implied rate of return by matching the cash flows from the plans to a yield curve of returns available on high-quality corporate bonds at the measurement date. The discount rate assumption is reviewed annually and revised as deemed appropriate. After the purchase of Tops by Holding, the Company ceased participation in the SERP and other post-retirement plans.

        Assumed health care cost trend rates used in the calculation of benefit obligations related to the medical benefits portion of other post-retirement plans are as follows:

	January 2, 2010	December 27, 2008
Initial health care cost trend rate	8.00%	8.00%
Ultimate health care cost trend rate	5.00%	5.00%
Year to reach ultimate trend rate	2015	2015

        A one-percentage point change in assumed health care cost trend rates would have the following effects on the aggregate service and interest costs as of January 2, 2010 (dollars in thousands):

	Increase	Decrease
Effect on SERP	N/A	N/A
Effect on other post-retirement plans	$—	$—

Other Benefit Plans

        Prior to December 1, 2007, certain employees were eligible to participate in a defined contribution 401(k) plan that provided that under certain circumstances, Tops may make matching contributions. After Tops was acquired by Holding, there was a plan to plan transfer.

        Subsequent to Holding's purchase of Tops, the Company established a defined contribution 401(k) plan that provides that under certain circumstances, the Company will make matching contributions of up to 100% of the first 3%, and 50% of the next 2%, of a participant's eligible compensation. This plan was implemented in February 2008. The Company incurred approximately $1.7 million and $1.4 million of expense related to the 401(k) plan during Fiscal 2009 and Fiscal 2008, respectively.

        The Company contributes to various multiemployer pension plans under collective bargaining agreements and provides certain health care benefits to eligible retirees and their dependents. The Company made contributions to the multiemployer pension plans during Fiscal 2009, Fiscal 2008, the Fiscal 2007 Successor Period and the Fiscal 2007 Predecessor Period of $5.7 million, $5.3 million, $0.4 million and $4.5 million, respectively.

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

19. COMMITMENTS AND CONTINGENCIES

Purchase Commitments

        In November 2009, the Company entered into a supply contract with C&S Wholesale Grocers, Inc. ("C&S") whereby C&S provides warehousing, logistics, procurement and purchasing services in support of the majority of the Company's supply chain. The agreement expires on September 24, 2016. The agreement provides that the actual costs of performing the services shall be reimbursed to C&S on an "open-book" or "cost-plus" basis, whereby the parties will negotiate annual budgets that will be reconciled against actual costs on a periodic basis. The parties will also annually negotiate services specifications and performance standards that will govern warehouse operations. The agreement defines the parties' respective responsibilities for the procurement and purchase of merchandise intended for use or resale at the Company's stores, as well as the parties' respective remuneration for warehousing and procurement/purchasing activities. In consideration for the services it provides under the agreement, C&S will be paid an annual fee and will have incentive income opportunities based upon Tops' cost savings and increases in retail sales volume.

        In February 2008, the Company entered into a three-year supply contract with McKesson Corporation ("McKesson") for the supply of substantially all prescription drugs and other health and beauty care products requirements. The Company is required to purchase a minimum of $360.0 million of product during the contract term. Tops purchased approximately $132.4 million and $68.6 million of product from McKesson during Fiscal 2009 and Fiscal 2008, respectively.

        In May 2008, the Company entered into an outsourcing agreement with Electronic Data Systems Corporation ("EDS"), expiring in February 2013, to provide a wide range of information systems services. Under the agreement, EDS provides data center operations, mainframe processing, business applications and systems development to enhance the Company's customer service and efficiency. The charges under this agreement are based upon the services requested at predetermined rates.

        The costs of these purchase commitments are not reflected in the Company's consolidated balance sheets.

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

19. COMMITMENTS AND CONTINGENCIES (Continued)

Asset Retirement Obligations

        The change in the Asset Retirement Obligations is as follows (dollars in thousands):

Balance—December 30, 2006	$1,949
Fiscal 2007 Predecessor period:
Reduction of expected future cost of obligations	(157)
Accretion of liability	222
Incremental obligations incurred	342
Transfer to Ahold	(754)
Fiscal 2007 Successor period:
Reduction of expected future cost of obligations	(244)
Accretion of liability	54

Balance—December 29, 2007	1,412
Accretion of liability	121

Balance—December 27, 2008	1,533
Accretion of liability	156
Incremental obligations incurred	45

Balance—January 2, 2010	$1,734

        Tops had contingent liabilities arising out of divestment activities. Vesting of these contingent liabilities depends on certain risk factors, most of which are beyond Tops' control. The majority of these contingencies were retained by Ahold prior to Holding's acquisition of Tops. Contingent liabilities fall into five primary categories:

Lease Liabilities Related to Assigned Lease

        When stores are sold and leases are assigned, Tops often remained liable to the lessor upon default by the assignee. If that were to occur, the landlord could seek recovery of the lease payments from Tops. Additionally, Tops would be obligated to assume payments for common area maintenance and real estate taxes associated with these lease contracts. Tops obligation with respect to contingent liabilities may continue through option periods that the assignee may exercise. In connection with Holding's acquisition of Tops, all contingent lease liabilities were retained by Ahold.

Representations and Warranties

        As part of Tops' prior divestment activities, certain representations and warranties were given to the buyers. These representations and warranties were for a limited time period, generally expiring between 2007 and 2010, and contained a cap on the amount of liability that can be incurred of $20.6 million. In connection with Holding's acquisition of Tops, all obligations under these representations and warranties were retained by Ahold.

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

19. COMMITMENTS AND CONTINGENCIES (Continued)

Environmental Liabilities

        The Company is contingently liable on certain operating properties for potential environmental issues that were unknown at January 2, 2010. No amounts were accrued as of January 2, 2010 and December 27, 2008.

        Ahold retained the liability for all environmental matters that were known as of December 1, 2007, regardless of whether such environmental matters occurred on properties retained by the Company or retained by Ahold. Ahold also retained contingent liability for any unknown environmental matters that occurred prior to closing on properties retained by the Company and for which indemnification is asserted by the Company within a three (3) year period from December 1, 2007. Ahold further retained all unknown environmental liabilities related to properties retained by Ahold. Except as provided above, the Company retained contingent liability only for potential environmental matters that occur on properties retained by the Company and that were unknown as of December 1, 2007.

Collective Bargaining Agreement

        Approximately 91% of the Company's employees are covered by collective bargaining agreements with United Food and Commercial Workers District Union Local One (the "UFCW" or "Local One"). All of our collective bargaining agreements with UFCW Local One expire between April 2, 2011 and July 30, 2011.

Pension Withdrawal Liabilities

        Tops had a contingent liability related to a union pension withdrawal arising from the divestment of its NEO stores. This liability would have vested only in the event that the union operators who acquired the stores failed to meet their obligations to fund the pension under Section 4204 of ERISA. Should that have occurred, Tops would have been obligated to make the pension withdrawal payment that would have otherwise been due. This contingent liability was retained by Ahold in connection with the acquisition of Tops by Holding.

Legal Proceedings

        In March 2009, the Company reached a non-cash settlement with a non-merchandising third-party in which the Company was released from a $2.1 million obligation. As the circumstances that led to the release from this obligation occurred during Fiscal 2008, this settlement was reflected as a Fiscal 2008 gain on legal settlement within administrative expenses in the consolidated statement of operations.

        In addition, the Company is involved in other legal proceedings arising from the daily operations of its business, including general liability claims, unemployment claims and workers' compensation claims which are covered by reserves and insurance. The Company believes that the ultimate resolution of these other proceedings will not have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows. Such legal proceedings, however, are subject to inherent uncertainties, and the outcome of individual matters are not predictable. It is possible that the Company could be required to make expenditures, in excess of established provisions, in amounts that cannot reasonably be estimated.

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

20. GUARANTOR FINANCIAL STATEMENTS

        The obligations of Holding and Tops Markets under the Senior Notes (the "Guaranteed Notes") are jointly and severally, fully and unconditionally guaranteed by Tops Gift Card Company, LLC ("Guarantor Subsidiary") as of January 2, 2010, a 100% owned subsidiary of Tops Markets that was established in October 2008. Tops Markets is a joint issuer of the notes and 100% owned by Holding. At January 2, 2010, $275.0 million of Guaranteed Notes were outstanding. Separate financial statements of Holding, Tops Markets and the Guarantor Subsidiary are not presented because the guarantees are full and unconditional and the Guarantor Subsidiary is jointly and severally liable. The Company believes that separate financial statements and other disclosures concerning the Guarantor Subsidiary would not be material to investors.

        The following supplemental financial information sets forth on a condensed consolidating basis, the balance sheets as of January 2, 2010 and December 27, 2008 for Holding, Tops Markets, the Guarantor Subsidiary and for the Company and the related statements of operations and statements of cash flows for Fiscal 2009 and Fiscal 2008.

        Condensed consolidating statements of operations and cash flows are not provided for the Fiscal 2007 Successor Period and the Fiscal 2007 Predecessor Period as the Company did not have any guarantor subsidiaries, other than Tops Markets, until the establishment of the Tops Gift Card Company, LLC in October 2008.

        The Company provides some administrative support to its subsidiaries related to executive management, information systems and certain accounting, legal and other administrative functions. For purposes of the guarantor financial statements, the Company allocates such corporate costs on a specific identification basis, where applicable, or based on revenues or the number of employees for each subsidiary. Management believes that these allocations are reasonable based on the nature of costs incurred.

        For purposes of the guarantor financial statements, the Company and its subsidiaries determine the applicable tax provision for each entity generally using the separate return method. Under this method, current and deferred taxes are allocated to each reporting entity as if it were to file a separate tax return. The rules followed by the reporting entity in computing its tax obligation or refund, including the effects of the alternative minimum tax, would be the same as those followed in filing a separate return with the Internal Revenue Service. However, for purposes of evaluating an entity's ability to realize its tax attributes, the Company assesses whether it is more likely than not that those assets will be realized at the consolidated level. Any differences in the total of the income tax provisions for Holding, Tops Markets and the Guarantor Subsidiary, as calculated on the separate return method, and the consolidated income tax provision, are eliminated in consolidation.

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

20. GUARANTOR FINANCIAL STATEMENTS (Continued)

TOPS HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JANUARY 2, 2010
(Dollars in thousands)

	Tops Holding Corporation	Tops Markets, LLC	Guarantor Subsidiary	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$—	$19,712	$10	$—	$19,722
Accounts receivable, net	—	49,457	—	—	49,457
Intercompany receivables		1,900	2,306	(4,206)	—
Inventories	—	82,272	—	—	82,272
Prepaid expenses	—	13,535	—	—	13,535
Income taxes refundable	—	760	—	—	760
Current deferred tax assets	751	5,805	—	(570)	5,986

Total current assets	751	173,441	2,316	(4,776)	171,732
Property and equipment, net	—	333,416	—	—	333,416
Intangible assets, net	—	76,356	—	—	76,356
Other assets	—	11,344	3,041	(3,041)	11,344
Investment in subsidiaries	(37,652)	1,145	—	36,507	—

Total assets	$(36,901)	$595,702	$5,357	$28,690	$592,848

Liabilities and Shareholders' (Deficit) Equity
Current liabilities:
Accounts payable	$—	$68,462	$—	$—	$68,462
Intercompany payables	1,900	2,306	—	(4,206)	—
Accrued expenses and other current liabilities	—	64,866	4,212	(744)	68,334
Current portion of long-term debt and capital lease obligations	—	8,548	—	—	8,548

Total current liabilities	1,900	144,182	4,212	(4,950)	145,344
Capital lease obligations	—	175,340	—	—	175,340
Long-term debt	—	291,235	—	(3,041)	288,194
Other long-term liabilities	—	16,785	—	—	16,785
Non-current deferred tax liabilities	—	5,986	—	—	5,986

Total liabilities	1,900	633,528	4,212	(7,991)	631,649

Total shareholders' (deficit) equity	(38,801)	(37,826)	1,145	36,681	(38,801)

Total liabilities and shareholders' (deficit) equity	$(36,901)	$595,702	$5,357	$28,690	$592,848

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

20. GUARANTOR FINANCIAL STATEMENTS (Continued)

TOPS HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 27, 2008
(Dollars in thousands)

	Tops Holding Corporation	Tops Markets, LLC	Guarantor Subsidiary	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$—	$30,309	$10	$—	$30,319
Accounts receivable, net	—	40,046	—	—	40,046
Inventories	—	81,927	—	—	81,927
Intercompany receivables	—	950	2,424	(3,374)	—
Prepaid expenses	—	9,018	—	—	9,018
Current deferred tax assets	376	7,889	—	(376)	7,889

Total current assets	376	170,139	2,434	(3,750)	169,199
Property and equipment, net	—	359,160	—	—	359,160
Intangible assets, net	—	82,912	—	—	82,912
Other assets	—	8,207	3,041	(3,041)	8,207
Investment in subsidiaries	88,303	848	—	(89,151)	—
Non-current deferred tax assets	—	389	—	(173)	216

Total assets	$88,679	$621,655	$5,475	$(96,115)	$619,694

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$—	$54,937	$—	$—	$54,937
Intercompany payables	950	2,424	—	(3,374)	—
Accrued expenses and other current liabilities	—	61,972	4,627	(549)	66,050
Current portion of long-term debt and capital lease obligations	—	10,665	—	—	10,665

Total current liabilities	950	129,998	4,627	(3,923)	131,652
Capital lease obligations	—	178,865	—	—	178,865
Long-term debt	—	204,256	—	(3,041)	201,215
Other long-term liabilities	—	20,233	—	—	20,233

Total liabilities	950	533,352	4,627	(6,964)	531,965

Total shareholders' equity	87,729	88,303	848	(89,151)	87,729

Total liabilities and shareholders' equity	$88,679	$621,655	$5,475	$(96,115)	$619,694

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

20. GUARANTOR FINANCIAL STATEMENTS (Continued)

TOPS HOLDING CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FISCAL 2009
(Dollars in thousands)

	Tops Holding Corporation	Tops Markets, LLC	Guarantor Subsidiary	Eliminations	Consolidated
Net sales	$—	$1,696,015	$546	$(953)	$1,695,608
Cost of goods sold	—	(1,185,344)	—	—	(1,185,344)
Distribution costs	—	(33,852)	—	—	(33,852)

Gross profit	—	476,819	546	(953)	476,412
Operating expenses:
Wages, salaries and benefits	—	(224,958)	—	—	(224,958)
Selling and general expenses	—	(74,176)	(251)	953	(73,474)
Administrative expenses	(2,036)	(62,923)	(54)	—	(65,013)
Rent expense	—	(13,219)	—	—	(13,219)
Depreciation and amortization	—	(52,727)	—	—	(52,727)
Advertising	—	(12,531)	—	—	(12,531)

Total operating expenses	(2,036)	(440,534)	(305)	953	(441,922)

Operating (loss) income	(2,036)	36,285	241	—	34,490
Loss on debt extinguishment	—	(6,770)	—	—	(6,770)
Interest (expense) income, net	—	(48,279)	251	—	(48,028)
Equity (loss) income from subsidiaries	(24,033)	297	—	23,736	—

(Loss) income before income taxes	(26,069)	(18,467)	492	23,736	(20,308)
Income tax benefit (expense)	376	(5,566)	(195)	—	(5,385)

Net (loss) income	$(25,693)	$(24,033)	$297	$23,736	$(25,693)

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

20. GUARANTOR FINANCIAL STATEMENTS (Continued)

TOPS HOLDING CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FISCAL 2008
(Dollars in thousands)

	Tops Holding Corporation	Tops Markets, LLC	Guarantor Subsidiary	Eliminations	Consolidated
Net sales	$—	$1,700,432	$315	$(515)	$1,700,232
Cost of goods sold	—	(1,195,850)	—	—	(1,195,850)
Distribution costs	—	(32,882)	—	—	(32,882)

Gross profit	—	471,700	315	(515)	471,500
Operating expenses:
Wages, salaries and benefits	—	(223,014)	—	—	(223,014)
Selling and general expenses	—	(83,162)	1,060	515	(81,587)
Administrative expenses	(1,482)	(62,048)	(45)	—	(63,575)
Rent expense	—	(13,114)	—	—	(13,114)
Depreciation and amortization	—	(50,732)	—	—	(50,732)
Advertising	—	(10,699)	—	—	(10,699)

Total operating expenses	(1,482)	(442,769)	1,015	515	(442,721)

Operating (loss) income	(1,482)	28,931	1,330	—	28,779
Loss on debt extinguishment	—	(2,228)	—	—	(2,228)
Interest (expense) income, net	—	(43,768)	57	—	(43,711)
Equity (loss) income from subsidiaries	(9,738)	838	—	8,900	—

(Loss) income before income taxes	(11,220)	(16,227)	1,387	8,900	(17,160)
Income tax benefit (expense)	376	6,489	(549)	—	6,316

Net (loss) income	$(10,844)	$(9,738)	$838	$8,900	$(10,844)

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

20. GUARANTOR FINANCIAL STATEMENTS (Continued)

TOPS HOLDING CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FISCAL 2009
(Dollars in thousands)

	Tops Holding Corporation	Tops Markets, LLC	Guarantor Subsidiary	Eliminations	Consolidated
Net cash (used in) provided by operating activities	$(950)	$67,881	$(118)	$—	$66,813
Cash flows provided by (used in) investing activities:
Cash paid for property and equipment	—	(28,080)	—	—	(28,080)
Interest rate swap settlement	—	(5,613)	—	—	(5,613)
Interest rate swap interest paid	—	(3,146)	—	—	(3,146)
Change in intercompany receivable position	—	(950)	118	832	—
Dividend	105,000	—	—	(105,000)	—
Other	—	146	—	—	146

Net cash provided by (used in) investing activities	105,000	(37,643)	118	(104,168)	(36,693)

Cash flows provided by (used in) financing activities:
Proceeds from long-term debt borrowings	—	270,474	—	—	270,474
Repayments of long-term debt borrowings	—	(200,936)	—	—	(200,936)
Dividend	(105,000)	(105,000)	—	105,000	(105,000)
Borrowings on ABL Facility	—	76,600	—	—	76,600
Repayments on ABL Facility	—	(62,600)	—	—	(62,600)
Deferred financing costs incurred	—	(12,011)	—	—	(12,011)
Principal payments on capital leases	—	(7,287)	—	—	(7,287)
Change in intercompany payable position	950	(118)	—	(832)	—
Change in bank overdraft position	—	43	—	—	43

Net cash used in financing activities	(104,050)	(40,835)	—	104,168	(40,717)

Net decrease in cash and cash equivalents	—	(10,597)	—	—	(10,597)
Cash and cash equivalents—beginning of year	—	30,309	10	—	30,319

Cash and cash equivalents—end of year	$—	$19,712	$10	$—	$19,722

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

20. GUARANTOR FINANCIAL STATEMENTS (Continued)

TOPS HOLDING CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FISCAL 2008
(Dollars in thousands)

	Tops Holding Corporation	Tops Markets, LLC	Guarantor Subsidiary	Eliminations	Consolidated
Net cash (used in ) provided by operating activities	$(950)	$76,552	$5,465	$—	$81,067
Cash flows used in investing activities:
Cash paid for property and equipment	—	(35,298)	—	—	(35,298)
Purchase in Members' interest in Tops Markets, LLC	—	(20,639)	—	—	(20,639)
Intercompany loan	—	—	(3,041)	3,041	—
Change in intercompany receivable position	—	(950)	(2,424)	3,374	—
Investment in subsidiaries	—	(10)	—	10	—
Other	—	(300)	—	—	(300)

Net cash used in investing activities	—	(57,197)	(5,465)	6,425	(56,237)

Cash flows provided by (used in) financing activities:
Proceeds from long-term debt borrowings	—	38,041	—	(3,041)	35,000
Repayments of long-term debt borrowings	—	(48,633)	—	—	(48,633)
Deferred financing costs incurred	—	(4,871)	—	—	(4,871)
Principal payments on capital leases	—	(6,434)	—	—	(6,434)
Change in bank overdraft position	—	(3,499)	—	—	(3,499)
Change in intercompany payable position	950	2,424	—	(3,374)	—
Capital contribution	—	—	10	(10)	—

Net cash provided by (used in) financing activities	950	(22,972)	10	(6,425)	(28,437)

Net (decrease) increase in cash and cash equivalents	—	(3,617)	10	—	(3,607)
Cash and cash equivalents—beginning of year	—	33,926	—	—	33,926

Cash and cash equivalents—end of year	$—	$30,309	$10	$—	$30,319

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

21. SUBSEQUENT EVENTS

        Effective January 27, 2010, Holding's Board of Directors increased the number of common stock shares that Holding has the authority to issue, from 200,000 shares to 300,000 shares.

        On January 29, 2010, the Company received $30.0 million of proceeds from the issuance of 44,776 shares of common stock to certain shareholders of Holding.

        Also effective January 29, 2010, the Company's ABL Facility was amended to increase the maximum borrowing capacity to $100.0 million.

        On January 29, 2010, the Company completed the Acquisition of substantially all assets and certain liabilities of Penn Traffic and its subsidiaries, including Penn Traffic's 79 stores, in exchange for cash consideration of $85.0 million. In addition to the cash consideration paid to Penn Traffic, the Company incurred an estimated $4.0 million of transaction costs, of which $1.1 million have been recorded in administrative expenses in the consolidated statement of operations for Fiscal 2009, with the remaining transaction costs to be recorded during Fiscal 2010. In connection with the Acquisition, the Company entered into arrangements with Penn Traffic and other parties, pursuant to which the Company has the ability to sell or liquidate certain of Penn Traffic's stores. As of April 14, 2010, the Company has retained 56 stores, of which 8 stores are still subject to FTC review. The remaining 23 stores have been, or are under contract to be, sold or liquidated.

        As a result of the preliminary allocation of the purchase price, the assets acquired and liabilities assumed from Penn Traffic were recorded at their respective fair values as of the acquisition date. As the values of certain assets and liabilities are preliminary in nature, such values are subject to adjustment as additional information is obtained, including valuation and physical counts of property and equipment and valuation of identifiable intangible assets. The valuations will be finalized within 12 months of the closing of the acquisition. As the valuations are finalized, any changes to the preliminary valuation of assets acquired or liabilities assumed may result in material adjustments to the fair value of property and equipment, identifiable intangible assets acquired, deferred income tax assets, pre-acquisition contingencies and goodwill.

        The following table summarizes the preliminary allocation of the purchase price to the assets acquired:

Assets acquired:
Inventory	$37,432
Prepaid expenses	5,013
Property and equipment	51,043
Other assets	60

Total assets acquired	93,548
Liabilities assumed:
Obligations under leasing arrangements	7,387
Long-term debt	190

Total liabilities assumed	7,577
Gain on bargain purchase	(971)

Acquisition price	$85,000

TOPS HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

21. SUBSEQUENT EVENTS (Continued)

        On February 12, 2010, the Company issued an additional $75.0 million of Senior Notes under the same terms of the October 2009 issuance. The Company received proceeds of $76.1 million from the additional Senior Notes issuance, including a $1.1 million original issue premium. The proceeds were used, in part, to repay in full short-term borrowings that were entered into in order to finance the Acquisition. The Company incurred an estimated $5.0 million of financing costs, primarily related to the additional Senior Notes issuance, which will be capitalized in other assets in the Company's consolidated balance sheet during Fiscal 2010.

22. QUARTERLY DATA (UNAUDITED)

Fiscal 2009	16-week period ended April 18, 2009	12-week period ended July 11, 2009	12-week period ended October 3, 2009	13-week period ended January 2, 2010
Net sales	$505,758	$392,187	$373,216	$424,447
Gross profit	145,068	110,692	105,334	115,318
Operating income	9,082	12,730	6,960	5,718
Income tax benefit (expense)(1)	720	(590)	1,159	(6,674)
Net (loss) income(2)	(2,940)	2,413	(873)	(24,293)

Fiscal 2008	16-week period ended April 19, 2008	12-week period ended July 12, 2008	12-week period ended October 4, 2008	12-week period ended December 27, 2008
Net sales	$512,508	$402,044	$391,701	$393,979
Gross profit	140,918	107,511	107,032	116,039
Operating income	6,490	4,717	4,892	12,680
Income tax benefit	2,055	2,109	1,872	280
Net loss	(3,456)	(3,735)	(3,117)	(536)

(1)
The income tax expense for the 13-week period ended January 2, 2010 includes a $13.7 million dollar charge related to a net deferred tax assets valuation allowance.

(2)
The net income (loss) for the 12-week periods ended July 11, 2009 and October 3, 2009 include a gain (loss) on debt extinguishment of $0.5 million and $(7.3) million, respectively.

TOPS HOLDING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share and per share amounts)

(Unaudited)

	July 17, 2010	January 2, 2010
Assets
Current assets:
Cash and cash equivalents	$41,077	$19,722
Accounts receivable, net	59,544	49,457
Inventory, net	118,387	82,272
Prepaid expenses and other current assets	12,167	13,535
Income taxes refundable	546	760
Current deferred tax assets	5,601	5,986

Total current assets	237,332	171,732
Property and equipment, net	385,381	333,416
Intangible assets, net (Note 4)	82,890	76,356
Other assets (Note 5)	14,460	11,344

Total assets	$720,063	$592,848

Liabilities and Shareholders' Deficit
Current liabilities:
Accounts payable	$83,564	$68,462
Accrued expenses and other current liabilities (Note 6)	81,518	68,334
Current portion of capital lease obligations (Note 7)	10,383	8,186
Current portion of long-term debt (Note 8)	389	362

Total current liabilities	175,854	145,344
Capital lease obligations (Note 7)	173,805	175,340
Long-term debt (Note 8)	350,290	288,194
Other long-term liabilities	19,840	16,785
Non-current deferred tax liabilities	5,601	5,986

Total liabilities	725,390	631,649
Shareholders' deficit:
Common shares ($0.001 par value; 300,000 authorized shares at July 17, 2010, 200,000 authorized shares at January 2, 2010, 144,776 shares issued & outstanding at July 17, 2010, 100,000 shares issued & outstanding at January 2, 2010)	—	—
Additional paid-in capital (deficit)	27,043	(3,383)
Accumulated deficit	(32,505)	(35,553)
Accumulated other comprehensive income, net of tax	135	135

Total shareholders' deficit	(5,327)	(38,801)

Total liabilities and shareholders' deficit	$720,063	$592,848

See notes to unaudited condensed consolidated financial statements.

TOPS HOLDING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands)

(Unaudited)

	28-week periods ended
	July 17, 2010	July 11, 2009
Net sales	$1,206,848	$897,945
Cost of goods sold (excluding distribution costs)	(838,946)	(624,172)
Distribution costs	(23,510)	(18,013)

Gross profit	344,392	255,760
Operating expenses:
Wages, salaries and benefits	(167,506)	(120,486)
Selling and general expenses	(55,807)	(38,937)
Administrative expenses (inclusive of stock-based compensation expense of $426 and $358)	(62,502)	(33,970)
Rent expense	(10,017)	(6,734)
Depreciation and amortization	(33,714)	(27,733)
Advertising	(12,355)	(6,088)

Total operating expenses	(341,901)	(233,948)

Operating income	2,491	21,812
Gain on bargain purchase	20,921	—
(Loss) gain on debt extinguishment	(1,008)	505
Interest expense, net	(32,484)	(22,974)

Loss before income taxes	(10,080)	(657)
Income tax benefit	13,128	130

Net income (loss)	$3,048	$(527)

See notes to unaudited condensed consolidated financial statements.

TOPS HOLDING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	28-week periods ended
	July 17, 2010	July 11, 2009
Cash flows provided by operating activities:
Net income (loss)	$3,048	$(527)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	40,710	34,117
Gain on bargain purchase	(20,921)	—
Deferred income taxes	(13,342)	(130)
Amortization of deferred financing costs	1,204	638
Loss (gain) on debt extinguishment	1,008	(505)
Stock-based compensation expense	426	358
LIFO inventory valuation adjustment	(84)	875
Interest rate swap interest paid	—	2,000
Impact of interest rate swap on deferred tax assets	—	(1,327)
Change in fair value of interest rate swap	—	(149)
Other	499	—
Changes in operating assets and liabilities:
Increase in accounts receivable	(6,347)	(8,434)
Increase in inventories	(3,239)	(1,120)
Decrease in prepaid expenses and other current assets	3,722	709
Decrease in income taxes refundable	214	—
Increase in accounts payable	14,445	9,008
Increase (decrease) in accrued expenses and other current liabilities	1,515	(6,698)
Increase in other long-term liabilities	2,427	3,592

Net cash provided by operating activities	25,285	32,407

Cash flows used in investing activities:
Acquisition of The Penn Traffic Company (Note 3)	(85,023)	—
Cash paid for property and equipment	(19,059)	(14,672)
Proceeds from sale of assets	17,483	—
Interest rate swap interest paid	—	(2,000)

Net cash used in investing activities	(86,599)	(16,672)

Cash flows provided by (used in) financing activities:
Proceeds from long-term debt borrowings	112,125	—
Repayment of long-term debt borrowings	(36,199)	(22,657)
Borrowings on ABL Facility	58,100	—
Repayments on ABL Facility	(72,100)	—
Proceeds from issuance of common stock	30,000	—
Deferred financing costs incurred	(5,328)	—
Principal payments on capital leases	(4,586)	(3,749)
Change in bank overdraft position	657	154

Net cash provided by (used in) financing activities	82,669	(26,252)
Net increase (decrease) in cash and cash equivalents	21,355	(10,517)
Cash and cash equivalents—beginning of period	19,722	30,319

Cash and cash equivalents—end of period	$41,077	$19,802

See notes to unaudited condensed consolidated financial statements.

TOPS HOLDING CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF THE COMPANY AND BASIS OF PRESENTATION

The Company

        Tops Holding Corporation ("Holding" or "Company") was incorporated on October 5, 2007 and commenced operations on December 1, 2007 with the sole purpose of owning and operating Tops Markets, LLC ("Tops Markets" or "Tops"), a wholly-owned subsidiary. Holding is owned by various funds affiliated with Morgan Stanley Private Equity, an affiliate of Morgan Stanley ("Morgan Stanley"), HSBC Private Equity Partners ("HSBC"), two minority investors and a company employee. Tops operates as a food retailer in Upstate New York and Northern Pennsylvania under the banner Tops.

        On January 29, 2010, the Company completed the acquisition (the "Acquisition") of substantially all assets and certain liabilities of The Penn Traffic Company ("Penn Traffic") and its subsidiaries, including Penn Traffic's 79 retail supermarkets, in exchange for cash consideration of $85.0 million. These supermarkets now operate under the banners of Tops, P&C, Quality Markets and Bi-Lo in Upstate New York and Northern Pennsylvania. As of September 2, 2010, the Company has retained 55 supermarkets. In August 2010, the Federal Trade Commission ("FTC") issued a Proposed Order that would require Tops to sell seven of these retained supermarkets. The Proposed Order is subject to public comment until September 7, 2010, after which time the FTC is expected to approve a Final Order. The remaining 24 supermarkets have been closed, sold or liquidated. The Company currently operates 127 corporate retail supermarkets with an additional five franchise supermarkets.

Accounting Policies

        The summary of significant accounting policies is included in Note 1 to the audited consolidated financial statements of Tops Holding Corporation for the fiscal year ended January 2, 2010.

Basis of Presentation and Principles of Consolidation

        The accompanying condensed consolidated financial statements are unaudited and have been prepared by the Company's management in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information and accounting policies are consistent, in all material respects, with those applied in preparing the Company's audited consolidated financial statements for the fiscal year ended January 2, 2010. In the opinion of management, these interim financial statements reflect all adjustments, including normal recurring adjustments, management considers necessary for the fair presentation of the Company's financial position, operating results and cash flows for the interim periods presented. All intercompany transactions have been eliminated. The condensed consolidated balance sheet as of January 2, 2010 has been derived from the audited consolidated balance sheet as of that date. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes. The accompanying condensed consolidated financial statements present results for the 28-week periods ended July 17, 2010 and July 11, 2009. These results are not necessarily indicative of the results that may be achieved for the 52-week period ending January 1, 2011, or any other period. The Company has evaluated all subsequent events through the release of these condensed consolidated financial statements on September 2, 2010.

        During the 28-week period ended July 11, 2009, the Company recorded a correction of an error related to the understatement of the liability for its Supplemental Executive Retirement Plans ("SERP"). The adjustment resulted in an increase to the liability of approximately $3.2 million. The

TOPS HOLDING CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. DESCRIPTION OF THE COMPANY AND BASIS OF PRESENTATION (Continued)

liability for the SERP was assumed on the acquisition date of Tops Markets by Holding. As such, the offsetting entry was to decrease the amount of negative goodwill (increase the Company's long-lived assets) acquired by the Company. The Company recorded additional depreciation, amortization and pension expense of $0.2 million, $0.1 million and $0.2 million, respectively, which represents the total incremental amount of expense that should have been recorded in the Fiscal 2007 Successor Period and Fiscal 2008 had the liability been recorded correctly on the acquisition date. The Company evaluated the materiality of this adjustment and determined that it was immaterial to all periods presented.

Segments

        The Company operates 127 corporate retail supermarkets with an additional five franchise supermarkets, which offer grocery, produce, frozen, dairy, meat, floral, seafood, health and beauty care, general merchandise, deli and bakery goods. Across all 127 retail supermarkets, the Company operates one store format where each supermarket offers the same general mix of products with similar pricing to similar categories of customers. The Company has concluded that each individual supermarket is an operating segment. The Company intends to convert the acquired and retained Penn Traffic supermarkets to the Tops banner, including the conversion of substantially all retained supermarkets by the conclusion of Fiscal 2010. As of July 17, 2010, 80 of the supermarkets offer pharmacy services and 35 fuel centers were in operation, inclusive of the franchise locations. The Company's retail operations, which represent substantially all of the Company's consolidated sales, earnings and total assets, are its only reportable segment.

        These 127 operating segments have been aggregated into one reportable segment because, in the Company's judgment, the operating segments have similar historical economic characteristics and are expected to have similar economic characteristics and long-term financial performance in the future. The principal measures and factors considered in determining whether the economic characteristics are similar were gross margin percentage, capital expenditures, competitive risks and employee labor agreements. In addition, each operating segment has similar products and types of customers, similar methods of distribution and a similar regulatory environment.

TOPS HOLDING CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. DESCRIPTION OF THE COMPANY AND BASIS OF PRESENTATION (Continued)

        The following table presents sales revenue by type of similar product (dollars in thousands):

	28-week period ended July 17, 2010		28-week period ended July 11, 2009
	Amount	% of Total	Amount	% of Total
Non-perishables(1)	$695,517	57.6%	$512,771	57.1%
Perishables(2)	330,147	27.4%	237,637	26.5%
Pharmacy	97,353	8.1%	85,789	9.6%
Fuel	75,882	6.3%	54,508	6.1%
Other(3)	7,949	0.6%	7,240	0.7%

	$1,206,848	100.0%	$897,945	100.0%

(1)
Non-perishables consist of grocery, dairy, frozen, general merchandise, health and beauty care and other non-perishable related products.

(2)
Perishables consist of produce, meat, seafood, bakery, deli, floral, prepared foods and other perishable related products.

(3)
Other primarily consists of franchise income and service commission income, such as lottery, money orders and money transfers.

Use of Estimates

        The preparation of the condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the Company's condensed consolidated financial statements and notes thereto. The most significant estimates used by management are related to the accounting for vendor allowances, valuation of long-lived assets, lease classification, self-insurance reserves, inventory valuation and income taxes. Actual results could differ from these estimates.

Fair Value of Financial Instruments

        The provisions of Accounting Standards Codification ("ASC") 820, "Fair Value Measurements and Disclosures," establish a framework for measuring fair value and a hierarchy that categorizes and prioritizes the sources to be used to estimate fair value as follows:

        Level 1—observable inputs such as quoted prices in active markets;

        Level 2—inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs); and

        Level 3—unobservable inputs that reflect the Company's determination of assumptions that market participants would use in pricing the asset or liability. These inputs are developed based on the best information available, including the Company's own data.

TOPS HOLDING CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. DESCRIPTION OF THE COMPANY AND BASIS OF PRESENTATION (Continued)

        The fair value of the Company's Senior Notes is based on quoted market prices. At July 17, 2010, the fair value of total debt excluding capital leases was $351.1 million, compared to a carrying value of $350.7 million. At January 2, 2010, the fair value of total debt excluding capital leases was $300.2 million, compared to a carrying value of $288.6 million.

2. RECENT ACCOUNTING PRONOUNCEMENTS

        In January 2010, the Financial Accounting Standards Board ("FASB") issued an amendment to the standards of accounting for fair value measurements and disclosures. This amendment requires expanded disclosures about the different classes of assets and liabilities measured at fair value, the transfers between Level 1 and Level 2 fair value measurement categories and the valuation techniques and inputs used to determine the fair value of assets and liabilities classified in Level 2 and 3 measurement categories. The guidance was effective for interim and annual reporting periods ending after December 15, 2009. The adoption of this amendment did not have an effect on the Company's consolidated financial condition, results of operations or cash flows.

3. BUSINESS ACQUISITION

        On January 29, 2010, the Company completed the Acquisition of substantially all assets and certain liabilities of Penn Traffic, including Penn Traffic's 79 retail supermarkets. In addition to the cash consideration of $85.0 million paid to Penn Traffic, the Company incurred $5.8 million of transaction costs, of which $4.7 million have been recorded in administrative expenses in the condensed consolidated statement of operations for the 28-week period ended July 17, 2010. The remaining transaction costs were incurred in Fiscal 2009. The Acquisition is accounted for under the acquisition method of accounting in accordance with ASC 805, "Business Combinations".

        During the 28-week period ended July 17, 2010, the Company liquidated and closed 12 supermarkets and sold an additional 11 supermarkets and certain other acquired assets to third parties for $21.3 million, of which $17.5 million was received during the 28-week period ended July 17, 2010.

        The Company believes the Acquisition creates significant strategic value due to the complementary nature of our supermarket bases and those of Penn Traffic. The Acquisition presented a significant opportunity for us to acquire a large number of supermarkets in a single transaction with minimal incremental general and administrative expenses.

        As a result of the preliminary allocation of the purchase price, the assets acquired and liabilities assumed from Penn Traffic were recorded at their respective fair values as of the acquisition date. Due to the size and timing of the Acquisition, the preliminary allocation of the purchase is based on management's best estimates of fair value as of the acquisition date using information as of the date of this prospectus and is subject to adjustments. The valuations will be finalized within 12 months of the closing of the Acquisition. As the valuations are finalized, any changes to the preliminary valuation of assets acquired or liabilities assumed may result in material adjustments to the fair value of property and equipment, inventory and identifiable intangible assets acquired and will be adjusted retrospectively.

        The fair values of buildings, personal property and site improvements, all of which are included in property and equipment below, were determined using the cost approach. The fair value of land was

TOPS HOLDING CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. BUSINESS ACQUISITION (Continued)

determined using the market approach. The fair values of intangible assets were primarily determined using the income approach which, for the tradenames, is based upon a present value of the economic royalty savings associated with the tradenames and revenue projections attributed to the tradenames. For the customer relationships, the fair value is based upon an excess earnings approach which is equal to the present value of incremental after-tax cash flows. The amortization period is four to five years and two to five years for the tradenames and customer relationships, respectively. Tradenames are being amortized on straight-line basis, while the customer relationships are being amortized on an accelerated basis based upon the level of expected attrition.

        The following table summarizes the preliminary allocation of the purchase price to the assets acquired and liabilities assumed (dollars in thousands):

Initial Estimate
Assets acquired:
Inventory	$32,792
Prepaid expenses	2,354
Property and equipment	63,878
Favorable/unfavorable lease rights	6,589
Tradenames	4,200
Customer relationships	1,100
Assets held for sale	22,791

Total assets acquired	133,704
Liabilities assumed:
Accrued expenses and other current liabilities	5,891
Liabilities held for sale	1,585
Deferred tax liability	13,717
Other long-term liabilities	253
Capital lease obligations	6,314

Total liabilities assumed	27,760
Gain on bargain purchase	(20,921)

Acquisition price	$85,023

        The preliminary difference between the book basis and tax basis of the net assets acquired resulted in a deferred tax liability of $13.7 million. The excess of net assets acquired over the purchase price of $20.9 million has been recognized as a gain in the condensed consolidated statement of operations for the 28-week period ended July 17, 2010. This gain on bargain purchase was attributable to the distressed status of Penn Traffic due to historical operating results, which led to a November 2009 bankruptcy filing.

TOPS HOLDING CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. BUSINESS ACQUISITION (Continued)

Unaudited Pro Forma Financial Information

        The following table summarizes the Company's unaudited pro forma operating results for the 28-week periods ended July 17, 2010 and July 11, 2009:

	28-week periods ended
	July 17, 2010	July 11, 2009
Net sales	1,216,238	1,190,608
Operating income	4,127	6,973
Net loss	(27,055)	(21,807)

        This pro forma financial information is not intended to represent or be indicative of what would have occurred if the transactions had taken place on the dates presented and should not be taken as representative of the Company's future consolidated results of operations or financial position. This pro forma financial information does not contemplate the cost savings expected to be realized from the achievement of certain synergies, including, without limitation, purchasing savings by leveraging Tops' relationships with its suppliers, and the reduction of duplicative selling, general and administrative expenses. This financial information includes pro forma results to give effect to the Acquisition, including only the 55 supermarkets that have currently been retained by the Company, as well as the October 2009 and February 2010 refinancing activities, as if they had occurred on December 28, 2008. Net sales and operating income related to the retained Penn Traffic supermarkets was $253.7 million and $5.5 million during the 28-week period ended July 17, 2010, respectively.

4. INTANGIBLE ASSETS, NET

        Intangible assets, net of accumulated amortization, are comprised of the following (dollars in thousands):

July 17, 2010	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Amortization Period
Acquired Penn Traffic Intangible Assets:
Favorable/unfavorable lease rights	$6,589	$(255)	$6,334	12.0
Tradenames	4,200	(388)	3,812	5.0
Customer relationships	1,100	(169)	931	3.0
Other Intangible Assets:
Tradename	41,011	—	41,011	Indefinite life
Customer relationships	26,051	(12,606)	13,445	8.0
Favorable/unfavorable lease rights	14,369	(6,002)	8,367	9.3
Franchise agreements	11,538	(2,761)	8,777	11.0
Other	407	(194)	213	4.0

	$105,265	$(22,375)	$82,890	9.0

TOPS HOLDING CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. INTANGIBLE ASSETS, NET (Continued)

January 2, 2010	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Tradename	$41,011	$—	$41,011
Customer relationships	26,051	(9,880)	16,171
Favorable/unfavorable lease rights	14,369	(4,800)	9,569
Franchise agreements	11,538	(2,196)	9,342
Other	407	(144)	263

	$93,376	$(17,020)	$76,356

        Indefinite-lived intangible assets are reviewed for impairment annually or more frequently if impairment indicators arise. Based on the Company's assessment, no impairment indicators were present during the 28-week periods ended July 17, 2010 and July 11, 2009.

        During the 28-week periods ended July 17, 2010 and July 11, 2009, amortization expense was approximately $5.4 million and $4.1 million, respectively. Such amortization is included in depreciation and amortization expense in the condensed consolidated statements of operations.

        As of July 17, 2010, expected future amortization of intangible assets is as follows (dollars in thousands):

2010 (remaining period)	$4,649
2011	8,243
2012	6,722
2013	5,639
2014	5,010
Thereafter	11,616

5. OTHER ASSETS

        Effective October 9, 2009, the Company issued $275.0 million of 10.125% Senior Secured Notes (the "Senior Notes") due in 2015, and entered into a $70.0 million asset based lending facility (the "ABL Facility") (see Note 8). The proceeds from the Senior Notes and the ABL Facility were utilized to repay the outstanding debt related to the Company's previous first lien credit agreement and warehouse mortgage, pay a dividend to the Company's owners, settle the Company's outstanding interest rate swap arrangement, and pay fees and expenses related to the financing transactions. Costs associated with the Senior Notes of $9.9 million were capitalized and are being amortized over the term of the agreement using the effective interest method. Costs associated with the ABL Facility of $1.8 million were capitalized and are being amortized on a straight-line basis over the term of the agreement.

        On January 29, 2010, the Company entered into a $25.0 million bridge loan facility (the "Bridge Loan") with Morgan Stanley Senior Funding, Inc., and Banc of America Bridge LLC. Additionally, the Company's ABL Facility was amended on January 29, 2010 to increase its borrowing capacity by up to $41.0 million, consisting of an increase in the amount available under the revolving credit facility of $30.0 million and a new term loan facility (the "Term Loan") of $11.0 million. Costs associated with the Bridge Loan and Term Loan of $0.7 million and $0.4 million, respectively, were initially capitalized and were being amortized over the terms of the agreements using the effective interest method. As the

TOPS HOLDING CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5. OTHER ASSETS (Continued)

Bridge Loan and Term Loan were both repaid in full on February 12, 2010, unamortized costs of $0.7 million and $0.3 million, respectively, have been recorded as a loss on debt extinguishment in the condensed consolidated statement of operations for the 28-week period ended July 17, 2010. Costs associated with the $30.0 million increase in the revolving ABL Facility of $0.7 million were capitalized and are being amortized on a straight-line basis over the term of the agreement.

        On February 12, 2010, the Company issued an additional $75.0 million of Senior Notes under the same terms of the October 9, 2009 issuance. Costs associated with the additional Senior Notes of $3.7 million were capitalized and are being amortized over the term of the agreement using the effective interest method.

        Amortization of deferred financing costs is included in interest expense in the consolidated statements of operations and amounted to $1.2 million and $0.6 million for the 28-week periods ended July 17, 2010 and July 11, 2009, respectively. At July 17, 2010, other assets include deferred financing costs, net of accumulated amortization of $1.6 million, totaling $14.5 million. At January 2, 2010, other assets include deferred financing costs, net of accumulated amortization of $0.4 million, totaling $11.3 million.

6. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

        Accrued expenses and other current liabilities are comprised of the following (dollars in thousands):

	July 17, 2010	January 2, 2010
Wages, taxes and benefits	$15,583	$15,813
Lottery	9,575	7,565
Interest payable	9,328	6,936
Property and equipment expenditures	8,006	2,349
Sales and use tax	4,639	1,117
Vacation	4,552	4,873
Professional and legal fees	3,755	1,741
Utilities	3,420	2,378
Money orders	3,005	4,855
Advertising	2,547	874
Union medical, pension and 401(k)	2,398	3,029
Gift cards	2,339	3,685
Self-insurance reserves	1,406	1,406
Real estate taxes	1,039	901
Repairs and maintenance	1,020	984
Retirement obligations	879	879
Financed insurance policies	470	2,220
Other	7,557	6,729

	$81,518	$68,334

TOPS HOLDING CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7. LEASES

        The Company has a number of leases in effect for supermarket properties and equipment. The initial lease terms generally range up to twenty-five years and will expire at various times through 2026, with options to renew for additional periods. The majority of the supermarket leases provide for base rental, plus real estate taxes, insurance, common area maintenance and other operating expenses applicable to the leased premises. Some leases contain escalation clauses for future rents and contingent rents based on sales volumes.

        During the 28-week periods ended July 17, 2010 and July 11, 2009, the Company incurred rental expense related to operating leases recorded in rent expense of $13.2 million and $8.6 million, net of sublease rental income of $3.2 million and $1.9 million, respectively. In addition, the Company incurred rental expense related to equipment rent recorded in selling and general expenses of $0.3 million during each of the 28-week periods ended July 17, 2010 and July 11, 2009 and equipment and office rent recorded in administrative expenses of approximately $1.0 million and $0.9 million during the 28-week periods ended July 17, 2010 and July 11, 2009, respectively.

8. DEBT

        Long-term debt is comprised of the following (dollars in thousands):

	July 17, 2010	January 2, 2010
Senior Secured Notes	$350,000	$275,000
Discount on Senior Secured Notes, net	(3,078)	(4,399)
ABL Facility	—	14,000
Other loans	2,476	2,565
Mortgage note payable	1,281	1,390

Total debt	350,679	288,556
Current portion	(389)	(362)

Total long-term debt	$350,290	$288,194

        On October 9, 2009, the Company issued $275.0 million of Senior Notes, bearing interest of 10.125%. The Company received proceeds from the Senior Notes issuance, net of a $4.5 million original issue discount, of $270.5 million. The Senior Notes mature October 15, 2015 and require semi-annual interest payments beginning April 15, 2010. The Senior Notes are collateralized by (i) first-priority interests, subject to certain exceptions, in the Company's warehouse distribution facility in Lancaster, New York, certain owned real property acquired by the Company, Tops Markets and the guarantors, Tops PT, LLC and Tops Gift Card Company, LLC, following the issue date of the Senior Notes, intellectual property, equipment, stock of subsidiaries and substantially all other assets of the Company, Tops Markets and the guarantors (other than leasehold interests in real property), other than assets securing the ABL Facility (as defined below) on a first priority basis (collectively, the "Notes Priority Collateral"), and (ii) second-priority interests, subject to certain exceptions and permitted liens, in the assets of the Company, Tops Markets and the guarantors that secure the ABL Facility on a first-priority basis, including present and future receivables, inventory, prescription lists, deposit accounts and certain related rights and proceeds relating thereto (collectively, the "ABL Priority Collateral").

        Also effective October 9, 2009, the Company entered into a revolving ABL Facility that expires on October 9, 2013. The ABL Facility allowed a maximum borrowing capacity of $70.0 million, including a sub-limit for the issuance of letters of credit, subject to a borrowing base calculation. The Company's

TOPS HOLDING CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. DEBT (Continued)

ABL Facility was amended on January 29, 2010 to increase its borrowing capacity by up to $41.0 million, consisting of an increase in the amount available under the revolving credit facility of $30.0 million and a new Term Loan of $11.0 million, in each case subject to a borrowing base calculation. The Term Loan was repaid in full with the proceeds from the $75.0 million of Senior Notes issued on February 12, 2010. As of July 17, 2010, the unused commitment under the ABL Facility was $76.0 million, after giving effect to $11.0 million of letters of credit outstanding thereunder. Revolving loans under the ABL Facility will, at the Company's option, bear interest at either i) LIBOR plus a margin of 350 to 400 basis points, determined based on levels of borrowing availability, or ii) the prime rate plus a margin of 250 to 300 basis points, determined based on levels of borrowing availability. The ABL Facility is collateralized primarily by (i) first-priority interests, subject to certain exceptions, in the ABL Priority Collateral and (ii) second-priority interests, subject to certain exceptions, in the Notes Priority Collateral.

        On January 29, 2010, the Company entered into a $25.0 million Bridge Loan with Morgan Stanley Senior Funding, Inc. and Banc of America Bridge LLC. The Bridge Loan was repaid in full with the proceeds from the $75.0 million of Senior Notes issued on February 12, 2010.

        On February 12, 2010, the Company issued an additional $75.0 million of Senior Notes on the same terms as the October 2009 issuance. The Company received proceeds of $76.1 million from the additional Senior Notes issuance, including a $1.1 million original issue premium. The Company has incurred $4.4 million of financing costs, primarily related to the additional Senior Notes issuance, which are capitalized in other assets in the Company's consolidated balance sheet.

        The Senior Notes and ABL Facility contain customary affirmative and negative covenants, including restrictions on indebtedness, liens, type of business, acquisitions, investments, sale or transfer of assets, payment of dividends, transactions involving affiliates, change in control and other matters customarily restricted in such agreements. Failure to meet any of these covenants would be an event of default. As of July 17, 2010, the Company was in compliance with all such covenants.

9. DERIVATIVE INSTRUMENTS

        In order to reduce the Company's exposure to fluctuations in interest rates, Holding entered into an interest rate swap agreement effective December 28, 2007. This agreement was intended to convert a portion of the Company's floating-rate debt to fixed-rate debt. Such agreement involved the exchange of fixed-rate and floating-rate payments over the life of the agreement without the exchange of the underlying principal amounts.

        In accordance with the provisions of ASC 815, "Derivatives and Hedging," through November 16, 2008, the Company had designated and accounted for its interest rate swap agreement as a cash flow hedge. On November 17, 2008, the Company calculated its effectiveness test and determined that the interest rate swap was no longer highly effective. As a result, the Company discontinued the use of hedge accounting. Subsequent to the discontinuance of hedge accounting, this agreement was marked-to-market and the change in the fair value of the interest rate swap subsequent to November 17, 2008 was recorded within interest expense in the Company's consolidated statements of operations. The interest rate swap was settled during October 2009.

        During the 28-week period ended July 11, 2009, the decrease in the negative fair value of the interest rate swap of $0.1 million was recorded within interest expense. The pre-tax amount previously recognized in accumulated other comprehensive income, totaling $5.2 million at November 17, 2008,

TOPS HOLDING CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. DERIVATIVE INSTRUMENTS (Continued)

was amortized as an increase to interest expense over the remaining term of the interest rate swap agreement. Such amortization recognized during the 28-week period ended July 11, 2009 was $1.1 million.

10. INCOME TAXES

        The income tax benefit for the 28-week periods ended July 17, 2010 and July 11, 2009, respectively, was comprised of the following (dollars in thousands):

	28-week periods ended
	July 17, 2010	July 11, 2009
Current	$(214)	$—
Deferred	13,342	130

        The income tax benefit for the 28-week period ended July 17, 2010 primarily reflects net valuation allowance adjustments, representing a $13.7 million reversal of valuation allowance that was established in Fiscal 2009. The reversal of the valuation allowance was the result of the recognition of a deferred tax liability that resulted from the bargain purchase gain associated with the Penn Traffic acquisition. The timing of taxable income resulting from the amortization of the gain for tax purposes provides sufficient future taxable income to support the future deductibility of the Company's deferred tax assets. The overall effective rate for the 28-week period ended July 17, 2010 was (130.2)%. The effective tax rate would have been 40.1% without the impact of adjustments to the valuation allowance, bargain purchase gain, and discrete charges. The income tax benefit for the 28-week period ended July 11, 2009 of was primarily attributable to the pre-tax loss and the impact of permanent tax items. The overall effective rate for the 28-week period ended July 11, 2009 was 19.8%.

        The Company did not incur any changes in unrecognized tax benefit related to the accounting for uncertain tax positions during the 28-week period ended July 17, 2010.

        The Company files U.S. federal income tax returns and income tax returns in various state jurisdictions. The Company's U.S. federal income tax returns for tax years 2007 and 2008 are currently under examination by the Internal Revenue Service ("IRS"). State returns remain subject to examination for tax years 2007 and beyond depending on each state's statute of limitation.

11. SHAREHOLDERS' DEFICIT

        Effective January 27, 2010, Holding's Board of Directors increased the number of common stock shares that Holding has the authority to issue from 200,000 shares to 300,000 shares. On January 29, 2010, the Company received $30.0 million of proceeds from the issuance of 44,776 shares of common stock to certain shareholders of Holding.

TOPS HOLDING CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. SHAREHOLDERS' DEFICIT (Continued)

        Comprehensive income, net of related tax effects, consists of the following (dollars in thousands):

	28-week periods ended
	July 17, 2010	July 11, 2009
Net income (loss)	$3,048	$(527)
Other comprehensive income:
Reclassification adjustment on interest rate swap	—	690

Total other comprehensive income	—	690

Total comprehensive income	$3,048	$163

12. RETIREMENT PLANS

        The Company contributes to various multi-employer pension plans under collective bargaining agreements and provides certain health care benefits to eligible retirees and their dependents. During the 28-week periods ended July 17, 2010 and July 11, 2009, the Company made contributions to multi-employer pension plans of $4.5 million and $2.9 million, respectively. Contributions for the 28-week period ended July 17, 2010 included $0.8 million attributable to employees of the acquired Penn Traffic stores.

13. COMMITMENTS

        In November 2009, the Company entered into a supply contract with C&S Wholesale Grocers, Inc. ("C&S") whereby C&S provides warehousing, logistics, procurement and purchasing services in support of the majority of the Company's supply chain. The agreement expires on September 24, 2016. The agreement provides that the actual costs of performing the services shall be reimbursed to C&S on an "open-book" or "cost-plus" basis, whereby the parties will negotiate annual budgets that will be reconciled against actual costs on a periodic basis. The parties will also annually negotiate services specifications and performance standards that will govern warehouse operations. The agreement defines the parties' respective responsibilities for the procurement and purchase of merchandise intended for use or resale at the Company's supermarkets, as well as the parties' respective remuneration for warehousing and procurement/purchasing activities. In consideration for the services it provides under the agreement, C&S will be paid an annual fee and will have incentive income opportunities based upon Tops' cost savings and increases in retail sales volume.

        In February 2008, the Company entered into a three-year supply contract with McKesson Corporation ("McKesson") for the supply of substantially all prescription drugs and other health and beauty care products requirements. The Company is required to purchase a minimum of $360.0 million of product during the contract term. Tops purchased approximately $81.4 million and $70.4 million of product from McKesson during the 28-week periods ended July 17, 2010 and July 11, 2009, respectively.

        Effective July 24, 2010, Tops extended its existing IT outsourcing agreement with HP Enterprise Services, LLC ("HP") (formerly known as Electronic Data Systems, LLC) through December 31, 2017, to provide a wide range of information systems services. Under the agreement, HP provides data center operations, mainframe processing, business applications and systems development to enhance the Company's customer service and efficiency. The charges under this agreement are based upon the

TOPS HOLDING CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13. COMMITMENTS (Continued)

services requested at predetermined rates. The costs of these future purchase commitments are not reflected in the Company's condensed consolidated balance sheets.

14. RELATED PARTY TRANSACTIONS

        Effective November 30, 2007, Holding entered into a Transaction and Monitoring Fee Agreement with an affiliate of Morgan Stanley and HSBC. In consideration of certain services provided to Holding under this agreement, Holding pays an annual monitoring fee of $0.8 million to Morgan Stanley's parent and $0.2 million to HSBC, payable on a quarterly basis. For each of the 28-week periods ended July 17, 2010 and July 11, 2009, the Company paid $0.5 million related to this agreement. These fees are included in administrative expenses in the condensed consolidated statements of operations.

        Tops Markets made a five-year loan to an executive for $0.2 million in connection with the executive's relocation. During March 2010, the loan balance and related accrued interest was forgiven upon approval by the Company's Board of Directors. Additionally, during July 2010, Tops reimbursed the executive for the personal tax impact of the loan forgiveness. This loan forgiveness and related tax reimbursement are included in administrative expenses in the condensed consolidated statement of operations for the 28-week period ended July 17, 2010.

15. GUARANTOR FINANCIAL STATEMENTS

        The obligations of Holding and Tops Markets under the Senior Notes (the "Guaranteed Notes") are jointly and severally, fully and unconditionally guaranteed by Tops Gift Card Company, LLC as of January 2, 2010 and both Tops Gift Card Company, LLC and Tops PT, LLC ("Guarantor Subsidiaries"), as of July 17, 2010, both of which are wholly-owned subsidiaries of Tops Markets. Tops Gift Card Company, LLC was established in October 2008, while Tops PT, LLC was established in January 2010. Tops Markets is a joint issuer of the notes and 100% owned by Holding. Separate financial statements of Holding, Tops Markets and of the Guarantor Subsidiaries are not presented as the guarantees are full and unconditional and the Guarantor Subsidiaries are jointly and severally liable. The Company believes that separate financial statements and other disclosures concerning the Guarantor Subsidiaries would not be material to investors.

        The following supplemental financial information sets forth on a condensed consolidating basis, the balance sheets as of July 17, 2010 and January 2, 2010 for Holding and Tops Markets, the Guarantor Subsidiaries and for the Company and the related statements of operations and statements of cash flows for the 28-week periods ended July 17, 2010 and July 11, 2009.

        For purposes of the guarantor financial statements, the Company and its subsidiaries determine the applicable tax provision for each entity, generally using the separate return method. Under this method, current and deferred taxes are allocated to each reporting entity as if it were to file a separate tax return. The rules followed by the reporting entity in computing its tax obligation or refund, including the effects of the alternative minimum tax, would be the same as those followed in filing a separate return with the Internal Revenue Service. However, for purposes of evaluating an entity's ability to realize its tax attributes, the Company assesses whether it is more likely than not that those assets will be realized at the consolidated level. Any differences in the total of the income tax provision for Holding only and the Guarantor Subsidiaries, as calculated on the separate return method, and the consolidated income tax provision, are eliminated in consolidation.

TOPS HOLDING CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. GUARANTOR FINANCIAL STATEMENTS (Continued)

TOPS HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET
JULY 17, 2010
(Dollars in thousands)

	Tops Holding Corporation	Tops Markets, LLC	Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$—	$40,403	$674	$—	$41,077
Accounts receivable, net	—	45,049	14,505	—	59,554
Intercompany receivables	—	2,375	19,566	(21,941)	—
Inventory, net	—	81,543	36,844	—	118,387
Prepaid expenses and other current assets	—	9,980	2,187	—	12,167
Income taxes refundable	—	546	—	—	546
Current deferred tax assets	15,680	—	—	(10,079)	5,601

Total current assets	15,680	179,896	73,776	(32,020)	237,332
Property and equipment, net	—	320,055	65,326	—	385,381
Intangible assets, net	—	71,913	10,977	—	82,890
Other assets	—	14,460	3,041	(3,041)	14,460
Investment in subsidiaries	(18,267)	109,353	—	(91,086)	—

Total assets	$(2,587)	$695,677	$153,120	$(126,147)	$720,063

Liabilities and Shareholders'
(Deficit) Equity
Current liabilities:
Accounts payable	$—	$61,425	$22,139	$—	$83,564
Intercompany payables	2,375	19,566	—	(21,941)	—
Accrued expenses and other current liabilities	365	67,023	14,874	(744)	81,518
Current portion of capital lease obligations	—	9,231	1,152	—	10,383
Current portion of long-term debt	—	389	—	—	389
Current deferred tax liabilities	—	9,327	—	(9,327)	—

Total current liabilities	2,740	166,961	38,165	(32,012)	175,854
Capital lease obligations	—	171,107	2,698	—	173,805
Long-term debt	—	353,331	—	(3,041)	350,290
Other long-term liabilities	—	16,936	2,904	—	19,840
Non-current deferred tax liabilities	—	5,601	—	—	5,601

Total liabilities	2,740	713,936	43,767	(35,053)	725,390

Total shareholders' (deficit) equity	(5,327)	(18,259)	109,353	(91,094)	(5,327)

Total liabilities and shareholders' (deficit) equity	$(2,587)	$695,677	$153,120	$(126,147)	$720,063

TOPS HOLDING CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. GUARANTOR FINANCIAL STATEMENTS (Continued)

TOPS HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JANUARY 2, 2010
(Dollars in thousands)

	Tops Holding Corporation	Tops Markets, LLC	Guarantor Subsidiary	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$—	$19,712	$10	$—	$19,722
Accounts receivable, net	—	49,457	—	—	49,457
Intercompany receivables		1,900	2,306	(4,206)	—
Inventory, net	—	82,272	—	—	82,272
Prepaid expenses	—	13,535	—	—	13,535
Income taxes refundable	—	760	—	—	760
Current deferred tax assets	751	5,805	—	(570)	5,986

Total current assets	751	173,441	2,316	(4,776)	171,732
Property and equipment, net	—	333,416	—	—	333,416
Intangible assets, net	—	76,356	—	—	76,356
Other assets	—	11,344	3,041	(3,041)	11,344
Investment in subsidiaries	(37,652)	1,145	—	36,507	—

Total assets	$(36,901)	$595,702	$5,357	$28,690	$592,848

Liabilities and Shareholders' (Deficit) Equity
Current liabilities:
Accounts payable	$—	$68,462	$—	$—	$68,462
Intercompany payables	1,900	2,306	—	(4,206)	—
Accrued expenses and other current liabilities	—	64,866	4,212	(744)	68,334
Current portion of capital lease obligations	—	8,186	—	—	8,186
Current portion of long term debt	—	362	—	—	362

Total current liabilities	1,900	144,182	4,212	(4,950)	145,344
Capital lease obligations	—	175,340	—	—	175,340
Long-term debt	—	291,235	—	(3,041)	288,194
Other long-term liabilities	—	16,785	—	—	16,785
Noncurrent deferred tax liabilities	—	5,986	—	—	5,986

Total liabilities	1,900	633,528	4,212	(7,991)	631,649

Total shareholders' (deficit) equity	(38,801)	(37,826)	1,145	36,681	(38,801)

Total liabilities and shareholders'
(deficit) equity	$(36,901)	$595,702	$5,357	$28,690	$592,848

TOPS HOLDING CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. GUARANTOR FINANCIAL STATEMENTS (Continued)

TOPS HOLDING CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE 28-WEEK PERIOD ENDED JULY 17, 2010
(Dollars in thousands)

	Tops Holding Corporation	Tops Markets, LLC	Guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$—	$919,407	$287,950	$(509)	$1,206,848
Cost of goods sold (excluding distribution costs)	—	(647,085)	(191,861)	—	(838,946)
Distribution costs	—	(16,756)	(6,754)	—	(23,510)

Gross profit	—	255,566	89,335	(509)	344,392
Operating expenses:
Wages, salaries and benefits	—	(121,000)	(46,506)	—	(167,506)
Selling and general expenses	—	(38,404)	(17,912)	509	(55,807)
Administrative expenses	(1,265)	(51,148)	(10,089)	—	(62,502)
Rent expense	—	(5,025)	(4,992)	—	(10,017)
Depreciation and amortization	—	(30,205)	(3,509)	—	(33,714)
Advertising	—	(9,371)	(2,984)	—	(12,355)

Total operating expenses	(1,265)	(255,153)	(85,992)	509	(341,901)

Operating (loss) income	(1,265)	413	3,343	—	2,491
Gain on bargain purchase	—	—	20,921	—	20,921
Loss on debt extinguishment	—	(1,008)	—	—	(1,008)
Interest (expense) income, net	—	(32,616)	132	—	(32,484)
Earnings from equity method investees	(10,615)	23,185	—	(12,570)	—

(Loss) income before income taxes	(11,880)	(10,026)	24,396	(12,570)	(10,080)
Income tax benefit (expense)	14,928	(589)	(1,211)	—	13,128

Net income (loss)	$3,048	$(10,615)	$23,185	$(12,570)	$3,048

TOPS HOLDING CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. GUARANTOR FINANCIAL STATEMENTS (Continued)

TOPS HOLDING CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE 28-WEEK PERIOD ENDED JULY 11, 2009
(Dollars in thousands)

	Tops Holding Corporation	Tops Markets, LLC	Guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$—	$898,114	$263	$(432)	$897,945
Cost of goods sold (excluding distribution costs)	—	(624,172)	—	—	(624,172)
Distribution costs	—	(18,013)	—	—	(18,013)

Gross profit	—	255,929	263	(432)	255,760
Wages, salaries and benefits	—	(120,486)	—	—	(120,486)
Selling and general expenses	—	(39,200)	(169)	432	(38,937)
Administrative expenses	(833)	(33,108)	(29)	—	(33,970)
Rent expense	—	(6,734)	—	—	(6,734)
Depreciation and amortization	—	(27,733)	—	—	(27,733)
Advertising	—	(6,088)	—	—	(6,088)

Total operating expenses	(833)	(233,349)	(198)	432	(233,948)

Operating (loss) income	(833)	22,580	65	—	21,812
Gain on debt extinguishment	—	505	—	—	505
Interest (expense) income, net	—	(23,106)	132	—	(22,974)
Earnings from equity method investees	118	119	—	(237)	—

(Loss) income before income taxes	(715)	98	197	(237)	(657)
Income tax benefit (expense)	188	20	(78)	—	130

Net (loss) income	$(527)	$118	$119	$(237)	$(527)

TOPS HOLDING CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. GUARANTOR FINANCIAL STATEMENTS (Continued)

TOPS HOLDING CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE 28-WEEK PERIOD ENDED JULY 17, 2010
(Dollars in thousands)

	Tops Holding Corporation	Tops Markets, LLC	Guarantor Subsidiaries	Eliminations	Consolidated
Net cash (used in) provided by operating activities	$(475)	$20,209	$5,551	$—	$25,285
Cash flows used in investing activities:
Acquisition	—	—	(85,023)	—	(85,023)
Proceeds from sale of assets	—	—	17,483	—	17,483
Cash paid for property and equipment	—	(14,130)	(4,929)	—	(19,059)
Investment in subsidiaries	(30,000)	(85,023)	—	115,023	—
Change in intercompany receivables position	—	(475)	(17,260)	17,735	—

Net cash used in investing activities	(30,000)	(99,628)	(89,729)	132,758	(86,599)

Cash flows provided by financing activities:
Proceeds from long-term debt borrowings	—	112,125	—	—	112,125
Repayments of long-term debt borrowings	—	(36,199)	—	—	(36,199)
Borrowings on ABL Facility	—	58,100	—	—	58,100
Repayments on ABL Facility	—	(72,100)	—	—	(72,100)
Proceeds from issuance of common stock	30,000	30,000	—	(30,000)	30,000
Deferred financing costs incurred	—	(5,328)	—	—	(5,328)
Principal payments on capital leases	—	(4,405)	(181)	—	(4,586)
Capital contribution	—	—	85,023	(85,023)	—
Change in intercompany payables position	475	17,260	—	(17,735)	—
Change in bank overdraft position	—	657	—	—	657

Net cash provided by financing activities	30,475	100,110	84,842	(132,758)	82,669

Net increase in cash and cash equivalents	—	20,691	664	—	21,355
Cash and cash equivalents—beginning of period	—	19,712	10	—	19,722

Cash and cash equivalents—end of period	$—	$40,403	$674	$—	$41,077

TOPS HOLDING CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. GUARANTOR FINANCIAL STATEMENTS (Continued)

TOPS HOLDING CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE 28-WEEK PERIOD ENDED JULY 11, 2009
(Dollars in thousands)

	Tops Holding Corporation	Tops Markets, LLC	Guarantor Subsidiaries	Eliminations	Consolidated
Net cash (used in) provided by operating activities	$(475)	$34,850	$(1,968)	$—	$32,407
Cash flows (used in) provided by investing activities:
Cash paid for property and equipment	—	(14,672)	—	—	(14,672)
Interest rate swap interest paid	—	(2,000)	—	—	(2,000)
Change in intercompany receivables position	—	(475)	1,968	(1,493)	—

Net cash (used in) provided by investing activities	—	(17,147)	1,968	(1,493)	(16,672)

Cash flows provided by (used in) financing activities:
Repayments of long-term debt borrowings	—	(22,657)	—	—	(22,657)
Principal payments on capital leases	—	(3,749)	—	—	(3,749)
Change in intercompany payables position	475	(1,968)	—	1,493	—
Change in bank overdraft position	—	154	—	—	154

Net cash provided by (used in) financing activities	475	(28,220)	—	1,493	(26,252)

Net decrease in cash and cash equivalents	—	(10,517)	—	—	(10,517)
Cash and cash equivalents—beginning of period	—	30,309	10	—	30,319

Cash and cash equivalents—end of period	$—	$19,792	$10	$—	$19,802

TOPS HOLDING CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

16. SUBSEQUENT EVENTS

        On July 26, 2010, the Company paid a dividend to its shareholders totaling $30.0 million, or $207.22 per common stock share outstanding.

        On August 4, 2010, the FTC issued a Proposed Order reflecting an agreement between Tops and the FTC to settle antitrust issues arising from Tops' acquisition of 79 former Penn Traffic supermarkets. Under the Proposed Order, Tops has agreed to sell seven of the acquired supermarkets located in Bath, Cortland, Ithaca (two supermarkets), and Lockport, New York; and Sayre, Pennsylvania (two supermarkets), respectively. The Proposed Order is subject to public comment, until September 7, 2010, after which time the FTC will approve a Final Order.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
The Penn Traffic Company
Syracuse, New York

        We have audited the accompanying consolidated balance sheets of The Penn Traffic Company (the "Company") as of January 31, 2009 and February 2, 2008, and the related consolidated statements of operations, cash flows and stockholders' equity for each of the three years in the period ended January 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting as of January 31, 2009. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Penn Traffic Company as of January 31, 2009 and February 2, 2008, and the consolidated results of its operations and its cash flows for each of the three years in the period ended January 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

        Since the date of completion of our audits of the accompanying consolidated financial statements and initial issuance of our report thereon dated April 16, 2009, as discussed in Note 19 to the consolidated financial statements, lenders notified the Company that events of default had occurred on the Company's debt obligations and on November 18, 2009, the Company filed for voluntary bankruptcy protection under Chapter 11 of the United States Bankruptcy Code. These events raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements, which have been prepared assuming that the Company will continue as a going concern, do not include any adjustments that might result from the outcome of this uncertainty. As also described in Note 19, on January 29, 2010, the Company sold substantially all its assets to Tops Markets, LLC.

/s/ EisnerAmper LLP (formerly Eisner LLP)
New York, New York
April 16, 2009, except for Note 19, as to which the date is January 29, 2010

The Penn Traffic Company

Consolidated Balance Sheets

(In thousands, except share data)

	January 31, 2009	February 2, 2008
ASSETS
Current assets:
Cash and cash equivalents	$56,434	$20,916
Accounts and notes receivable (less allowance for doubtful accounts of $2,676 and $5,690, respectively)	19,454	37,513
Inventories	44,306	89,208
Prepaid expenses and other current assets	5,990	7,307

Total current assets	126,184	154,944

Capital leases:
Capital leases	10,768	11,364
Less: Accumulated amortization	(3,357)	(3,096)

Capital leases, net	7,411	8,268

Fixed assets:
Land	9,036	9,313
Buildings	12,538	13,273
Equipment and furniture	80,819	96,652
Vehicles	8,020	7,984
Leasehold improvements	10,906	10,246

Total fixed assets	121,319	137,468
Less: Accumulated depreciation	(68,019)	(59,066)

Fixed assets, net	53,300	78,402

Other assets:
Intangible assets, net (Note 5)	2,883	15,397
Deferred income taxes (Note 9)	—	2,440
Other assets	3,936	2,998

Total other assets	6,819	20,835

Total assets	$193,714	$262,449

The accompanying notes are an integral part of these statements.

The Penn Traffic Company

Consolidated Balance Sheets (Continued)

(In thousands, except share data)

	January 31, 2009	February 2, 2008
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of obligations under capital leases (Note 3)	$1,519	$1,368
Current maturities of long-term debt (Note 6)	17,296	278
Accounts payable	8,119	34,178
Other current liabilities (Note 7)	39,587	47,060
Accrued interest expense	261	176
Deferred income taxes (Note 9)	7,373	11,485
Liabilities subject to compromise (Note 8)	—	2,516

Total current liabilities	74,155	97,061

Non-current liabilities:
Obligations under capital leases (Note 3)	7,443	8,962
Long-term debt (Note 6)	19,338	50,209
Defined benefit pension plan liability (Note 11)	25,903	6,326
Deferred income taxes (Note 9)	523	—
Other non-current liabilities (Note 7)	30,265	30,716

Total non-current liabilities	83,472	96,213

Total liabilities	157,627	193,274

Commitments and contingencies (Notes 3, 6, 11, 12, and 13)
Stockholders' equity:
Preferred stock—authorized 1,000,000 shares, $.01 par value; 10,000 shares issued in 2009 and 2008 (Note 13)	100	100
Common stock—authorized 15,000,000 shares, $.01 par value; 8,641,676 shares issued in 2009; 8,519,095 shares issued and to be issued in 2008	86	85
Capital in excess of par value	128,148	128,149
Deficit	(91,953)	(74,356)
Accumulated other comprehensive (loss) / income	(294)	15,197

Total stockholders' equity	36,087	69,175

Total liabilities and stockholders' equity	$193,714	$262,449

The accompanying notes are an integral part of these statements.

The Penn Traffic Company

Consolidated Statements of Operations

(In thousands, except share and per share data)

	Year Ended January 31, 2009	Year Ended February 2, 2008	Year Ended February 3, 2007
Revenues	$872,302	$895,948	$953,196
Cost and operating expenses
Cost of sales (Note 4)	605,315	617,149	671,345
Selling and administrative expenses	286,022	295,955	299,991
Gain on sale of assets	(1,970)	(1,689)	(2,158)
Loss on store and distribution center closings	420	2,029	2,700
Asset impairment charge	5,081	547	—

	894,868	913,991	971,878

Operating loss	(22,566)	(18,043)	(18,682)
Interest expense	6,259	5,705	6,243
Reorganization and other expenses (Note 17)	500	5,365	1,020

Loss from continuing operations before income taxes	(29,325)	(29,113)	(25,945)
Income tax expense (Note 9)	4,745	114	128

Loss from continuing operations	(34,070)	(29,227)	(26,073)
Discontinued operations (Note 10)
Gain (loss) from discontinued operations, net of taxes of $10,570 in 2009	16,473	(12,481)	(1,877)

Net loss	$(17,597)	$(41,708)	$(27,950)

Net loss per share—basic and diluted: (Note 15)
Loss from continuing operations	$(4.04)	$(3.45)	$(3.07)
Gain (loss) from discontinued operations	$1.91	$(1.47)	$(0.22)

Net loss per share—basic and diluted	$(2.13)	$(4.92)	$(3.29)

Basic and diluted shares outstanding and to be issued	8,641,676	8,501,323	8,498,752

The accompanying notes are an integral part of these statements.

The Penn Traffic Company

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended January 31, 2009	Year Ended February 2, 2008	Year Ended February 3, 2007
Operating activities:
Net loss	$(17,597)	$(41,708)	$(27,950)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	22,829	26,242	25,925
Provision for doubtful accounts	(98)	2,444	1,324
Gain on sale of segment	(26,813)	—	—
(Gain)/loss on sale of assets	(8,001)	340	542
Loss on store closings	1,166	8,207	1,206
Asset impairment charge	8,375	547	—
Amortization of deferred finance costs	1,191	1,021	1,201
Deferred income taxes	15,168	—	—
Phantom stock	(179)	155	60
Net change in operating assets and liabilities:
Accounts and notes receivable, net	5,695	(4,845)	534
Prepaid expenses and other current assets	1,317	1,161	(2,312)
Inventories	44,902	10,567	12,996
Other assets	85	23	96
Accounts payable and other current liabilities	(34,331)	(2,972)	841
Liabilities subject to compromise	(2,516)	(181)	(175)
Defined benefit pension plan	(5,406)	(5,756)	(2,278)
Other non-current liabilities	(499)	1,691	576

Net cash provided by (used in) operating activities	5,288	(3,064)	12,586

Investing activities:
Acquisition	—	—	(1,531)
Capital expenditures	(5,653)	(7,879)	(22,926)
Proceeds from sale of assets	13,158	1,113	10,271
Proceeds from sale of segment	40,160	—	—

Net cash provided by (used in) investing activities	47,665	(6,766)	(14,186)

Financing activities:
Payment of mortgages	(275)	(314)	(287)
Payment of credit facility	(15,075)	(1,925)	—
Borrowing under credit facility	1,500	—	15,500
Reduction in capital lease obligations	(1,371)	(1,432)	(1,384)
Issuance of preferred stock	—	9,756	—
Payment of deferred financing costs	(2,214)	—	—

Net cash (used in) provided by financing activities	(17,435)	6,085	13,829

Net increase (decrease) in cash and cash equivalents	35,518	(3,745)	12,229
Cash and cash equivalents at beginning of period	20,916	24,661	12,432

Cash and cash equivalents at end of period	$56,434	$20,916	$24,661

The accompanying notes are an integral part of these statements.

The Penn Traffic Company

Consolidated Statement of Stockholders' Equity and Comprehensive Loss

For the years ended January 31, 2009, February 2, 2008 and February 3, 2007

(In thousands)

	Preferred Stock	Common Stock	Capital in Excess of Par Value	Deficit	Accumulated Other Comprehensive (Loss) Income	Total Stockholders' Equity
Balance at January 28, 2006	$—	$85	$118,493	$(4,698)	$4,919	$118,799
Net loss				(27,950)		(27,950)
Unrecognized actuarial gain of pension plans, net of deferred taxes of $1,296					1,876	1,876

Comprehensive loss						(26,074)

Balance at February 3, 2007	—	85	118,493	(32,648)	6,795	92,725
Issuance of 10,000 shares of preferred stock, net of issuance costs of $244	100		9,656			9,756
Net loss				(41,708)		(41,708)
Amortization of net actuarial gain in net pension benefit cost, net of deferred taxes of $(41)					(77)	(77)
Unrecognized actuarial gain of pension plans, net of deferred taxes of $4,858					8,479	8,479

Comprehensive loss						(33,306)

Balance at February 2, 2008	100	85	128,149	(74,356)	15,197	69,175
Net loss				(17,597)	—	(17,597)
Issuance of shares in settlement of Chapter 11 claims		1	(1)			—
Amortization of net actuarial gain in net pension benefit cost, net of deferred taxes of $(374)					(571)	(571)
Unrecognized actuarial loss of pension plans					(24,040)	(24,040)
Reclassification to income tax expense of deferred taxes related to prior years' unrecognized actuarial gains					9,120	9,120

Comprehensive loss						(33,088)

Balance at January 31, 2009	$100	$86	$128,148	$(91,953)	$(294)	$36,087

The accompanying notes are an integral part of these statements.

The Penn Traffic Company

Notes to the Consolidated Financial Statements

Note 1—Description of Business

        The Penn Traffic Company and its subsidiaries (the "Company") are engaged in the retail food business. As of January 31, 2009, the Company operated 83 stores under the "P&C", "Quality", and "BI-LO" banners in upstate New York, Pennsylvania, Vermont, and New Hampshire. The Company services these retail stores through four distribution centers. Prior to December 21, 2008, the Company also operated a wholesale food distribution business that serviced independent stores. On December 21, 2008, the Company completed the sale of its wholesale food distribution business segment.

Note 2—Summary of Significant Accounting Policies

Principles of Consolidation

        The accompanying financial statements include the accounts of The Penn Traffic Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Fiscal Year

        The Company's fiscal year ends on the Saturday closest to January 31. Fiscal year 2009 is the 52-week period ended January 31, 2009; fiscal year 2008 is the 52-week period ended February 2, 2008; and fiscal year 2007 is the 53-week period ended February 3, 2007.

Fresh-Start Basis

        The Company emerged from Chapter 11 bankruptcy proceedings and applied fresh-start reporting effective April 16, 2005, in accordance with Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7").

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

Operating Segments

        The Company consists of one operating segment, the retail food segment.

Revenue Recognition

        Revenue from the sale of products to retail customers is recognized at the time of sale. Discounts provided to customers through company-sponsored loyalty programs are recognized as a reduction in sales as products are sold. Discounts provided through vendor coupons are not recognized as a reduction in sales to the extent the Company is reimbursed by the vendor. Pharmacy revenues are recorded at the time of sale. Sales taxes are not recorded as a component of sales. Revenue from gift cards and gift certificates is recognized upon redemption of the gift cards and certificates for products.

The Penn Traffic Company

Notes to the Consolidated Financial Statements (Continued)

Note 2—Summary of Significant Accounting Policies (Continued)

        Prior to December 21, 2008, (see Note 1) revenue from the sale of products to wholesale customers was recognized at the time of shipment to the customer.

Cost of Sales

        Cost of sales includes the cost of product and related warehousing and freight costs. Vendor allowances are recorded as a reduction of cost of sales when the related product is sold in accordance with the provisions of Emerging Issues Task Force Issue No. 02-16, "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor" ("EITF 02-16"). Vendor allowances, including early payment discounts, volume rebates, and funds for product placement and advertising, are generally recorded as a reduction of inventory cost based on average inventory turnover rates by product category. Vendor allowances recognized in the years ended January 31, 2009, February 2, 2008, and February 3, 2007, were $49.0 million, $51.9 million, and $56.0 million, respectively. A portion of these amounts are included within discontinued operations.

Advertising

        Advertising costs are expensed as incurred and included in selling and administrative expenses. Advertising costs for the years ended January 31, 2009, February 2, 2008, and February 3, 2007, aggregated $12.3 million, $11.9 million, and $12.6 million, respectively.

Cash and Cash Equivalents

        The Company considers all highly-liquid investments with original maturities of three months or less to be cash equivalents. The Company maintains cash and cash equivalents in accounts in excess of the Federal Deposit Insurance Corporation ("FDIC") limits. At January 31, 2009, the amount held in excess of FDIC limits was $46.9 million. The carrying value of cash approximates its fair value as of January 31, 2009.

Accounts and Notes Receivable

        Accounts and notes receivable consist primarily of debit and credit card sales, third-party insurance pharmacy sales, and vendor allowances. The Company establishes an allowance for doubtful accounts based on an analysis of past due accounts and historical loss trends. Prior to the sale of the wholesale food distribution business, accounts and notes receivable also included amounts due from wholesale customers.

Inventories

        Inventories, consisting primarily of grocery and pharmacy products, are stated at the lower of cost or market. Cost is determined using the last-in, first-out ("LIFO") method. If cost had been determined using the first-in, first-out method ("FIFO"), inventories would have been $6.3 million and $5.7 million higher than reported at January 31, 2009 and February 2, 2008, respectively.

        During the years ended January 31, 2009 and February 2, 2008, inventory quantities were reduced, which resulted in a liquidation of certain LIFO inventory layers carried at lower costs prevailing in an earlier period. The effect resulted in reducing cost of sales by approximately $6.1 million (including

The Penn Traffic Company

Notes to the Consolidated Financial Statements (Continued)

Note 2—Summary of Significant Accounting Policies (Continued)

$4.6 million recognized upon sale of the Company's warehouse inventory, see Note 4) and $0.2 million in the years ended January 31, 2009 and February 2, 2008, respectively.

        The Company takes physical counts of inventories throughout the year and records inventory shortage adjustments based on the physical counts. Throughout the year the Company accrues for inventory shortages based on historical trends. Where physical counts are not taken at the year end, the Company establishes an allowance for inventory shortages based on historical shrinkage percentages.

Long-Lived and Intangible Assets

        Major fixed asset renewals and betterments are capitalized, while maintenance and repairs are charged to expense as incurred. Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets or, for leasehold improvements, the shorter of the estimated useful lives of the assets or the lease term (which includes renewal periods that are reasonably assured).

        Estimated useful lives of long-lived fixed assets are as follows:

Buildings	39 years
Capitalized leases	5 to 32 years
Equipment and furniture	3 to 10 years
Leasehold improvements	10 to 32 years
Vehicles	3 to 8 years

        Identifiable intangible assets consist primarily of favorable leases and pharmacy prescription files (both established upon adoption of fresh-start reporting), as well as computer software. Favorable operating leases represent the present value of the difference by which market value rent exceeded contract rent upon our emergence from bankruptcy and are amortized on a straight-line basis over the remaining lease term, including renewal options, ranging from 2 to 32 years. Pharmacy prescription files and computer software are amortized over 5 years.

        In accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), long-lived fixed assets and intangible assets are reviewed for impairment when events or changes in circumstances indicate that the carrying value may not be recoverable. In the event that the carrying value of an asset is both not recoverable and exceeds fair value, the asset is written down to its fair value.

Leases

        In accordance with the provisions of Statement of Financial Accounting Standards No. 13, "Accounting for Leases" ("SFAS 13"), the Company assesses all leases in which we are the lessee to determine whether they are accounted for as capital leases or operating leases. The Company recognizes rent holidays and escalating rent provisions on a straight-line basis over the term of the lease. The deferred amount is included in Step rent liability (see Note 7) on the Company's Consolidated Balance Sheet.

The Penn Traffic Company

Notes to the Consolidated Financial Statements (Continued)

Note 2—Summary of Significant Accounting Policies (Continued)

Unfavorable Leases

        Unfavorable operating leases (established upon adoption of fresh-start reporting) are reported in other non-current liabilities and represent the present value of the difference by which contract rent exceeds market value rent and are amortized on a straight-line basis over the remaining lease term, excluding renewal options, ranging from 1 to 9 years as of January 31, 2009.

Income Taxes

        Income taxes are provided based on the liability method of accounting. Deferred income taxes are recorded to reflect the tax consequences in future years of net operating loss carryovers and temporary differences between the tax basis of assets and liabilities and their corresponding financial reporting amounts at each year-end.

Self-Insurance Liability

        The Company self-insures certain insurable risks related to workers' compensation and general product liability claims. The Company accrues estimated losses for unpaid claims, including incurred but not reported losses by evaluating pending claims and historical loss experience. The Company also maintains self-insured health benefits plans, which provide medical and dental benefits to employees electing coverage under the plans. The Company accrues estimated losses for unpaid claims, including incurred but not reported claims, based on historical experience and other assumptions. Commercial policies are obtained to provide for coverage of certain risk exposure above the self-insured retention limits. The estimated liability associated with settling unpaid claims is included in other current liabilities if expected to be settled within one year, or otherwise is included in other non-current liabilities.

Store Pre-Opening Costs

        Store pre-opening costs are expensed as incurred.

Store Closing Costs

        The Company accounts for store closing costs in accordance with Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146"). For operating leases related to closed stores, the Company records the fair value of the liability at the cease-use date, determined based on the present value of the remaining lease rentals, reduced by estimated sublease rentals that could be reasonably obtained for the property. Any one-time termination benefits are recognized at the time the benefits are communicated to the employees. Other related costs are recognized in the period when the liability is incurred. These amounts are included within "Loss on store and distribution center closings" in the Consolidated Statements of Operations.

Share-Based Payments

        The Company recognizes all share-based payments to employees, including grants of employee stock options, in the income statement based on their fair values in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123(R)"). The

The Penn Traffic Company

Notes to the Consolidated Financial Statements (Continued)

Note 2—Summary of Significant Accounting Policies (Continued)

effect on results of operations for the years ended January 31, 2009, February 2, 2008, and February 3, 2007, was not significant.

Defined Benefit Pension Plans

        In accordance with the provisions of SOP 90-7, upon emergence from bankruptcy, the Company recorded the underfunded status of each of the defined benefit pension plans as a liability on the balance sheet. The Company elected early application and adopted Statement of Financial Accounting Standards No. 158, "Employers' Accounting for Defined Benefit Pension Plans and Other Postretirement Plans" ("SFAS 158"), effective as of January 28, 2006. The Company adjusted the liability account to reflect the underfunded status of the plans in its balance sheet at that date. Any gains or losses that arise during the period but are not recognized as components of net periodic pension (benefit) / cost are recognized as a component of other comprehensive income / (loss). The Company measures its plan assets and benefit obligations at its year-end.

Reclassifications

        The results of operations of certain components that the Company disposed of during the year ended January 31, 2009, are presented within discontinued operations in the Consolidated Statements of Operations for all prior periods. Certain other amounts have been reclassified in the 2008 and 2007 financial statements to conform to the current year presentation.

Recent Accounting Pronouncements

        In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurement" ("SFAS 157"), effective for fiscal years beginning after November 15, 2007. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. During calendar year 2008, the FASB issued FASB Staff Positions ("FSP") 157-1, 157-2, and 157-3. FSP 157-1 amends SFAS 157 to exclude SFAS No. 13, "Accounting for Leases", and its related interpretive accounting pronouncements that address leasing transactions, FSP 157-2 delays the effective date of the application of SFAS 157 to fiscal years beginning after November 15, 2008 for all nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis, and FSP 157-3 clarifies how the fair value of a financial asset is determined when the market for that financial asset is inactive. The Company adopted SFAS 157 effective February 3, 2008, as it relates to financial assets and financial liabilities. The adoption of SFAS 157 did not, and the Company expects adoption of FSP 157-2 will not, have a material effect on the Company's consolidated financial statements.

        In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141 (revised 2007), "Business Combinations" ("SFAS 141(R)"), which replaces SFAS 141. SFAS 141(R) changes the accounting for business combinations, including the measurement of acquirer shares issued in consideration for a business combination, the recognition of contingent consideration, the accounting for contingencies, the recognition of capitalized in-process research and development, the accounting for acquisition-related restructuring cost accruals, the treatment of acquisition-related transaction costs and the recognition of changes in the acquirer's income tax valuation allowance and income tax uncertainties. SFAS 141R applies prospectively to business combinations for which the acquisition date

The Penn Traffic Company

Notes to the Consolidated Financial Statements (Continued)

Note 2—Summary of Significant Accounting Policies (Continued)

is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company currently maintains a full valuation allowance against its deferred tax assets. Income tax benefits resulting from the recognition of tax attributes that existed at the time of our emergence from bankruptcy protection currently reduce intangible assets. Upon adoption of SFAS 141(R), subsequent reversals of valuation allowances will instead be reflected as reductions in income tax expense in the period of reversal.

        In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, "Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB 51" ("SFAS 160"), which changes the accounting and reporting for minority interests. SFAS 160 is effective for fiscal years beginning on or after December 15, 2008. Management expects that the adoption of this statement will not have a material effect on the Company's consolidated financial statements.

        In December 2008, the FASB issued FSP FAS 132(R)-1, "Employers' Disclosures about Postretirement Benefit Plan Assets". This FSP amends SFAS No. 132 (revised 2003), "Employers' Disclosures about Pensions and Other Postretirement Benefits", to provide guidance on an employer's disclosures about plan assets of a defined benefit pension or other postretirement plan on investment policies and strategies, major categories of plan assets, inputs and valuation techniques used to measure the fair value of plan assets and significant concentrations of risk within plan assets. The FSP is effective for fiscal years ending after December 15, 2009, with earlier application permitted. Management is currently assessing the impact of this pronouncement on our consolidated financial statements.

Note 3—Leases

        The Company leases store and distribution facilities for the operation of its business. Most of the lease agreements provide for renewal options and require that the Company pay real estate taxes and other related expenses. Certain lease agreements also provide for contingent rent payments based on a percentage of sales.

        The following is a summary of future minimum rent payments for operating leases and for capital leases as of January 31, 2009 (in thousands):

Fiscal Year Ending:	Operating Leases	Capital Leases
January 30, 2010	14,517	2,491
January 29, 2011	13,720	1,926
January 28, 2012	11,694	1,482
February 2, 2013	10,440	1,142
February 1, 2014	8,807	1,142
Thereafter	37,963	8,877

Total minimum lease payments	$97,141	$17,060

Less: amount representing interest		8,098

Present value of net minimum lease payments		8,962
Less: current portion		1,519

Long-term obligations under capital leases		$7,443

The Penn Traffic Company

Notes to the Consolidated Financial Statements (Continued)

Note 3—Leases (Continued)

        Future minimum rent payments have not been reduced by minimum sublease rental income due to the Company under non-cancelable subleases of $7.6 million.

        Rent expense under operating leases for the years ended January 31, 2009, February 2, 2008, and February 3, 2007, consists of the following (in thousands):

	Year Ended January 31, 2009	Year Ended February 2, 2008	Year Ended February 3, 2007
Minimum rent	$18,504	$19,537	$21,791
Contingent rent	121	242	238
Less: sublease rent	(2,321)	(2,854)	(3,281)

Net rent expense	$16,304	$16,925	$18,748

Note 4—Sale of Warehouse Inventory

        On September 10, 2008, the Company entered into a definitive agreement with a supplier to provide significant additional procurement services to the Company. Services under the agreement began on October 12, 2008, and will continue for a period of at least eight years. The Company will retain responsibility for the warehousing, transportation and distribution of product from its Syracuse, New York and DuBois, Pennsylvania warehouse facilities to its corporate retail stores.

        To facilitate the agreement, the Company sold substantially its entire warehouse inventory as of October 11, 2008, to the supplier for approximately $35.5 million in cash, which was the FIFO-based cost value of the inventory on that date. This transaction is not included within either revenue or cost of sales for the period ended January 31, 2009. Although it was not obligated to, the Company repurchased this inventory from the supplier, at the same price at which it was sold, in order to supply its corporate retail stores. As of January 31, 2009, the entire inventory had been repurchased and resold.

        The Company accounts for all inventory using the LIFO method. The Company deferred recognition of the income statement benefit attributable to the LIFO carrying value of its warehouse inventory until the inventory was repurchased and sold through its corporate retail stores to customers. For the year ended January 31, 2009, the Company recognized a reduction in cost of sales of approximately $4.6 million related to the liquidation of the warehouse inventory.

        Primarily as a result of the above transaction, the Company now purchases a significant portion of its merchandise from a single vendor. The Company anticipates it will continue to purchase a significant portion of its merchandise from this vendor in the future.

The Penn Traffic Company

Notes to the Consolidated Financial Statements (Continued)

Note 5—Intangible Assets

        Intangible assets consist of the following as of (in thousands):

	January 31, 2009
	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
Favorable leases	$4,334	$(1,514)	$2,820
Pharmacy prescription files	—	—	—
Computer software	—	—	—
Goodwill	63	—	63

Total	$4,397	$(1,514)	$2,883

	February 2, 2008
	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
Favorable leases	$18,150	$(4,336)	$13,814
Pharmacy prescription files	6,141	(4,906)	1,235
Computer software	1,697	(1,412)	285
Goodwill	63	—	63

Total	$26,051	$(10,654)	$15,397

        The intangible asset balances as of February 2, 2008, reflects an $11.0 million reduction related to pre-reorganization deferred tax valuation allowances. The intangible asset balances as of January 31, 2009 , reflect a $17.8 million reduction (which includes the $11.0 million reduction as of February 2, 2008) related to pre-reorganization deferred tax valuation allowances (see Note 9). During the year ended January 31, 2009, the Company also sold ten pharmacy prescription files with a net carrying value of $0.1 million and disposed of favorable leases with a net carrying value of $3.2 million as a result of the closing of stores (see Note 10).

        Aggregate amortization expense for the years ended January 31, 2009, February 2, 2008, and February 3, 2007, was $2.4 million, $3.7 million, and $4.2 million, respectively.

        Future amortization of amortizable intangible assets is as follows (in thousands):

Fiscal year ending:
January 30, 2010	$1,012
January 29, 2011	588
January 28, 2012	469
February 2, 2013	398
February 1, 2014	245
Thereafter	108

$2,820

The Penn Traffic Company

Notes to the Consolidated Financial Statements (Continued)

Note 6—Debt

        Debt consists of the following as of (in thousands):

	January 31, 2009	February 2, 2008
Revolving credit facility, interest (4.75% at January 31, 2009 and 7.42% at February 2, 2008) at prime rate plus 1.5% or LIBOR plus 3%, maturing April 13, 2010, paid in full on February 6, 2009	$17,000	$17,000
Term loan facility, interest (8.25% at January 31, 2009 and 11% at February 2, 2008) at prime rate plus 5%, maturing April 13, 2010	6,000	6,000
Supplemental real estate credit facility, interest (15% at January 31, 2009 and 11.5% at February 2, 2008) at prime rate plus 9% or LIBOR plus 10%, but no less than 15% during fiscal year 2009, maturing April 13, 2010	10,000	23,575
Mortgages payable, interest at 6.125% to 12%, maturing at various dates through May 2, 2021	3,634	3,912

Total debt	36,634	50,487
Less: current portion of long-term debt	17,296	278

Total long-term debt	$19,338	$50,209

        Future maturities of debt are as follows (in thousands):

Maturities during the fiscal year ending:
January 30, 2010	17,296
January 29, 2011	16,321
January 28, 2012	259
February 2, 2013	229
February 1, 2014	243
Thereafter	2,286

$36,634

        On April 13, 2005, the Company entered into a revolving credit and term loan facility with a group of financial institutions providing for a $130 million revolving credit facility and a $6 million term loan. Also on April 13, 2005, the Company entered into a supplemental real estate credit facility with another group of lenders, providing for additional term loan borrowings of up to $28 million. Borrowings under the revolving credit and term loan facility are secured by substantially all the assets of the Company, subject to first liens on certain property by other lenders. Borrowings under the real estate facility are secured by a first lien on substantially all leasehold interests of the Company, and a second lien on realty owned by the Company. Availability under both credit facilities is dependent on levels of eligible accounts receivable, inventory and certain other assets.

        On October 10, 2008, the Company entered into amendments to its credit facilities that included the lenders' consent for the Company to enter into a supply agreement with a third party (see Note 12). In addition, the amendments provided for a reduction in the revolving credit commitments from $130 million to $100 million, to reflect the reduced size of the Company's business and operations.

The Penn Traffic Company

Notes to the Consolidated Financial Statements (Continued)

Note 6—Debt (Continued)

        On December 18, 2008, the Company entered into amendments to its credit facilities that provided the lenders' consent for the Company's sale of the wholesale food distribution business to a third party (see Note 10) and provided for repayment of indebtedness from the proceeds of the sale. In connection therewith, the Company repaid $15.3 million of the then-outstanding supplemental real estate credit facility during fiscal year 2009 and on February 6, 2009, the Company repaid the entire outstanding balance of the revolving credit facility. This $17.0 million amount has been classified as a current liability as of January 31, 2009. The amendments also extended the maturity date of both facilities from April 13, 2009 to April 13, 2010, effective upon the repayment of the entire outstanding balance of the revolving credit facility, and provided for a reduction in the revolving credit commitments from $100 million to $50 million, which includes a maximum sub-limit commitment for letters of credit of $47.5 million. At January 31, 2009, outstanding letters of credit under the revolving credit facility, which are primarily associated with supporting workers' compensation obligations, were approximately $38.4 million.

        Provisions of both credit facilities, as amended, require the maintenance of $13.5 million of availability under the revolving credit facility and limit, among other things, the assumption of additional debt and the payment of dividends. Availability is based on a calculation of the Company's asset borrowing base less outstanding borrowings and letters of credit, which is also increased by certain cash balances. These cash balances totaled $52.8 million at January 31, 2009. Total availability in excess of outstanding borrowings and letters of credit was approximately $37.4 million at January 31, 2009. Actual borrowings are limited to the $50 million credit commitment. Borrowings in excess of outstanding balances are at the discretion of the lenders.

        The carrying amount of debt reported in our balance sheet approximates fair value as of January 31, 2009, and February 2, 2008.

        The Company also has borrowings under mortgages secured by first liens on the related properties.

The Penn Traffic Company

Notes to the Consolidated Financial Statements (Continued)

Note 7—Other Current and Other Non-Current Liabilities

        Other current and non-current liabilities consist of the following as of (in thousands):

	January 31, 2009	February 2, 2008
Other current liabilities:
Vacation and other compensated absences	$8,073	$9,116
Workers' compensation	4,323	7,636
Payroll and related payroll taxes	4,169	4,904
Employee benefits	3,910	4,144
Deferred income	2,965	1,038
State lottery	2,265	2,740
Accrued incentive pay	2,135	2,026
Gift certificates and gift cards	1,666	2,312
Utilities	1,579	1,940
General liability and health insurance	1,383	1,007
Other taxes payable	969	1,932
Employee severance	963	523
Professional fees	759	711
Other accrued liabilities	4,428	7,031

Total other current liabilities	$39,587	$47,060

Other non-current liabilities:
Workers' compensation	$16,392	$14,216
Store closing costs	5,996	8,417
Step rent liability	3,460	3,092
Unfavorable leases	1,708	2,646
General liability insurance	1,239	1,143
Asset retirement obligations	1,035	1,202
Other non-current liabilities	435	—

Total other non-current liabilities	$30,265	$30,716

Note 8—Liabilities Subject to Compromise

        In connection with the Company's Chapter 11 bankruptcy proceedings, the Ohio Bureau of Workers' Compensation ("OBWC") filed priority and administrative claims aggregating $13.4 million for pre-petition unpaid workers' compensation premiums and for reserves to pay future claims arising from existing injuries. The OBWC also filed claims aggregating $1.8 million for alleged non-payment of post-petition premiums and for reserves to pay future claims arising from existing injuries. On August 22, 2008, the Company and the OBWC filed a Notice of Presentment of Stipulation and Order with Respect to Settlement of Ohio Bureau of Workers' Compensation Claims (the "Stipulation") with the United States Bankruptcy Court for the Southern District of New York, pursuant to which the Company and the OBWC have agreed that the OBWC will release all potential claims against the Company in exchange for the following payments by the Company to the OBWC: a payment of $500,000 on September 9, 2008; and payments of $217,500 on each of the following dates: March 2, 2009; September 1, 2009; March 1, 2010; and September 1, 2010. The Stipulation further provides that

The Penn Traffic Company

Notes to the Consolidated Financial Statements (Continued)

Note 8—Liabilities Subject to Compromise (Continued)

the payments to be made in 2010 shall be backed by a letter of credit. The Bankruptcy Court approved the Stipulation on September 5, 2008, and the Company has made all required payments through May 2009. In addition, the Company issued 290,491 shares of its common stock, par value $0.01 per share, to the OBWC during the quarter ended November 1, 2008. As of January 31, 2009, the Company has accrued $870,000 related to the OBWC Chapter 11 claim, recording $435,000 in current liabilities and $435,000 in other non-current liabilities based upon the payment terms of the Stipulation.

        In another matter, the Company settled a priority claim with COR Route 5 Company ("COR") allegedly arising under an agreement for a sale-leaseback transaction. On May 30, 2008, the Bankruptcy Court approved a stipulation, pursuant to which COR agreed to release all potential claims against the Company in exchange for a payment by the Company to COR of $1.1 million, to be made from an existing escrow account maintained during the pendency of the disputed claims. The Company made the required $1.1 million payment from the escrow account on June 9, 2008, and recorded the expense within selling and administrative expenses in the year ended January 31, 2009. As part of the settlement with COR, the Company has granted COR a right of first refusal with respect to the sale, lease, transfer or other conveyance of the Company's store located in Fayetteville, New York that was the subject of the dispute between the Company and COR (the "Property"). Under the terms of this right, the Company must notify COR of any arm's length written offer from an unaffiliated third party received for sale, lease, transfer or other conveyance of the Property and provide COR with the opportunity to consummate the proposed transaction on economic terms and conditions substantially similar to the terms contained in such third-party offer.

The Penn Traffic Company

Notes to the Consolidated Financial Statements (Continued)

Note 9—Income Taxes

        Total income tax expense for the years ended January 31, 2009, February 2, 2008, and February 3, 2007, consist of the following (in thousands):

	Year Ended January 31, 2009	Year Ended February 2, 2008	Year Ended February 3, 2007
Continuing operations:
Current tax (benefit) expense
Federal	$(3,170)	$—	$—
State	(427)	114	128
Deferred tax expense
Federal	7,264	—	—
State	1,078	—	—

Total income tax expense from continuing operations	$4,745	$114	$128
Discontinued operations:
Current tax expense
Federal	$3,170	$—	$—
State	576	—	—
Deferred tax expense
Federal	5,955	—	—
State	869	—	—

Total income tax expense from discontinued operations	$10,570	$—	$—

Total income tax expense	$15,315	$114	$128

        The following is a reconciliation between the federal income tax benefit applicable to loss from continuing operations computed at the statutory federal income tax rate and actual income tax expense related to the loss from continuing operations (in thousands):

	Year Ended January 31, 2009	Year Ended February 2, 2008	Year Ended February 3, 2007
Federal income tax benefit at statutory rate (35%)	$(10,265)	$(10,190)	$(9,081)
State income taxes, net of federal income tax effect	(467)	74	83
Non-deductible expenses	36	220	14
Valuation allowance	5,948	10,010	9,112
Deferred tax expense reclassified from other comprehensive income/(loss)	9,493	—	—

Total income tax expense	$4,745	$114	$128

        An increase in the unfunded pension liability during the year ended January 31, 2009, attributable to a decline in the market value of securities held in defined benefit pension plans resulted in an unrecognized actuarial loss recorded in accumulated other comprehensive income (loss) which substantially offset unrecognized actuarial gains previously recorded in other accumulated other comprehensive income (loss) in prior years (see Note 11). A deferred tax asset attributable to the increase in the unfunded pension liability was recognized and offset by a corresponding increase in

The Penn Traffic Company

Notes to the Consolidated Financial Statements (Continued)

Note 9—Income Taxes (Continued)

valuation allowance resulting in no tax benefit being credited to other comprehensive income (loss) in the year ended January 31, 2009. This resulted in approximately $9.1 million of deferred tax charges recorded in prior years related to the unrecognized actuarial gains remaining in accumulated other comprehensive income (loss) that have been reclassified to income tax expense in the year ended January 31, 2009.

        The significant components of deferred income tax assets (liabilities) are as follows (in thousands):

	January 31, 2009	February 2, 2008
Current deferred tax assets (liabilities):
Reserves and accruals	$10,644	$12,496
Valuation allowance	(10,154)	(9,550)

Current deferred tax assets	490	2,946
Inventories	(7,863)	(14,431)

Net current deferred tax liabilities	(7,373)	(11,485)
Non-current deferred tax assets (liabilities):
Reserves and accruals	10,939	10,953
Pensions	9,895	2,468
Fixed assets	9,229	1,117
Goodwill	1,318	2,585
Capital lease obligations	3,594	4,031
Net operating loss carryforward	28,020	34,891
Unfavorable leases	685	—
Valuation allowance	(60,099)	(45,654)

Non-current deferred tax asset	3,581	10,391
Beneficial leases and other intangible assets	(1,131)	(4,725)
Capital leases	(2,973)	(3,226)

Non-current deferred tax liability	(4,104)	(7,951)

Net non-current deferred tax asset (liability)	(523)	2,440

Net deferred tax liability	$(7,896)	$(9,045)

        At January 31, 2009, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $68.7 million available to offset future taxable income from 2010 to 2028. The utilization of the Company's net operating loss carryforwards may be limited in a given year in the event of a significant ownership change.

        A valuation allowance of $70.3 million and $55.2 million was recorded at January 31, 2009 and February 2, 2008, respectively, to offset the net operating loss carryforward and other deferred tax assets to the extent it is more likely than not, based upon available evidence, that the recorded value will not be realized. Realization is dependent on the existence of sufficient taxable income within the carryforward period, including future reversals of certain taxable temporary differences. In providing the valuation allowance, no reversal of the taxable temporary difference arising from a portion of LIFO inventory was considered to occur during such period since the period in which such reversal may occur

The Penn Traffic Company

Notes to the Consolidated Financial Statements (Continued)

Note 9—Income Taxes (Continued)

is not presently determinable. During the years ended January 31, 2009, February 2, 2008, and February 3, 2007, the valuation allowance increased by $15.1 million, $14.8 million, and $10.8 million, respectively.

        To the extent net operating loss carryforwards or deductible temporary differences arising prior to the Company's emergence from Chapter 11 proceedings for which a valuation allowance has been provided were realized, the resulting benefits were allocated to reduce intangible assets. As of January 31, 2009, approximately $8.2 million of the valuation allowance relates to pre-reorganization net operating loss carryforwards and deductible temporary differences after reduction of $17.8 million, which has reduced intangible assets. In accordance with SFAS 141(R), future utilization of such benefits will reduce income tax expense.

        The Company adopted the provisions of FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48"), on February 4, 2007. From the date of adoption through January 31, 2009, the Company had no unrecognized tax benefits for uncertain tax positions.

        To the extent interest and penalties would be assessed by taxing authorities on any underpayment of income tax, such amounts will be accrued and classified as a component of income tax expense.

        The Company is no longer subject to federal, state, and local income tax examinations by tax authorities for years before fiscal year 2004. However, to the extent utilized, the Company's net operating loss carryforwards arising in such years remain subject to examination. During the year ended January 31, 2009, the Internal Revenue Service completed an examination of the Company's tax returns for fiscal years 2004 through 2007. The IRS examination resulted in no changes to the Company's tax returns as filed for those years. The Company's New York State tax returns for fiscal years 2004 through 2008 are currently under examination by the New York State Department of Taxation and Finance. To date, the New York State Department of Taxation and Finance has made information document requests.

Note 10—Dispositions and Discontinued Operations

Sale of the wholesale food distribution business segment

        On December 21, 2008, the Company completed the sale of its wholesale food distribution business segment for total cash consideration of $40.2 million, which included $12.6 million related to the sale of accounts receivable of the wholesale business. Other assets included in the transaction consisted primarily of unrecognized intangible assets, including customer lists, customer relationships, and intellectual property. Transaction costs totaled $0.8 million. The consideration received by the Company is subject to a true-up calculation based on the volume of shipments to certain wholesale customers in the twelve months immediately following the sale (see Note 12). The Company recognized a gain on the sale of the wholesale business of $26.8 million during the fourth quarter of fiscal year 2009. In accordance with SFAS 144, the results of operations of the wholesale food distribution business have been reported within discontinued operations for the year ended January 31, 2009, and all prior periods.

        For a period of time, the Company will continue to generate cash flows that are associated with the disposed wholesale food distribution business. The activities that give rise to these cash flows result from agreements that facilitate the transition of business operations. Specifically, the Company entered into a transition services agreement, under which certain logistical services will be provided to the

The Penn Traffic Company

Notes to the Consolidated Financial Statements (Continued)

Note 10—Dispositions and Discontinued Operations (Continued)

buyer for a period of three years following the transaction, and a third-party logistics agreement, under which certain administrative, support, and warehousing and distribution services will be provided to the buyer for a period of at least two years following the transaction. Management has performed an assessment of the ongoing cash flows between the Company and the disposed component following the transaction under the guidance in EITF Abstracts Issue No. 03-13, "Applying the Conditions in Paragraph 42 of FASB Statement No. 144 in Determining Whether to Report Discontinued Operations" ("EITF 03-13"), and concluded that they are not significant. This conclusion was based primarily on the amount of the continuing cash flows with the disposed component as a percentage of the cash flows of the disposed component absent the disposal transaction. Neither of these agreements provides the Company with significant continuing involvement in the operations of the disposed component following the disposal transaction.

Fiscal Year 2009 Dispositions

        During the year ended January 31, 2009, the Company disposed of twenty stores, of which fifteen were closed, three were sold to third parties who became customers of the wholesale food distribution business prior to December 21, 2008, and two were sold for net proceeds of approximately $7.8 million (resulting in a gain on sale of approximately $4.7 million, recognized in the fourth quarter of fiscal year 2009). It is anticipated that significant revenues will migrate from customers of five of the closed stores to Company-owned stores located in the same vicinity. Accordingly, the results of operations of these five stores have been reported within continuing operations. The results of operations of the other fifteen stores have been included within discontinued operations for the year ended January 31, 2009, and for prior periods.

        On February 5, 2009, the Company closed one store. As of January 31, 2009, the assets of this store met the criteria to be classified as held for sale; however the net book value of those assets was not significant. The results of operations of the store have been included within discontinued operations for the year ended January 31, 2009, and for prior periods.

        During the year ended January 31, 2009, the Company recorded an asset impairment charge of $5.1 million within continuing operations in accordance with SFAS 144. This amount consisted of approximately $3.1 million related to stores closed during the year, approximately $1.2 million related to an impairment of the assets of three stores held and used as of January 31, 2009, and approximately $0.8 million in other smaller impairments. Additionally, an asset impairment charge of approximately $3.3 million is included within gain from discontinued operations for the year ended January 31, 2009, related to stores closed during the year. The Company generally utilized third-party appraisals to determine fair value of assets when calculating impairment. Where third-party appraisals were not available, the Company estimated fair value using the expected present value technique described in SFAS 144.

Fiscal Year 2008 Dispositions

        During the year ended February 2, 2008, the Company closed three stores. It was anticipated that revenues would continue to be generated from customers of two of the closed stores since one store was located in the same vicinity of another Company store and another store would continue to be supplied by the Company's distribution centers. The revenue and operating results of this last store and the remaining closed store which was sold were not significant.

The Penn Traffic Company

Notes to the Consolidated Financial Statements (Continued)

Note 10—Dispositions and Discontinued Operations (Continued)

        During the year ended February 2, 2008, the Company recorded an asset impairment charge of $0.5 million in accordance with SFAS 144. This represents the amount by which the cash flows of two stores were not expected to recover the carrying value of those asset groups.

Fiscal Year 2007 Dispositions

        During the year ended February 3, 2007, the Company disposed of five stores, of which four were closed and one was sold. It was anticipated that revenues would continue to be generated from customers of three of these closed stores from Company stores located in the same vicinity. In addition, it was anticipated that the sold store would continue to be serviced from the Company's distribution centers, thereby continuing to generate cash flows for the Company. The revenue and operating results of the two remaining stores were not significant.

        In January 2007, the Company announced the closing of a leased distribution center used for the distribution of general merchandise and health and beauty products. At the same time, the Company entered into a five-year supply agreement with a third party to provide the merchandise previously distributed from the distribution center. In connection with the announced closing, in January 2007, the Company recorded a liability of $1.4 million for termination benefits which were communicated to the distribution center's employees at such time. The Company ceased use of the facility in March 2007, at which time the Company recorded a liability of $1.9 million representing the present value of the remaining lease rentals reduced by estimated sublease rentals that could be reasonably obtained for the distribution center. In addition, in March 2007, the Company sold its remaining inventory located in the distribution center to the third party at current cost.

Discontinued operations—bakery

        On January 2, 2008, as a result of the loss of a significant customer, the Company announced the closing of its commercial bakery operation. In accordance with the provisions of SFAS 144, the results of operations of the commercial bakery operation for the current and prior periods have been reported as discontinued operations. The Company recorded a loss on disposal of $8.2 million during the year ended February 2, 2008, consisting of a $1.6 million loss on write-down of the facilities' assets to fair value, a $3.1 million withdrawal liability related to participation in a multi-employer pension plan, $2.4 million related to employee severance, and $1.1 million of other costs.

The Penn Traffic Company

Notes to the Consolidated Financial Statements (Continued)

Note 10—Dispositions and Discontinued Operations (Continued)

        Discontinued operations consist of the following for the years ended January 31, 2009, February 2, 2008, and February 3, 2007 (in thousands):

	Year Ended January 31, 2009	Year Ended February 2, 2008	Year Ended February 3, 2007
Bakery—loss on disposal	$—	$(8,200)	$—
Bakery—results of operations	(155)	(3,070)	(587)
Wholesale food distribution—gain on sale of assets	26,813	—	—
Wholesale food distribution—results of operations	3,983	2,051	449
Retail stores—gain on sale of assets(1)	6,031	—	—
Retail stores—loss on store closings(2)	(746)	—	—
Retail stores—asset impairment charge(3)	(3,294)	—	—
Retail stores—results of operations(4)	(5,589)	(3,262)	(1,739)

Gain/(loss) from discontinued operations, excluding taxes	$27,043	$(12,481)	$(1,877)

(1)
Includes gain on sale of assets associated with eight stores disposed of by the Company.

(2)
Includes loss on store closings associated with five stores disposed of by the Company.

(3)
Includes asset impairment charges associated with ten stores disposed of by the Company.

(4)
Includes results of operations of sixteen stores disposed of by the Company.

        Wholesale food distribution results of operations includes revenues of $203.1 million, $208.3 million, and $215.4 million for the years ended January 31, 2009, February 2, 2008, and February 3, 2007, respectively. Retail stores results of operations includes revenues of $64.9 million, $115.3 million, and $125.3 million for the years ended January 31, 2009, February 2, 2008, and February 3, 2007, respectively. Revenues of the commercial bakery operation amounted to $12.0 million and $17.0 million for the years ended February 2, 2008 and February 3, 2007, respectively. Interest expense of $3.1 million, $3.9 million, and $3.1 million is included within "Wholesale food distribution—results of operations" for the years ended January 31, 2009, February 2, 2008, and February 3, 2007, respectively. The amounts were based on the principal amount of debt that was required to be paid with the proceeds from the sale of the segment.

Note 11—Retirement Plans

        Following the merger of two plans during the fiscal year ended January 31, 2009, the Company now has three noncontributory defined benefit pension plans covering certain union personnel. The Company's policy is to fund pension benefits to the extent contributions are deductible for tax purposes and in compliance with federal laws and regulations. For the Company's plans, normal retirement age is either 62 or 65, but provisions are made for earlier retirement. Benefits are determined either on average annual compensation and years of service, or as a pre-determined amount for each year of service. Full vesting occurs upon completion of five years of service. Assets of the Company's pension plans primarily consist of investments in publicly traded equity and debt securities.

        Actuarial gains and losses are amortized subject to the corridor method, which consists of amortizing over the remaining service lives of active employees only the portion of net cumulative

The Penn Traffic Company

Notes to the Consolidated Financial Statements (Continued)

Note 11—Retirement Plans (Continued)

actuarial gains and losses that exceeds the greater of 10% of either the projected benefit obligation or the fair value of the plan assets.

        During the fiscal year ended January 31, 2009, the Company recorded $24.0 million of net unrecognized actuarial losses and during the years ended February 2, 2008 and February 3, 2007, recorded net unrecognized actuarial gains of $13.3 million and $3.2 million, respectively, resulting in a corresponding increase and reduction in the defined benefit pension plan liability at such dates. The loss recorded during the year ended January 31, 2009, was a result of actual return on plan assets as compared to assumptions estimated by management in the actuarial valuation for the Plans as well as certain other actuarial assumptions. The gain recorded during the year ended February 2, 2008, primarily related to a reduction in the defined benefit obligation of the Company's most significant defined benefit plan resulting from adjustments of actuarial assumptions relating to participants' status. Unrecognized losses and gains were recognized as an element of other comprehensive loss and recorded in other accumulated other comprehensive (loss) income.

        A curtailment occurred in two plans due to a significant decrease in future working years as a result of store closings during the year ended January 31, 2009. The total curtailment gain of $2.1 million reduced the projected benefit obligation to calculate the unfunded status of the plans at January 31, 2009. Approximately $2.0 million of the curtailment was recognized as net periodic pension benefit during the year ended January 31, 2009, while $0.1 million of the gain was included in unrecognized net actuarial loss in other comprehensive loss as of January 31, 2009.

        The following table sets forth the plans' benefit obligations, fair value of plan assets, and funded status as of January 31, 2009 and February 2, 2008:

	January 31, 2009	February 2, 2008
Change in benefit obligation:
Benefit obligation at beginning of year	$(92,310)	$(106,798)
Service cost	(1,253)	(1,980)
Interest cost	(5,897)	(6,238)
Actuarial gain	984	17,478
Curtailments / amendment	2,119	(25)
Benefits paid	5,035	5,253

Benefit obligation at end of year	$(91,322)	$(92,310)
Change in plan assets:
Fair value of plan assets at beginning of year	$85,984	$84,647
Actual return on plan assets	(18,812)	2,128
Employer contributions	3,282	4,462
Benefits paid	(5,035)	(5,253)

Fair value of plan assets at end of year	$65,419	$85,984

Underfunded status (included in non-current liabilities)	$(25,903)	$(6,326)

        Amounts recorded in accumulated other comprehensive (loss) income on a pre-tax basis consist of net actuarial loss (gain) of $0.5 million and $(24.6) million as of January 31, 2009 and February 2, 2008, respectively. Amounts recorded in accumulated other comprehensive loss will be subsequently

The Penn Traffic Company

Notes to the Consolidated Financial Statements (Continued)

Note 11—Retirement Plans (Continued)

recognized as a component of net periodic pension cost pursuant to the Company's accounting policy for amortizing such amounts. Approximately $0.1 million is expected to be recognized as a component of net periodic pension cost for the year ending January 30, 2010.

        Amounts recognized as components of net periodic pension (benefit) cost are as follows:

	Year Ended January 31, 2009	Year Ended February 2, 2008	Year Ended February 3, 2007
Components of net periodic pension cost:
Service cost	$1,253	$1,980	$1,982
Interest cost	5,897	6,238	5,975
Expected return on plan assets	(6,372)	(6,386)	(5,975)
Curtailment gain	(2,032)	—	—
Amortization of net actuarial gains	(945)	(118)	—

Net periodic pension (benefit) cost	$(2,199)	$1,714	$1,982

        Changes in plan assets and benefit obligations recognized in comprehensive loss are as follows (amounts are before tax):

	Year Ended January 31, 2009	Year Ended February 2, 2008	Year Ended February 3, 2007
Net periodic pension (benefit) cost	$(2,199)	$1,714	$1,982

Incurred net actuarial loss (gain)	24,040	(13,337)	(3,172)
Amortization of net actuarial gain	945	118	—

Total recognized in other comprehensive loss (income)	24,985	(13,219)	(3,172)

Total recognized in comprehensive loss	$22,786	$(11,505)	$(1,190)

        The weighted-average assumptions used to determine the net benefit obligation as of year-end are as follows:

	January 31, 2009	February 2, 2008
Discount rate	6.51%	6.43%
Rate of compensation increase	3.00%	3.00%

        The weighted-average assumptions used to determine the net periodic pension (benefit) cost are as follows:

	Year Ended January 31, 2009	Year Ended February 2, 2008	Year Ended February 3, 2007
Discount rate	6.43%	5.97%	5.68%
Rate of compensation increase	3.00%	3.00%	3.00%
Expected return on plan assets	7.50%	7.50%	7.50%

The Penn Traffic Company

Notes to the Consolidated Financial Statements (Continued)

Note 11—Retirement Plans (Continued)

        The target and actual investment allocations of the Company's pension plan assets are as follows:

	January 31, 2009		February 2, 2008
	Target Range	Actual Allocation	Target Range	Actual Allocation
Equity securities	50% to 60%	44%	50% to 60%	51%
Debt securities	40% to 50%	42%	40% to 50%	38%
Cash and other	0% to 10%	14%	0% to 10%	11%

        The Company's investment policies and strategies for the pension benefit plans use target allocations for individual asset categories. The Company's investment goals are to maximize returns subject to specific risk management policies. The Company, in conjunction with its investment advisers and plan trustees, meets quarterly and annually to review investment performance and actual allocation versus target allocation. The Company considers the actual asset categories of the invested assets and the historical rates of return of those categories as the basis for establishing the expected long-term rate of return on plan assets.

        Within the cash and other asset category there is approximately $7.7 million and $8.3 million of real estate holdings that comprise approximately 11.8% and 10.5% of the category at January 31, 2009 and February 2, 2008, respectively. The real estate investment is a common collective trust that primarily invests in core institutional-quality office, retail, industrial and multi-family properties located throughout the United States and is diversified by product type, geographic region and economic exposure in order to mitigate investment risk. The asset is a level 3 investment as defined under SFAS 157 and is valued on a quarterly basis following a calendar year. While the investment is an open-end fund, requests for redemption of units in the fund are subject to a redemption notice that may be redeemed in installments as funds become available for such purpose.

        For the years ended January 31, 2009, February 2, 2008, and February 3, 2007, the Company contributed $3.3 million, $4.5 million, $4.3 million, respectively, to the defined benefit pension plans. For the year ending January 31, 2010, the Company expects to contribute $4.0 million to these plans.

        The amount of benefits expected to be paid in the future is as follows (in thousands):

Year	Amount
2010	$5,008
2011	5,162
2012	5,220
2013	5,455
2014	5,638
2015 - 2019	31,525

        The Company maintains a 401(k) savings plan for eligible employees. The plan provides for matching contributions by the Company for all employees not covered by other union pension plans. The Company's contributions aggregated $1.7 million, $1.9 million, and $1.4 million for the years ended January 31, 2009, February 2, 2008, and February 3, 2007, respectively.

The Penn Traffic Company

Notes to the Consolidated Financial Statements (Continued)

Note 11—Retirement Plans (Continued)

        The Company also participates through its collective bargaining agreements that provide for employer contributions to fund union-sponsored pension and other benefits. The Company's contributions aggregated $4.9 million, $4.9 million, and $5.2 million for the years ended January 31, 2009, February 2, 2008, and February 3, 2007, respectively. The Company incurred a withdrawal liability from one plan of $3.1 million during the year ended February 2, 2008, in connection with the closing of the commercial bakery operation. While the Company has not indicated an intention to withdraw from any other multiemployer plan, such withdrawal could result in an obligation to the plans for a portion of unfunded benefit obligations of the particular plans. The Company's remaining aggregate withdrawal liability at January 31, 2009, is approximately $77 million. Approximately 87% of the Company's employees are unionized, 93% of whom are members of one union.

Note 12—Commitments and Contingencies

        The United States Attorney Office for the Northern District of New York (the "USAO") and the Securities and Exchange Commission ("SEC") have been conducting investigations relating to certain of the Company's accounting practices and policies prior to the Company's emergence from bankruptcy in April 2005. The Company has been cooperating with these investigations and has produced documents and made Company employees available for interviews as requested.

        On September 17, 2007, the SEC filed civil fraud charges against the Company's former Chief Marketing Officer and former Vice President, Non-Perishables Marketing alleging that such individuals orchestrated a scheme to inflate the Company's income and other financial results by prematurely recognizing promotional allowances received from vendors from approximately the second quarter of fiscal year 2001 through at least the fourth quarter of fiscal year 2003. These officers had been terminated by the Company in February 2006. The SEC's complaint further alleges that the individuals deceived the Company's accounting personnel to carry out their fraudulent scheme and aided and abetted the Company's violations of the Securities Exchange Act of 1934 and rules thereunder. In addition, on the same date, the USAO announced that a federal grand jury has returned an indictment against the above-mentioned individuals on related criminal charges.

        On September 30, 2008, the Company reached a settlement with the SEC with respect to its ongoing investigation. Without admitting or denying the allegations in the SEC's complaint, the Company agreed to settle the charges by consenting to a permanent injunction against any future violations of the federal securities laws. The SEC imposed no fines or monetary penalties on the Company. As part of the settlement, the Company has hired an independent examiner who will provide annual reports to the SEC, the USAO and the Company's board on, among other things, the Company's promotional-allowance internal controls and financial reporting. The examiner will serve for three years. Other settlement terms included the Company's consent to reform its internal controls and policies and procedures related to promotional allowances, as well as implementation of a telephone hotline for associates and vendors to anonymously notify the company of misconduct related to promotional allowances.

        On October 28, 2008, the Company entered into a non-prosecution agreement with the USAO. Under the agreement, the USAO has agreed not to prosecute the Company for any crimes committed by its employees between 2001 and 2004 relating to the matters that were the subject of the USAO's previously announced investigation of, among other things, the Company's accounting policies, practices

The Penn Traffic Company

Notes to the Consolidated Financial Statements (Continued)

Note 12—Commitments and Contingencies (Continued)

and related conduct. The USAO's obligations under the agreement are subject to a number of conditions, including the Company's:

  •
  acceptance of responsibility for the conduct of its employees between 2001 and 2004;

  •
  adoption of the remedial measures required under, and compliance with the terms of, the previously announced settlement of the SEC's investigation of the Company, including its compliance with specified federal securities laws; and

  •
  provision of full cooperation to the USAO and Federal Bureau of Investigation with respect to their ongoing investigations through the conclusion of any and all related criminal trials.

        If the USAO determines that the Company has deliberately given false, incomplete or misleading information under the agreement, or if the Company commits a crime or otherwise knowingly, intentionally and materially violates any provision of the agreement, then the Company may be subject to prosecution for any federal criminal violation of which the USAO has knowledge, including any federal criminal violation relating to the matters subject to the USAO's investigation. The Company agreed that any such prosecutions that are not time-barred by the applicable statute of limitations on the date of the agreement may be commenced against the Company notwithstanding the expiration of the statute of limitations after the date of the agreement.

        The Company has incurred significant legal costs associated with these matters to date and may continue to do so. These costs are recorded in selling and administrative expenses as incurred.

        On March 12, 2008, the Company commenced an action in the Supreme Court for the State of New York for the County of Onondaga seeking declaratory judgment to resolve a dispute over the lease term for commercial property pertaining to a store that was closed in 2007. The Company is seeking an order declaring the proper and effective lease termination date to be November 30, 2009, rather than June 30, 2017, the date asserted by the landlord. The Company estimates that the increased rent expense for the additional lease term asserted by the landlord to be approximately $2.8 million. At present, the Company is unable to estimate the likelihood of an unfavorable outcome and accordingly, no liability has been recorded for this contingency.

        The Company enters into various purchase commitments in the ordinary course of business. In the opinion of management, no losses are expected to result from these purchase commitments. In connection with the supply agreement for grocery and other non-perishable merchandise (see Note 4), the Company is obligated to generate annual fees of at least $3.0 million to the supplier. In connection with the five-year supply agreement for general merchandise and health and beauty products (see Note 10), the Company is obligated to pay a fee of 1.5% of the amount by which purchases by the Company are less than $20 million in each six-month period during the term of the agreement.

        As discussed in Note 10, the consideration received by the Company for the sale of the wholesale food distribution business is subject to a true-up calculation based on the volume of shipments to certain wholesale customers in the twelve months immediately following the sale compared to the Company's fiscal year ended February 2, 2008 (the "Base Year").

        In connection with the sale of the wholesale food distribution business (see Note 10), we currently guarantee the future lease payments to be made by the owners of certain independent grocery stores for a period of one to seven years. The aggregate future lease payments guaranteed by the Company was $0.7 million as of January 31, 2009.

The Penn Traffic Company

Notes to the Consolidated Financial Statements (Continued)

Note 12—Commitments and Contingencies (Continued)

        See Note 6 with respect to commitments under outstanding stand-by letters of credit.

Note 13—Preferred Stock

        On December 13, 2007, the Company issued 10,000 shares of $.01 par value Series A Convertible Preferred Stock to entities affiliated with certain principal common shareholders for an aggregate purchase price of $10 million. The preferred stock accrues dividends at a rate of 8% per annum and is convertible into shares of the Company's common stock after December 13, 2008, at a conversion price of $16.12 per share. As of January 31, 2009, no shares had been converted. The preferred stock is redeemable at the option of the Company after December 13, 2009, provided the market price of the common stock of the Company exceeds $20.96 per share for 20 consecutive days. Upon a sale of the Company, as defined, the holders of the preferred stock will have the option to receive 108% of the original purchase price of the shares and all accrued but unpaid dividends. As of January 31, 2009, accumulated preferred stock dividends aggregated $0.9 million.

Note 14—Stock Award Plan

        On December 15, 2006, the Company established the 2006 Omnibus Award Plan (the "Award Plan"). Pursuant to the provisions of the Award Plan, the Company can grant stock options, restricted stock, phantom stock and stock appreciation rights. The number of shares of common stock that can be granted is limited to 902,268 in the aggregate.

        On December 15, 2006, the Company granted an aggregate of 150,000 shares of phantom stock to two officers of the Company. The awards provide for a payment in cash on the settlement date of May 1, 2009, or earlier in certain circumstances, of the difference between the value of the Company's common stock on the grant date and the settlement date. In accordance with SFAS 123(R) the awards are being accounted for as compensation expense and a corresponding liability over the period to settlement date based on changes in the value of the Company's common stock. On October 1, 2007, 100,000 of these shares were forfeited.

        On May 14, 2007, the Company granted an aggregate of 22,685 shares of phantom stock to five non-officer directors. The awards provide for a payment in cash on the settlement date, which is the earlier of when the individual ceases to be a member of the Company's board of directors or upon the occurrence of a change in control, as defined, of the value of an equivalent number of shares of common stock. The award was fully vested upon the grant date.

        On February 4, 2008, the Company granted an aggregate of 15,575 additional shares of phantom stock to the same five non-officer directors.

        Compensation expense amounting to $0.2 million and $0.1 million was recognized during the years ended February 2, 2008 and February 3, 2007, respectively, in connection with the Award Plan. Compensation benefit amounting to $0.2 million was recognized during the year ended January 31, 2009, in connection with the Award Plan.

Note 15—Net Loss Per Share

        Basic and diluted net loss per share is based on the net loss available to common stockholders (computed by increasing the net loss by preferred stock dividends for the period) and the number of shares of common stock issued and estimated to be issued pursuant to the Company's bankruptcy

The Penn Traffic Company

Notes to the Consolidated Financial Statements (Continued)

Note 15—Net Loss Per Share (Continued)

reorganization plan. Shares of common stock issued and estimated to be issued in settlement of claims filed in the Company's Chapter 11 proceeding are treated as outstanding as of the effective date of the Company's bankruptcy reorganization plan. Shares of common stock estimated to be issued in connection with the settlement of remaining claims were 188,164 at February 2, 2008 and 201,055 at February 3, 2007. There are no shares of common stock estimated to be issued as of January 31, 2009 as a result of settling all claims relating to the bankruptcy reorganization. Diluted loss per share for the years ended January 31, 2009 and February 2, 2008, does not include 626,550 shares of common stock issuable on the conversion of the preferred stock as the effect is anti-dilutive.

        Net loss per basic and diluted share is calculated as follows (in thousands, except per share data):

	Year Ended January 31, 2009	Year Ended February 2, 2008	Year Ended February 3, 2007
Loss from continuing operations	$(34,070)	$(29,227)	$(26,073)
Less: cumulative preferred stock dividends	(800)	(112)	—

Loss available to common stock holders	(34,870)	(29,339)	(26,073)
Gain (loss) from discontinued operations	16,473	(12,481)	(1,877)

Net loss available to common stockholders	$(18,397)	$(41,820)	$(27,950)
Weighted average shares	8,641,676	8,501,323	8,498,752
Loss per share from continuing operations	$(4.04)	$(3.45)	$(3.07)
Gain (loss) per share from discontinued operations	1.91	(1.47)	(0.22)

Net loss per share—basic and diluted	$(2.13)	$(4.92)	$(3.29)

Note 16—Supplemental Cash Flow Information

	Year Ended January 31, 2009	Year Ended February 2, 2008	Year Ended February 3, 2007
Cash paid for interest	$7,245	$8,053	$7,183
Cash paid for income taxes	$217	$114	$128
Non-cash reduction in intangible assets(1)	$6,824	$5,693	$2,068

(1)
To the extent the Company realizes net operating loss carryforwards or deductible temporary differences that arose prior to the Company's emergence from bankruptcy for which a valuation allowance has been provided, the resulting benefits are allocated to reduce intangible assets that were recognized upon emergence from bankruptcy.

Note 17—Reorganization and Other Expenses

        Reorganization expense includes professional fees and other expenses incurred in connection with the Company's Chapter 11 bankruptcy proceedings. Other expenses for the year ended February 2, 2008, consist of $4.8 million in professional fees and other expenses incurred in connection with a proposed acquisition that was not consummated.

The Penn Traffic Company

Notes to the Consolidated Financial Statements (Continued)

Note 18—Quarterly Financial Data (unaudited)

        Summarized below is quarterly financial data for the years ended January 31, 2009 and February 2, 2008:

	January 31, 2009
	1st	2nd	3rd	4th
Fiscal 2009	13 Weeks Ended May 3, 2008	13 Weeks Ended August 2, 2008	13 Weeks Ended November 1, 2008	13 Weeks Ended January 31, 2009
Sales from continuing operations	$211,685	$228,051	$214,542	$218,024
Gross profit on sales from continuing operations	66,351	69,610	65,587	65,439
Loss from continuing operations	(12,274)	(2,827)	(4,541)	(14,428)
(Loss)/income from discontinued operations	(158)	(570)	(1,044)	18,245 (1)
Net (loss)/income	(12,431)	(3,397)	(5,585)	3,816
Basic and diluted loss per share from continuing operations	(1.44)	(0.36)	(0.54)	(1.70)
Basic and diluted net loss per share	(1.47)	(0.42)	(0.67)	0.43

	February 2, 2008
	1st	2nd	3rd	4th
Fiscal 2008	13 Weeks Ended May 5, 2007	13 Weeks Ended August 4, 2007	13 Weeks Ended November 3, 2007	13 Weeks Ended February 2, 2008
Sales from continuing operations	$218,232	$234,995	$219,417	$223,304
Gross profit on sales from continuing operations	68,152	74,393	69,293	66,961
Loss from continuing operations	(7,178)	(4,972)	(7,918)	(9,159)
(Loss)/income from discontinued operations	(232)	60	(1,658)	(10,651	)(2)
Net (loss)/income	(7,410)	(4,912)	(9,576)	(19,810)
Basic and diluted loss per share from continuing operations	(0.84)	(0.59)	(0.93)	(1.09)
Basic and diluted net loss per share	(0.87)	(0.58)	(1.13)	(2.34)

(1)
Includes a $26.8 million gain on sale of the wholesale food distribution business.

(2)
Includes an $8.2 million loss on disposal of the commercial bakery operations.

Note 19—Subsequent Events

1. Chapter 11 Bankruptcy

        On October 30, 2009, the agent for the lenders under the Company's revolving credit and term loan agreement notified the Company that events of default had occurred and continued to exist under the terms of that agreement. The default notice asserted that the Company had overstated the value of certain machinery and equipment in the Company's borrowing base certificates because the Company had failed to timely deliver title documents for such machinery and equipment to the agent as required under the credit and term loan agreement. Upon notification, the documentation was provided; however, no waiver of the asserted default was obtained. On November 5, 2009, the agent for the

The Penn Traffic Company

Notes to the Consolidated Financial Statements (Continued)

Note 19—Subsequent Events (Continued)

lenders under the Company's supplemental real estate credit agreement notified the Company that events of default under the revolving credit and term loan agreement constitute an event of default under the terms of the supplemental real estate credit agreement. Forbearance agreements were entered into with such agents and lenders pursuant to which they agreed to forbear from exercising any of their rights or remedies under the agreements arising out of these events of default until no later than November 25, 2009.

        On November 18, 2009, the Company filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") in order to ensure sufficient liquidity to maintain ongoing operations and to facilitate an orderly sale of its stores and other assets with the consent of its senior secured lenders. The Company continued to manage its properties and operate its business as a "debtor-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

        On November 19, 2009, the Bankruptcy Court issued an interim order authorizing an arrangement under which, among other things, the Company's senior secured lenders consented to the Company using its cash collateral to a limited extent in order to fund and obtain letters of credit for ongoing operations. Under the arrangement the Company was allowed to use its cash collateral solely for purposes identified in a budget approved by the lenders and agreed to commence a process to sell all or substantially all of its assets.

        The above matters raise substantial doubt as to the Company's ability to continue as a going concern. The accompanying consolidated financial statements have been prepared on a going-concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the ordinary course of business and do not give effect to any adjustments to the carrying value of assets and liabilities that may become necessary as a consequence of the bankruptcy proceedings. However, as a result of the bankruptcy filing, such realization of assets and liquidation of liabilities are subject to substantial doubt. While operating as a debtor-in-possession under the protection of Chapter 11 of the Bankruptcy Code, and subject to Bankruptcy Court approval or otherwise as permitted in the ordinary course of business, the Company may sell or otherwise dispose of assets and liquidate liabilities for amounts other than those reflected in the consolidated financial statements.

2. Sale of Assets to Tops Markets, LLC

        On January 7, 2010, the Company entered into an asset purchase agreement (the "Asset Purchase Agreement") with Tops Markets, LLC ("Tops") pursuant to which the Company agreed to sell Tops substantially all the assets of the Company (the "Company's Business") in exchange for $85.0 million (the "Purchase Price") and the assumption of certain liabilities associated with these operations. Tops agreed to make a $12.5 million deposit towards the Purchase Price prior to January 13, 2010. Upon closing, $12.5 million of the Purchase Price was placed in escrow and will be repaid to Tops in the event of downward adjustments in the Purchase Price to the extent (1) the Company's inventory levels are less than $38.0 million at the closing, (2) the assets acquired by Tops are damaged in an amount exceeding $1.0 million prior to the closing, or (3) the value of the assets to be acquired by Tops is reduced due to Tops being unable to re-brand and remodel any of the Company's supermarkets because lessor(s) of such facilities have failed to consent or waive applicable restrictions. As additional consideration for the sale, the Company also obtained (1) an agreement with a supplier to reduce

The Penn Traffic Company

Notes to the Consolidated Financial Statements (Continued)

Note 19—Subsequent Events (Continued)

claims asserted by the supplier against the Company's Business by approximately $27.0 million, and (2) agreements with a union and its pension plan to reduce claims asserted by them against the Company's Business by approximately $72.0 million.

        The closing of the sale is conditioned upon the Company and Tops entering into (1) a transition services agreement providing that the Company will provide services to Tops to facilitate the transfer of the Company's Business (the "Transition Services Agreement"), (2) an agency agreement authorizing Tops to act as the Company's agent to sell the merchandise at and conduct going out of business sales at certain of the Company's stores (the "Agency Agreement"), and (3) an interim operating agreement authorizing Tops to act as the Company's agent to operate certain of the Company's stores pending Tops' decision to assume or reject unexpired leases of the stores (the "Interim Operating Agreement").

        The Asset Purchase Agreement was approved by the Bankruptcy Court on January 25, 2010, and the sale of the Company's Business was closed on January 29, 2010.

The Penn Traffic Company

Condensed Consolidated Balance Sheets

(In thousands)

	October 31, 2009	January 31, 2009
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$29,740	$56,434
Accounts and notes receivable (less allowance for doubtful accounts of $1,933 and $2,676, respectively)	17,498	19,454
Inventories	37,432	44,306
Prepaid expenses and other current assets	7,308	5,990

Total current assets	91,978	126,184

Capital leases:
Capital leases	10,768	10,768
Less: Accumulated amortization	(4,097)	(3,357)

Capital leases, net	6,671	7,411

Fixed assets:
Land	9,036	9,036
Buildings	12,695	12,538
Equipment and furniture	80,203	80,819
Vehicles	8,077	8,020
Leasehold improvements	14,124	10,906

Total fixed assets	124,135	121,319
Less: Accumulated depreciation	(77,840)	(68,019)

Fixed assets, net	46,295	53,300

Other assets:
Intangible assets, net	2,493	2,883
Other assets	2,973	3,936

Total other assets	5,466	6,819

Total assets	$150,410	$193,714

The accompanying notes are an integral part of these statements.

The Penn Traffic Company

Condensed Consolidated Balance Sheets (Continued)

(In thousands, except share and per share data)

(unaudited)

	October 31, 2009	January 31, 2009
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of obligations under capital leases	$1,272	$1,519
Current maturities of long-term debt (Note 4)	16,315	17,296
Accounts payable	13,778	8,119
Other current liabilities	34,335	39,848
Deferred income taxes (Note 5)	7,096	7,373

Total current liabilities	72,796	74,155

Non-current liabilities:
Obligations under capital leases	6,554	7,443
Long-term debt (Note 4)	3,099	19,338
Defined benefit pension plan liability (Note 7)	24,423	25,903
Deferred income taxes (Note 5)	583	523
Other non-current liabilities	31,367	30,265

Total non-current liabilities	66,026	83,472

Total liabilities	138,822	157,627

Commitments and contingencies (Notes 4, 7, and 8)
Stockholders' equity (Note 9):
Preferred stock—authorized 1,000,000 shares, $.01 par value; 8,000 and 10,000 shares issued and outstanding at October 31, 2009 and January 31, 2009, respectively	—	—
Common stock—authorized 15,000,000 shares, $.01 par value; 8,779,832 and 8,641,676 shares issued and outstanding at October 31, 2009 and January 31, 2009, respectively	88	86
Capital in excess of par value	128,246	128,248
Deficit	(116,488)	(91,953)
Accumulated other comprehensive loss	(258)	(294)

Total stockholders' equity	11,588	36,087

Total liabilities and stockholders' equity	$150,410	$193,714

The accompanying notes are an integral part of these statements.

The Penn Traffic Company

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

(unaudited)

	Quarter Ended		Year to Date
	October 31, 2009	November 1, 2008	October 31, 2009	November 1, 2008
Revenues	$198,081	$214,542	$606,950	$654,278
Cost and operating expenses
Cost of sales	137,591	148,955	419,985	452,730
Selling and administrative expenses	66,963	68,298	205,491	215,098
Gain on sale of assets	(78)	—	(136)	(660)
Gain/(loss) on store closings	—	(99)	12	420
Asset impairment charge	—	347	123	1,432

	204,475	217,501	625,475	669,020

Operating loss	(6,394)	(2,959)	(18,525)	(14,742)
Interest expense	1,590	1,289	5,257	4,148
Reorganization and other expenses	(33)	185	119	366

Loss from continuing operations before income taxes	(7,951)	(4,433)	(23,901)	(19,256)
Income tax expense (Note 5)	395	108	303	386

Loss from continuing operations	(8,346)	(4,541)	(24,204)	(19,642)
Discontinued operations (Note 6)
Gain/(loss) from discontinued operations	369	(1,044)	(331)	(1,771)

Net loss	$(7,977)	$(5,585)	$(24,535)	$(21,413)

Net loss per share—basic and diluted: (Note 3)
Loss per share from continuing operations	$(0.97)	$(0.54)	$(2.83)	$(2.35)
Gain/(loss) per share from discontinued operations	$0.04	$(0.13)	$(0.04)	$(0.20)

Net loss per share—basic and diluted	$(0.93)	$(0.67)	$(2.87)	$(2.55)

Weighted average shares outstanding	8,779,832	8,650,110	8,727,707	8,650,110

The accompanying notes are an integral part of these statements.

The Penn Traffic Company

Condensed Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	For the Period February 1, 2009 to October 31, 2009	For the Period February 3, 2008 to November 1, 2008
Operating activities:
Net loss	$(24,535)	$(21,413)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,368	17,090
Provision for doubtful accounts	379	327
Loss / (gain) on sale of assets	(406)	(2,757)
Asset impairment charge	123	3,178
Amortization of deferred finance costs	962	608
Deferred income taxes	(217)	378
Phantom stock compensation expense / (benefit)	41	(52)
Net change in operating assets and liabilities:
Accounts and notes receivable	1,577	6,912
Prepaid expenses and other current assets	(1,318)	645
Inventories	6,874	37,227
Other assets	—	(85)
Accounts payable and other current liabilities	(179)	(22,435)
Liabilities subject to compromise	—	(2,503)
Defined benefit pension plan liability	(1,456)	(2,644)
Other non-current liabilities	1,397	(1,311)

Net cash used in operating activities	(3,390)	13,165

Investing activities:
Capital expenditures	(5,749)	(5,269)
Proceeds from sale of assets	801	5,058

Net cash used in investing activities	(4,948)	(211)

Financing activities:
Payment of mortgages	(220)	(208)
Net borrowing (repayments) under revolving credit facility	(17,000)	1,500
Reduction in capital lease obligations	(1,136)	(1,011)
Payment of deferred financing costs	—	(1,255)

Net cash used in financing activities	(18,356)	(974)

Net decrease in cash and cash equivalents	(26,694)	11,980
Cash and cash equivalents at beginning of period	56,434	20,916

Cash and cash equivalents at end of period	$29,740	$32,896

The accompanying notes are an integral part of these statements.

The Penn Traffic Company

Condensed Consolidated Statements of Stockholders' Equity

For the unaudited period January 31, 2009 to October 31, 2009

(In thousands, except share data)

	Preferred Stock	Common Stock	Capital in Excess of Par Value	Deficit	Accumulated Other Comprehensive (Loss)/Income	Total Stockholders' Equity
Balance at January 31, 2009	$—	$86	$128,248	$(91,953)	$(294)	$36,087
Net loss				(24,535)		(24,535)
Issuance of 138,156 shares of common stock in conversion of preferred stock		2	(2)			—
Amortization of net actuarial loss in net pension benefit cost					36	36

Comprehensive loss						(24,499)

Balance at October 31, 2009	$—	$88	$128,246	$(116,488)	$(258)	$11,588

The accompanying notes are an integral part of these statements.

The Penn Traffic Company

Notes to Condensed Consolidated Financial Statements (Unaudited)

Note 1—Basis of Presentation

        The financial statements included herein have not been audited. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted; therefore, these financial statements should be read in conjunction with the audited annual financial statements of The Penn Traffic Company and its subsidiaries (the "Company") and related notes thereto. The accompanying unaudited financial statements reflect all adjustments which are, in the opinion of management, necessary in order to present a fair statement of the results for the interim periods presented. Preparing financial statements requires management to make estimates and assumptions that affect the amounts that are reported in the financial statements and accompanying disclosures. Although these estimates are based on management's best knowledge of current events and actions that the Company may undertake in the future, actual results may be different from the estimates.

        The balance sheet as of January 31, 2009, has been derived from the audited consolidated financial statements as of such date, but does not include all of the information and footnotes required by generally-accepted accounting principles ("GAAP") for complete financial statements. All significant intercompany transactions and accounts have been eliminated in consolidation.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates. Certain prior year amounts have been reclassified to conform to current year presentation.

Chapter 11 Bankruptcy

        The agent for the lenders under the Company's revolving credit and term loan agreement (the "Revolving Loan Agreement") notified the Company that events of default had occurred and continue to exist under the terms of that agreement and had entered into a forbearance agreement with such agent and lenders. On November 5, 2009 the agent for the lenders under the Company's supplemental real estate credit agreement (the "Supplemental Loan Agreement", and together with the Revolving Loan Agreement, the "Senior Secured Loan Agreements") notified the Company that events of default had occurred and continue to exist under the terms of the Supplemental Loan Agreement, and entered into a forbearance agreement with such agent and lenders.

        Due to these default notices, and in order to ensure sufficient liquidity to maintain ongoing operations while conducting an orderly sale of its retail stores and other assets with the consent of its lenders under the Senior Secured Loan Agreements (the "Senior Secured Lenders"), on November 18, 2009 the Company filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). The Company has and intends to continue to manage its properties and operate its businesses as a "debtor-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code. No trustee or examiner has been appointed in the Company's case in the Bankruptcy Court.

        On November 19, 2009, the Bankruptcy Court issued an interim order (the "Interim Order") authorizing an arrangement under which, among other things, the Company's Senior Secured Lenders consented to the Company using its cash collateral to a limited extent in order to fund and obtain

The Penn Traffic Company

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Note 1—Basis of Presentation (Continued)

letters of credit for ongoing operations. Under the arrangement the Company is allowed to use its cash collateral solely for purposes identified in a budget approved by the Senior Secured Lenders (the "Budget"), and agreed to commence a process to sell all or substantially all of its assets. On December 4, 2009, the Company entered into a comprehensive agency agreement with a joint venture under which the joint venture would act as Agent for the sale of all the Company's assets other than 4 specified retail stores (the "Initial PC Stores") in exchange for a minimum of $36.5 million of sale proceeds, subject to certain adjustments. On the same day the Company also entered into an asset purchase agreement with Price Chopper Operating Co., Inc. ("Price Chopper") pursuant to which the Company agreed to sell Price Chopper substantially all the assets used in the operation of the Initial PC Stores in exchange for $12.3 million. On December 15, 2009, the Company entered a new asset purchase agreement with Price Chopper pursuant to which the Company agreed to sell Price Chopper substantially all the assets used in the operation of 22 of the Company's retail stores (including the Initial PC Stores) in exchange for $54 million (the "PC Agreement"). The comprehensive agency agreement and the PC Agreement are each subject to approval by the Bankruptcy Court.

        These matters create uncertainty relating to the Company's ability to continue as a going concern. The accompanying financial statements do not reflect any adjustments relating to the recoverability of assets and classification of liabilities that might result from the outcome of these uncertainties. In addition, the Company's plan of reorganization could materially change the amounts reported in its consolidated financial statements. The Company's consolidated financial statements as of October 31, 2009, do not give effect to any adjustments to the carrying value of assets and liabilities that may become necessary as a consequence of its bankruptcy proceedings.

        The Company's condensed consolidated financial statements have been prepared on a going-concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the ordinary course of business. However, as a result of its bankruptcy filing, such realization of assets and liquidation of liabilities are subject to uncertainty. While operating as debtors in possession under the protection of Chapter 11 of the Bankruptcy Code, and subject to Bankruptcy Court approval or otherwise as permitted in the ordinary course of business, the Debtors, or some of them, may sell or otherwise dispose of assets and liquidate or settle liabilities for amounts other than those reflected in the condensed consolidated financial statements.

Reporting Periods

        The Company's fiscal year ends on the Saturday closest to January 31. Fiscal year 2010 is the 52-week period ending January 30, 2010. Fiscal year 2009 was the 52-week period ended January 31, 2009. The information presented is for the 13-week periods ended ("quarter ended") and the 39-week periods ended ("year to date ended") October 31, 2009, and November 1, 2008.

Operating Segments

        On December 21, 2008, the Company completed the sale of its wholesale food distribution business segment. Subsequent to that date, the Company consists of one operating segment, the retail food segment.

The Penn Traffic Company

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Note 2—Recent Accounting Standards

        In December 2007, the FASB issued guidance on reporting noncontrolling interests in consolidated financial statements. FASB ASC 810-10-65, "Consolidation", changes the accounting and reporting for minority interests. ASC 810-10-65 is effective for fiscal years beginning on or after December 15, 2008. The recent accounting guidance in this ASC was adopted on February 1, 2009.

        In December 2008, the FASB issued guidance on an employer's disclosures about plan assets of a defined benefit pension plan. FASB ASC 715-20-65, "Defined Benefit Plans", provides guidance on an employer's disclosures about plan assets of a defined benefit pension or other postretirement plan on investment policies and strategies, major categories of plan assets, inputs and valuation techniques used to measure the fair value of plan assets and significant concentrations of risk within plan assets. The recent account guidance in this ASC will be effective for the Company's consolidated financial statements for the fiscal year ending January 30, 2010.

        In April 2009, the FASB issued guidance on interim disclosures about the fair value of financial instruments. FASB ASC 820-10-50, "Fair Value Measurements and Disclosures", requires companies to include the disclosures about the fair value of financial instruments whenever it issues interim financial information. The Company has adopted recent accounting guidance in this ASC.

        In May 2009, the FASB issued guidance on disclosure of subsequent events. FASB ASC 855-10, "Subsequent Events", requires disclosure of the date through which an entity has evaluated subsequent events and whether that represents the date the financial statements were issued or were available to be issued. The Company has adopted recent accounting guidance in this ASC.

        In June 2009, the FASB issued the FASB Accounting Standards Codification ("Codification"). The Codification became the single source for all authoritative GAAP recognized by the FASB and has been applied to financial statements issued for periods ending after September 15, 2009. The Codification does not change GAAP and will not have an effect on the Company's financial position, results of operations or liquidity.

        In August 2009, the FASB issued Accounting Standards Updated ("ASU") No. 2009-05, "Measuring Liabilities at Fair Value." This ASU clarifies the application of certain valuation techniques in circumstances in which a quoted price in an active market for the identical liability is not available and clarifies that when estimating the fair value of a liability, the fair value is not adjusted to reflect the impact of contractual restrictions that prevent its transfer. The guidance provided in this ASU becomes effective for the Company on November 1, 2009. The Company has evaluated this ASU and has determined there are no significant impacts to its financial position or results of operations.

Note 3—Per Share Data

        Basic and diluted net loss per share is based on the net loss available to common stockholders and the number of shares of common stock issued and estimated to be issued pursuant to the Company's 2005 bankruptcy reorganization plan. Diluted loss per share for the fiscal quarters ended October 31, 2009 and November 1, 2008, does not include 571,114 and 665,012 shares of common stock, respectively, issuable on the conversion of preferred stock, which was issued in December 2007, as the

The Penn Traffic Company

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Note 3—Per Share Data (Continued)

effect is anti-dilutive. The following table details the calculation of the Company's basic and diluted per share data (amounts in thousands, except share and per share data):

	Quarter Ended		Year to Date
	October 31, 2009	November 1, 2008	October 31, 2009	November 1, 2008
	(unaudited and unreviewed)
Loss from continuing operations	$(8,346)	$(4,541)	$(24,204)	$(19,642)
Less: cumulative preferred stock dividends	(160)	(200)	(531)	(604)

Loss available to common stock holders	(8,506)	(4,741)	(24,735)	(20,246)
Gain/(loss) from discontinued operations	370	(1,044)	(331)	(1,771)

Net loss available to common stockholders	$(8,136)	$(5,785)	$(25,066)	$(22,017)
Weighted average shares	8,779,832	8,650,110	8,727,707	8,650,110
Loss per share from continuing operations	$(0.97)	$(0.54)	$(2.83)	$(2.35)
Gain/(loss) per share from discontinued operations	0.04	(0.13)	(0.04)	(0.20)

Net loss per share—basic and diluted	$(0.93)	$(0.67)	$(2.87)	$(2.55)

Note 4—Long-term Debt

        The Revolving Loan Agreement provides for a $50 million revolving credit facility commitment that includes a maximum sub-limit commitment for letters of credit of $47.5 million, and a $6 million term loan. Outstanding letters of credit under the revolving credit facility, which are primarily associated with supporting workers' compensation obligations, were approximately $35.8 million at October 31, 2009. The Company has borrowed an additional $10 million under the Supplemental Loan Agreement. The maturity date of both facilities is April 13, 2010. Borrowings under the revolving credit and term loan facility are secured by substantially all the assets of the Company, subject to first liens on certain property by other lenders. Borrowings under the real estate facility are secured by a first lien on substantially all leasehold interests of the Company, and a second lien on real estate owned by the Company. The carrying amount of debt reported in its balance sheet approximates fair value as of October 31, 2009, and January 31, 2009. The Company also has $3.4 million in borrowings under mortgages that mature at various dates through 2021 and are secured by first liens on the related properties.

        The filing of the Chapter 11 petitions (see Note 1) on November 18, 2009, constituted events of default under the Senior Secured Loan Agreements, causing all of the Company's obligations to become immediately due and payable under these agreements. The Company believes that any efforts to enforce such obligations are stayed as a result of the filing of the Chapter 11 petitions with the Bankruptcy Court, subject to the terms of the Interim Order. These events of default may have also constituted an event of default or otherwise triggered repayment obligations under the express terms of other agreements or instruments relating to direct financial obligations of the Company. Although the Interim Order authorizes the Company to use a portion of its cash collateral, which was $21.6 million at October 31, 2009, to fund and obtain letters of credit for ongoing operations in accordance with the restrictive Budget, the agents for the Senior Secured Lenders have notified the Company that they reserve all their rights as a result of the occurrence of certain events, including the right to terminate such use of cash collateral ("Termination Events"). The occurrence of such Termination Events may

The Penn Traffic Company

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Note 4—Long-term Debt (Continued)

also result in the termination of the automatic stay under the Bankruptcy Code of any rights of the Senior Secured Lenders to enforce the Company's payment obligations under the Senior Secured Loan Agreements, subject only to the agent for the lenders under either Senior Secured Loan Agreement providing certain written notices.

Note 5—Income Taxes

        The Company maintains a full valuation allowance against substantially all of its deferred tax assets including amounts resulting from net operating loss carry-forwards. The valuation allowance will be maintained until there is sufficient positive evidence to conclude that it is more likely than not that the deferred tax assets will be realized.

        The Company does not have any material tax positions that meet a "more-likely-than-not" recognition threshold. As such, the Company has not recorded any liabilities for uncertain tax positions. During the quarter and year-to-date ended October 31, 2009, there have been no material changes to the amount of uncertain tax positions.

        For federal tax purposes, the Company is subject to a review of its fiscal year ended 2008 tax return. The New York State Department of Taxation and Finance has concluded a desk examination of the Company's New York State tax returns for the fiscal years ended 2004-2008. The New York State examination resulted in no significant changes to the tax returns. For other states tax purposes, the Company is subject to a review of its fiscal years ended 2005 through 2008 state tax returns.

Note 6—Dispositions and Discontinued Operations

        On November 18, 2009, the Company filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (see Note 1) in the United States Bankruptcy Court for the District of Delaware. The Company will continue to manage their properties and operate their businesses as "debtors-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code. As part of the arrangement, the Company has agreed to commence a process to sell all or substantially all of their assets, and expect to present offers for the sale of the Company's assets to the Bankruptcy Court for approval by January 2010.

Dispositions

        During the year-to-date ended October 31, 2009, the Company has closed a total of four stores. The results of operations of three of these stores are included within continuing operations. In connection with these store closures, the Company recognized a cumulative impairment loss of $0.1 million, and a cumulative liability of less than $0.1 million in costs associated with the disposal activities.

        During the year to date ended November 1, 2008, the Company closed six stores and sold four others. It is anticipated that revenues will continue to be generated from customers of one of the six closed stores from Company stores located in the same vicinity. The Company will no longer have a presence in the vicinity of the other five closed stores and have reported the results of operations of those stores within discontinued operations. The results of operations of the four stores that were sold are also included within discontinued operations. The stores that were sold resulted in cash proceeds of $3.3 million and associated gain on sale of leasehold and fixed assets of $1.3 million for the year to

The Penn Traffic Company

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Note 6—Dispositions and Discontinued Operations (Continued)

date ended November 1, 2008. The Company obtained waivers related to the sale of store assets in accordance with the terms of the credit facilities.

        During the year to date ended November 1, 2008, an impairment loss of $3.2 million (including $0.2 million recognized during the quarter ended November 1, 2008) was recognized with respect to assets related to closed stores. In addition, the Company recorded a liability of $0.9 million representing the present value of the remaining lease rentals reduced by estimated sublease rentals that could be reasonably obtained for five of the six closed stores (one closed store location was owned by the Company.

Gain/(Loss) from Discontinued Operations

        Discontinued operations include revenues from the wholesale business of $58.3 million and $170.8 million for the period and year to date ended November 1, 2008, respectively. Discontinued operations include revenues from the retail stores of $13.7 million and $55.3 million for the period and year to date ended November 1, 2008, respectively. Interest expense of $0.9 million and $2.6 million is also included within discontinued operations for the period and year to date ended November 1, 2008, respectively. The amounts were based on the principal amount of debt that was required to be paid with the proceeds from the sale of the segment.

Note 7—Retirement Plans

        The Company has three noncontributory defined benefit pension plans covering certain union personnel. The Company's policy has been to fund pension benefits to the extent contributions are deductible for tax purposes and in compliance with federal laws and regulations.

        The following table provides the components of net periodic pension cost/(benefit) (in thousands):

	Quarter Ended		Year to Date
	October 31, 2009	August 2, 2008	October 31, 2009	August 2, 2008
	(unaudited and unreviewed)
Service cost	$269	$313	$807	$939
Interest cost	1,444	1,474	4,332	4,422
Expected return on plan assets	(1,217)	(1,593)	(3,651)	(4,779)
Amortization of unrecognized actuarial loss/(gain)	20	(236)	60	(708)

Net periodic pension cost/(benefit)	$516	$(42)	$1,548	$(126)

        For the quarters ended October 31, 2009 and November 1, 2008, the Company contributed $1.3 million and $1.1 million, respectively, to the defined benefit pension plans. For the year to date ended October 31, 2009 and November 1, 2008, the Company contributed $3.0 million and $2.5 million, respectively, to the defined benefit pension plans.

        The Company maintains a 401(k) savings plan for eligible employees. The plan provides for contributions by the Company for all employees not covered by other union pension plans. The Company's contributions aggregated $0.2 million and $0.4 million for the quarters October 31, 2009 and November 1, 2008, respectively. For the year to date ended October 31, 2009 and November 1, 2008, the Company contributed $0.9 million and $1.3 million, respectively, to the 401(k) plans.

The Penn Traffic Company

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Note 7—Retirement Plans (Continued)

        The Company also participates in three union-sponsored, multi-employer defined benefit pension plans. The Company recognizes as net pension expense any required contributions made during the period as well as any required amounts, such as a withdrawal liability, that are due and unpaid, or for which it is probable that such an obligation exists for the Company's portion of the unfunded benefit obligations. For the quarters ended October 31, 2009 and November 1, 2008, the Company made required contributions of $1.2 million and $1.2 million, respectively, to the multi-employer defined benefit pension plans. For the year to date ended October 31, 2009 and November 1, 2008, the Company made required contributions of $5.1 million and $3.6 million, respectively, to the multi-employer defined benefit pension plans. During the quarter ended August 1, 2009, it became probable that a withdrawal liability obligation exists for the Company's portion of the unfunded benefit obligations of one of the three multi-employer plans. Accordingly, the Company recorded a liability of $1.5 million related to this plan.

        Approximately 88% of the Company's employees are unionized, 93% of whom are members of one union. The Company is party to fourteen collective bargaining agreements. As of October 31, 2009, five bargaining agreements are scheduled to expire during the next 12 months.

        The Company's filing for bankruptcy protection on November 18, 2009 raises significant doubt about the ability of the Company to continue to fund and/or maintain the aforementioned plans.

Note 8—Commitments and Contingencies

        The United States Attorney Office for the Northern District of New York (the "USAO") and the Securities and Exchange Commission ("SEC") have been conducting investigations relating to certain of the Company's accounting practices and policies prior to the Company's emergence from bankruptcy in April 2005.

        On September 30, 2008, the Company reached a settlement with the SEC with respect to its ongoing investigation. Without admitting or denying the allegations in the SEC's complaint, the Company agreed to settle the charges by consenting to a permanent injunction against any future violations of the federal securities laws. The SEC imposed no fines or monetary penalties on the Company. As part of the settlement, the Company has hired an independent examiner who will provide annual reports to the SEC, the USAO and the Company's board on, among other things, the Company's promotional-allowance internal controls and financial reporting. The examiner will serve for three years. Other settlement terms included the Company's consent to reform its internal controls and policies and procedures related to promotional allowances, as well as implementation of a telephone hotline for associates and vendors to anonymously notify the Company of misconduct related to promotional allowances.

        On October 28, 2008, the Company entered into a non-prosecution agreement with the USAO. Under the agreement, the USAO has agreed not to prosecute the Company for any crimes committed by its employees between 2001 and 2004 relating to the matters that were the subject of the USAO's previously announced investigation of, among other things, the Company's accounting policies, practices and related conduct. The USAO's obligations under the agreement are subject to a number of conditions, including the Company's:

  •
  acceptance of responsibility for the conduct of its employees between 2001 and 2004;

The Penn Traffic Company

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Note 8—Commitments and Contingencies (Continued)

  •
  adoption of the remedial measures required under, and compliance with the terms of, the previously announced settlement of the SEC's investigation of the Company, including its compliance with specified federal securities laws; and

  •
  provision of full cooperation to the USAO and Federal Bureau of Investigation with respect to their ongoing investigations through the conclusion of any and all related criminal trials.

        If the USAO determines that the Company has deliberately given false, incomplete or misleading information under the agreement, or if the Company commits a crime or otherwise knowingly, intentionally and materially violates any provision of the agreement, then the Company may be subject to prosecution for any federal criminal violation of which the USAO has knowledge, including any federal criminal violation relating to the matters subject to the USAO's investigation. The Company agreed that any such prosecutions that are not time-barred by the applicable statute of limitations on the date of the agreement may be commenced against the Company notwithstanding the expiration of the statute of limitations after the date of the agreement.

        On September 17, 2007, the SEC filed civil fraud charges against the Company's former Chief Marketing Officer and former Vice President, Non-Perishables Marketing alleging that such individuals orchestrated a scheme to inflate the Company's income and other financial results by prematurely recognizing promotional allowances received from vendors from approximately the second quarter of fiscal year 2001 through at least the fourth quarter of fiscal year 2003. These officers had been terminated by the Company in February 2006. The SEC's complaint further alleges that the individuals deceived the Company's accounting personnel to carry out their fraudulent scheme and aided and abetted the Company's violations of the Securities Exchange Act of 1934 and rules thereunder. In addition, on the same date, the USAO announced that a federal grand jury has returned an indictment against the above-mentioned individuals on related criminal charges. On August 28, 2009, the two former employees pled guilty to causing false and misleading information and reports to be filed with the SEC; sentencing is scheduled for January 8, 2010.

        The Company has incurred significant legal costs associated with the USAO and SEC investigations since their inception. These costs have been recorded in selling and administrative expenses as incurred. As a result of the aforementioned guilty pleas by the two former employees, the Company anticipates that its legal costs, including individuals' legal reimbursement costs pursuant to an advancement and indemnification obligation, will decrease beginning in the current fiscal quarter and end altogether by the end of the fiscal year. Further, as a result of the Company's November 18, 2009 filing for bankruptcy protection, it is unlikely to have the ability to continue to pay any such costs.

        On March 12, 2008, the Company commenced an action in the Supreme Court for the State of New York for the County of Onondaga seeking declaratory judgment to resolve a dispute over the lease term for commercial property pertaining to a store that was closed in 2007. The Company is seeking an order declaring the proper and effective lease termination date to be November 30, 2009, rather than June 30, 2017, the date asserted by the landlord. The Company estimates that the increased rent expense for the additional lease term asserted by the landlord to be approximately $2.8 million. At present, the Company is unable to estimate the likelihood of an unfavorable outcome and accordingly, no liability has been recorded for this contingency.

        The Company enters into various purchase commitments in the ordinary course of business. In the opinion of management, no losses are expected to result from these purchase commitments. In

The Penn Traffic Company

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Note 8—Commitments and Contingencies (Continued)

connection with the supply agreement for grocery and other non-perishable merchandise, the Company is obligated to generate annual fees of at least $3.0 million to the supplier. In connection with the five-year supply agreement for general merchandise and health and beauty products, the Company is obligated to pay a fee of 1.5% of the amount by which purchases by the Company are less than $20 million in each six-month period during the term of the agreement.

        The Company purchases substantially all of its retail merchandise from a single vendor. Any material change in this vendor's results of operation or a termination or material modification of its contractual relationships could have an adverse impact on its supply chain, sales, and earnings.

        The consideration received by the Company for the sale of the wholesale food distribution business is subject to a true-up calculation based on the volume of shipments to certain wholesale customers in the twelve months immediately following the sale compared to the Company's fiscal year ended February 2, 2008. The Company has recorded a liability of less than $0.2 million to date, which is reported within discontinued operations.

        The Company experienced a $2.1 million increase in workers' compensation expense during its second fiscal quarter after one of its insurers asserted a right to several years' worth of retrospective premium adjustments and effected a draw down of such amount from collateral in the form of a standby letter of credit. The Company has disputed the insurer's actions and is seeking restitution.

Note 9—Stockholders' Equity

        On December 15, 2006, the Company established the 2006 Omnibus Award Plan (the "Award Plan"). Pursuant to the provisions of the Award Plan, the Company can grant stock options, restricted stock, phantom stock and stock appreciation rights. The number of shares of common stock that can be granted are limited to 902,268 in the aggregate.

        At October 31, 2009, there were 188,260 shares of phantom stock granted, 150,000 shares of phantom stock forfeited (50,000 of which were forfeited during the year-to-date ended October 31, 2009), and 38,260 shares of phantom stock outstanding to officers and non-officer directors. There are no shares of phantom stock unvested as of October 31, 2009. The awards are accounted for as compensation expense with a corresponding liability over the period to settlement date based on changes in the value of the Company's common stock.

        On May 14, 2009, the holder of 2,000 shares of Penn Traffic preferred stock elected to convert their shares into shares of Penn Traffic common stock. In accordance with the provisions of the preferred stock, the Company issued 138,156 shares of common stock to the holder on the date of conversion.

Note 10—Subsequent Events

        The Company has evaluated potential subsequent events through December 21, 2009, which represents the date the financial statements were issued. All events that occurred subsequent to the date of the financial statements through the date of issuance that have had a significant impact on the financial statements, including the Company filing voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware on November 18, 2009, have been disclosed in the accompanying notes.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Officers and Directors

  Limitation on Liability of Directors

        Pursuant to authority conferred by Section 102 of the Delaware General Corporation Law (the "DGCL"), Article Seventh of our amended and restated certificate of incorporation (the "Certificate") eliminates the personal liability of directors to us or our stockholders for monetary damages for breach of fiduciary duty, including, without limitation, directors serving on committees of our board of directors. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law: (1) for any breach of the directors' duty of loyalty to us or our stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL; or (4) for any transaction from which the director derived any improper personal benefit.

  Indemnification and Insurance

        In accordance with Section 145 of the DGCL, which provides for the indemnification of directors, officers and employees under certain circumstances, Article Eighth of the Certificate grants our directors and officers a right to indemnification, to the fullest extent permitted by the DGCL, for all expenses, liabilities and losses relating to civil, criminal, administrative, arbitrative or investigative actions, suits or proceedings, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding (collectively, "proceedings") to which they are a party or are threatened to be made a party (1) by reason of the fact that they are or were our directors or officers or (2) by reason of the fact that, while they are or were our directors or officers, they are or were serving at our request as directors, officers, partners, venturers, proprietors, trustees, employees, agent or similar functionaries of another foreign or domestic corporation, limited liability company, association, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, entity or organization.

        Article Eighth of the Certificate further provides for the right to be paid by us expenses (including attorneys' fees) incurred by officers and directors in defending such proceedings in advance of their final disposition to the maximum extent permitted under the DGCL.

        Article Eighth of the Certificate allows the indemnification to inure to the benefit of the indemnitee's heirs, executors, administrators and personal representatives in the event of the death of such indemnitee.

        Article Eighth of the Certificate further provides that the right to indemnification is not exclusive of any other rights that any indemnitee may have or acquire under any statute, bylaw, resolution of stockholders or directors, agreement or otherwise.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors and officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        Article Eighth of the Certificate authorizes us to purchase and maintain insurance on behalf of any person who is or was our director, officer, employee or agent, or any person who is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his or her status as such, whether or not we would have the power to indemnity him or her against such liability under the DGCL.

Item 21.    Exhibits and Financial Data Schedules

(a)
Exhibits:

        See Exhibit Index immediately following the Financial Statement Schedules included in this Registration Statement.

(b)
Financial Statement Schedules:

Schedule I: Condensed Financial Information of Tops Holding Corporation	S-1
Schedule II: Valuation and Qualifying Accounts	S-4

        All other schedules for which provision is made in the applicable accounting regulations of the SEC are not required under the related instructions, are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements and therefore has been omitted.

Item 22.    Undertakings

(a)
Each of the undersigned registrants hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

  (5)
  that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c)
Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d)
Insofar as indemnification for liabilities arising under Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by either of the registrants of expenses incurred or paid by a director, officer or controlling person of either of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e)
Each of the undersigned registrants hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of this S-4.

(f)
Each of the undersigned registrants hereby undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on 2nd day of September, 2010.

TOPS HOLDING CORPORATION
By:	/s/ GARY MATTHEWS
	Name:	Gary Matthews
	Title:	President and Chairman

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

        Each individual whose signature appears below constitutes and appoints Gary Matthews as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Amendment No. 1 to the registration statement and any and all amendments thereto, including post-effective amendments, and to file other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ GARY MATTHEWS Gary Matthews	President and Chairman (Principal executive officer)	September 2, 2010
/s/ ERIC KANTER Eric Kanter	Vice President, Treasurer and Director (Principal financial officer and Principal accounting officer)	September 2, 2010
/s/ FRANK CURCI Frank Curci	Director	September 2, 2010
/s/ ERIC FRY Eric Fry	Director	September 2, 2010
/s/ GREGORY JOSEFOWICZ Gregory Josefowicz	Director	September 2, 2010

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Williamsville, State of New York, on 2nd day of September, 2010.

TOPS MARKETS, LLC
By:	/s/ FRANK CURCI
	Name:	Frank Curci
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

        Each individual whose signature appears below constitutes and appoints Frank Curci as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Amendment No. 1 to the registration statement and any and all amendments thereto, including post-effective amendments, and to file other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ FRANK CURCI Frank Curci	Chief Executive Officer and Director (Principal executive officer)	September 2, 2010
/s/ KEVIN DARRINGTON Kevin Darrington	Chief Operating Officer and Chief Financial Officer (Principal financial officer)	September 2, 2010
/s/ DAVID LANGLESS David Langless	Vice President and Chief Accounting Officer (Principal accounting officer)	September 2, 2010
/s/ GARY MATTHEWS Gary Matthews	Chairman	September 2, 2010
/s/ ERIC FRY Eric Fry	Director	September 2, 2010

Signature	Title	Date

/s/ ERIC KANTER Eric Kanter	Director	September 2, 2010
/s/ GREGORY JOSEFOWICZ Gregory Josefowicz	Director	September 2, 2010

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Williamsville, State of New York, on 2nd day of September, 2010.

TOPS PT, LLC
By:	/s/ FRANK CURCI
	Name:	Frank Curci
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

        Each individual whose signature appears below constitutes and appoints Frank Curci as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Amendment No. 1 to the registration statement and any and all amendments thereto, including post-effective amendments, and to file other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ FRANK CURCI Frank Curci	President and Chief Executive Officer (Principal executive officer)	September 2, 2010

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Williamsville, State of New York, on 2nd day of September, 2010.

TOPS GIFT CARD COMPANY, LLC
By:	/s/ FRANK CURCI
	Name:	Frank Curci
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

        Each individual whose signature appears below constitutes and appoints Frank Curci as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Amendment No. 1 to the registration statement and any and all amendments thereto, including post-effective amendments, and to file other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ FRANK CURCI Frank Curci	Chief Executive Officer and Director (Principal executive officer)	September 2, 2010
/s/ KEVIN DARRINGTON Kevin Darrington	Secretary and Director	September 2, 2010
/s/ DAVID PRISAZNUK David Prisaznuk	Treasurer and Director (Principal financial officer and Principal accounting officer)	September 2, 2010
/s/ ERIC KANTER Eric Kanter	Director	September 2, 2010

Schedule I

TOPS HOLDING CORPORATION

CONDENSED FINANCIAL INFORMATION OF TOPS HOLDING CORPORATION

(PARENT COMPANY ONLY)

CONDENSED BALANCE SHEETS

(Dollars in thousands)

	January 2, 2010	December 27, 2008
Assets
Current assets:
Current deferred tax assets	$751	$376

Total current assets	751	376
Investment in subsidiary	(37,652)	88,303

Total assets	$(36,901)	$88,679

Liabilities and Shareholders' (Deficit) Equity
Current liabilities:
Intercompany payable	$1,900	$950

Total current liabilities	1,900	950

Total liabilities	1,900	950

Total shareholders' (deficit) equity	(38,801)	87,729

Total liabilities and shareholders' (deficit) equity	$(36,901)	$88,679

Schedule I

TOPS HOLDING CORPORATION

CONDENSED FINANCIAL INFORMATION OF TOPS HOLDING CORPORATION

(PARENT COMPANY ONLY)

CONDENSED STATEMENTS OF OPERATIONS

(Dollars in thousands)

	Fiscal 2009 (53 weeks)	Fiscal 2008 (52 weeks)	Fiscal 2007 Successor Period (4 weeks)
Equity (loss) income from subsidiary	$(24,033)	$(9,738)	$984
Operating expenses:
Administrative expenses	(2,036)	(1,482)	—

Total operating expenses	(2,036)	(1,482)	—

(Loss) income before income taxes	(26,069)	(11,220)	984
Income tax benefit	376	376	—

Net (loss) income	$(25,693)	$(10,844)	$984

Schedule I

TOPS HOLDING CORPORATION

CONDENSED FINANCIAL INFORMATION OF TOPS HOLDING CORPORATION

(PARENT COMPANY ONLY)

CONDENSED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Fiscal 2009 (53 weeks)	Fiscal 2008 (52 weeks)	Fiscal 2007 Successor Period (4 weeks)
Net cash used in operating activities	$(950)	$(950)	$—
Cash flows provided by (used in) investing activities:
Dividend	105,000	—	—
Investment in subsidiary	—	—	(100,000)

Net cash provided by (used in) investing activities	105,000	—	(100,000)
Cash flows (used in) provided by financing activities:
Dividend	(105,000)	—	—
Capital contribution	—	—	100,000
Change in intercompany payable position	950	950	—

Net cash (used in) provided by financing activities	(104,050)	950	100,000
Net change in cash and cash equivalents	—	—	—
Cash and cash equivalents—beginning of period	—	—	—

Cash and cash equivalents—end of period	$—	$—	$—

Note 1—Basis of Presentation

        Tops Holding Corporation (the "Company") investment in subsidiary is stated at cost plus equity in the undistributed earnings of its subsidiary. This condensed financial information of the parent company only should be read in conjunction with the Consolidated Financial Statements of the Company included elsewhere in this prospectus.

Schedule II

TOPS HOLDING CORPORATION

VALUATION AND QUALIFYING ACCOUNTS

(Dollars in thousands)

	Balance at Beginning of Period	Additions Charged to Costs and Expenses	Deductions	Balance at End of Period
Fiscal 2007 Predecessor Period
Workers' compensation and general liability reserves	$6,571	$6,509	$(5,647)	$7,433
Fiscal 2007 Successor Period
Workers' compensation and general liability reserves	—	538	—	538
LIFO inventory valuation reserve	—	128	—	128
Fiscal 2008
Workers' compensation and general liability reserves	538	5,911	(550)	5,899
LIFO inventory valuation reserve	128	6,938	—	7,066
Fiscal 2009
Workers' compensation and general liability reserves	5,899	4,712	(2,308)	8,303
LIFO inventory valuation reserve	7,066	249	—	7,315
Valuation allowance for deferred income tax assets	—	13,896	—	13,896

EXHIBIT INDEX

2.1*	Asset Purchase Agreement, dated as of January 7, 2010, by and between Tops Markets, LLC (or its assignee(s)) and The Penn Traffic Company and its affiliated entities.
2.2*
Amendment, dated as of January 29, 2010, of Asset Purchase Agreement, dated as of January 7, 2010, by and among Tops Markets, LLC (or its assignee(s)) and The Penn Traffic Company and its affiliated entities.
3.1*	Amended and Restated Certificate of Incorporation of Tops Holding Corporation.
3.2*	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Tops Holding Corporation.
3.3*	By-Laws of Tops Holding Corporation.
3.4*	Articles of Organization of Tops Markets, LLC.
3.5*	Amended and Restated Operating Agreement of Tops Markets, LLC.
3.6*	Articles of Organization of Tops PT, LLC.
3.7*	Operating Agreement of Tops PT, LLC.
3.8*	Articles of Organization of Tops Gift Card Company, LLC.
3.9*	Operating Agreement of Tops Gift Card Company, LLC.
4.1*	Indenture, dated October 9, 2009, between Tops Holding Corporation and Tops Markets, LLC, the guarantors named therein, and U.S. Bank National Association, as trustee.
4.2*	First Supplemental Indenture, dated January 29, 2010, among Tops Holding Corporation and Tops Markets, LLC, the guarantors named therein, and U.S. Bank National Association, as trustee.
4.3*	Second Supplemental Indenture, dated February 12, 2010, among Tops Holding Corporation, Tops Markets, LLC, the guarantors named therein, and U.S. Bank National Association, as trustee.
4.4*
Registration Rights Agreement, dated October 9, 2009 between Tops Holding Corporation, Tops Markets, LLC, Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and HSBC Securities (USA) Inc.
4.5*	Registration Rights Agreement, dated February 12, 2010 between Tops Holding Corporation, Tops Markets, LLC, Morgan Stanley & Co. Incorporated and Banc of America Securities LLC.
4.6*
Intercreditor Agreement, dated as of October 9, 2009, by and among Bank of America, N.A., as Initial ABL Agent, and U.S. Bank National Association, as Collateral Agent, and acknowledged by Tops Holding Corporation, Tops Markets, LLC, and the other persons signatory thereto.
4.7*
Supplement to the Intercreditor Agreement, dated as of January 29, 2010, by and among Bank of America, N.A., as Initial ABL Agent, and U.S. Bank National Association, as Collateral Agent, and acknowledged by Tops Holding Corporation, Tops Markets, LLC, and the other persons signatory thereto.
4.8*	The Security Agreement, dated as of October 9, 2009 among the Issuers, the Guarantors and U.S. Bank National Association, as collateral agent.
4.9*	Supplement No. 1 to the Security Agreement, dated as of January 29, 2010 among the Issuers, the Guarantors and U.S. Bank National Association, as collateral agent.
4.10*	Trademark Security Agreement, dated as of October 9, 2009, among Tops Markets, LLC, as grantor, and U.S. Bank National Association, as collateral agent.

4.11*	Trademark Security Agreement, dated as of January 29, 2010, among Tops PT, LLC, as grantor, and U.S. Bank National Association, as collateral agent.
4.12*	Amended and Restated Shareholders' Agreement, dated as of January 29, 2010, among Tops Holding Corporation and the shareholders identified therein.
5.1	Opinion of Shearman & Sterling LLP.
10.1*
Credit Agreement, dated as of October 9, 2009, among Tops Markets, LLC, as borrower, the guarantors party thereto, the various lenders and agents party thereto and Bank of America N.A., as administrative agent.
10.2*
Amendment to the Credit Agreement, dated as of January 29, 2010, among Tops Markets, LLC, as borrower, the guarantors party thereto, the various lenders and agents party thereto and Bank of America N.A., as administrative agent.
10.3*
Joinder Agreement to the Credit Agreement, dated as of January 29, 2010, between Tops PT, LLC and Bank of America, N.A., as administrative agent and collateral agent, swing line lender and L/C issuer under the Credit Agreement.
10.4†*	The Supply Agreement, dated as of November 12, 2009 between Tops Markets, LLC and C&S Wholesale Grocers and the other parties thereto.
10.5*	Tops Holding Corporation 2007 Stock Incentive Plan, dated as of January 24, 2008.
10.6*	Amendment No. 1, dated as of October 27, 2009, of Tops Holding Corporation 2007 Stock Incentive Plan, dated as of January 24, 2008.
10.7*	Form of Stock Option Agreement of Tops Holding Corporation.
10.8*	Form of Bonus Award Agreement of Tops Holding Corporation.
10.9*	Independent Director Compensation Policy of Tops Holding Corporation.
10.10*	Executive Employment Agreement, dated as of November 12, 2007, between Tops Holding Corporation and Frank Curci.
10.11*	Executive Employment Agreement, dated as of January 24, 2008, between Tops Markets, LLC and Kevin Darrington.
10.12*	Executive Employment Agreement, dated as of March 25, 2008, between Tops Markets, LLC and Patrick J. Curran.
10.13	Executive Employment Agreement, dated as of May 1, 2010, between Tops Markets, LLC and John Persons.
10.14	Executive Employment Agreement, dated as of May 1, 2010, between Tops Markets, LLC and Jack Barrett.
10.15	Executive Employment Agreement, dated as of August 25, 2010, between Tops Markets, LLC and Lynne Burgess
12.1	Computation of Ratio of Earnings to Fixed Charges.
21.1*	List of Subsidiaries (as of July 9, 2010).
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of EisnerAmper LLP (formerly Eisner LLP).
23.3	Consent of Shearman & Sterling LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in signature page).
25.1*	Statement of Eligibility on Form T-1 of U.S. Bank National Association.
99.1*	Form of Letter of Transmittal.
99.2*	Form of Notice of Guaranteed Delivery.
99.3*	Form of Letter to Clients.

99.4*	Form of Letter to Registered Holders.
99.5*	Form of Letter from Beneficial Owner.

†
Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Securities Act of 1933, as amended.

*
Previously filed.